UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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ESH HOSPITALITY, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXTENDED STAY AMERICA, INC.

and

ESH HOSPITALITY, INC.

11525 N. Community House Rd. Suite 100

Charlotte, NC 28277

April 26, 2021

Dear Stockholders:

On March 14, 2021, Extended Stay America, Inc. (the “Company”) and its controlled subsidiary, ESH Hospitality, Inc. (“Hospitality” and together with the Company, the “Paired Entities”) entered into a merger agreement with Eagle Parent Holdings L.P. (“Parent”), a joint venture of affiliates of Blackstone Real Estate Partners IX L.P. and Starwood Distressed Opportunity Fund XII Global, L.P. The merger agreement provides that an acquisition subsidiary of Parent will merge with and into the Company (the “Company merger”) and an indirect acquisition subsidiary of Parent will merge with and into Hospitality (the “Hospitality merger” and, together with the Company merger, the “mergers”).

Upon completion of the mergers, holders of our paired shares will be entitled to receive $19.50 in cash, subject to adjustments as described in the enclosed joint proxy statement, in exchange for each paired share, which consists of one share of Company common stock and one share of Hospitality class B common stock, in each case, except for certain excluded shares as described in the accompanying joint proxy statement.

The management of the Paired Entities recommended the mergers to the Company board of directors (the “Company board”) and Hospitality board of directors (the “Hospitality board”), and the Company board and Hospitality board approved the mergers, based on their assessment that the certainty of $19.50 per paired share in cash today was superior to the risk-adjusted present value associated with management’s execution of its business plan for the Paired Entities. Moreover, the $19.50 per paired share price represents a 15.1% premium to the $16.94 closing price for our paired shares on the last trading day prior to the execution of the merger agreement. That closing price was near a 52-week high for the paired shares. In addition, the $19.50 price reflects a premium of 23%, 28%, and 44% to the 30-trading day, 3-month and 6-month volume weighted average prices, respectively, for the paired shares prior to the execution of the merger agreement.

The holders of the paired shares will be asked, at a special meeting of the Company’s stockholders, to vote their Company common stock on the adoption of the merger agreement, and will be asked, at a special meeting of Hospitality’s stockholders, to vote their Hospitality class B stock on the adoption of the merger agreement.

The mergers and the other transactions contemplated by the merger agreement were unanimously approved by the Company board and also approved by the Hospitality board. The Company board unanimously recommends that stockholders vote “FOR” the adoption of the merger agreement. The Hospitality board also recommends that stockholders vote “FOR” the adoption of the merger agreement.

A special meeting of the stockholders of the Company will be held exclusively online via a live audio webcast at www.virtualshareholdermeeting.com/STAY2021SM on June 8, 2021 at 8:30 a.m., Eastern Time (the “Company special meeting”). You are invited to attend and vote your shares of Company common stock to adopt the merger agreement.

A special meeting of the stockholders of Hospitality will be held exclusively online via a live audio webcast at www.virtualshareholdermeeting.com/STAY2021SM on June 8, 2021 at 9:30 a.m., Eastern Time (the “Hospitality special meeting”). You are invited to attend and vote your shares of Hospitality class B common stock to adopt the merger agreement. The Company is the sole holder of Hospitality class A common stock, which constitutes 58% of the voting power of the outstanding common stock of Hospitality as of the close of business on the record date. Under the terms of the merger agreement, the Company has agreed to vote its shares of Hospitality class A common stock to adopt the merger agreement at the Hospitality special meeting.

The joint proxy statement attached to this letter provides you with important information about the proposed mergers and the special meetings of the Paired Entities’ stockholders. We encourage you to read the entire joint proxy statement carefully. You may also obtain more information about the Paired Entities from documents that we have filed with the Securities and Exchange Commission.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF PAIRED SHARES THAT YOU OWN. BECAUSE THE ADOPTION OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AND A MAJORITY OF HOSPITALITY’S ISSUED AND OUTSTANDING SHARES OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK, VOTING TOGETHER AS A SINGLE CLASS, A FAILURE TO VOTE, OR TO INSTRUCT YOUR BROKER ON HOW TO VOTE, WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE MERGERS. ACCORDINGLY, YOU ARE REQUESTED TO SUBMIT PROMPTLY YOUR PROXIES FOR YOUR PAIRED SHARES BY PHONE, INTERNET OR BY COMPLETING, SIGNING AND DATING THE ENCLOSED WHITE PROXY CARDS AND RETURNING THEM IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING OF THE COMPANY STOCKHOLDERS OR THE SPECIAL MEETING OF THE HOSPITALITY STOCKHOLDERS.

If you have any questions about the joint proxy statement, the special meetings, the merger agreement or the mergers or need assistance with voting procedures, please contact Okapi Partners LLC, our proxy solicitor, toll-free at (212) 297-0720 (if you are a bank or brokerage firm) and (888) 785-6668 (if you are a stockholder or other party) or email at info@okapipartners.com.

Thank you for your continued support.

Douglas G. Geoga	Bruce H. Haase
Chairman of the Boards of Directors	President and Chief Executive Officer

This joint proxy statement is dated April 26, 2021 and is first being mailed to our stockholders on or about April 26, 2021.

EXTENDED STAY AMERICA, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 8, 2021

To the Stockholders of Extended Stay America, Inc.:

A special meeting of the stockholders of Extended Stay America, Inc. (the “Company”) will be held exclusively online via a live audio webcast at www.virtualshareholdermeeting.com/STAY2021SM on June 8, 2021 at 8:30 a.m., Eastern Time. You are invited to attend and vote your shares of Company common stock at the special meeting. There is no physical location for the special meeting. The special meeting is being held for the purpose of acting on the following matters:

1.

To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of March 14, 2021 and as it may be amended from time to time, among Eagle Parent Holdings L.P., Eagle Merger Sub 1 Corporation, Eagle Merger Sub 2 Corporation, the Company and ESH Hospitality, Inc. (the “merger agreement”) and approve the mergers and the other transactions contemplated by merger agreement;

2.

To consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the mergers; and

3.

To consider and vote on a proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement.

The foregoing items of business are more fully described in the attached joint proxy statement, which forms a part of this notice and is incorporated herein by reference. The board of directors of the Company (the “Company board”) has fixed the close of business on April 19, 2021 as the record date for the determination of Company stockholders entitled to notice of and to vote at the Company special meeting or any postponement or adjournment thereof.

The Company board has unanimously approved the merger agreement and declared the merger agreement and the transactions contemplated by the merger agreement, including the mergers, to be advisable and fair to and in the best interests of the Company and its stockholders. The Company board recommends that you vote “FOR” the proposal to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement, “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the mergers, and “FOR” the proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement.

We encourage you to read the accompanying joint proxy statement in its entirety and to authorize a proxy to vote your shares of Company common stock by providing your proxy or voting instructions by telephone or through the Internet or by marking, signing, dating and promptly returning the enclosed WHITE proxy card relating to your shares of Company common stock in the accompanying postage-paid envelope so that your shares of Company common stock will be represented and voted even if you do not attend the virtual special meeting. If you have any questions or need assistance in submitting a proxy or your voting instructions, please call our proxy solicitor, Okapi Partners LLC, toll-free at (212) 297-0720 (if you are a bank or brokerage firm) and (888) 785-6668 (if you are a stockholder or other party) or email at info@okapipartners.com.

BY ORDER OF THE BOARD OF DIRECTORS

Christopher N. Dekle

General Counsel and Corporate Secretary

Charlotte, North Carolina

April 26, 2021

ESH HOSPITALITY, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 8, 2021

To the Stockholders of ESH Hospitality, Inc.:

A special meeting of the stockholders of ESH Hospitality, Inc. (“Hospitality”) will be held exclusively online via a live audio webcast at www.virtualshareholdermeeting.com/STAY2021SM on June 8, 2021 at 9:30 a.m., Eastern Time. You are invited to attend and vote your shares of Hospitality class B common stock at the special meeting. There is no physical location for the special meeting. The special meeting is being held for the purpose of acting on the following matters:

1.

To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of March 14, 2021 and as it may be amended from time to time, among Eagle Parent Holdings L.P., Eagle Merger Sub 1 Corporation, Eagle Merger Sub 2 Corporation, Extended Stay America, Inc. and Hospitality (the “merger agreement”) and approve the mergers and the other transactions contemplated by the merger agreement; and

2.

To consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the mergers.

The foregoing items of business are more fully described in the attached joint proxy statement, which forms a part of this notice and is incorporated herein by reference. The board of directors of Hospitality (the “Hospitality board”) has fixed the close of business on April 19, 2021 as the record date for the determination of Hospitality stockholders entitled to notice of and to vote at the Hospitality special meeting or any postponement or adjournment thereof.

The Hospitality board has approved the merger agreement and declared the merger agreement and the transactions contemplated by the merger agreement, including the mergers, to be advisable and fair to and in the best interests of Hospitality and its stockholders. The Hospitality board recommends that you vote “FOR” the proposal to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement, and “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the mergers.

We encourage you to read the accompanying joint proxy statement in its entirety and authorize a proxy to vote your shares of Hospitality class B common stock by providing your proxy or voting instructions by telephone or through the Internet or by marking, signing, dating and promptly returning the enclosed WHITE proxy card relating to your shares of Hospitality class B common stock in the accompanying postage-paid envelope so that your shares of Hospitality class B common stock will be represented and voted even if you do not attend the virtual special meeting. If you have any questions or need assistance in submitting a proxy or your voting instructions, please call our proxy solicitor, Okapi Partners LLC, toll-free at (212) 297-0720 (if you are a bank or brokerage firm) and (888) 785-6668 (if you are a stockholder or other party) or email at info@okapipartners.com.

BY ORDER OF THE BOARD OF DIRECTORS

Christopher N. Dekle

General Counsel and Corporate Secretary

Charlotte, North Carolina

April 26, 2021

i

ii

MARKET PRICE OF OUR PAIRED SHARES	119

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	120

APPRAISAL RIGHTS	122

STOCKHOLDER PROPOSALS	127

HOUSEHOLDING OF PROXY MATERIALS	128

OTHER MATTERS	128

WHERE YOU CAN FIND MORE INFORMATION	129

Exhibit A—Agreement and Plan of Merger, dated as of March  14, 2021, by and among Eagle Parent Holdings L.P., Eagle Merger Sub 1 Corporation, Eagle Merger Sub 2 Corporation, Extended Stay America, Inc. and ESH Hospitality, Inc.

A-1

Exhibit B—Opinion of Goldman Sachs & Co. LLC, dated March 14, 2021	B-1

Exhibit C—Section 262 of the Delaware General Corporation Law	C-1

iii

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETINGS AND THE MERGERS

The following questions and answers address briefly some questions you may have regarding the special meetings and the mergers (as defined below). These questions and answers may not address all questions that may be important to you as a stockholder of Extended Stay America, Inc. (the “Company”) and ESH Hospitality, Inc. (“Hospitality”). Please refer to the more detailed information contained elsewhere in this joint proxy statement filed by the Company and Hospitality (the “joint proxy statement”), the exhibits to this joint proxy statement and the documents referred to or incorporated by reference in this joint proxy statement. In this joint proxy statement, the terms the “Paired Entities,” “we,” “our,” “ours” and “us” refer to the Company and its subsidiaries, including Hospitality, and the terms “paired share,” “paired common stock” and “paired common shares” refer to one share of the Company common stock, par value $0.01 per share (“Company common stock”) and one share of Hospitality class B common stock, par value $0.01 per share (“Hospitality class B common stock”) that are paired and trade together as a single unit on the Nasdaq Global Select Market (“NASDAQ”) under the symbol “STAY.”

Q:	What is the proposed transaction?

A:

The proposed transaction is the acquisition of the Company and its subsidiaries, including Hospitality, by Eagle Parent Holdings L.P. (“Parent”), a joint venture of affiliates of Blackstone Real Estate Partners IX L.P. (the “Blackstone Sponsor”) and Starwood Distressed Opportunity Fund XII Global, L.P. (the “Starwood Sponsor”), or its permitted assigns, pursuant to an Agreement and Plan of Merger (the “merger agreement”), dated as of March 14, 2021 and as it may be amended from time to time, by and among the Company, Hospitality, Parent, Eagle Merger Sub 1 Corporation (“MergerCo 1”) and Eagle Merger Sub 2 Corporation (“MergerCo 2”). The merger agreement provides that MergerCo 1, an acquisition subsidiary of Parent, will merge with and into the Company (the “Company merger”) and MergerCo 2, an indirect acquisition subsidiary of Parent, will merge with and into Hospitality (the “Hospitality merger”, and together with the Company merger, the “mergers”). For additional information about the mergers, please review the merger agreement attached to this joint proxy statement as Exhibit A and incorporated by reference into this joint proxy statement. We encourage you to read the merger agreement carefully and in its entirety, as it is the principal document governing the mergers.

Q:	As a holder of paired shares, what will I receive in the mergers?

A:

For each of your paired shares, which consists of one share of Company common stock and one share of Hospitality class B common stock that you own immediately prior to the effective time of the mergers (which we refer to as the “effective time”), you will receive $19.50 in cash, plus if the mergers are consummated after July 27, 2021 (or, earlier, if Parent elects to delay the mergers to in order to obtain certain foreign competition clearances), a per diem amount of $0.001 for each day from and after such date until, but not including, the closing date, without interest and less any applicable withholding taxes (the “merger consideration”).

Under the terms of the merger agreement, at the request of Parent, immediately prior to the effective time, the Company will pay a special dividend of up to $1.75 per share in respect of each share of Company common stock included in each paired share (which we refer to as the “special dividend”). The merger consideration will be reduced by the amount of such special dividend.

Q:	When do you expect the mergers to be completed?

A:

If the Company stockholders and Hospitality stockholders vote to adopt the merger agreement, and assuming that the other conditions to the mergers are satisfied or waived, it is anticipated that the mergers will be completed in the second quarter of 2021. Pursuant to the merger agreement, the closing of the mergers will take place on the third business day after satisfaction or waiver of the conditions to the mergers described under “The Merger Agreement—Conditions to the Mergers” (other than those conditions that by their nature are to be satisfied or waived at the closing of the mergers, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of such conditions) or at such other date as mutually agreed to by the parties to the merger agreement. Under certain circumstances, Parent has the right to delay the closing of the mergers to obtain certain foreign competition clearances. For further information regarding the timing of the closing of the mergers, see “The Merger Agreement—Structure—Closing Date.”

Q:	What happens if the mergers are not completed?

A:

If the merger agreement is not adopted by the Company stockholders or Hospitality stockholders, or if the mergers are not completed for any other reason, the Company stockholders and Hospitality stockholders will not receive any payment for their paired shares pursuant to the merger agreement and no special dividend will be paid. Instead, we will remain a public company and the paired shares will continue to be registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and listed on NASDAQ. Upon a termination of the merger agreement, under certain circumstances, we will be required to pay Parent a termination fee. In certain other circumstances, Parent will be required to pay us a termination fee upon termination of the merger agreement.

Q:	If the mergers are completed, how do I obtain the merger consideration for my paired shares?

A:

Following the completion of the mergers, your paired shares (other than any excluded shares) will automatically be converted into the right to receive the merger consideration. Shortly after the mergers are completed, holders of record of the paired shares as of immediately prior to the effective time will receive a letter of transmittal describing how to exchange their paired shares for the merger consideration. If such paired shares are held in “street name” by a broker, bank or other nominee, holders of such paired shares may receive instructions from their broker, bank or other nominee as to what action, if any, they need to take to effect the surrender of their “street name” shares in exchange for the merger consideration.

Q:	When and where are the special meetings?

A:

A special meeting of the stockholders of the Company will be held on June 8, 2021 at 8:30 a.m. Eastern Time in virtual format (the “Company special meeting”), and a special meeting of the stockholders of Hospitality will be held on June 8, 2021 at 9:30 a.m. Eastern Time in virtual format (the “Hospitality special meeting”). The Company stockholders may attend, vote and examine the list of Company stockholders entitled to vote at the Company special meeting by visiting www.virtualshareholdermeeting.com/STAY2021SM and entering the control number found on their WHITE proxy card. The Hospitality stockholders may attend, vote and examine the list of Hospitality stockholders entitled to vote at the Hospitality special meeting by visiting www.virtualshareholdermeeting.com/STAY2021SM and entering the control number found on their WHITE proxy card. In light of public health concerns regarding the COVID-19 pandemic, the special meetings will be held in virtual meeting format only. You will not be able to attend the special meetings physically.

Q:	Who can vote and attend the special meetings?

A:

All holders of record of the Company common stock, Hospitality class A common stock, par value $0.01 (“Hospitality class A common stock”), and Hospitality class B common stock as of the record date, which was the close of business on April 19, 2021, are entitled to receive notice of and vote at the special meetings or any postponement or adjournment of the special meetings. Each Company stockholder and Hospitality stockholder will be entitled to cast one vote on each matter presented at the respective special meetings for each share of Company common stock, Hospitality class A common stock and Hospitality class B common stock that such holder owned as of the record date. The vote of the holders of the Hospitality preferred stock is not required to approve any of the proposals at the special meetings and is not being solicited.

Q:	What vote of Company stockholders and Hospitality stockholders is required to adopt the merger agreement?

A:

For us to complete the mergers, the affirmative vote of stockholders holding (1) at least a majority of the issued and outstanding shares of the Company common stock and (2) at least a majority of the issued and outstanding shares of the Hospitality class A common stock and Hospitality class B common stock, voting together as a single class, in each case, at the close of business on the record date must vote “FOR” the adoption of the merger agreement. The Company is the sole holder of Hospitality class A common stock, which constitutes 58% of the voting power of the outstanding Hospitality class A common stock and Hospitality class B common stock, voting together as a single class, as of the close of business on the record date. Under the merger agreement, the Company has agreed to vote its shares of Hospitality class A common stock to adopt the merger agreement at the Hospitality special meeting.

Q:

What vote of Company stockholders and Hospitality stockholders is required to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to each of the Company’s and Hospitality’s named executive officers that is based on or otherwise relates to the mergers?

A:

Approval, on a non-binding, advisory basis, of the compensation that may be paid or become payable to each of the Company’s and Hospitality’s respective named executive officers that is based on or otherwise relates to the mergers requires, in the case of the Company, the affirmative vote of at least a majority of the shares of Company common stock cast on the proposal and, in the case of Hospitality, the affirmative vote of at least a majority of the shares of the Hospitality class A common stock and Hospitality class B common stock, voting together as a single class, cast on the proposal. For the purpose of this proposal, assuming that a quorum is present, the failure to vote your shares of Company common stock or Hospitality class B common stock (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have no effect on the proposal.

Q:	What vote of Company stockholders is required to approve adjournments of the Company special meeting?

A:

Assuming that a quorum is present, approval of any adjournment of the Company special meeting to solicit additional proxies if there are not sufficient votes at the Company special meeting to adopt the merger agreement and approve the mergers and other transactions contemplated by the merger agreement requires the affirmative vote of a majority of the votes cast on the proposal. Assuming that a quorum is present, for the purpose of this proposal, failure to vote your shares of Company common stock (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have no effect on the proposal.

Q:	Why is my vote important?

A:

If you do not authorize your proxy or voting instructions or vote in person at the special meetings (which consists of presence at a virtual meeting), it will be more difficult for us to obtain the necessary quorum to hold the special meetings. In addition, because the proposal to adopt the merger agreement must be approved by the affirmative vote of the holders of a majority of the issued and outstanding shares of Company common stock and the holders of a majority of the issued and outstanding shares of the Hospitality class A common stock and Hospitality class B common stock, voting together as a single class, your failure to authorize your proxy or voting instructions or to vote in person at the special meetings (which consists of presence at a virtual meeting) will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

Q:	How do the Company board and Hospitality board recommend that I vote?

A:

The board of directors of the Company (the “Company board”) unanimously recommends, and the board of directors of Hospitality (the “Hospitality board”, and together with the Company board, the “Boards”) also recommends, that you vote “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s and Hospitality’s respective named executive officers that is based on or otherwise relates to the mergers. The Company board recommends that you also vote “FOR” the proposal to approve any adjournment of the Company special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Company special meeting to adopt the merger agreement.

Q:	Why am I being asked to consider and cast a vote on the non-binding proposal to approve the merger-related compensation payable to the Company’s and Hospitality’s named executive officers?

A:

The U.S. Securities and Exchange Commission, which we refer to as the “SEC”, has adopted rules that require companies to seek a nonbinding, advisory vote to approve certain compensation that may be paid or become payable to their named executive officers that is based on or otherwise relates to corporate transactions such as the mergers.

Q:	What will happen if stockholders do not approve the non-binding proposal to approve the merger-related compensation?

A:

The vote to approve the non-binding proposal to approve the merger-related compensation is a vote separate and apart from the vote to adopt the merger agreement. Approval of this proposal is a not a condition to completion of the mergers. The vote on this proposal is an advisory vote only, and it is not binding on us, the Company board or Hospitality board. Further, the underlying arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the mergers are completed, the Company’s and Hospitality’s respective named executive officers will be eligible to receive the compensation that may be paid or become payable to them that is based on or otherwise relates to the mergers, in accordance with the terms and conditions applicable to such compensation.

Q:	Do any of the Company’s or Hospitality’s directors and executive officers have any interest in the mergers that is different than mine?

A:

The Company’s and Hospitality’s respective directors and executive officers have interests in the mergers that may be different from, or in addition to, the interests of the Company stockholders and Hospitality stockholders generally, including (1) the consideration that they would receive with respect to their outstanding restricted stock units granted under the equity incentive plans of the Paired Entities (which we refer to as the “stock units”) in connection with the mergers and (2) certain severance payments and benefits that may become payable upon a qualifying termination following the closing of the mergers. See “Interests of the Company’s and Hospitality’s Directors and Executive Officers in the Mergers” for additional information about interests that our directors and executive officers have in the mergers that are different than yours.

Q:	What do I need to do now?

A:

After carefully reading and considering the information contained in this joint proxy statement and the exhibits attached to this joint proxy statement, please authorize a proxy to vote your shares of Company common stock and Hospitality class B common stock in one of the ways described below as soon as possible. You will be entitled to one vote at the Company special meeting for each share of Company common stock included in each paired share that you owned as of the record date. You will be entitled to one vote at the Hospitality special meeting for each share of Hospitality class B common stock included in each paired share that you owned as of the record date.

Q:	How do I cast my vote?

A:

For stockholders of record: If you are a Company stockholder and Hospitality stockholder of record on the record date, you may vote in person at the special meetings (which would include presence at a virtual meeting) or authorize a proxy to vote your shares of Company common stock and Hospitality class B common stock at the special meetings. If you are eligible to vote at the special meetings and are a stockholder of record, you may cast your shares in any of four ways:

•	by voting over the internet using the website indicated on the enclosed WHITE proxy card;

•	by telephone using the toll-free number on the enclosed WHITE proxy card;

•	by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided; or

•	by attending the special meetings in a virtual format and voting by virtual ballot.

Internet voting are available 24 hours a day until 11:59 p.m., Eastern Time, the day immediately prior to the date of the special meetings. Have your WHITE proxy cards with you if you are going to authorize your proxy by telephone or through the Internet. To authorize your proxy by mail, please complete, sign, date and mail your WHITE proxy cards in the envelope provided. If you attend the special meetings in person (which consists of presence at a virtual meeting).

For holders in street-name (shares held with bank or broker firm): If you own paired shares through a broker, bank or other nominee (i.e., in “street name”), you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you, since brokers, banks and other nominees do not have discretionary voting authority with respect to any of the proposals described in this joint proxy statement. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee who can give you directions on how to vote your shares of Company common stock or Hospitality class B common stock. If you hold your paired shares through a broker, bank or other nominee and wish to vote your shares of Company common stock or Hospitality class B common stock in person at the special meetings (which would include presence at a virtual meeting), you must obtain a “legal proxy,” executed in your favor, from the broker, bank or other nominee (which may take several days).

Q:	What will happen if I abstain from voting or fail to vote?

A:

With respect to the proposal to adopt the merger agreement, if you abstain from voting, fail to cast your vote in person (which would include presence at a virtual meeting) or by proxy or if you hold your shares of Company common stock or Hospitality class B common stock in “street name” and fail to give voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the merger agreement.

With respect to the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to each of the Company’s and Hospitality’s named executive officers that is based on or otherwise relates to the mergers, if you abstain from voting, fail to cast your vote in person (which would include presence at a virtual meeting) or by proxy or if you hold your shares of Company common stock or Hospitality class B common stock in “street name” and fail to give voting instructions to your broker, bank or other nominee, it will not have any effect on the outcome of such proposal.

With respect to the proposal to approve any adjournment of the Company special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Company special meeting to adopt the merger agreement, if you abstain from voting, fail to cast your vote in person (which would include presence at a virtual meeting) or by proxy or if you hold your shares of Company common stock in “street name” and fail to give voting instructions to your broker, bank or other nominee and a quorum is present at the Company special meeting, your failure to vote or provide voting instructions will have no effect on the outcome on such proposal.

Q:	How will proxy holders vote my shares of Company common stock or Hospitality class B common stock?

A:

If you properly authorize a proxy prior to the special meetings, your shares of Company common stock and Hospitality class B common stock will be voted as you direct. If you authorize a proxy but no direction is otherwise made, your shares of Company common stock or Hospitality class B common stock will be voted “FOR” the proposal to adopt the merger agreement, “FOR” the proposal to approve, on a nonbinding, advisory basis, the compensation that may be paid or become payable each of the Company’s and Hospitality’s named executive officers that is based on or otherwise relates to the merger and, with respect to the Company only, “FOR” the proposal to approve any adjournment of the Company special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Company special meeting to adopt the merger agreement. Pursuant to our bylaws, the only business that may be conducted at the special meetings is that which is set forth in the Company’s or Hospitality’s notice of meeting, as applicable.

Q:	What happens if I transfer my paired shares before the special meetings?

A:

If you transfer your paired shares before the special meeting, you will have transferred your right to receive the merger consideration in the mergers and your right to demand appraisal rights in connection with the mergers. Any transfer of your paired shares prior to the record date for the payment of the special dividend will also result in the transfer of your right to receive such special dividend. In order to receive the merger consideration or to exercise appraisal rights in connection with the mergers, you must hold your paired shares through the effective time of the mergers. In order to receive any special dividend you must hold your paired shares through the record date for that dividend, which is expected to be as of the open of business on the closing date of the mergers.

Q:	Can I change my vote after I have previously authorized a proxy by phone, internet or by mailing a WHITE proxy card?

A:

Yes. If you are a record holder of the Company common stock and Hospitality class B common stock on the record date, you may revoke a previously authorized proxy at any time before it is exercised by authorizing your proxy by telephone or through the Internet at a later date than your previously authorized proxy or by filing with our Corporate Secretary a notice of revocation or a duly authorized proxy bearing a later date or by attending the meetings and voting in person (which will consist of presence at a virtual meeting). Attendance at the virtual meeting will not, in itself, constitute revocation of a previously authorized proxy. If you have instructed a broker to vote your shares of Company common stock and Hospitality class B common stock, the foregoing options for changing your vote do not apply and instead you must follow the instructions received from your broker to change your vote.

Q:	Are the mergers expected to be taxable to me?

A:

Yes. The receipt of cash in exchange for the shares of Company common stock and Hospitality class B common stock pursuant to the mergers will be a taxable transaction for U.S. federal income tax purposes. In connection with the mergers, the Company may pay a special dividend to holders of Company common stock, which is intended to be treated as a dividend for U.S. federal income tax purposes to the extent of the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax purposes. To the extent the special dividend exceeds the Company’s current and accumulated earnings and profits, such amount is intended to be treated as a return of capital to the extent of your adjusted tax basis in your shares of Company common stock and any remaining excess would be treated as gain from a disposition of Company common stock. Such special dividend, if paid, is not intended to be treated as consideration in exchange for shares of the Company common stock pursuant to the Company merger, and will be reported to you as a distribution from the Company with respect to your shares of Company common stock. You should consult your own tax advisors regarding the particular tax consequences to you of the exchange of your shares of Company common stock and Hospitality class B common stock for cash pursuant to the mergers or the receipt of the special dividend, to the extent paid, in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws). For further discussion, see “Material U.S. Federal Income Tax Consequences.”

Q:	Do I have appraisal rights in connection with the mergers?

A:

Yes, if you are a record holder of the Company common stock or Hospitality class B common stock and do not vote in favor of the proposals to adopt the merger agreement, you are entitled to exercise appraisal rights under Section 262 of the Delaware General Corporation Law (“DGCL”) in connection with the mergers for either or both of your shares of Company common stock and Hospitality class B common stock if you take certain actions and meet certain conditions (shares for which appraisal rights are properly perfected are referred to herein as “appraisal shares”). See “Appraisal Rights” beginning on page 122. In addition, a copy of Section 262 of the DGCL is attached to this joint proxy statement as Exhibit C.

Q:	Where can I find the voting results of the special meetings?

A:

We intend to announce preliminary voting results at the special meetings and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meetings. All reports that we file with the SEC are publicly available on the SEC’s website at www.sec.gov when filed.

Q:	Can I participate if I am unable to attend the special meetings?

A:

If you are unable to attend the meetings in person (which consists of presence at a virtual meeting), we encourage you to authorize your proxy or voting instructions by telephone or through the Internet or by completing, signing, dating and returning your WHITE proxy cards.

Q:	Have any Company stockholders or Hospitality stockholders already agreed to approve the mergers?

A:

Yes. In connection with the entry into the merger agreement, SAR Public Holdings, L.L.C. (which we refer to as the “Starwood Rollover Investor”), an affiliate of the Starwood Sponsor and Parent, entered into a support agreement (the “support agreement”) pursuant to which the Starwood Rollover Investor agreed to vote the paired shares owned by it as of the date of the support agreement and any paired shares acquired by it after the date thereof and up to the date on which the requisite vote is obtained (collectively, the “covered shares”) in favor of the adoption of the merger agreement and the approval of the mergers. As of the date of the support agreement, the Starwood Rollover Investor beneficially owns 16,694,265 paired shares which represents approximately 9.4% of the outstanding Company common stock and 3.9% of the total number of Hospitality class A common stock and Hospitality class B common stock outstanding in each case based on the number of such shares outstanding as of the close of business on the record date.

In addition, the Company is the sole holder of Hospitality class A common stock, which constitutes 58% of the voting power of the outstanding Hospitality class A common stock and Hospitality class B common stock, voting together as a single class, as of the close of business on the record date. Under the terms of the merger agreement, the Company has agreed to vote its shares of Hospitality class A common stock in favor of the adoption of the merger agreement and the approval of the mergers at the Hospitality special meeting.

Q:	Where can I find more information about the Paired Entities?

A:

We file certain information with the SEC. You may read and copy this information at the SEC’s public reference facilities. You may call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available on the SEC’s website at www.sec.gov and on our website at www.esa.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this joint proxy statement or any other report or document we file with or furnish to the SEC. You can also request copies of these documents from us. See “Where You Can Find More Information.”

Q:	Who will solicit and pay the cost of soliciting proxies?

A:

We will bear the cost of solicitation of proxies for the special meetings. The Company board and Hospitality board are soliciting your proxies on our behalf. In addition to the use of mails, proxies may be solicited by personal interview, telephone, facsimile, e-mail or otherwise, by our directors, officers and other employees. We have engaged Okapi Partners LLC to assist in the solicitation of proxies for a fee of up to approximately $250,000, plus a one time performance fee to be determined and reimbursement of out-of-pocket expenses. We also will request persons, firms and corporations holding common shares in their names, or in the names of their nominees, that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

Q:	Who can help answer my other questions?

A:	If after reading this joint proxy statement you have more questions about the special meetings or the mergers, you should contact us at:

Extended Stay America, Inc.

ESH Hospitality, Inc.

11525 N. Community House Road, Suite 100

Charlotte, North Carolina 28277

Attention: General Counsel and Corporate Secretary

You may also contact our proxy solicitor at:

Okapi Partners LLC

1212 6th Avenue

New York, New York 10036

Banks and Brokerage Firms: (212) 297-0720

Stockholders and All Others: (888) 785-6668

Email: info@okapipartners.com

If your broker holds your paired shares, you should also contact your broker for additional information.

SUMMARY

This summary highlights only selected information from this joint proxy statement relating to (1) the merger of Extended Stay America, Inc. with and into Eagle Merger Sub 1 Corporation (the “Company merger”), (2) the merger of ESH Hospitality, Inc. with and into Eagle Merger Sub 2 Corporation (the “Hospitality merger”) and (3) certain related transactions. References to the mergers refer to both the Company merger and the Hospitality merger. This summary does not contain all of the information about the mergers and related transactions contemplated by the merger agreement that may be important to you. As a result, to understand the mergers and the related transactions fully and for a more complete description of the terms of the mergers and related transactions, you should read carefully this joint proxy statement in its entirety, including the exhibits and the other documents to which we have referred you, including the merger agreement attached as Exhibit A. Each item in this summary includes a page reference directing you to a more complete description of that item. This joint proxy statement is first being mailed to our stockholders on or about April 26, 2021.

The Parties to the Mergers (page 35)

Extended Stay America, Inc.

11525 N. Community House Road, Suite 100

Charlotte, North Carolina 28277

(980) 345-1784

Extended Stay America, Inc., which we refer to as “we,” “our,” “us,” or the “Company,” is a Delaware corporation. Extended Stay America-branded hotels are designed to provide an affordable and attractive alternative to traditional lodging or apartment accommodations and are targeted toward self-sufficient, value-conscious guests who need lodging for a night, a week or longer. Guests include business travelers, leisure travelers, professionals on temporary work or training assignments, persons relocating, the temporarily displaced, those purchasing a home and anyone else in need of accommodations. The Company’s website is www.esa.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this joint proxy statement or any other report or document we file with or furnish to the SEC. The Company’s shares of common stock are paired with and trade together with shares of class B common stock of ESH Hospitality, Inc. Those paired shares are listed on NASDAQ under the symbol “STAY.” For additional information about us and our business, please refer to “Where You Can Find More Information.”

ESH Hospitality, Inc.

11525 N. Community House Road, Suite 100

Charlotte, North Carolina 28277

(980) 345-1784

ESH Hospitality, Inc., which we refer to as Hospitality, is a Delaware corporation and has elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code. As of April 19, 2021, the Company owned approximately 100% of the outstanding Hospitality class A common stock, and holders of paired shares owned approximately 42% of Hospitality through ownership of Hospitality class B common stock.

Parent, MergerCo 1 and MergerCo 2

Eagle Parent Holdings L.P.

c/o The Blackstone Group

345 Park Avenue

New York, New York 10154

(212) 583-5000

and

c/o Starwood Capital Group

591 West Putnam Avenue

Greenwich, Connecticut 06830

Eagle Parent Holdings L.P. (which we refer to as “Parent”) is a Delaware limited partnership that is jointly owned by affiliates of Blackstone Real Estate Partners IX L.P. (which we refer to as the “Blackstone Sponsor”) and Starwood Distressed Opportunity Fund XII Global, L.P. (which we refer to as the “Starwood Sponsor” and together with the Blackstone Sponsor, the “Sponsors”). Parent was formed solely for the purpose of engaging in the transactions contemplated by the merger agreement, has engaged in no other business activities and has conducted its operations only incidentally to its formation or in furtherance of the transactions contemplated by the merger agreement. The Blackstone Sponsor is an affiliate of The Blackstone Group Inc. (which we refer to as “Blackstone”). The Starwood Sponsor is an affiliate of Starwood Capital Group (which we refer to as “Starwood”).

Blackstone is a global leader in real estate investing. Blackstone’s real estate business was founded in 1991 and has $187 billion of investor capital under management. Blackstone is one of the largest property owners in the world, owning and operating assets across every major geography and sector, including logistics, multifamily and single-family housing, office, hospitality and retail. Blackstone’s opportunistic funds seek to acquire undermanaged, well-located assets across the world. Blackstone’s Core+ strategy invests in substantially stabilized real estate globally through regional open-ended funds focused on high-quality assets and Blackstone Real Estate Income Trust, Inc., a non-listed REIT that invests in U.S. income-generating assets. Blackstone Real Estate also operates one of the leading global real estate debt businesses, providing comprehensive financing solutions across the capital structure and risk spectrum, including management of Blackstone Mortgage Trust (NYSE: BXMT).

Starwood Capital Group is a private investment firm with a core focus on global real estate, energy infrastructure and oil & gas. Starwood and its affiliates maintain 16 offices in seven countries around the world, and currently have approximately 4,100 employees. Since its inception in 1991, Starwood Capital Group has raised over $55 billion of equity capital, and currently has in excess of $75 billion of assets under management. Through a series of comingled opportunity funds and Starwood Real Estate Income Trust, Inc., a non-listed REIT, Starwood has invested in virtually every category of real estate on a global basis, opportunistically shifting asset classes, geographies and positions in the capital stack as it perceives risk/reward dynamics to be evolving. Starwood Capital also manages Starwood Property Trust (NYSE: STWD), the largest commercial mortgage real estate investment trust in the United States, which has successfully deployed over $63 billion of capital since inception and manages a portfolio of over $17 billion across debt and equity investments. Over the past 29 years, Starwood Capital Group and its affiliates have successfully executed an investment strategy that involves building enterprises in both the private and public markets.

Eagle Merger Sub 1 Corporation

c/o The Blackstone Group

345 Park Avenue

New York, New York 10154

(212) 583-5000

and

c/o Starwood Capital Group

591 West Putnam Avenue

Greenwich, Connecticut 06830

Eagle Merger Sub 1 Corporation (which we refer to as “MergerCo 1”) is a Delaware corporation and a wholly owned subsidiary of Parent. MergerCo 1 was formed solely for purposes of engaging in the transactions contemplated by the merger agreement, has engaged in no other business activities and has conducted its operations only incidentally to its formation or in furtherance of the transactions contemplated by the merger agreement. Pursuant to the merger agreement, on the closing date, MergerCo 1 will merge with and into the Company, and the Company will continue as the surviving entity.

Eagle Merger Sub 2 Corporation

c/o The Blackstone Group

345 Park Avenue

New York, New York 10154

(212) 583-5000

and

c/o Starwood Capital Group

591 West Putnam Avenue

Greenwich, Connecticut 06830

Eagle Merger Sub 2 Corporation (which we refer to as “MergerCo 2”) is a Delaware corporation and a wholly owned subsidiary of MergerCo 1. MergerCo 2 was formed solely for purposes of engaging in the transactions contemplated by the merger agreement, has engaged in no other business activities and has conducted its operations only incidentally to its formation or in furtherance of the transactions contemplated by the merger agreement. Pursuant to the merger agreement, on the closing date, MergerCo 2 will merge with and into Hospitality, and Hospitality will continue as the surviving entity.

The Company Special Meeting (page 38)

The Proposals

The Company special meeting will be conducted exclusively online via live audio webcast at www.virtualshareholdermeeting.com/STAY2021SM starting at 8:30 a.m. Eastern Time, on June 8, 2021. You will be able to attend the Company special meeting online and vote your shares electronically at the Company special meeting by entering your control number, which is included on the WHITE proxy card that you received for the Company special meeting. Because the Company special meeting is completely virtual and being conducted online via live audio webcast, Company stockholders will not be able to attend the meeting in person.

At the Company special meeting, holders of shares of Company common stock, par value $0.01 per share, which we refer to as Company common stock, as of the record date, which was the close of business on April 19, 2021, will be asked to consider and vote on (1) a proposal to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement, (2) a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the mergers and (3) a proposal to approve any adjournment of the Company special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Company special meeting to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement.

Pursuant to the Company’s second amended and restated bylaws (the “Company’s bylaws”), only the matters set forth in the Notice of Special Meeting of Company Stockholders may be brought before the Company special meeting.

Record Date, Notice and Quorum

All holders of record of Company common stock as of the record date, which was the close of business on April 19, 2021, are entitled to receive notice of and attend and vote at the special meeting or any postponement or adjournment of the Company special meeting. Each Company stockholder will be entitled to cast one vote on each matter presented at the Company special meeting for each share of Company common stock that such holder owned as of the record date. On the record date, there were 177,730,773 shares of Company common stock outstanding and entitled to vote at the Company special meeting.

The presence in person or by proxy of the Company stockholders entitled to cast a majority of all of the votes entitled to be cast at the special meeting will constitute a quorum for purposes of the special meeting. A quorum is necessary to transact business at the special meeting. Abstentions will be counted as shares present for the purposes of determining the presence of a quorum. If a quorum is not present at the special meeting, we expect that the special meeting will be adjourned to a later date.

Required Vote

Completion of the mergers requires adoption of the merger agreement and approval of the mergers and the other transactions contemplated by the merger agreement by the affirmative vote of the holders of at least a majority of the issued and outstanding shares of Company common stock entitled to vote at the company special meeting. Each Company stockholder is entitled to cast one vote on each matter presented at the Company special meeting for each share of Company common stock owned by such stockholder on the record date. Because the required vote for this proposal is based on the number of shares of Company common stock issued and outstanding rather than on the number of votes cast, if you fail to vote by proxy or virtually (including by abstaining), or fail to instruct your broker on how to vote, such failure will have the same effect as voting against the proposal to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement.

The approval of the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the mergers, and assuming that a quorum is present, the approval of the proposal regarding any adjournment of the Company special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Company special meeting to approve the mergers and the other transactions contemplated by the merger agreement, each requires the affirmative vote of a majority of the votes cast on the proposal. Approval of these proposals is not a condition to completion of the mergers. For the purpose of each of these proposals, if you fail to vote by proxy or in person, or fail to instruct your broker on how to vote, it will not have any effect on the outcome of such proposals assuming that a quorum is present. Abstentions are not considered votes cast and therefore will have no effect on the outcome of these proposals assuming a quorum is present. In accordance with the applicable rules, banks, brokers and other nominees who hold shares of Company common stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to the proposal to adopt the merger agreement, the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the mergers or the proposal regarding any adjournment of the Company special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Company special meeting to approve the merger and the other transactions contemplated by the merger agreement. Accordingly, there can be no broker non-votes at the Company special meeting, so failure to provide instructions to your broker or other nominee on how to vote will result in your shares not being counted as present at the meeting. A broker non-vote occurs when shares held by a broker or other nominee are represented at the meeting, but the broker or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal.

As of the record date, the Company’s and Hospitality’s directors and executive officers owned and are entitled to vote an aggregate of approximately 1,339,801 shares of Company common stock, entitling them to exercise approximately 0.8% of the voting power of Company common stock entitled to vote at the Company special meeting. The Company’s and Hospitality’s directors and executive officers have informed us that they intend to vote the shares of Company common stock that they own in favor of: (1) the proposal to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement (other than Neil T. Brown and Simon M. Turner, each a director of the Hospitality board and who own 51,645 and 1,564 shares of Company common stock, respectively, as of the close of business on the record date), (2) the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the mergers and (3) the proposal to approve any adjournment of the Company special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Company special meeting to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement, although they have no obligation to do so.

Proxies; Revocation

Any Company stockholders of record entitled to vote may authorize a proxy to vote his, her or its shares of Company common stock by authorizing a proxy or voting instructions by telephone or through the Internet, by returning the enclosed WHITE proxy card or by voting at the Company special meeting virtually. If the Company common stock that you own are held in “street name” by your broker, you should instruct your broker on how to vote your shares of Company common stock using the instructions provided by your broker.

Any proxy may be revoked at any time prior to its exercise by authorizing your proxy by telephone or through the Internet at a later date than your previously authorized proxy, by your delivery of a properly executed, later-dated proxy card, by your filing a written revocation of your proxy with our Secretary or by your voting in person at the Company special meeting. Virtual attendance alone will not be sufficient to revoke a previously authorized proxy.

The Hospitality Special Meeting (page 42)

The Proposals

The Hospitality special meeting will be conducted exclusively online via live audio webcast at www.virtualshareholdermeeting.com/STAY2021SM starting at 9.30 a.m. Eastern Time, on June 8, 2021. You will be able to attend the Hospitality special meeting online and vote your shares electronically at the Hospitality special meeting by entering your control number, which is included on the WHITE proxy card that you received. Because the Hospitality special meeting is completely virtual and being conducted online via live audio webcast, Hospitality stockholders will not be able to attend the meeting in person.

At the Hospitality special meeting, holders of Hospitality class A common stock, par value $0.01 per share, which we refer to as the Hospitality class A common stock, and holders of Hospitality class B common stock, par value $0.01 per share, which we refer to as the Hospitality class B common stock, as of the record date, which was the close of business on April 19, 2021, will be asked to consider and vote on (1) a proposal to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement and (2) a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the mergers.

Pursuant to Hospitality’s amended and restated bylaws (“Hospitality’s bylaws”), only the matters set forth in the Notice of Special Meeting Hospitality Stockholders may be brought before the Hospitality special meeting.

Record Date, Notice and Quorum

All holders of record of Hospitality class A common stock and Hospitality class B common stock as of the record date, which was the close of business on April 19, 2021, are entitled to receive notice of and attend and vote at the Hospitality special meeting. Each Hospitality stockholder will be entitled to cast one vote on each matter presented at the Hospitality special meeting for each share of Hospitality class A common stock or Hospitality class B common stock that such holder owned as of the record date. On the record date, there were 250,493,583 shares of Hospitality class A common stock outstanding and entitled to vote at the Hospitality special meeting and 177,730,773 shares of Hospitality class B common stock outstanding and entitled to vote at the Hospitality special meeting. All of the outstanding shares of Hospitality class A common stock are owned by the Company.

The presence in person or by proxy of Hospitality stockholders entitled to cast a majority of all of the votes entitled to be cast at the special meeting will constitute a quorum for purposes of the Hospitality special meeting. A quorum is necessary to transact business at the special meeting. Abstentions will be counted as shares present for the purposes of determining the presence of a quorum.

Required Vote

Completion of the mergers requires adoption of the merger agreement and approval of the mergers and the other transactions contemplated by the merger agreement by the affirmative vote of the holders of at least a majority of the issued and outstanding shares of Hospitality class A common stock and Hospitality class B common stock entitled to vote at the Hospitality special meeting, voting together as a single class. Each Hospitality stockholder is entitled to cast one vote on each matter presented at the Hospitality special meeting for each share of Hospitality class A common stock and Hospitality class B common stock owned by such stockholder on the record date. Because the required vote for this proposal is based on the number of shares of Hospitality class A common stock and Hospitality class B common stock issued and outstanding rather than on the number of votes cast, if you fail to vote by proxy or virtually (including by abstaining), or fail to instruct your broker on how to vote, such failure will have the same effect as voting against the proposal to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement.

The approval of the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the mergers requires the affirmative vote of a majority of the votes cast on the proposal. Approval of this proposal is not a condition to completion of the mergers. For the purpose of this proposal, if you fail to vote by proxy or virtually, or fail to instruct your broker on how to vote, it will not have any effect on the outcome of such proposal. Abstentions are not considered votes cast and therefore will have no effect on the outcome of this proposal assuming a quorum is present.

In accordance with the applicable rules, banks, brokers and other nominees who hold shares of Hospitality class A common stock or Hospitality class B common stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to the proposal to adopt the merger agreement or the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the mergers. Accordingly, there can be no broker non-votes at the Hospitality special meeting, so failure to provide instructions to your broker or other nominee on how to vote will result in your shares not being counted as present at the meeting. A broker non-vote occurs when shares held by a broker or other nominee are represented at the meeting, but the broker or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal.

The Company is the sole holder of Hospitality class A common stock, which constitutes 58% of the voting power of the outstanding Hospitality class A common stock and Hospitality class B common stock of Hospitality, voting together as a single class, as of the close of business on the record date. Under the merger agreement, the Company agreed to vote its shares of Hospitality class A common stock to approve the proposal to approve the adoption of the merger agreement and the approval of mergers and the other transactions contemplated by the merger agreement.

As of the record date, the Company’s and Hospitality’s directors and executive officers owned and are entitled to vote an aggregate of approximately 1,339,801 shares of Hospitality class B common stock, entitling them to exercise approximately 0.8% of the voting power of Hospitality class A common stock and Hospitality class B common stock entitled to vote at the Hospitality special meeting. The Company’s and Hospitality’s directors and executive officers have informed us that they intend to vote the Hospitality class B common stock that they own in favor of: (1) the proposal to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement (other than the Messrs. Brown and Turner, each a director of the Hospitality board and who own 51,645 and 1,564 shares of Hospitality class B common stock, respectively, as of the close of business on the record date), and (2) the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the mergers.

Proxies; Revocation

Any Hospitality stockholders of record entitled to vote may authorize a proxy to vote his, her or its shares of Hospitality class B common stock by authorizing a proxy or voting instructions by telephone or through the Internet, by returning the enclosed WHITE proxy card or by voting at the Hospitality special meeting virtually. If the Hospitality class B common stock that you own are held in “street name” by your broker, you should instruct your broker on how to vote your shares of Hospitality class B common stock using the instructions provided by your broker.

Any proxy may be revoked at any time prior to its exercise by authorizing your proxy by telephone or through the Internet at a later date than your previously authorized proxy, by your delivery of a properly executed, later-dated proxy card, by authorizing your proxy by telephone, by your filing a written revocation of your proxy with our Secretary or by your voting in person at the Hospitality special meeting. Virtual attendance alone will not be sufficient to revoke a previously authorized proxy.

The Mergers (page 46)

Pursuant to the terms and subject to the conditions set forth in the merger agreement, MergerCo 1 will merge with and into the Company, and MergerCo 2 will merge with and into Hospitality. Upon completion of the mergers, the Company will survive and become a wholly owned subsidiary of Parent and Hospitality will survive and become a wholly owned subsidiary of the Company.

Each merger will become effective upon the time of filing of the applicable certificate of merger with the Secretary of State of the State of Delaware, or at such later time or date as the parties to the merger agreement will have agreed upon and specified in the applicable certificate of merger in accordance with the DGCL as the effective time of the applicable merger. It is the intention of the parties that the mergers shall become effective at the same time, and that the certificates of merger filed by the Company and Hospitality shall provide for the same effective time. We use the term “effective time” in this joint proxy statement to refer to the time the mergers becomes effective.

Recommendation of the Company Board (page 63)

The Company board unanimously:

•	approved the merger agreement;

•

declared the merger agreement and the transactions contemplated by the merger agreement, including the mergers, to be advisable and fair to and in the best interests of the Company and the Company stockholders; and

•

recommends that you vote “FOR” the proposal to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement (which we refer to herein as the “Company board recommendation”), “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the mergers, and “FOR” the proposal to approve any adjournment of the Company special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Company special meeting to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement.

Recommendation of the Hospitality Board (page 63)

The Hospitality board:

•	approved the merger agreement;

•

declared the merger agreement and the transactions contemplated by the merger agreement, including the mergers, to be advisable and fair to and in the best interests of Hospitality and its stockholders; and

•

recommends that you vote “FOR” the proposal to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement (which we refer to herein as the “Hospitality board recommendation” and together with the Company board recommendation, the “Recommendations”), and “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the mergers.

Opinion of the Paired Entities’ Financial Advisor (page 66)

Opinion of Goldman Sachs & Co. LLC

Goldman Sachs & Co. LLC (“Goldman Sachs”) delivered its opinion to the Company board and the Hospitality board that, as of March 14, 2021 and based upon and subject to the factors and assumptions set forth therein, the merger consideration to be paid to the holders (other than Parent (or a permitted assign thereof pursuant to the merger agreement) and its affiliates (or a permitted assign thereof pursuant to the merger agreement)) (collectively, “Excluded Holders”) of the outstanding paired shares pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated March 14, 2021, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Exhibit B to this joint proxy statement and is incorporated herein by reference. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Company board and the Hospitality board in connection with their consideration of the transactions contemplated by the merger agreement. The Goldman Sachs opinion is not a recommendation as to how any holder of paired shares should vote with respect to the mergers or any other matter. Pursuant to an engagement letter among the Company, Hospitality and Goldman Sachs, the Company and Hospitality have agreed to pay Goldman Sachs a transaction fee that is estimated, based on the information available as of the date of announcement, at approximately $30,000,000, $3,000,000 of which became payable at announcement of the mergers and the remainder of which is contingent upon consummation of the mergers.

Treatment of the Company Capital Stock and Hospitality Capital Stock (page 91)

At the effective time, each paired share (subject to the exceptions described below), consisting of one share of Company common stock and one share of Hospitality class B common stock, will automatically be converted into the right to receive a total of $19.50 in cash plus the additional consideration, if any, described below, and subject to further adjustment described below. The aggregate consideration per paired share is allocated in each merger between each share of Company common stock and Hospitality class B common stock as described below.

Company Common Stock

A share of Company common stock constitutes a portion of a paired share. At the effective time, each share of Company common stock issued and outstanding immediately prior to the effective time (other than certain shares specified in the merger agreement) will automatically be converted into the right to receive (1) $11.69 per share, in cash, without any interest thereon, plus (2) if Parent delivers an extension notice (as described in “The Merger Agreement—Treatment of the Company Capital Stock and Hospitality Capital Stock—Company Common Stock”) or the mergers are consummated after the 135th day following the date of the merger agreement, 59.9% of a per diem amount of $0.001 in cash, without interest, for each day from and after the earlier of date of delivery of the extension notice or the 135th day following the date of the merger agreement (we refer to the $0.001 per diem amount as the “additional consideration” and refer to the sum of $11.69 per share, in cash, without any interest thereon, plus 59.9% of the additional consideration, if any, without interest thereon, as the “Company merger consideration”).

Upon the written request of Parent at least 10 business days prior to the closing date, the Company board will declare the special dividend to the Company stockholders in an aggregate amount specified by Parent that represents the Company’s estimated amount of current and accumulated earnings and profits, or such lesser amount specified by Parent, though such amount will not exceed the lesser of (1) $1.75 per share of Company common stock and (2) an aggregate amount of cash then available to the Company, after taking into account any amount that can be drawn under the existing revolving facilities and any new debt facility, as described in “The Merger Agreement—Special Dividend”. The special dividend will be payable immediately prior to the effective time to holders of record of shares of Company common stock as of immediately prior to the open of business on the closing date. The Company merger consideration will be reduced by the amount of such special dividend.

Hospitality Class B Common Stock

A share of Hospitality class B common stock constitutes a portion of a paired share. At the effective time, each share of Hospitality class B common stock issued and outstanding immediately prior to the effective time (other than certain shares specified in the merger agreement) will automatically be converted into the right to receive (1) $7.81 per share, in cash, without any interest thereon, plus (2) 40.1% of the additional consideration, if any, without interest thereon (we refer to the sum of $7.81 per share, in cash, without any interest thereon, plus 40.1% of the additional consideration, if any, without interest thereon, as the “Hospitality merger consideration”).

If Hospitality declares a distribution reasonably necessary to maintain its status as a REIT under the Code or to avoid the payment of income or excise tax under the Code as permitted under the merger agreement, the Hospitality merger consideration will be reduced by the amount of such distribution.

Hospitality Series A Preferred Stock

At the effective time, each share of Hospitality preferred stock issued and outstanding immediately prior to the effective time will remain issued and outstanding.

Hospitality Class A Common Stock

At the effective time, each share of Hospitality class A common stock issued and outstanding held by the Company, any of our subsidiaries, Parent or its subsidiaries or permitted assigns immediately prior to the effective time will remain issued and outstanding as one share of the Hospitality surviving corporation common stock.

Restricted Stock Units

Immediately prior to the effective time, each outstanding stock unit under the equity incentive plans of the Company and Hospitality (whether vested or unvested), except for certain unvested stock units held by the Chief Executive Officer that will be forfeited for no consideration in accordance with the terms thereof, will automatically and without action on the part of the holder thereof, be cancelled and converted into, and the holder thereof will be entitled to the right to receive, without interest, an amount in cash equal to the sum of (1) the product obtained by multiplying (i) the total number of paired shares issuable in respect of such stock unit immediately prior to the effective time (assuming that in respect of each performance-vesting stock unit, performance was achieved at the greater of the (x) actual level of achievement as of the closing date for each performance period then in process measured against the applicable performance goal, pro-rated through the closing date, and (y) “target” level of achievement) by (ii) the merger consideration and (2) the dividend equivalents payable pursuant to the applicable award agreement in respect of each paired share issuable in respect of such stock unit, which are accrued and unpaid as of immediately prior to the effective time (including the special dividend), less any applicable withholding taxes.

Financing (page 74)

In connection with the closing, Parent will cause an aggregate of approximately $3.5 billion to be paid to the holders of Company common stock, Hospitality class B common stock and stock units. In addition, Parent has informed us that Parent expects to cause all of our outstanding unsecured senior notes and term loans and all of our outstanding indebtedness under our revolving credit facilities to be prepaid in full in connection with the closing. As of December 31, 2020, we had approximately $2.7 billion in aggregate principal amount of consolidated indebtedness under our unsecured senior notes, term loans and revolving credit facilities.

Parent has informed us that it has received a debt commitment letter from JPMorgan Chase Bank, National Association, Citigroup Global Markets Inc. and Deutsche Bank AG, New York Branch providing for debt financing in connection with the mergers in an aggregate amount not to exceed $4.5 billion and that it may seek to obtain additional debt financing in connection with the mergers. In addition, it is expected that the Blackstone Sponsor and the Starwood Sponsor and/or their respective affiliates will contribute equity to Parent or its permitted assigns for the purpose of funding the acquisition costs (including the merger consideration) that are not covered by such debt financing. In connection with such equity contribution, the Blackstone Sponsor has delivered a commitment letter to Parent under which, subject to the terms and conditions thereof, the Blackstone Sponsor committed to cause Parent or its permitted assigns to be capitalized with cash for the purpose of funding

50% of the merger consideration pursuant to the merger agreement plus related costs and expenses, less 50% of the net proceeds of the debt financing (subject to applicable reserve requirements). Similarly, the Starwood Sponsor and the Starwood Rollover Investor have delivered a separate commitment letter to Parent under which, subject to the terms and conditions thereof (1) the Starwood Rollover Investor agreed to contribute all of its 16,694,265 paired shares (which we refer to as the “rollover shares”) to Parent or its permitted assigns immediately prior to the effective time and (2) the Starwood Sponsor committed to cause Parent or its permitted assigns to be capitalized with cash for the purpose of funding 50% of the merger consideration pursuant to the merger agreement plus related costs and expenses, less 50% of the net proceeds of the debt financing (subject to applicable reserve requirements), and less an amount equal to the number of rollover shares contributed by the Starwood Rollover Investor multiplied by the merger consideration.

Parent has informed us that in addition to the payment of the merger consideration, the funds to be obtained from the debt and equity financing may be used for purposes such as reserves, carrying costs with respect to the properties, working capital requirements of the properties, and for other costs and expenses related to the financing and the mergers. Parent has informed us that it currently believes that the funds to be borrowed under each debt financing would be secured by, among other things, a first priority mortgage lien on certain properties which are wholly owned by us, escrows, reserves, a cash management account, or a first priority pledge of and security interest in the direct or indirect ownership interests in the owners of the properties and the operating lessee, in each case, together with such other pledges and security required by the lender to secure and perfect their interest in the applicable collateral and that such debt financings would be conditioned on the mergers being completed and other customary conditions for similar financings.

The merger agreement does not contain a financing condition or a “market MAC” condition to the closing. For more information, see “The Merger Agreement—Financing Cooperation” and “The Merger Agreement—Conditions to the Mergers.”

Interests of the Company’s and Hospitality’s Directors and Executive Officers in the Mergers (page 75)

In considering the recommendations of the Company board and the Hospitality board that the holders of Company common stock and Hospitality class B common stock, respectively, vote in favor of the adoption of the merger agreement, the holders of Company common stock and Hospitality class B common stock should be aware that the directors and executive officers of the Company and Hospitality have interests in the mergers that may be different from, or in addition to, the interests of the holders of the paired shares generally, including the treatment of their equity awards in connection with the transaction, certain potential severance payments, and the right to continued indemnification and insurance coverage. The Company board and Hospitality board were aware of these interests and considered them, among other matters, in making their respective recommendation that the holders of the Company common stock and Hospitality class B common stock, respectively, vote in favor of the adoption of the merger agreement. See “The Mergers—Interests of the Company’s and Hospitality’s Directors and Executive Officers in the Mergers.”

Restriction on Solicitation of Acquisition Proposals (page 104)

Under the terms of the merger agreement, we and our subsidiaries are subject to restrictions on our ability to solicit any acquisition proposals (as defined in the section entitled “The Merger Agreement—Special Meetings”), including, among others, restrictions on our ability to provide any non-public information in connection with any acquisition proposal, or engage in any discussions or negotiations regarding any acquisition proposal, or propose or agree to do any of the foregoing. Subject to the terms of the merger agreement, we or our subsidiaries may furnish non-public information to, and engage in discussions or negotiations with, a third party if we receive an unsolicited written bona fide acquisition proposal from such third party after the date of the merger agreement that did not result from a breach of our obligations described in the section entitled “The Merger Agreement—

Restriction on Solicitation of Acquisition Proposals,” and the Company board and the Hospitality board determine in good faith, after consultation with their financial advisor and outside legal counsel, that the failure to take such action, in light of the acquisition proposal and the terms of the merger agreement, would be inconsistent with the directors’ fiduciary duties under applicable law, and the Company board and the Hospitality board have determined in good faith based on information then available and after consultation with their financial advisor and outside legal counsel that such acquisition proposal either constitutes a superior proposal or would reasonably be expected to result in a superior proposal. Under certain circumstances and after following certain procedures and adhering to certain restrictions, we are permitted to terminate the merger agreement if our boards of directors approve, and concurrently with the termination of the merger agreement, we enter into, a definitive agreement providing for the implementation of a superior proposal (subject to payment of the Company termination fee) (as described below).

Conditions to the Mergers (page 112)

Completion of the mergers depends upon the satisfaction or waiver of a number of conditions, including, among others, that:

•

the merger and the other transactions contemplated by the merger agreement must be approved by the affirmative vote of the holders of (1) Company common stock and (2) Hospitality class A common stock and Hospitality class B common stock, voting together as a single class, entitled to vote at the special meetings (which we refer to as the “requisite vote”);

•

no governmental entity of competent jurisdiction shall has enacted, issued, or entered any law or order (whether temporary, preliminary or permanent) or any law which remains in effect and that restrains, enjoins or otherwise prohibits the consummation of the mergers;

•

our and Parent’s, MergerCo 1’s and MergerCo 2’s respective representations and warranties in the merger agreement must be true and correct in the manner described under the section entitled “The Merger Agreement—Conditions to the Mergers”;

•

we and Parent, MergerCo 1 and MergerCo 2 must have performed and complied with, in all material respects, our and their respective obligations, agreements and covenants required by the merger agreement to be performed or complied with on or prior to the closing date;

•

from the date of the merger agreement, there has not been any event, circumstances, change, development or effect that has had, or would reasonably be expected to have, a Company material adverse effect; and

•

Hospitality must have received an opinion of our counsel, Fried, Frank, Harris, Shriver & Jacobson LLP or such other law firm reasonably acceptable to Parent, dated as of the closing date, to the effect that commencing with its taxable year ended December 31, 2010, Hospitality has been organized in conformity with the requirements for qualification as a REIT under the Code, and its current and proposed method of operation should enable it to meet the requirements for qualification and taxation as a REIT under the Code until immediately prior to the closing (assuming that Hospitality’s taxable year ended immediately prior to the closing).

Termination of the Merger Agreement (page 114)

We and Parent may mutually agree to terminate and abandon the merger agreement at any time prior to the effective time, even after we have obtained the requisite vote.

Termination by either the Company or Parent

In addition, we, on the one hand, or Parent, on the other hand, may terminate and abandon the merger agreement by written notice to the other at any time prior to the effective time, even after we have obtained the requisite vote, if:

•	the requisite vote has not been obtained at a duly held Company special meeting or any adjournment or postponement thereof at which the adoption of the merger agreement is voted on;

•

any governmental entity of competent jurisdiction has enacted, issued or entered, since the date of the merger agreement, any order or law shall that permanently restrains, enjoins or otherwise prohibits the consummation of the mergers, and such order or law have become final and non-appealable; provided, however, that the right to terminate the merger agreement pursuant to this bullet point is not available to (1) us, if our failure to comply with any provision of the merger agreement is the primary cause of, or results in, such order or law or (2) Parent, if Parent’s, MergerCo 1’s or MergerCo 2’s failure to comply with any provision of the merger agreement is the primary cause of, or results in, such order or law; or

•

the mergers have not been consummated by September 14, 2021; provided, however, that the right to terminate the merger agreement under this bullet point is not available to (1) us, if our failure to comply with any provision of the merger agreement is the primary cause of, or results in, the failure to consummate the mergers on or before September 14, 2021, or (2) Parent, if Parent’s, MergerCo 1’s or MergerCo 2’s failure to comply with any provision of the merger agreement is the primary cause of, or results in, the failure to consummate the mergers on or before September 14, 2021.

Termination by the Company or Hospitality

We may also terminate and abandon the merger agreement by written notice to Parent at any time prior to the effective time, even after we have obtained the requisite vote:

•

if, at any time prior to the obtaining of the requisite vote, (A) our boards of directors, after complying with the obligations described under “The Merger Agreement—Obligations of the Company Board and the Hospitality Board with Respect to Their Recommendations” in connection with a superior proposal, authorize us to enter into a definitive written agreement providing for the implementation of a superior proposal, (B) we enter into a definitive written agreement for such superior proposal concurrently with or immediately after the termination of the merger agreement and (C) we, prior to or concurrently with such termination, pay to Parent the Company termination fee;

•

if neither the Company nor Hospitality is in breach in any material respect of its representations, warranties, covenants or other agreements in the merger agreement and Parent, MergerCo 1 or MergerCo 2 has breached in any respect any of their respective representations, warranties, covenants or other agreements in the merger agreement, which breach would be reasonably likely to result in those conditions to our obligations to effect the mergers (relating to Parent’s, MergerCo 1’s and MergerCo 2’s representations, warranties, covenants or agreements) being incapable of being satisfied by September 14, 2021; or

•	if all of the following requirements are satisfied:

•

all of the mutual conditions to the parties’ obligations to effect the mergers and the additional conditions to the obligations of Parent, MergerCo 1 and MergerCo 2 to effect the mergers have been satisfied or waived by Parent (other than those conditions that by their terms or nature are to be satisfied at the closing, but provided such conditions to be satisfied at the closing would be satisfied as of the date of the notice described in the following sub-bullet if the closing were to occur on the date of such notice);

•

on or after the date the closing should have occurred in accordance with the merger agreement, we have irrevocably confirmed in writing to Parent that all of the mutual conditions to closing and the additional conditions to the obligations of Parent, MergerCo 1 and MergerCo 2 have been satisfied or waived by Parent (other than those conditions that by their terms or nature are to be satisfied at the closing, but provided such conditions to be satisfied at the closing would be satisfied as of the date of the notice described in this sub-bullet if the closing were to occur on the date of such notice) and we are both prepared to consummate the closing; and

•	Parent fails to consummate the closing within three business days of the notice described in the preceding sub-bullet, and we were prepared to consummated the closing during such three business days.

Termination by Parent, MergerCo 1 or MergerCo 2

Parent, MergerCo 1 or MergerCo 2 may also terminate and abandon the merger agreement by written notice to us at any time prior to the closing date, even after we have obtained the requisite vote:

•

if Parent, MergerCo 1 and MergerCo 2 are not in breach in any material respect of their respective representations, warranties, covenants or other agreements in the merger agreement and we have breached in any respect any of our respective representations, warranties, covenants or other agreements contained in the merger agreement and which breach would be reasonably likely to result in those conditions to the obligations of Parent, MergerCo 1 and MergerCo 2 to effect the mergers (relating to our representations, warranties, covenants or agreements) being incapable of being satisfied by September 14, 2021; or

•

if (1) either the Company board or the Hospitality board has effected, or resolved to effect, a change of recommendation, (2) we have failed to publicly recommend against any tender offer or exchange offer subject to Regulation 14D under the Exchange Act that constitutes an acquisition proposal (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by the Company’s or Hospitality’s stockholders) within ten business days after the commencement of such tender offer or exchange offer, (3) the Company board or the Hospitality board, as applicable, has failed to publicly reaffirm the Company board recommendation or the Hospitality board recommendation, as applicable, within ten business days after the date an acquisition proposal shall have been publicly announced (or if the special meetings are scheduled to be held within ten business days from the date an acquisition proposal is publicly announced, promptly and in any event prior to the date on which the special meetings are scheduled to be held) or (4)  we enter into an alternative acquisition agreement (other than an acceptable confidentiality agreement).

Termination Fees (page 115)

Termination Fee Payable by the Company

We have agreed to pay a termination fee of $105,000,000 (which we refer to as the “Company termination fee”) to Parent or its designee if:

•

we terminate the merger agreement pursuant to the provision described in the first bullet point under “The Merger Agreement—Termination of the Merger Agreement—Termination by the Company or Hospitality” in which case payment will be made before or concurrently with such termination and will be a condition to the effectiveness of such termination;

•

Parent terminates the merger agreement pursuant to the provision described in the second bullet point under “The Merger Agreement—Termination of the Merger Agreement—Termination by Parent, MergerCo 1 or MergerCo 2” in which case the payment will be made within 2 business days of such termination; or

•	all of the following requirements are satisfied:

•

an acquisition proposal has been received by us or our representatives or any person has publicly made or publicly announced an intention (whether or not conditional) to make an acquisition proposal (and, in the case of a termination pursuant to the provision described in the first bullet point under “The Merger Agreement—Termination of the Merger Agreement—Termination by either the Company or Parent,” such acquisition proposal or publicly proposed or announced intention was made prior to the taking of a vote on the merger agreement by the Company stockholders);

•

we or Parent terminate the merger agreement pursuant to the provisions described in the first bullet point or the third bullet point under “The Merger Agreement—Termination of the Merger Agreement—Termination by either the Company or Parent” or Parent, MergerCo 1 or MergerCo 2 terminates the merger agreement pursuant to the provision described in the first bullet point under “The Merger Agreement—Termination of the Merger Agreement—Termination by Parent, MergerCo 1 or MergerCo 2”; and

•

within twelve months after such termination, either of us consummates, or enters into a definitive agreement for, any acquisition proposal, in which case payment will be made within two business days of earlier of the consummation of or entry into a definitive agreement for any acquisition proposal. For purposes of this sub bullet point, the references to “15%” in the definition of “acquisition proposal” are deemed to be references to “50%.”

However, the Company termination fee will equal $61,250,000 if (1) the merger agreement is terminated by us as provided in the first bullet point above, (2) we have delivered to Parent prior to the Cut-off time (as defined below) a notice period commencement notice in accordance with the provisions described under “The Merger Agreement—Obligations of the Company Board and the Hospitality Board with Respect to Their Recommendations” of our intention to terminate the merger agreement pursuant to the provisions described in the first bullet point under “The Merger Agreement—Termination of the Merger Agreement—Termination by the Company or Hospitality” to enter into a definitive written agreement with respect to a superior proposal from an excluded party and (3) the merger agreement is so terminated to enter into a definitive written agreement providing for such or any amended superior proposal with such excluded party (and only if such person is an excluded party at the time of such termination) (which we refer to as an “excluded party termination”).

An “excluded party” is a person or group of persons from whom we or our representatives have received, after the execution of the merger agreement and prior to April 14, 2021, a bona fide written acquisition proposal that the Company board and the Hospitality board determine in good faith after consultation with their financial advisor and outside legal counsel prior to or within one business day after April 14, 2021, constitutes, or would reasonably be expected to lead to, a superior proposal and we provide written notice to Parent promptly (and in any event within 48 hours) of such determination (which we refer to as a “qualified proposal”); provided that we commence, at or prior to the Cut-off time, a notice period with respect to our intention to terminate the merger agreement pursuant to first bullet point under “Termination of the Merger Agreement—Termination by the Company or Hospitality.”

Termination Fee Payable by Parent

Parent has agreed to pay to us the Parent termination fee of $300,000,000 if:

•

we terminate the merger agreement pursuant to the provisions described in the second bullet point or third bullet point under “The Merger Agreement—Termination of the Merger Agreement—Termination by the Company or Hospitality” or the merger agreement is terminated pursuant to the provisions described in the third bullet under “The Merger Agreement—Termination of the Merger

Agreement—Termination by either the Company or Parent” in circumstances where we could have terminated pursuant to the provisions described in the second bullet point or third bullet point under “The Merger Agreement—Termination of the Merger Agreement—Termination by the Company or Hospitality”;

•

either Parent or we terminate the merger agreement pursuant to the second bullet under “The Merger Agreement—Termination of the Merger Agreement—Termination by either the Company or Parent” solely when such order or law is with respect to antitrust laws and at the time of such termination all conditions to the obligations of Parent, MergerCo 1 or MergerCo 2 have been satisfied or waived, other than:

•	the condition described in the second bullet under “—Conditions to the Mergers” but solely in the case the order or law is in respect of the antitrust law,

•

if such termination occurs prior to the taking of a vote of the Company’s stockholders on the adoption of the merger agreement at the Company special meeting, the condition described in the first bullet under “The Merger Agreement—Conditions to the Mergers”, and

•

those conditions that by their terms or their nature are to be satisfied at the closing but provided such conditions to be satisfied at the closing would be capable of being satisfied as of the date of termination if the closing were to occur on the date of such notice; or

either Parent or we terminate pursuant to the third bullet under “The Merger Agreement—Termination of the Merger Agreement—Termination by either the Company or Parent” and at the time of such termination all conditions to obligations of Parent, MergerCo 1 or MergerCo 2 have been satisfied or waived (other than those conditions that by their terms or their nature are to be satisfied at the closing but provided such conditions to be satisfied at the closing would be capable of being satisfied as of the date of termination if the closing were to occur on the date of such notice) except for the condition described in the second bullet under “The Merger Agreement—Conditions to the Mergers” by reason of any order or law solely in respect of the antitrust law.

Guaranty and Remedies (page 118)

In connection with the merger agreement, the Blackstone Sponsor and the Starwood Sponsor each entered into a guaranty in our favor to guarantee Parent’s payment obligations with respect to the Parent termination fee and certain expense reimbursement and indemnification obligations of Parent under the merger agreement, subject to the terms and limitations set forth in such guaranties.

The maximum aggregate liability of the Blackstone Sponsor and the Starwood Sponsor under its respective guaranty will not exceed $150,000,000, plus all reasonable and documented third party costs and out-of-pocket expenses (including reasonable fees of counsel) actually incurred by us relating to any litigation or other proceeding brought by us to enforce our rights under such guaranty, if we prevail in such litigation or proceeding.

We cannot seek specific performance to require Parent, MergerCo 1 or MergerCo 2 to complete the mergers and, subject to limited exceptions, including with respect to enforcing confidentiality provisions and certain expense reimbursement and indemnification obligations of Parent, our sole and exclusive remedy against Parent, MergerCo 1 or MergerCo 2 relating to any breach of the merger agreement or otherwise will be the right to receive the Parent termination fee under the conditions described under “The Merger Agreement—Termination Fees—Termination Fee Payable by Parent.” Parent, MergerCo 1 and MergerCo 2 may, however, seek specific performance to require us to complete the mergers.

Regulatory Matters (page 81)

We are unaware of any material federal or state regulatory requirements or approvals that are required for the execution of the merger agreement or the completion of either merger, other than the filing of the certificates of merger with respect to each of the mergers with the Secretary of State of the State of Delaware.

Although the completion of the transactions contemplated by the merger agreement is not conditioned on receipt of any approvals or clearances pursuant to any antitrust laws, clearances under antitrust laws of Finland, Ireland and Spain have been sought by the parties to the merger agreement in connection with the transactions contemplated by the merger agreement. The parties submitted filings to the Irish Competition and Consumer Protection Commission, the Finnish Competition and Consumer Authority and the Spanish National Markets and Competition Commission on March 25, 2021, April 8, 2021 and April 13, 2021, respectively. On April 13, 2021, the parties received notice from the Irish Competition and Consumer Protection Commission permitting the completion of the proposed transactions under Irish antitrust laws. In addition, on April 16, 2021, the parties received notice from the Finnish Competition and Consumer Authority permitting the completion of the proposed transactions under Finnish antitrust law. Although it is expected that clearances and approvals under these foreign antitrust laws will be obtained, there are no assurances that these regulatory clearances and approvals will be timely obtained, obtained at all or that the applicable regulatory authorities will not impose additional conditions on the consummation of the transactions contemplated in the merger agreement.

Support Agreement (page 118)

In connection with the entry into the merger agreement, the Starwood Rollover Investor and Parent entered into the support agreement pursuant to which the Starwood Rollover Investor agreed to vote the covered shares in favor of the adoption of the merger agreement and the approval of the mergers and any other matters necessary or presented or proposed for consummation of the mergers and the other transactions contemplated by the merger agreement, and against any acquisition proposal and any other action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the mergers or other transactions contemplated by the merger agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company or Hospitality under the merger agreement or of the Starwood Rollover Investor under the support agreement. The Starwood Rollover Investor has agreed not to sell, transfer, pledge or otherwise dispose of the covered shares. The Starwood Rollover Investor has also agreed to waive any rights of appraisal or rights to dissent from the mergers that it may have. Each of the Company and Hospitality is a third-party beneficiary under the support agreement and may enforce the support agreement on its own behalf. As of the date of the support agreement, the Starwood Rollover Investor beneficially owned 16,694,265 paired shares which represents approximately 9.4% of the outstanding paired shares based on 177,730,773 paired shares outstanding as of the close of business on the record date.

Appraisal Rights (page 122)

The Company stockholders or Hospitality stockholders who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the fair value of their paired shares as determined in accordance with Section 262 of the DGCL, if they deliver a demand for appraisal before the vote is taken on the merger agreement and comply with all of the requirements of Delaware law, including Section 262 of the DGCL, which are summarized herein. Section 262 of the DGCL is reproduced in its entirety in Exhibit C to this joint proxy statement. This joint proxy statement constitutes the notice of appraisal rights with respect to the merger agreement required by Section 262 of the DGCL.

Litigation Relating to the Mergers (page 81)

Between April 14 and April 21, 2021, three stockholder complaints relating to the mergers were filed against the Company, Hospitality and each of the individual members of the Boards. Stein v. Extended Stay America, Inc., et al., Case No. 1:21-cv-03272, and Ciccotelli v. Extended Stay America, Inc., et al., Case No. 1:21-cv-03551, were filed in the United States District Court for the Southern District of New York, and Schwartz v. Extended Stay America, Inc., et al., Case No. 1:21-cv-02185, was filed in the United States District Court for the Eastern District of New York. The Stein complaint also names Blackstone and Starwood as additional defendants. Each of the stockholder complaints asserts that defendants violated Section 14(a) and 20(a) of the Exchange Act and certain related rules and regulations by allegedly making false and misleading statements relating to the mergers, or failing to disclose allegedly material facts, including relating to the financial projections of the Paired Entities and analyses of financial advisors, in the preliminary joint proxy statement filed on April 13, 2021. All three stockholder complaints seek an injunction against consummating the mergers until further disclosures are made and also seek an award of damages, as well as attorneys’ and expert fees and expenses. The courts have not acted on any of these complaints, and no relief has been granted as of the date of this joint proxy statement. We believe that each of the lawsuits is without merit.

Material U.S. Federal Income Tax Consequences (page 82)

The mergers and the special dividend will each be a taxable transaction. For U.S. federal income tax purposes, your receipt of the merger consideration in exchange for your paired shares generally will cause you to recognize gain or loss measured by the difference, if any, between the merger consideration (reduced by the special dividend, if any) you receive and your adjusted tax basis in your paired shares (determined after taking into account any portion of the special dividend, if any, you receive that is treated as a return of capital that has the effect of reducing your basis in your shares of Company common stock).

The Company intends that the special dividend, if made, be treated as a dividend for U.S. federal income tax purposes to the extent paid from its current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and will report the special dividend consistent with such treatment. If the special dividend exceeds the Company’s current and accumulated earnings and profits, the excess is intended to be treated as a nontaxable return of capital to the extent of the holder’s adjusted tax basis in its Company common stock and will reduce (but not below zero) such holder’s adjusted tax basis in its Company common stock, and any remaining excess will be treated as gain from a disposition of Company common stock.

Subject to the several exceptions discussed in “Material U.S. Federal Income Tax Consequences—Consequences of the Mergers to Non-U.S. Holders of Our Paired Shares”, any gain recognized on receipt of the merger consideration (reduced by the special dividend, if any) by non-U.S. holders in connection with the mergers should not be subject to U.S. federal income taxation. In addition, under certain circumstances, we may be required to withhold a portion of a non-U.S. holder’s merger consideration or special dividend.

For certain of our stockholders, the tax consequences of the mergers and the special dividend (including applicable withholding taxes) could be different than the tax consequences of selling their paired shares prior to the mergers. This joint proxy statement does not discuss the tax consequences of selling paired shares prior to the mergers. In view of those potential different tax consequences, we encourage you to consult your tax advisor regarding the tax consequences to you of selling your paired shares prior to the mergers, as compared to the tax consequences to you of the mergers and the special dividend. In addition, the tax consequences to you of the mergers and the special dividend will depend on the amount of the Company’s current and accumulated earnings and profits, which will not be known at the time of the mergers, and your particular tax situation. We also encourage you to consult your tax advisor regarding the tax consequences of the mergers and the special dividend to you. For further discussion, see “Material U.S. Federal Income Tax Consequences.”

Delisting and Deregistration of Our Paired Shares (page 88)

If the mergers our completed, our paired shares will no longer be traded on NASDAQ, and will be deregistered under the Exchange Act.

Market Price of Our Paired Shares (page 119)

Our paired shares are listed on NASDAQ under the trading symbol “STAY.” On March 12, 2021, the last trading day prior to the date of the public announcement of the merger agreement, the reported closing price per share for the paired shares on NASDAQ was $16.94. On April 23, 2021, the last trading day before the date of this joint proxy statement, the reported closing price per share for the paired shares on NASDAQ was $19.70. You are encouraged to obtain current market quotations for our paired shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This joint proxy statement contains “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical facts included in this joint proxy statement may be forward-looking, including statements regarding, among other things, our ability to meet our debt service obligations, future capital expenditures (including future acquisitions and hotel renovation programs), our distribution policies, our development, growth and franchise opportunities, anticipated benefits or use of proceeds from dispositions, our plans, objectives, goals, beliefs, business strategies, business conditions, results of operations, financial position and business outlook, business trends and future events, including the COVID-19 pandemic, its effects on the foregoing, government actions taken in response to the COVID-19 pandemic and actions that we have or plan to take in response to the pandemic and such effects. Among the risks, contingencies and uncertainties that could cause actual results to differ from those described in the forward-looking statements or could result in the failure of the mergers to be completed are the following:

•	our ability to obtain the stockholder and regulatory approvals required for the mergers;

•	the occurrence or non-occurrence of the other conditions to the closing of the mergers;

•	the timing of the closing of the mergers and receipt by stockholders of the merger consideration;

•	legislative or regulatory developments that could have the effect of delaying or preventing the mergers;

•	the effect of restrictions placed on our ability to operate the businesses or pay dividends on holders of the paired shares under the merger agreement;

•	the risk of disruption resulting from the mergers, including the diversion of the Paired Entities’ resources and management’s attention from ongoing business operations;

•	the effect of the announcement of the mergers on the Paired Entities’ ability to retain and hire key employees;

•

the effect of the announcement of the mergers on the Paired Entities’ business relationships, results of operations, financial condition, the market price of our paired shares and businesses generally;

•	the risk of negative reactions from investors, associates, suppliers and guests;

•	the outcome of any legal proceedings that may be instituted against the Paired Entities related to the mergers;

•	the amount of the costs, fees, expenses and charges related to the mergers;

•	the occurrence of any event giving rise to the right of a party to terminate the merger agreement; and

•

our exclusive remedy against the counterparties to the merger agreement with respect to any breach of the merger agreement being to seek payment by Parent of a termination fee in the amount of $300 million ($150 million of which amount is guaranteed by the Blackstone Sponsor, and $150 million of which amount is guaranteed by the Starwood Sponsor), which may not be adequate to cover our damages.

Information describing other risks and uncertainties affecting the Paired Entities that could cause actual results to differ materially from those in forward-looking statements may be found in our filings with the SEC, including, but not limited to, the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, as updated by our further filings.

When used in this joint proxy statement, the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “will,” “look forward to” and variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not historical facts, and are based upon our current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond our control. Our expectations, beliefs, estimates and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates and projections will be achieved and actual results may differ materially from what is expressed in or indicated by the forward-looking statements.

There are a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements contained in this joint proxy statement. You should evaluate all forward-looking statements made in this joint proxy statement in the context of these risks and uncertainties, and you are cautioned not to place undue reliance on such forward-looking statements.

We caution you that the risks, uncertainties and other factors referenced above and throughout this joint proxy statement may not contain all of the risks, uncertainties and other factors that may be important to you. In addition, we cannot assure you that we will realize the results, benefits or developments that we expect or anticipate or, even if substantially realized, that they will have the results or effect on us, our business, our operations or the market price of our paired shares in the way expected. In particular, no assurance can be given that any of our ongoing, planned or expected strategic initiatives or objectives discussed herein or in other filings with the SEC will be initiated or completed on our expected timing or at all. Estimates and forward-looking statements speak only as of the date they were made and we undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

COMPANY PROPOSAL 1: PROPOSAL TO ADOPT THE MERGER AGREEMENT

The Company is asking its stockholders to vote on a proposal to adopt the merger agreement and approve the mergers and other transactions contemplated by the merger agreement.

For detailed information regarding this proposal, see the information about the mergers and the merger agreement throughout this joint proxy statement, including the information set forth in the sections entitled “The Mergers” and “The Merger Agreement.” A copy of the merger agreement is attached as Exhibit A to this joint proxy statement.

Approval of the proposal to adopt the merger agreement and approve the mergers and other transactions contemplated by the merger agreement requires the affirmative vote of the holders of shares of Company common stock entitled to cast not less than a majority of all of the votes entitled to be cast on the matter. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares of Company common stock “FOR,” “AGAINST” or “ABSTAIN” on this Proposal 1 your shares of Company common stock will be voted in accordance with the recommendation of the Company board, which is “FOR” this Company Proposal 1. Because the required vote for this proposal is based on the number of votes the Company’s stockholders are entitled to cast rather than on the number of votes cast, failure to vote your shares of Company common stock (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement and approve the mergers and other transactions contemplated by the merger agreement.

Approval of this proposal is a condition to the completion of the mergers. In the event this proposal is not approved, the mergers cannot be completed.

Recommendation of the Company Board

The Company board unanimously recommends that the Company’s stockholders vote “FOR” the proposal to adopt the merger agreement and approve the mergers and other transactions contemplated by the merger agreement.

COMPANY PROPOSAL 2: PROPOSAL TO APPROVE THE MERGER-RELATED COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) under the Exchange Act, the Company is asking its stockholders to vote at the special meeting on an advisory basis regarding the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the mergers. Information intended to comply with Item 402(t) of Regulation S-K concerning this compensation, subject to certain assumptions described therein, is presented in the section entitled “The Mergers—Interests of the Company’s and Hospitality’s Directors and Executive Officers in the Mergers.”

The stockholder vote on executive compensation is an advisory vote only, and it is not binding on the Company or its board. Further, the underlying arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the mergers are completed, the Company’s named executive officers will be eligible to receive the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the mergers, in accordance with the terms and conditions applicable to such compensation. Approval of this proposal is not a condition to the completion of the mergers.

The Company is asking its stockholders to vote “FOR” the following resolution:

“RESOLVED, that the Extended Stay America, Inc. stockholders approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of Extended Stay America, Inc. that is based on or otherwise relates to the merger, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “The Mergers—Interests of the Company’s and Hospitality’s Directors and Executive Officers in the Mergers” beginning on page 75 (which disclosure includes the Golden Parachute Compensation Table required pursuant to Item 402(t) of Regulation S-K).”

Adoption of the above resolution, on a non-binding, advisory basis, requires the affirmative vote of a majority of the votes cast on the proposal. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares of Company common stock “FOR,” “AGAINST” or “ABSTAIN” on this Company Proposal 2, your shares of Company common stock will be voted in accordance with the recommendation of the Company board, which is “FOR” this Company Proposal 2. An abstention or failure to vote on this proposal will have no effect on the approval of this proposal.

Recommendation of the Company Board

The Company board unanimously recommends that the Company’s stockholders vote “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the mergers.

COMPANY PROPOSAL 3: PROPOSAL TO APPROVE ADJOURNMENT OF THE MEETING

The Company is asking its stockholders to vote on a proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to adopt the merger agreement and approve the mergers and other transactions contemplated by the merger agreement.

Assuming that a quorum is present, approval of the proposal to approve any such adjournment of the special meeting requires the affirmative vote of a majority of the votes cast on the proposal. Approval of this proposal is a not a condition to the completion of the mergers. If a quorum is not present at the Company special meeting, approval of the proposal to approve any such adjournment of the special meeting requires the affirmative vote of the holders of a majority of the voting power of the stock present in person or by proxy at the meeting and entitled to vote thereon. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares of Company common stock “FOR,” “AGAINST” or “ABSTAIN” on this Proposal 3, your shares of Company common stock will be voted in accordance with the recommendation of the Company board, which is “FOR” this Company Proposal 3. Assuming a quorum is present, an abstention or failure to vote on this proposal will have no effect on the approval of this proposal.

Recommendation of the Company Board

The Company board unanimously recommends that the Company’s stockholders vote “FOR” the proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to adopt the merger agreement and approve the mergers and other transactions contemplated by the merger agreement.

HOSPITALITY PROPOSAL 1: PROPOSAL TO ADOPT THE MERGER AGREEMENT

Hospitality is asking its stockholders to vote on a proposal to adopt the merger agreement and approve the mergers and other transactions contemplated by the merger agreement.

For detailed information regarding this proposal, see the information about the mergers and the merger agreement throughout this joint proxy statement, including the information set forth in the sections entitled “The Mergers” and “The Merger Agreement.” A copy of the merger agreement is attached as Exhibit A to this joint proxy statement.

Approval of the proposal to adopt the merger agreement and approve the mergers and other transactions contemplated by the merger agreement requires the affirmative vote of the holders shares of Hospitality class A common stock and Hospitality class B common stock entitled to cast not less than a majority of all of the votes entitled to be cast on the matter. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares of Hospitality class B common stock “FOR,” “AGAINST” or “ABSTAIN” on this Hospitality Proposal 1, your shares of Hospitality class B common stock will be voted in accordance with the recommendation of the Hospitality board, which is “FOR” this Hospitality Proposal 1. Because the required vote for this proposal is based on the number of votes of the holders of Hospitality class A common stock and Hospitality class B common stock that are entitled to cast rather than on the number of votes cast, failure to vote your shares of Hospitality class B common stock (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement and approve the mergers and other transactions contemplated by the merger agreement.

Approval of this proposal is a condition to the completion of the mergers. In the event this proposal is not approved, the mergers cannot be completed.

Recommendation of the Hospitality Board

The Hospitality board recommends that Hospitality’s stockholders vote “FOR” the proposal to adopt the merger agreement and approve the mergers and other transactions contemplated by the merger agreement.

HOSPITALITY PROPOSAL 2: PROPOSAL TO APPROVE THE MERGER-RELATED COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) under the Exchange Act, Hospitality is asking its stockholders to vote at the special meeting on an advisory basis regarding the compensation that may be paid or become payable to Hospitality’s named executive officers that is based on or otherwise relates to the mergers. Information intended to comply with Item 402(t) of Regulation S-K concerning this compensation, subject to certain assumptions described therein, is presented in the section entitled “The Mergers—Interests of the Company’s and Hospitality’s Directors and Executive Officers in the Mergers.”

The stockholder vote on executive compensation is an advisory vote only, and it is not binding on Hospitality or its board. Further, the underlying arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the mergers are completed, Hospitality’s named executive officers will be eligible to receive the compensation that may be paid or become payable to Hospitality’s named executive officers that is based on or otherwise relates to the mergers, in accordance with the terms and conditions applicable to such compensation. Approval of this proposal is not a condition to the completion of the mergers.

Hospitality is asking its stockholders to vote “FOR” the following resolution:

“RESOLVED, that the ESH Hospitality, Inc. stockholders approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of ESH Hospitality, Inc. that is based on or otherwise relates to the merger, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “The Mergers—Interests of the Company’s and Hospitality’s Directors and Executive Officers in the Mergers” beginning on page 75 (which disclosure includes the Golden Parachute Compensation Table required pursuant to Item 402(t) of Regulation S-K).”

Adoption of the above resolution, on a non-binding, advisory basis, requires the affirmative vote of a majority of the votes cast on the proposal. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares of Hospitality class B common stock “FOR,” “AGAINST” or “ABSTAIN” on this Hospitality Proposal 2, your shares of Hospitality class B common stock will be voted in accordance with the recommendation of the Hospitality board, which is “FOR” this Hospitality Proposal 2. An abstention or failure to vote on this proposal will have no effect on the approval of this proposal.

Recommendation of the Hospitality Board

The Hospitality board unanimously recommends that Hospitality’s stockholders vote “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Hospitality’s named executive officers that is based on or otherwise relates to the mergers.

THE PARTIES TO THE MERGERS

Extended Stay America, Inc.

11525 N. Community House Road, Suite 100

Charlotte, North Carolina 28277

(980) 345-1784

Extended Stay America, Inc., which we refer to as “we,” “our,” “us,” or the “Company,” is a Delaware corporation. Extended Stay America-branded hotels are designed to provide an affordable and attractive alternative to traditional lodging or apartment accommodations and are targeted toward self-sufficient, value-conscious guests who need lodging for a night, a week or longer. Guests include business travelers, leisure travelers, professionals on temporary work or training assignments, persons relocating, the temporarily displaced, those purchasing a home and anyone else in need of accommodations. The Company’s website is www.extendedstayamerica.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this joint proxy statement or any other report or document we file with or furnish to the SEC. The Company’s shares of common stock are paired with and trade together with shares of class B common stock of ESH Hospitality, Inc. Those paired shares are listed on NASDAQ under the symbol “STAY.” For additional information about us and our business, please refer to “Where You Can Find More Information.”

ESH Hospitality, Inc.

11525 N. Community House Road, Suite 100

Charlotte, North Carolina 28277

(980) 345-1784

ESH Hospitality, Inc., is a Delaware corporation and has elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code. As of the close of business on the record date, the Company owned shares of Hospitality class A common stock representing approximately 58% of the voting power of the Hospitality class A common stock and Hospitality class B common stock, voting together as a single class, entitled to vote at the Hospitality special meeting.

Parent, MergerCo 1 and MergerCo 2

Eagle Parent Holdings L.P.

c/o The Blackstone Group

345 Park Avenue

New York, New York 10154

(212) 583-5000

and

c/o Starwood Capital Group

591 West Putnam Avenue

Greenwich, Connecticut 06830

Eagle Parent Holdings L.P. (which we refer to as “Parent”) is a Delaware limited partnership that is jointly owned by affiliates of Blackstone Real Estate Partners IX L.P. (which we refer to as the “Blackstone Sponsor”) and Starwood Distressed Opportunity Fund XII Global, L.P. (which we refer to as the “Starwood Sponsor” and together with the Blackstone Sponsor, the “Sponsors”). Parent was formed solely for the purpose of engaging in the transactions contemplated by the merger agreement, has engaged in no other business activities and has conducted its operations only incidentally to its formation or in furtherance of the transactions contemplated by the merger agreement. The Blackstone sponsor is an affiliate of The Blackstone Group Inc. (which we refer to as “Blackstone”). The Starwood Sponsor is an affiliate of Starwood Capital Group (which we refer to as “Starwood”).

Blackstone is a global leader in real estate investing. Blackstone’s real estate business was founded in 1991 and has $187 billion of investor capital under management. Blackstone is one of the largest property owners in the world, owning and operating assets across every major geography and sector, including logistics, multifamily and single-family housing, office, hospitality and retail. Blackstone’s opportunistic funds seek to acquire undermanaged, well-located assets across the world. Blackstone’s Core+ strategy invests in substantially stabilized real estate globally through regional open-ended funds focused on high-quality assets and Blackstone Real Estate Income Trust, Inc., a non-listed REIT that invests in U.S. income-generating assets. Blackstone Real Estate also operates one of the leading global real estate debt businesses, providing comprehensive financing solutions across the capital structure and risk spectrum, including management of Blackstone Mortgage Trust (NYSE: BXMT).

Starwood Capital Group is a private investment firm with a core focus on global real estate, energy infrastructure and oil & gas. Starwood and its affiliates maintain 16 offices in seven countries around the world, and currently have approximately 4,100 employees. Since its inception in 1991, Starwood Capital Group has raised over $55 billion of equity capital, and currently has in excess of $75 billion of assets under management. Through a series of comingled opportunity funds and Starwood Real Estate Income Trust, Inc., a non-listed REIT, Starwood has invested in virtually every category of real estate on a global basis, opportunistically shifting asset classes, geographies and positions in the capital stack as it perceives risk/reward dynamics to be evolving. Starwood Capital also manages Starwood Property Trust (NYSE: STWD), the largest commercial mortgage real estate investment trust in the United States, which has successfully deployed over $63 billion of capital since inception and manages a portfolio of over $17 billion across debt and equity investments. Over the past 29 years, Starwood Capital Group and its affiliates have successfully executed an investment strategy that involves building enterprises in both the private and public markets.

Eagle Merger Sub 1 Corporation

c/o The Blackstone Group

345 Park Avenue

New York, New York 10154

(212) 583-5000

and

c/o Starwood Capital Group

591 West Putnam Avenue

Greenwich, Connecticut 06830

Eagle Merger Sub 1 Corporation (which we refer to as “MergerCo 1”) is a Delaware corporation. MergerCo 1 is a wholly owned subsidiary of Parent. MergerCo 1 was formed solely for purposes of engaging in the transactions contemplated by the merger agreement, has engaged in no other business activities and has conducted its operations only incidentally to its formation or in furtherance of the transactions contemplated by the merger agreement. Pursuant to the merger agreement, on the closing date, MergerCo 1 will merge with and into the Company, and the Company will continue as the surviving entity.

Eagle Merger Sub 2 Corporation

c/o The Blackstone Group

345 Park Avenue

New York, New York 10154

(212) 583-5000

and

c/o Starwood Capital Group

591 West Putnam Avenue

Greenwich, Connecticut 06830

Eagle Merger Sub 2 Corporation (which we refer to as “MergerCo 2”) is a Delaware corporation. MergerCo 2 is a wholly owned subsidiary of MergerCo 1. MergerCo 2 was formed solely for purposes of engaging in the transactions contemplated by the merger agreement, has engaged in no other business activities and has conducted its operations only incidentally to its formation or in furtherance of the transactions contemplated by the merger agreement. Pursuant to the merger agreement, on the closing date, MergerCo 2 will merge with and into Hospitality, and Hospitality will continue as the surviving entity.

THE COMPANY SPECIAL MEETING

Date, Time and Purpose of the Company Special Meeting

This joint proxy statement is being furnished to holders of Company common stock in connection with the solicitation of proxies by the Company board to be exercised at the Company special meeting which will be conducted exclusively online via live audio webcast at www.virtualshareholdermeeting.com/STAY2021SM starting at 8:30 a.m. Eastern Time, on June 8, 2021. You will be able to attend the Company special meeting online and vote your shares electronically at the Company special meeting by entering your control number, which is included on the WHITE proxy card that you received. Because the Company special meeting is completely virtual and being conducted online via live audio webcast, Company stockholders will not be able to attend the meeting in person. The purpose of the Company special meeting is for you to consider and vote on the following matters:

1.	a proposal to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement;

2.

a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the mergers; and

3.

a proposal to approve any adjournment of the Company special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement.

Pursuant to the Company’s bylaws, all business to be conducted at the Company special meeting must be brought before the meeting pursuant to the Company’s notice of meeting. The affirmative vote of holders of Company common stock entitled to cast not less than a majority of all of the votes entitled to be cast on the matter is required to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement and for the mergers to occur. A copy of the merger agreement is attached as Exhibit A to this joint proxy statement, which the Company encourages you to read carefully in its entirety.

Record Date, Notice and Quorum

All holders of record of the Company common stock as of the record date, which was the close of business on April 19, 2021, are entitled to receive notice of and attend and vote at the Company special meeting or any postponement or adjournment of the Company special meeting. Each Company stockholder will be entitled to cast one vote on each matter presented at the Company special meeting for each share of Company common stock that such holder owned as of the record date. On the record date, there were 177,730,773 shares of Company common stock outstanding and entitled to vote at the Company special meeting.

The presence in person (which would include presence at a virtual meeting) or by proxy of the Company stockholders entitled to cast a majority of all of the votes entitled to be cast at the Company special meeting will constitute a quorum for purposes of the Company special meeting. A quorum is necessary to transact business at the Company special meeting. Abstentions will be counted as shares present for the purposes of determining the presence of a quorum. If a quorum is not present at the Company special meeting, the Company expects that the Company special meeting will be adjourned to a later date. Pursuant to the Company’s bylaws, the chairman of the meeting may adjourn the meeting, whether or not a quorum is present, to a later time and place announced at the Company special meeting, even if the Company’s stockholders have not approved the proposal to adjourn the special meeting.

Required Vote

Completion of the mergers requires adoption of the merger agreement and approval of the mergers and the other transactions contemplated by the merger agreement by the affirmative vote of the holders of Company common stock entitled to cast not less than a majority of all of the votes entitled to be cast on the matter. Each Company stockholder is entitled to cast one vote on each matter presented at the Company special meeting for each share of Company common stock owned by such stockholder on the record date.

Because the required vote for this proposal is based on the number of votes the Company’s stockholders are entitled to cast rather than on the number of votes cast, if you fail to vote by proxy or in person (including by abstaining) (which would include presence at a virtual meeting), or fail to instruct your broker on how to vote, such failure will have the same effect as voting against the proposal to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement.

In addition, the approval of the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the mergers, and assuming a quorum is present, the approval of the proposal regarding any adjournment of the Company special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Company special meeting to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement, each requires the affirmative vote of a majority of the votes cast on the proposal. Approval of these proposals is not a condition to completion of the mergers. For the purpose of each of these proposals, if you fail to vote by proxy or in person (which would include presence at a virtual meeting), or fail to instruct your broker on how to vote, it will not have any effect on the outcome of such proposals. Abstentions are not considered votes cast and therefore will have no effect on the outcome of these proposals assuming a quorum is present. Accordingly, in order for your shares of Company common stock to be voted, if you are a stockholder of record, you must either return the enclosed WHITE proxy card, authorize your proxy or voting instructions by telephone or through the Internet or vote in person (which would include presence at a virtual meeting) at the Company special meeting.

As of the record date, the Company’s directors and executive officers owned and are entitled to vote an aggregate of approximately 1,339,801 of the shares of Company common stock, entitling them to exercise approximately 0.8% of the voting power of the Company common stock entitled to vote at the Company special meeting. The Company’s and Hospitality’s directors and executive officers have informed us that they intend to vote the shares of Company common stock that they own in favor of: (1) the proposal to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement (other than Neil T. Brown and Simon M. Turner, each a director of the Hospitality board and who own 51,645 and 1,564 shares of Company common stock, respectively, as of the close of business on the record date), (2) the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the mergers and (3) the proposal to approve any adjournment of the Company special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Company special meeting to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement, although they have no obligation to do so.

Votes cast by proxy or in person (which would include presence at a virtual meeting) at the Company special meeting will be counted by the person appointed by the Company to act as inspector of election for the Company special meeting. The inspector of election will also determine the number of shares of Company common stock represented at the Company special meeting, in person or by proxy.

How to Authorize a Proxy

Holders of record of the Company common stock may vote or cause their shares to be voted by proxy using one of the following methods:

•	mark, sign, date and return the enclosed WHITE proxy card by mail;

•	authorize your proxy or voting instructions by telephone or through the Internet by following the instructions included with your WHITE proxy card; or

•	appear and vote in person (which would include presence at a virtual meeting) by ballot at the Company special meeting.

Regardless of whether you plan to attend the Company special meeting, the Company requests that you authorize a proxy for your shares of Company common stock as described above as promptly as possible.

Under NASDAQ rules, all of the proposals in this joint proxy statement are non-routine matters, so there can be no broker non-votes at the Company special meeting. A broker non-vote occurs when shares held by a bank, broker, trust or other nominee are represented at a meeting, but the bank, broker, trust or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal but has discretionary voting power on other proposals at such meeting. Accordingly, if you own Company common stock through a broker, bank or other nominee (i.e., in “street name”), you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you, as brokers, banks and other nominees do not have discretionary voting authority with respect to any of the three proposals described in this joint proxy statement. You should instruct your broker, bank or other nominee as to how to vote your shares of Company common stock following the directions contained in such voting instruction card. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee who can give you directions on how to vote your shares of Company common stock. If you hold your shares of Company common stock through a broker, bank or other nominee and wish to vote in person at the Company special meeting, you must obtain a “legal proxy,” executed in your favor, from the broker, bank or other nominee (which may take several days). Because the proposal to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement requires the affirmative vote of the holders of Company common stock entitled to cast not less than a majority of all of the votes entitled to be cast on the matter, the failure to provide your bank, broker, trust or other nominee with voting instructions will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement. Because the required vote on the approval of each of (1) the non-binding compensation advisory proposal and (2) the proposal to adjourn the Company special meeting if necessary or appropriate are each based on the number of shares present and/or voting at the Company special meeting, and because your bank, broker, trust or other nominee does not have discretionary authority to vote on either proposal, the failure to provide your bank, broker, trust or other nominee with voting instructions will have no effect on approval of either proposal, assuming a quorum is present.

Proxies and Revocation

If you authorize a proxy, your shares of Company common stock will be voted at the Company special meeting as you indicate on your proxy. If no instructions are indicated when you authorize your proxy, your shares of Company common stock will be voted in accordance with the recommendations of the Company board. The Company board recommends that you vote “FOR” the proposal to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement, “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger and “FOR” the proposal to approve any adjournment of the Company special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Company special meeting to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement.

You may revoke your proxy at any time, but only before the proxy is voted at the Company special meeting, in any of three ways:

•

by delivering, prior to the date of the Company special meeting, a written revocation of your proxy dated after the date of the proxy that is being revoked to the Company’s Corporate Secretary at 11525 N. Community House Road, Suite 100, Charlotte, North Carolina 28277;

•

by delivering to the Company’s Corporate Secretary a later-dated, duly executed proxy or by authorizing your proxy by telephone or by Internet at a date after the date of the previously authorized proxy relating to the same Company common stock; or

•	by attending the Company special meeting and voting in person (which would include presence at a virtual meeting).

Attendance at the Company special meeting will not, in itself, constitute revocation of a previously granted proxy. If you own Company common stock in “street name,” you may revoke or change previously granted voting instructions by following the instructions provided by the broker, bank or other nominee that is the registered owner of the shares.

Pursuant to the Company’s bylaws, all business to be conducted at the Company special meeting must be brought before the meeting pursuant to the Company’s notice of meeting.

Solicitation of Proxies

The Company will bear the cost of solicitation of proxies for the Company special meeting. In addition to the use of mails, proxies may be solicited by personal interview, telephone, facsimile, e-mail or otherwise, by the Company’s officers, directors and other employees, for which they will not receive additional compensation. The Company has engaged Okapi Partners LLC to assist in the solicitation of proxies for a fee of up to approximately $250,000, plus a one time performance fee to be determined, plus reimbursement of out-of-pocket expenses, and the Company has agreed to indemnify Okapi Partners LLC and its members, officers, directors, employees, agents and affiliates against certain losses, costs and expenses. The Company also will request persons, firms and corporations holding Company common stock in their names, or in the names of their nominees, that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

Adjournments

Although it is not currently expected, the Company special meeting may be adjourned for the purpose of soliciting additional proxies if the holders of a sufficient number of shares of Company common stock are not present at the Company special meeting, in person or by proxy, to constitute a quorum or if the Company believes it is reasonably likely that the merger agreement will not be adopted and the mergers and the other transactions contemplated by the merger agreement approved at the Company special meeting when convened on June 8, 2021, or when reconvened following any adjournment. Any meeting may be adjourned for up to 30 days without notice (other than by an announcement at the Company special meeting of the date, time and place, if any of the adjourned meeting), by the chairman of the meeting, whether or not a quorum is present (subject to certain restrictions in the merger agreement, including that the Company special meeting generally may not be held, without Parent’s consent, on a date that is more than 30 days after the date on which the Company special meeting was originally scheduled).

Postponements

At any time prior to convening the Company special meeting, the Company may postpone the Company special meeting for any reason without the approval of its stockholders (subject to certain restrictions in the merger agreement, including that the Company special meeting generally may not be held, without Parent’s consent, on a date that is more than 30 days after the date on which the Company special meeting was originally scheduled).

THE HOSPITALITY SPECIAL MEETING

Date, Time and Purpose of the Hospitality Special Meeting

This joint proxy statement is being furnished to holders of Hospitality class B common stock in connection with the solicitation of proxies by the Hospitality board to be exercised at the Hospitality special meeting which will be conducted exclusively online via live audio webcast at www.virtualshareholdermeeting.com/STAY2021SM starting at 9:30 a.m. Eastern Time, on June 8, 2021. You will be able to attend the Hospitality special meeting online and vote your shares electronically at the Hospitality special meeting by entering your control number, which is included on the WHITE proxy card that you received. Because the Hospitality special meeting is completely virtual and being conducted online via live audio webcast, Hospitality stockholders will not be able to attend the meeting in person. The purpose of the Hospitality special meeting is for you to consider and vote on the following matters:

1.	a proposal to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement; and

2.

a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Hospitality’s named executive officers that is based on or otherwise relates to the mergers.

Pursuant to Hospitality’s bylaws, all business to be conducted at the Hospitality special meeting must be brought before the meeting pursuant to Hospitality’s notice of meeting. The affirmative vote of holders of Hospitality class B common stock entitled to cast not less than a majority of all of the votes entitled to be cast on the matter is required to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement and for the mergers to occur. A copy of the merger agreement is attached as Exhibit A to this joint proxy statement, which Hospitality encourages you to read carefully in its entirety.

Record Date, Notice and Quorum

All holders of record of Hospitality class B common stock as of the record date, which was the close of business on April 19, 2021, are entitled to receive notice of and attend and vote at the Hospitality special meeting or any postponement of the Hospitality special meeting. Each Hospitality stockholder will be entitled to cast one vote on each matter presented at the Hospitality special meeting for each share of Hospitality class B common stock that such holder owned as of the record date. On the record date, there were 177,730,773 shares of Hospitality class B common stock outstanding and entitled to vote at the Hospitality special meeting.

The presence in person (which would include presence at a virtual meeting) or by proxy of the Hospitality stockholders entitled to cast a majority of all of the votes entitled to be cast at the Hospitality special meeting will constitute a quorum for purposes of the Hospitality special meeting. A quorum is necessary to transact business at the Hospitality special meeting. Abstentions will be counted as shares present for the purposes of determining the presence of a quorum.

Required Vote

Completion of the mergers requires adoption of the merger agreement and approval of the mergers and the other transactions contemplated by the merger agreement by the affirmative vote of the holders of Hospitality common stock entitled to cast not less than a majority of all of the votes entitled to be cast on the matter. Each Hospitality stockholder is entitled to cast one vote on each matter presented at the Hospitality special meeting for each share of Hospitality class A common stock or Hospitality class B common stock owned by such stockholder on the record date. Because the required vote for this proposal is based on the number of votes Hospitality’s stockholders are entitled to cast rather than on the number of votes cast, if you fail to vote by proxy or in person (including by abstaining) (which consists of presence at a virtual meeting), or fail to instruct your broker on how to vote, such failure will have the same effect as voting against the proposal to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement.

The Company is the sole holder of Hospitality class A common stock, which constitutes 58% of the voting power of the outstanding Hospitality class A common stock and Hospitality class B common stock, voting together as a single class, as of the close of business on the record date. The Company will vote its shares of Hospitality class A common stock at the Hospitality special meeting to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement and approve the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the mergers.

In addition, the approval of the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to Hospitality’s named executive officers that is based on or otherwise relates to the mergers requires the affirmative vote of a majority of the votes cast on the proposal. Approval of this proposal is not a condition to completion of the mergers. For the purpose of this proposal, if you fail to vote by proxy or in person (which would include presence at a virtual meeting), or fail to instruct your broker on how to vote, it will not have any effect on the outcome of such proposal. Abstentions are not considered votes cast and therefore will have no effect on the outcome of this proposal.

Accordingly, in order for your shares of Hospitality class B common stock to be voted, if you are a stockholder of record, you must either return the enclosed WHITE proxy card, authorize your proxy or voting instructions by telephone or through the Internet or vote in person (which would include presence at a virtual meeting) at the Hospitality special meeting. The vote of the holders of Hospitality’s preferred stock is not required to approve any of the proposals at the Hospitality special meeting and is not being solicited.

As of the record date, Hospitality’s directors and executive officers owned and are entitled to vote an aggregate of approximately 1,339,801 of the shares of Hospitality class B common stock, entitling them to exercise approximately 0.8% of the voting power of Hospitality class B common stock entitled to vote at the Hospitality special meeting. The Company’s and Hospitality’s directors and executive officers have informed us that they intend to vote the Hospitality class B common stock that they own in favor of: (1) the proposal to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement (other than the Messrs. Brown and Turner, each a director of the Hospitality board and who own 51,645 and 1,564 shares of Hospitality class B common stock, respectively, as of the close of business on the record date), and (2) the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the mergers.

Votes cast by proxy or in person (which would include presence at a virtual meeting) at the Hospitality special meeting will be counted by the person appointed by Hospitality to act as inspector of election for the Hospitality special meeting. The inspector of election will also determine the number of shares of Hospitality class B common stock represented at the Hospitality special meeting, in person or by proxy.

How to Authorize a Proxy

Holders of record of the Hospitality class B common stock may vote or cause their shares to be voted by proxy using one of the following methods:

•	mark, sign, date and return the enclosed WHITE proxy card by mail;

•	authorize your proxy or voting instructions by telephone or through the Internet by following the instructions included with your WHITE proxy card; or

•	appear and vote in person (which would include presence at a virtual meeting) by ballot at the Hospitality special meeting.

Regardless of whether you plan to attend the Hospitality special meeting, Hospitality requests that you authorize a proxy for your shares of Hospitality class B common stock as described above as promptly as possible.

Under NASDAQ rules, all of the proposals in this joint proxy statement are non-routine matters, so there can be no broker non-votes at the Hospitality special meeting. A broker non-vote occurs when shares held by a bank, broker, trust or other nominee are represented at a meeting, but the bank, broker, trust or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal but has discretionary voting power on other proposals at such meeting. Accordingly, if you own Hospitality class B common stock through a broker, bank or other nominee (i.e., in “street name”), you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you, as brokers, banks and other nominees do not have discretionary voting authority with respect to any of the three proposals described in this joint proxy statement. You should instruct your broker, bank or other nominee as to how to vote your shares of Hospitality class B common stock following the directions contained in such voting instruction card. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee who can give you directions on how to vote your shares of Hospitality class B common stock. If you hold your shares of Hospitality class B common stock through a broker, bank or other nominee and wish to vote in person at the Hospitality special meeting, you must obtain a “legal proxy,” executed in your favor, from the broker, bank or other nominee (which may take several days). Because the proposal to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement requires the affirmative vote of the holders of Hospitality class B common stock entitled to cast not less than a majority of all of the votes entitled to be cast on the matter, the failure to provide your bank, broker, trust or other nominee with voting instructions will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement. Because the approval of the non-binding compensation advisory proposal requires the affirmative vote of a majority of the votes cast on such proposal, and because your bank, broker, trust or other nominee does not have discretionary authority to vote on such proposal, the failure to provide your bank, broker, trust or other nominee with voting instructions will have no effect on approval of such proposal, assuming a quorum is present.

Proxies and Revocation

If you authorize a proxy, your shares of Hospitality class B common stock will be voted at the Hospitality special meeting as you indicate on your proxy. If no instructions are indicated when you authorize your proxy, your shares of Hospitality class B common stock will be voted in accordance with the recommendations of the Hospitality board. The Hospitality board recommends that you vote “FOR” the proposal to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement and “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Hospitality’s named executive officers that is based on or otherwise relates to the merger.

You may revoke your proxy at any time, but only before the proxy is voted at the Hospitality special meeting, in any of three ways:

•

by delivering, prior to the date of the Hospitality special meeting, a written revocation of your proxy dated after the date of the proxy that is being revoked to Hospitality’s Corporate Secretary at 11525 N. Community House Road, Suite 100, Charlotte, North Carolina 28277;

•

by delivering to Hospitality’s Corporate Secretary a later-dated, duly executed proxy or by authorizing your proxy by telephone or by Internet at a date after the date of the previously authorized proxy relating to the same Hospitality class B common stock; or

•	by attending the Hospitality special meeting and voting in person (which would include presence at a virtual meeting).

Attendance at the Hospitality special meeting will not, in itself, constitute revocation of a previously granted proxy. If you own Hospitality class B common stock in “street name,” you may revoke or change previously granted voting instructions by following the instructions provided by the broker, bank or other nominee that is the registered owner of the shares.

Pursuant to Hospitality’s bylaws, all business to be conducted at the Hospitality special meeting must be brought before the meeting pursuant to Hospitality’s notice of meeting.

Postponements

At any time prior to convening the Hospitality special meeting, Hospitality may postpone the Hospitality special meeting for any reason without the approval of its stockholders (subject to certain restrictions in the merger agreement, including that the Company special meeting generally may not be held, without Parent’s consent, on a date that is more than 30 days after the date on which the Hospitality special meeting was originally scheduled).

THE MERGERS

General Description of the Mergers

Under the terms of the merger agreement, affiliates of Blackstone and Starwood will acquire the Company, Hospitality and their subsidiaries, through the mergers. Pursuant to the terms of the merger agreement, MergerCo 1 will merge with and into the Company, with the Company surviving the Company merger, and Hospitality will merge with and into MergerCo 2, with MergerCo 2 surviving the Hospitality merger.

Background of the Mergers

The Boards and senior management regularly evaluate the Paired Entities’ business and operations, trends in the hotel and lodging and real estate industries, and the macro-economic environment, all with a view toward creating and maximizing stockholder value. From time to time, this evaluation has included the review of potential strategic alternatives, including business combinations involving all or part of the Paired Entities, and potential alternatives to the Paired Entities’ corporate structure.

At the time of the Paired Entities’ initial public offering in 2013, the Paired Entities adopted a “paired share” structure, under which shares of the Company, the parent company, were paired with shares representing a minority interest in Hospitality, a corporation that elected to be taxed as a REIT under the Code, with the remaining equity interest in Hospitality owned by the Company. The holders of paired shares owned all of the common equity of the Company directly and all of the common equity of Hospitality, directly through their minority interest and indirectly through their ownership of the Company. This structure, which has been infrequently utilized by U.S. public companies and is not currently used by any other U.S. public company, was designed to allow the Paired Entities to obtain, partially, the tax benefits of holding real estate in REIT form while at the same time maintaining a fully integrated owner/operator model that is unique relative to other lodging industry participants, which are primarily franchise businesses that generally own and control only a small portion of their hotels. At the time of their initial public offering, the Paired Entities hoped that the public markets would ascribe more value to this unique structure and business model than may have been recognized by the public markets if a more traditional structure had been used.

In early July 2017, our then Chief Executive Officer met with a representative of Starwood during which they discussed developments in the extended stay lodging industry, and in the course of such discussions the Starwood representative expressed Starwood’s preliminary interest in exploring a possible acquisition of the Paired Entities. No specific terms were discussed, but our then Chief Executive Officer indicated that it was unlikely the Boards would be interested in pursuing any transaction for less than $24 per paired share. On July 7, 2017, Starwood submitted to the Paired Entities a written indication of interest for an acquisition of the Paired Entities at a purchase price in the range of $22 to $24 per paired share, subject to completion of due diligence.

Following receipt of this indication of interest, at the direction of the Boards and with the assistance of a financial advisor, the Paired Entities initiated a process to explore potential third party interest in an acquisition of the Paired Entities. At the direction of the Boards, the Paired Entities’ financial advisor approached two other potential acquirers, including Blackstone, that the Boards and the financial advisor believed would be most likely to be interested in a potential acquisition of the Paired Entities to ascertain their interest in considering a potential transaction. The Paired Entities provided information to Starwood pursuant to a confidentiality/standstill agreement dated August 6, 2017. The Paired Entities also provided information to Blackstone pursuant to a confidentiality/standstill agreement dated August 22, 2017. The other potential acquiror that had been approached declined to consider a potential transaction with the Paired Entities. Following discussions with the Paired Entities and a review of non-public due diligence information, on September 13, 2017 Starwood informed the Paired Entities that it was only prepared to proceed toward a transaction at a price per paired share that was unlikely to provide a material premium to the current trading price per paired share (which closed at $20.20 on September 13, 2017), but that Starwood would not proceed with a transaction in the range of its initial indication of interest. The Paired Entities did not receive any other specific proposals, including from Blackstone, during the summer of 2017. In September 2017, the Paired Entities discontinued this process. During September 2017, the paired shares were trading in the range of $19.11 to $20.20 per paired share.

On November 7, 2017, the Paired Entities announced earnings for the third quarter of 2017 that failed to meet analyst expectations and lowered guidance for the 2017 fiscal year. On that date, the paired shares closed at $17.23.

On November 10, 2017, Blackstone made an unsolicited written proposal to acquire the Paired Entities at a price of $19.50 per paired share. On that date, the paired shares closed at a price of $16.81 per paired share. Blackstone’s price represented a premium of 16.0% to the closing price of the paired shares on that date, a 2.4% premium to the 30-day volume weighted average trading price (or VWAP) of the paired shares, a 6.6% discount to the 52-week high closing price and a multiple of 9.5x next twelve months estimated earnings before interest, taxes, depreciation and amortization based on IBES projections (or NTM EBITDA).

During the remainder of November 2017 and early December 2017, the Paired Entities and Blackstone engaged in discussions and Blackstone conducted due diligence. On December 6, 2017, Blackstone submitted a revised written proposal of $20.75 per paired share, which Blackstone orally indicated was its best offer. On the previous day, the paired shares closed at a price of $17.35. Blackstone’s price represented a premium of 19.6% to the previous day’s closing price of the paired shares, a 16.4% premium to the 30-day VWAP of the paired shares, a 0.6% discount to the 52-week high closing price and a multiple of 10.3x NTM EBITDA. At that time, the Paired Entities owned approximately 625 hotels (which on average were 18.5 years old).

Thereafter, the Boards of the Paired Entities met and determined that Blackstone’s revised proposal was not in the best interests of the Paired Entities’ stockholders and determined not to pursue the proposal. In rejecting Blackstone’s proposal, the Boards took into account a number of factors, including the fact that the proposal represented a discount to the highest trading price of the paired shares as recently as October 18, 2017, the Boards’ belief that the Paired Entities’ performance for the third quarter of 2017 was not reflective of the Paired Entities’ near or longer term prospects, the fact that there was an impending change to the Paired Entities’ President and Chief Executive Officer and the Boards’ belief that the Paired Entities had significant potential under new leadership, and the Boards’ view that anticipated changes in federal tax legislation could have a favorable impact on the Paired Entities’ valuation. Following this meeting, discussions with Blackstone terminated.

In December 2017, the President and Chief Executive Officer of the Paired Entities resigned and the Boards appointed the Paired Entities’ then Chief Financial Officer as the President and Chief Executive Officer. Under the new President and Chief Executive Officer, the Paired Entities planned to accelerate progress on developing Extended Stay hotels under the Paired Entities’ new design model, through the sale of non-core assets at attractive cash flow multiples while retaining franchise agreements on the sold properties, new development of Extended Stay hotels in attractive markets, sale of Extended Stay franchises and targeted capital investments (which we collectively refer to as the ESA 2.0 strategy).

On the Paired Entities’ second quarter earnings call held on July 26, 2018, the Paired Entities’ President and Chief Executive Officer noted that various research analysts were performing valuation analyses of the Paired Entities under a structure in which the Paired Entities would be separated into a REIT and an independent operating company or other method of separating the Company from Hospitality. The President and Chief Executive Officer stated that the Paired Entities intended to continue to evaluate the merits of alternatives to the Paired Entities’ corporate structure. On that date, the paired shares closed at $21.64 per paired share.

In late July 2018, at the direction of the Boards and with the assistance of a financial advisor, the Paired Entities began a process to evaluate a variety of strategic alternatives, including a sale of the Paired Entities, the potential for a sale of the Extended Stay brand and management company (with the company remaining solely as an owner of real estate taxed as a REIT (which we refer to as Remainco REIT)), or other business combination transaction, as well as continuing with the Paired Entities’ business plan, including its ESA 2.0 strategy. In connection with this process, among other things, the Paired Entities’ financial advisor contacted three publicly-traded hotel franchising companies regarding their interest in a potential acquisition of the Extended Stay brand and management company, and also contacted Blackstone and another financial sponsor the Boards believed might be interested in a potential whole company transaction. In addition, a representative of the Paired Entities contacted Starwood with a view to ascertaining Starwood’s potential interest in having the Paired Entities become the owner or brand manager for certain of Starwood’s hotels. Starwood did not express any interest in pursuing a transaction.

Two of the publicly-traded hotel franchising companies (whom we refer to as Party A and Party B, respectively) expressed interest in engaging in discussions with the Paired Entities. In mid-September 2018, representatives of the Paired Entities and the Paired Entities’ financial advisor met with representatives of each of Party A and Party B. At these meetings, the Paired Entities emphasized that their focus in any potential transaction would be on the expected performance and profitability of Remainco REIT giving effect to the transaction, in view of the fact that Remainco REIT would remain a publicly traded company following the transaction and represented the overwhelming majority of the combined value of the Paired Entities.

Thereafter, the Paired Entities entered into confidentiality agreements (which did not contain standstill provisions) with each of Party A and Party B, and the Paired Entities shared certain confidential information and provided a term sheet regarding the potential terms of a transaction to each of Party A and Party B. The draft term sheet outlined terms for a long-term master management agreement and master franchise agreement, with proposed franchise, management, system and loyalty program fees payable by Remainco REIT, contemplated a five year performance guarantee to Remainco REIT of $654 million in system-wide property-level EBITDA for 2019 with annual adjustments thereafter (with rebates and adjustments to fees in order to offset any performance shortfall), a purchase price to be determined, and other terms, including covenants to assure Remainco REIT that, unless otherwise agreed by Remainco REIT, the Paired Entities’ management team would continue to manage the Extended Stay brand and portfolio, and areas of protection for Remainco REIT’s properties against new Extended Stay branded hotels or other extended stay franchises. The term sheet proposed that, after the initial five-year guarantee period, Remainco REIT would have rights to terminate the master agreements with respect to a specified number of hotels annually for failures to meet annual performance standards.

In late 2018 and early 2019, while the Paired Entities were engaged in discussions with Party A and Party B, the Paired Entities engaged in discussions with Blackstone regarding Blackstone’s potential interest in an acquisition of the Paired Entities. In connection with these discussions, the preexisting confidentiality/standstill agreement between Blackstone and the Paired Entities was amended to extend its duration, and Blackstone conducted due diligence on the Paired Entities. The other financial sponsor contacted by the Paired Entities’ financial advisor as part of this process did not express any interest in a transaction with the Paired Entities.

On December 11, 2018, a representative of Blackstone orally indicated to the Paired Entities that, were Blackstone to submit an acquisition proposal, it would be at a valuation below $20 per paired share, and that Blackstone would continue to conduct its due diligence review of the Paired Entities. Blackstone did not make a specific proposal to the Paired Entities at that time. On that date, the paired shares closed at a price of $17.15 per paired share.

In January 2019, while the Paired Entities continued discussions with Party A and Party B, at the direction of the Boards, the Paired Entities’ financial advisor continued to engage with Blackstone regarding its interest in a potential acquisition of the Paired Entities and to see if Blackstone would submit a specific proposal. In the course of these discussions, the Paired Entities’ financial advisor indicated that the Paired Entities were considering certain alternatives, and that before making a decision regarding those alternatives, the Paired Entities were interested in ascertaining whether Blackstone was prepared to make a specific proposal for an acquisition of the Paired Entities.

On January 18 and January 22, 2019, the Paired Entities received revised term sheets reflecting proposals from Party A and Party B. The proposal from Party A contemplated solely an acquisition of the Extended Stay brand for $150 million, with the Paired Entities retaining ownership of the management company, and with no minimum performance guarantees. The proposal from Party B contemplated an acquisition of the Extended Stay brand and management company for $500 million (which the Paired Entities estimated to have a value of approximately $2.00 per paired share after entity-level taxes) and, among other things, the payment by Remainco REIT to Party B of a franchise and system fee equal to 10% of revenue and a management fee equal to 1% of revenue. The proposal also provided for an annual performance guarantee to Remainco REIT of $630 million in system-wide property-level EBITDA, which would, however, be subject to an unspecified “ramp up period” for the initial performance guarantee level, and an annual and aggregate cap over the 5 year guarantee period of unspecified amounts. Party B’s proposal further indicated that the cash purchase price would be adjusted based upon the final form and structure of the performance guarantee. Other issues arising out of Party B’s proposal included that Party B rejected the inclusion of covenants proposed by the Paired Entities; whether Remainco REIT hotels would participate in Party B’s loyalty guest program and the terms of such participation; no specific proposal was made regarding the size of areas of protection for Remainco REIT’s properties against new Extended Stay branded hotels or other extended stay franchises; and the proposal did not address the rights of Remainco REIT following the initial 5 year guarantee period.

On January 25, 2019, a representative of Blackstone orally communicated to the Paired Entities’ financial advisor a proposal to acquire the Paired Entities at a price of $18.65 per paired share, indicating that Blackstone was not prepared to increase its price and that its proposal assumed the Paired Entities would pay no additional dividends on the paired shares. On the previous day, the paired shares closed at a price of $16.40 per paired share. Blackstone’s proposal represented a premium of 13.7% to the previous day’s closing price, a 15.7% premium to the 30-day VWAP of the paired shares, a 17.2% discount to the 52-week high closing price and a multiple of 10.9x NTM EBITDA. At that time, the Paired Entities owned approximately 567 hotels (which on average were 19.6 years old).

On January 28 and 29, 2019, representatives of the Paired Entities’ financial advisor met with representatives of each of Party A and Party B at an industry conference. The financial advisor conveyed to Party A that its proposal was not of interest to the Paired Entities because the price offered for the Extended Stay brand was inadequate, Party A was not prepared to assume the management of the Paired Entities’ hotels and was unwilling to provide performance guarantees. The financial advisor informed Party B that the Paired Entities were negotiating exclusively with Party B as a brand and management partner, but that this was not the only alternative being pursued by the Paired Entities.

In early February 2019, Party B submitted a revised written proposal in which it indicated that it was prepared to provide a five-year performance guarantee to Remainco REIT of $650 million in system-wide property-level EBITDA with no ramp-up period or annual adjustment, but with the guarantee payment to be paid by Party B for any shortfall capped at $60 million per year and at $180 million over the life of the guarantee. In addition, Party B proposed to have the right to recoup any guarantee payment over the following 20 years to the extent in any such year EBITDA exceeded $650 million. Under this proposal, Party B would be prepared to pay only $375 million for the Extended Stay brand and management company, rather than the $500 million it previously proposed. As an alternative, Party B indicated it would be prepared to pay $425 million for the Extended Stay brand and management company with a five-year performance guarantee of $650 million, but under this alternative the guarantee payment to be paid by Party B for any shortfall would be capped at $50 million per year and at $100 million over the life of the guarantee, but with the same 20 year recoupment term.

At meetings of the Boards of the Paired Entities on February 7 and 8, 2019, the Boards discussed Blackstone’s January 25, 2019 proposal and the status of discussions with Party B, including its revised proposal. At that meeting, the Boards determined to request a revised proposal from Blackstone. In mid-February 2019, a representative of Blackstone orally reaffirmed that the $18.65 per shared share price remained Blackstone’s best and final price. Thereafter, discussions with Blackstone terminated.

Discussions with Party B regarding a potential transaction continued between February and May 2019. During this period, Party B conducted additional diligence and refined its views regarding the potential transaction, including Party B’s capabilities to provide longer length of stay business consistent with the Paired Entities’ extended stay business model, the magnitude of scale-driven savings that would be expected to be available to Remainco REIT versus the various revenue-based fees and reimbursements that would be payable by Remainco REIT to Party B, and Party B’s views regarding the need to rebrand some of the then current Remainco REIT hotels to lower-tier Party B brands as a condition of a transaction, and the impact of that rebranding on the profitability of those hotels, which would still be owned by Remainco REIT.

In that connection, in mid-April 2019, Party B submitted a revised written proposal with three alternatives. Under the first alternative, Party B was prepared to pay $375 million for the Extended Stay brand and management company with no performance guarantee. Under the second and third alternatives, Party B was prepared to provide a five-year performance guarantee of system-wide property-level EBITDA ranging from $605 million in year one to $665 million in year five. Under the second alternative, it would pay $250 million for the Extended Stay brand and management company but its annual guarantee payment for any shortfall was to be capped at $60 million per year and at $180 million over the life of the guarantee. Under the third alternative, it would pay $300 million for the Extended Stay brand and management company but its guarantee payment for any shortfall was to be capped at $50 million per year and at $100 million over the life of the guarantee. No recoupment provision was included under any of the three alternatives.

On May 15, 2019, Party B delivered a revised written proposal to the Paired Entities, which Party B stated reflected its best and final proposal. Under this proposal, Party B would pay $300 million for the Extended Stay brand and management company with a five-year performance guarantee of system-wide property-level EBITDA ranging from $630 million in year one to $660 million in year five but its guarantee payment for any shortfall was to be capped at 2% of revenue per year (estimated to be approximately $25 million per year) and at $100 million over the life of the guarantee. No recoupment provision was included. In addition, Party B proposed to rebrand a significant number of Remainco REIT hotels to other brands, and added provisions that would commit Remainco REIT to additional capital expenditures following a transition period.

At a meeting of the Boards of the Paired Entities on May 19, 2019, the Boards reviewed the revised proposal from Party B. Also in attendance were representatives of the Paired Entities’ legal counsel and financial advisor. Following discussion, the Boards concluded that the proposal was not in the best interests of the holders of paired shares because it undervalued the Extended Stay brand and management company and presented material risks to the future performance and valuation of Remainco REIT. Accordingly, the Boards and determined not to move forward with Party B’s revised proposal and to cease discussions with Party B. The Boards determined that the Paired Entities should instead continue to move forward with the Paired Companies’ business plan and ESA 2.0 strategy.

On the Paired Entities’ August 7, 2019 earnings call, the Paired Entities’ President and Chief Executive Officer provided an update on the Boards’ evaluation of the Paired Entities’ corporate structure, stating that, after consideration of a variety of options, including discussions with potential transaction partners, the Boards had concluded that none of these options at that time provided superior stockholder value creation to the Paired Entities stand-alone prospects, but that the Boards remained open to actions in the future, including those that would involve a change in corporate structure. On that date, the paired shares closed at a price of $14.78 per paired share.

During the period from the July 26, 2018 earnings call to the August 7, 2019 earnings call, no party other than Blackstone made a proposal to the Paired Entities for an acquisition of the Company and no party other than Party A and Party B made a proposal to the Paired Entities for an acquisition of the Extended Stay brand or management company.

On November 21, 2019, the Paired Entities’ President and Chief Executive Officer resigned and was replaced by Bruce N. Haase, who is the current President and Chief Executive Officer of the Paired Entities. Prior to

becoming President and Chief Executive Officer, Mr. Haase had served as an independent director of Hospitality since April 2018.

On February 27, 2020, the Paired Entities held their earnings call for the fourth quarter of 2019. On this call, Mr. Haase identified four key pillars to the Paired Entities’ value creation strategy: improving the guest experience and property-level financial performance; more strategically curating and extracting value from the REIT assets through asset sales; growing the Extended Stay brand through an asset-light franchising strategy; and continuing to return significant capital to stockholders while maintaining a prudent balance sheet.

Commencing in the first quarter of 2020, the Paired Entities were impacted by the Covid-19 pandemic. Although all of the Paired Entities’ hotels remained open, the Paired Entities experienced declines in occupancy and revenues, while outperforming the broader lodging industry. On April 3, 2020, the paired shares closed at $6.43

On April 6, 2020, Starwood filed a Schedule 13D disclosing ownership of approximately 8.5% of the paired shares. In a call on that date, Barry Sternlicht of Starwood spoke to Doug Geoga, the Chairman of the Boards and an independent director of the Paired Entities. Mr. Sternlicht indicated that Starwood viewed the paired shares as undervalued, and that Starwood had no intention of pursuing any specific transaction with the Paired Entities at that time.

On June 1, 2020, the Paired Entities engaged Goldman Sachs & Co. LLC to serve as financial advisor to the Paired Entities to assist with their analysis and consideration of various financial or strategic alternatives that may be available to it. Goldman Sachs was engaged by the Paired Entities because of its substantial hospitality industry and mergers and acquisition experience.

On August 7, 2020, Starwood filed an amendment to its Schedule 13D disclosing ownership of approximately 9.4% of the paired shares.

Beginning in August 2020, Tarsadia Capital, an investment firm whom we refer to as Tarsadia, began to engage with management of the Paired Entities with respect to various investment ideas it wanted the Paired Entities to consider. Tarsadia indicated that it owned approximately 5 million paired shares. Over the following six months, multiple representatives of the Paired Entities, including Mr. Geoga, Mr. Haase, our Chief Financial Officer, and our Vice President of Investor Relations, engaged in more than 20 calls and meetings with representatives of Tarsadia. Management of the Paired Entities regularly briefed the Boards and the Boards discussed these matters with its financial and legal advisors.

Tarsadia’s representatives generally stated that they wished to be supportive of the Paired Companies and complimented the Paired Entities’ performance and management. Tarsadia’s ideas included: the potential to execute a transaction in which the Extended Stay brand and management company would be acquired by the Paired Entities’ management, leaving a public REIT; significantly increasing the Paired Entities’ leverage to conduct large-scale share repurchases; and partnering with another company, such as Starwood, to add their hospitality assets into Hospitality to leverage our management/brand capabilities. Under Tarsadia’s management buyout idea, the Company’s management would be both third party manager of the hotels and the remaining REIT’s management team. Management did not pursue Tarsadia’s management buyout proposal, as it viewed the proposal as giving rise to significant conflicts of interest for the Paired Entities’ management, in addition to requiring substantial third-party capital to fund any such transaction. Management also viewed the proposal as raising issues with respect to feasibility in light of the Paired Entities’ prior exploration of business separation transactions with Party A and Party B. Moreover, the Boards viewed this proposal as not being in stockholders’ best interests, in view of the fact that public REIT stockholders would not benefit from additional economies of scale or future sales of franchises; and that a substantial expansion of the EBITDA multiple of the remaining public REIT would be necessary in order for such a transaction to maximize value to the holders of paired shares — in this regard, the Boards believed, after discussions with representatives of Goldman Sachs, the Paired Entities’ financial advisor, that support for this multiple expansion was not persuasive. The Boards also believed that significantly increasing the Paired Entities’ leverage as proposed by Tarsadia was not in the best interests of the Paired Entities’ stockholders.

On January 19, 2021, Tyler Henritze, a senior managing director at Blackstone, called Mr. Geoga to express Blackstone’s interest in a potential acquisition of the Paired Entities. Mr. Henritze stated that Blackstone had performed initial due diligence based on publicly-available information and that any offer price would be in the range of approximately “$17.00 plus” per paired share. Mr. Henritze also indicated to Mr. Geoga that Blackstone was considering working with Starwood but that no agreement or understanding between Blackstone and Starwood had been reached. Mr. Henritze noted that working with Starwood could result in a higher price for holders of paired shares. Mr. Geoga informed Mr. Henritze that he would confer with the Boards and management of the Paired Entities and the Paired Entities’ external advisors. On that date, the closing price of the paired shares was $15.47 per paired share. At that time, the Paired Entities owned approximately 563 hotels (which on average were 21.0 years old).

On January 20, 2021, Mr. Geoga advised the Boards regarding the outreach from Blackstone.

On January 22, 2021, Mr. Geoga called Mr. Henritze and indicated that the expression of interest in a potential acquisition of the Paired Entities would be considered by the Boards in due course.

On February 5, 2021, the Boards held a special meeting via videoconference. Also in attendance were David Clarkson, the Paired Entities’ Chief Financial Officer, and Christopher Dekle, the Paired Entities’ General Counsel, representatives of Fried Frank Harris Shriver & Jacobson LLP (whom we refer to as Fried Frank), the Paired Entities’ legal counsel, and representatives of Goldman Sachs, the Paired Entities’ financial advisor. Mr. Geoga provided an overview of the conversation with Blackstone on January 19, 2021. Representatives of Fried Frank provided an overview of the directors’ fiduciary duties in connection with the evaluation of a potential transaction and other relevant legal considerations. Representatives of Fried Frank also indicated that members of management should not, and the Boards instructed management not to, engage in any discussions with Blackstone regarding management’s role with the Paired Companies or compensation after completion of any transaction. Management agreed not to engage in such discussions.

At the February 5, 2021 meetings, representatives of Goldman Sachs reviewed and discussed with the Boards management’s preliminary projections for the Paired Entities for 2021 through 2025 reflecting management’s plan for the Paired Entities. Representatives of Goldman Sachs then reviewed and discussed with the Board certain preliminary financial analyses prepared by Goldman Sachs based on management’s projections, which were provided to Goldman Sachs for such purpose, reviewed the impact of potential revenue initiatives and potential asset sales by the Paired Entities, and reviewed general economic and industry developments and a range of strategic alternatives, including executing the Paired Entities’ business plan, executing the Paired Entities’ business plan with asset sales, pursuing alternatives for expanding the Paired Entities’ footprint, a split of the Paired Entities into independent management and property companies, and a sale of the Paired Entities as a whole.

As part of its review of management’s projections for the Paired Entities, the Boards discussed the assumptions underlying management’s projections. As part of this discussion, Mr. Haase indicated management’s view that the potential capital expenditure needs of the Paired Entities’ hotels could be materially greater than the capital expenditures allowances reflected in management’s projections over the duration of the five year projection period in light of the average age of the Paired Entities’ hotels of approximately 21 years, the average number of years between the last renovation and next planned renovation which will be approximately 10 years and the substantial wear and tear often associated with usage by extended stay guests. In addition, although the projected financial information assumed that property-level expenses per occupied room would increase approximately 3.0% annually, Mr. Haase noted to the Boards that expense increases could be materially greater (as they have been since 2017), and that each additional percentage point of annual expense increase over the projection period would result in an approximately $35 million reduction in annual adjusted EBITDA. The Boards discussed the foregoing risks to the management projections.

The Boards also discussed illustrative asset sale scenarios assuming the sale of hotels at different multiples of adjusted EBITDA and the potential benefits to the Paired Entities and their stockholders of such sales. One scenario involved the sale of 156 hotels from 2021 through 2023 (consisting of the sale of six hotels then under contract and which were expected to be sold in 2021 for $102 million and reflected in management’s projections, and the potential sale of 150 hotels and were not reflected in the management projections) at average multiples of 2019 adjusted EBITDA of 14.0x, 16.0x and 18.0x, resulting in illustrative total sale proceeds to the Paired Entities of approximately $1.6 billion, $1.9 billion and $2.1 billion, respectively, from 2021 to 2023, before taking into account expenses and other costs, including taxes. The Boards also considered a scenario where asset sales were completed from 2021 to 2023 at average multiples of 18.0x 2019 adjusted EBITDA, resulting in illustrative total sale proceeds to the Paired Entities of approximately $1.1 billion, before taking into account expenses and other costs, including taxes. Although the asset sales represented a potential upside scenario for stockholders, Mr. Haase indicated that, in management’s view, they should be considered in conjunction with the risks to management’s projections that the Board had discussed. No conclusions were reached at this meeting with respect to potential next steps, and the Boards determined to discuss the topic at their next regularly-scheduled board meetings several days later.

On February 8 and 9, 2021, the Boards of the Paired Entities held regularly-scheduled meetings via videoconference. On February 9, 2021, the Boards engaged in a further discussion of Blackstone’s recent proposal. Messrs. Clarkson and Dekle were in attendance, together with representatives of Fried Frank and Goldman Sachs. The Boards discussed potential next steps, including the advantages and disadvantages of permitting Blackstone and Starwood to work together to explore a potential transaction and potential related disclosure considerations. Following discussion, the Boards directed representatives of Goldman Sachs to communicate to Blackstone that the Paired Entities had no interest in a transaction at a price in the $17 per paired share range, but were prepared to share limited information with Blackstone under an appropriate confidentiality/standstill agreement, with a view to Blackstone making an improved proposal.

Later on February 9, 2021, representatives of Goldman Sachs conveyed the Boards’ view to a representative of Blackstone. On the same date, Fried Frank provided an initial draft of a confidentiality/standstill agreement to Simpson Thacher & Bartlett LLP (whom we refer to as Simpson Thacher), counsel to Blackstone. Representatives of Fried Frank and Simpson Thacher negotiated the terms of the confidentiality/standstill agreement, which was executed the following day and prohibited Blackstone from engaging in discussions or sharing information with any equity financing source, such as Starwood, without the consent of the Paired Entities.

On February 9, 2021, Blackstone submitted a due diligence list to the Paired Entities and, in response, management of the Paired Entities, with the assistance of Goldman Sachs, began to populate a virtual data room. On February 11, 2021, the Paired Entities granted Blackstone and its representatives access to the virtual data room.

On February 11, 2021, a representative of Starwood called a representative of Goldman Sachs to request that Starwood be given access to the Paired Entities’ non-public information. The representative of Goldman Sachs indicated that the Paired Entities were willing to share information with Starwood under an appropriate confidentiality/standstill agreement. On February 14, 2021, Fried Frank sent Starwood’s outside counsel, Kirkland & Ellis LLP, a form of confidentiality/standstill agreement. This agreement was substantially identical to the confidentiality/standstill agreement executed by Blackstone, and prohibited Starwood from engaging in discussions or sharing information with any equity financing source, such as Blackstone, without the consent of the Paired Entities. In addition, the draft agreement prohibited Starwood from making any public disclosure relating to a potential transaction without the consent of the Paired Entities. Neither Starwood nor its counsel indicated a willingness to enter into the confidentiality agreement at that time.

On February 12, 2021, Mr. Geoga spoke with representatives of Tarsadia. The Tarsadia representatives expressed the view that the Boards of the Paired Entities needed to communicate to the market a message of support for management and its strategy, and that the Paired Entities were not for sale. The Tarsadia representatives urged the Paired Entities to ramp up the pace of asset dispositions as well as franchising and suggested that the Boards should add new directors with lodging and asset management experience. Mr. Geoga subsequently conveyed Tarsadia’s views to the Boards.

On February 16, 17 and 18, 2021, members of management of the Paired Entities and representatives of Goldman Sachs participated in due diligence meetings with representatives of Blackstone. In addition, on February 17, 2021, members of management of the Paired Entities provided a management presentation to representatives of Blackstone. Following this presentation, at the direction of the Paired Entities, representatives of Goldman Sachs furnished to Blackstone the Paired Entities’ management’s financial forecasts reflecting its business plan for the Paired Entities. These forecasts are summarized below under “Forward-Looking Financial Information.”

Also on February 17, 2021, Mr. Dekle received an inquiry from legal counsel to Tarsadia requesting a copy of the Paired Entities’ form of director questionnaire and written representation and agreement that are required to be furnished in connection with stockholder nominations of directors. These items were provided to Tarsadia and its counsel by Fried Frank on February 18, 2021.

On February 18, 2021, Mr. Henritze spoke by telephone to Mr. Geoga and to representatives of Goldman Sachs, and conveyed that Blackstone had completed a substantial amount of its due diligence and was prepared to increase its price to $17.75 per paired share. Representatives of Goldman Sachs advised Mr. Henritze that, based on their prior discussion with the Boards, a price of $17.75 per paired share would likely not be of interest to the Boards.

Later that day, Mr. Henritze again reached out to a representative of Goldman Sachs to indicate that Blackstone remained interested in a possible acquisition of the Paired Entities at an increased price of $18.00 per paired share. Blackstone asked for permission to speak to three financial institutions in connection with financing the proposed transaction, and Blackstone indicated that upon reaching a “handshake agreement” on price, Blackstone would be able to move quickly to sign a definitive agreement. The Goldman Sachs representative stated that Goldman Sachs would report this discussion to the Boards and management of the Paired Entities. On that date, the closing price of the paired shares was $15.28 per paired share.

On February 19, 2021, the Boards of the Paired Entities held a special meeting via videoconference. Messrs. Clarkson and Dekle were in attendance, together with representatives of Fried Frank and Goldman Sachs. Mr. Geoga provided an update regarding the recent outreach from Blackstone, and representatives of Goldman Sachs described Blackstone’s revised proposal of $18.00 per paired share and provided an update to Goldman Sachs’ preliminary financial analyses. Mr. Haase summarized his views concerning a potential transaction, stating that he believed a sale of the Paired Entities at the values that were likely achievable through further negotiations with Blackstone was a more favorable outcome for stockholders than continuing to pursue the Paired Entities’ standalone plan, taking into account risks associated with management’s business plan that had previously been discussed with the Boards and the benefits of potential asset sales. A discussion ensued, in the course of which individual directors expressed their views regarding a potential transaction. Following this discussion, the Boards directed representatives of Goldman Sachs to communicate to Blackstone that the Paired Entities had no interest in a transaction at a price at $18.00 per paired share, and that Blackstone would be permitted to discuss the potential acquisition with two debt financing sources in order to help facilitate a potential increase in Blackstone’s price.

On February 23, 2021, Tarsadia submitted to the Company a notice of its intent to nominate three candidates for election to the board of directors at the 2021 annual meeting of the Company. On February 24, 2021, Mr. Geoga notified the Boards of the Paired Entities of the receipt of this nomination notice and advised the directors that there would be a discussion of this notice at the next meetings of the Boards.

On February 25, 2021, after market close, the Paired Entities released their earnings for the fourth quarter of 2020 and the full fiscal year. The Paired Entities held an earnings call on February 26, 2021. On that date, the closing price of the paired shares was $16.09 per paired share.

On March 2, 2021, Blackstone submitted a letter to the Paired Entities contemplating the acquisition of the Paired Entities at an increased price of $18.75 per paired share, which the letter indicated represented a 30% premium to the trailing 30-day VWAP of the paired shares on January 19, 2021, the date of Blackstone’s initial indication, and a 22% premium to the trailing 30-day VWAP of the paired shares on March 1, 2021. The letter assumed that the Paired Entities would declare no additional dividends on the paired shares (other than the $0.09 dividend per paired share previously declared by the Boards) and was premised on Blackstone having the right to work with a co-investor, which Goldman Sachs’ representatives understood to refer to Starwood. In addition, the letter stated that Blackstone was prepared to complete its confirmatory due diligence and concurrently negotiate a definitive merger agreement within ten days. On that date, the closing price of the paired shares was $16.41 per paired share.

On March 2, 2021, Goldman Sachs provided the Paired Entities a letter describing Goldman Sachs’ relationships with Blackstone and Starwood over the prior two year period. This letter was subsequently provided to the Boards.

Also, on March 2, 2021, Mr. Dekle sent a letter to a representative of Tarsadia, indicating, among other things, that the Company intended to interview the Tarsadia board nominees in due course and would be reaching out to the nominees in the next few days. In e-mail and telephone exchanges with representatives of Tarsadia, Mr. Geoga confirmed the Company’s intent to interview the nominees. While the Company’s executive search firm did subsequently schedule these interviews, the Company cancelled the interviews following the announcement of the merger as a result of the Boards’ determination to postpone the annual meeting in order to focus on the merger transaction.

On March 3, 2021, the Boards of the Paired Entities held special meetings via videoconference. Messrs. Clarkson and Dekle were in attendance, together with representatives of Fried Frank and Goldman Sachs. Representatives of Goldman Sachs summarized Blackstone’s revised written proposal, discussed the recent movement in the trading price of the paired shares and recent changes to Wall Street analyst estimates for the Paired Entities, and provided an update to their preliminary financial analyses. Representatives of Fried Frank reviewed the directors’ fiduciary duties in evaluating Blackstone’s revised written proposal and discussed the key legal and contractual terms thereof, including Blackstone’s desire to work with Starwood. A discussion ensued and the meeting concluded without the Boards making any determination with respect to a response to the revised Blackstone proposal. The Boards agreed to schedule a follow up meeting as promptly as practicable.

On March 6, 2021, the Boards of the Paired Entities held special meetings via videoconference. Messrs. Clarkson and Dekle were in attendance, together with representatives of Fried Frank and Goldman Sachs. Mr. Geoga stated that the purpose of the meeting was to determine a response to the revised Blackstone proposal and encouraged each of the directors to provide his or her views. Representatives of Goldman Sachs provided an update on discussions with Blackstone, discussed Goldman Sachs’ preliminary financial analyses and outlined considerations relating to a potential response to Blackstone. In addition, representatives of Goldman Sachs discussed the potential level of debt financing to be used to fund the proposed transaction. Mr. Haase then presented his views on Blackstone’s most recent proposal. While acknowledging the progress made during his 15-month tenure as President and Chief Executive Officer and the potential for further progress, Mr. Haase indicated that, based on his best judgment of the Paired Entities’ business plan on a risk-adjusted basis, he would recommend that the Paired Entities transact with Blackstone, subject to the negotiation of Blackstone’s best and final offer. Mr. Haase noted that management had spent substantial time in recent years evaluating various potential value creation ideas for the Paired Entities, including the ideas conveyed by Tarsadia, and that these alternatives had been, and likely would continue to be, less favorable than the Paired Entities’ execution of their business plan. Mr. Haase discussed that, while he had not changed his views regarding the Paired Entities’

business plan and was optimistic regarding the potential for asset sales by the Paired Entities, the long-term capital needs of the business were a significant concern.

A majority of directors agreed with Mr. Haase’s views. A minority of directors were concerned that, given the recent rebound in stock prices in the hotel sector, potential for further recovery given the expected federal stimulus plan and increasing COVID-19 vaccinations, and the low interest rate environment, this was not the appropriate time to sell the Paired Entities, and that the premium offered by Blackstone was not compelling. After this discussion, it was the broad consensus of the Boards to make a counterproposal to Blackstone of $19.75 per paired share. In addition, the Boards directed representatives of Goldman Sachs to communicate the following points: the Paired Entities would agree to pay no dividends between signing and closing; a “ticking fee” of $0.001 per day should be payable if closing did not occur within four months of signing due to failure to complete the acquisition financing; the agreement should include a “go-shop” provision permitting the Paired Entities to solicit alternative proposals following signing of a definitive agreement and a two-tier termination fee, with a lower fee payable in the case of a termination to enter into an alternative transaction with a party making a proposal during the go-shop period; the right to specific performance of the buyer’s obligations under the agreement if debt financing is available; and a reverse termination fee of $350 million. The Boards instructed representatives of Goldman Sachs to communicate that the Boards would consider after the go-shop period whether to allow Blackstone to work with Starwood.

Later in the day on March 6, 2021, representatives of Goldman Sachs communicated this counterproposal orally to representatives of Blackstone and sent a written summary of the counterproposal to Blackstone.

On March 7, 2021, Blackstone communicated a revised proposal orally and in writing to representatives of Goldman Sachs. Blackstone’s revised proposal contemplated a purchase price of $19.25 per paired share, with a 30-day go-shop period (with a 1.5% of equity value go-shop termination fee and a 3% of equity value termination fee thereafter), a $300 million reverse termination (but no right to specific performance), and a ticking fee of $0.001 per day if closing were delayed beyond 135 days from signing. Blackstone indicated that its proposal was premised on Blackstone having the right to request that the Company pay a pre-closing dividend to purge its accumulated earnings and profits through the closing date of the transaction (which would offset the merger consideration on a dollar-for-dollar basis). Blackstone also indicated that its revised proposal was premised on Blackstone being able to bring Starwood in as its partner before signing of the definitive agreement. On March 5, 2021, the last trading day prior to Blackstone’s revised proposal, the paired shares closed at a price of $16.66 per paired share.

On March 7, 2021, the Boards of the Paired Entities held special meetings via videoconference. Messrs. Clarkson and Dekle were in attendance, together with representatives of Fried Frank and Goldman Sachs. Representatives of Goldman Sachs summarized the latest proposal from Blackstone and representatives of Fried Frank discussed the tax implications for holders of paired shares of Blackstone’s proposal for a “purging” dividend. Fried Frank and Goldman Sachs agreed to provide additional materials to the Boards regarding the proposed dividend, which materials were subsequently made available to the Boards. A discussion ensued during which individual directors expressed views that were largely consistent with the views they had expressed at the March 6, 2021 meeting. However, several directors expressed concern that the premium to the last closing price represented by Blackstone’s revised proposal was at the low end of precedent REIT merger transactions and below the 25th percentile of premia paid in all industry transactions. Representatives of Goldman Sachs and the Boards further discussed the premium and representatives of Goldman Sachs expressed their view that the premia from precedent REIT merger transactions were likely more relevant to the Boards’ considerations than all-industries premia because, among other reasons, the Paired Entities, and particularly Hospitality, have substantial owned real estate exposure. Representatives of Goldman Sachs and the Boards also discussed that the premium represented by the proposed purchase compared favorably to the premium paid in other precedent REIT transactions when measured based on the 52-week high closing price and the 30-trading day volume-weighted average prices and that the proposed purchase price represented a significant premium to the paired shares’ trading price prior to the COVID-19 pandemic. Following this discussion, it was the broad consensus of the

Boards that representatives of Goldman Sachs should communicate to Blackstone that the Paired Entities would move forward to negotiate a merger agreement on the basis of Blackstone’s revised proposal, subject to (1) Blackstone understanding that the Paired Entities reserved the right to revisit the acquisition price depending upon upward price movement of the paired shares, (2) the go-shop termination fee being reduced to 1.25% of equity value, (3) confirmation of the tax impact of the proposed “purging” dividend and (4) Blackstone’s ability to partner with Starwood being conditioned upon Starwood’s signing of an acceptable confidentiality/standstill agreement. The Boards directed Fried Frank to provide a draft merger agreement to Simpson Thacher.

On the same day, representatives of Goldman Sachs communicated the Boards’ position to representatives of Blackstone. Later in the day on March 7, 2021, Fried Frank provided a draft merger agreement to Simpson Thacher.

On March 9, 2021, Simpson Thacher provided comments on the draft merger agreement to Fried Frank, which were consistent with Blackstone’s proposal, adjusted to reflect the reduced go-shop termination fee of approximately 1.25% of equity value proposed by the Paired Entities.

On March 10, 2021, the Paired Entities finalized a confidentiality/standstill agreement with Starwood and negotiated an amendment to the Blackstone confidentiality/standstill agreement, pursuant to which the Paired Entities permitted Blackstone to partner with Starwood in connection with a potential transaction. On March 10, 2021, the Paired Entities granted Starwood and its representatives access to the virtual data room.

From March 10, 2021 until the execution of the merger agreement, Blackstone and Starwood continued their due diligence review of the Paired Entities and the parties continued to negotiate the terms of the merger agreement and other transaction documents. These negotiations covered various aspects of the transaction, including, among other things: the representations and warranties to be made by the parties; the restrictions on the conduct of the Paired Entities’ business until completion of the transaction; the conditions to the completion of the mergers; the Paired Entities’ right to participate in discussions or negotiations with third parties relating to unsolicited acquisition proposals; the Paired Entities’ right to terminate the merger agreement; the remedies available to each party under the merger agreement, including the triggers for payment of the termination fees; the covenants regarding antitrust matters; the Paired Entities’ equity awards, employee benefit plans, severance and other compensation matters; and Parent’s right to delay the closing of the transaction in connection with obtaining certain foreign antitrust clearances.

On March 12, 2021, Simpson Thacher sent drafts of equity commitment letters and limited guarantees from Blackstone and Starwood to Fried Frank.

On March 12, 2021, the closing price of the paired shares was $16.94 per paired share. A meeting of the Boards of the Paired Entities was held via videoconference after the close of trading. Messrs. Clarkson and Dekle were in attendance, together with representatives of Fried Frank and Goldman Sachs. Representatives of Goldman Sachs provided an update on discussions with Blackstone and Starwood since the prior board meetings on March 7, 2021 and representatives of Fried Frank reviewed the status of the merger agreement. The directors discussed the fact that, as a result of the increase in the trading price of the paired shares, the premium to the last closing price represented by the proposed merger consideration of $19.25 per paired share was equal to approximately 13.6% and considered that premium primarily relative to the premia from precedent REIT merger transactions. Following discussion, it was the broad consensus of the Boards of the Paired Entities to communicate to Blackstone that, in light of the movement in the trading price of the paired shares, the Paired Entities were not prepared to move forward unless the merger consideration were increased to $19.50 per paired share. Representatives of Goldman Sachs conveyed this information to Blackstone that evening.

On March 13, 2021, representatives of Blackstone orally conveyed a revised proposal to representatives of Goldman Sachs. Blackstone and Starwood agreed to the Paired Entities’ request to increase the merger consideration to $19.50 per paired share in exchange for the elimination of the go-shop clause. Blackstone and

Starwood would retain the two-tiered termination fee structure, but increase the termination fee payable by the Paired Entities from approximately 1.25% to 2% of equity value in connection with the Paired Entities’ entry into an unsolicited alternative acquisition proposal received during the first 45 days following the execution of the merger agreement. Representatives of Blackstone communicated to representatives of Goldman Sachs that they were not willing to further raise their offer price. During further discussions on the same day between representatives of Blackstone and representatives of Goldman Sachs, Blackstone agreed to reduce the initial termination fee payable by the Paired Entities from 2.0% to 1.75% of equity value and that the reverse termination fee would be payable by Parent in certain circumstances involving antitrust matters. Thereafter, the parties continued to negotiate and exchange drafts of the merger agreement and other transaction documents.

On the afternoon of March 14, 2021, a meeting of the Boards of the Paired Entities was held via videoconference. Messrs. Clarkson and Dekle were in attendance, together with representatives of Fried Frank and Goldman Sachs. At that meeting, the Boards discussed the terms of the proposed engagement letter with Goldman Sachs relating to the proposed mergers. A representative of Fried Frank noted the relationships with Blackstone and Starwood that Goldman Sachs had previously disclosed to the Paired Entities. After discussion, the Boards approved the proposed engagement letter with Goldman Sachs. Representatives of Fried Frank then reviewed the directors’ fiduciary duties in connection with their evaluation of the potential transaction and also summarized the material terms of the merger agreement. Representatives of Goldman Sachs then presented their financial analyses of the mergers to the Boards, following which Goldman Sachs rendered an oral opinion to the effect that the proposed merger consideration of $19.50 per paired share to be paid pursuant to the proposed mergers was fair to the holders of paired shares (other than Blackstone, Starwood and their affiliates) from a financial point of view.

Mr. Geoga expressed his support for the proposed mergers and invited the other directors to express their views. Mr. Haase reiterated his support for the transaction and his comments at prior board meetings and articulated his belief that the proposed merger consideration provided certain and compelling value to holders of paired shares relative to the value potentially achievable under the Paired Entities’ business plan on a risk-adjusted basis. The Boards discussed Blackstone and Starwood’s elimination of the go-shop clause. It was noted that the Paired Entities had explored potential alternatives to maximize value on multiple occasions and, over that time period, no party other than Blackstone and Starwood has indicated an interest in a potential acquisition of the Paired Entities. It was also noted that, notwithstanding the elimination of the go-shop clause, the merger agreement would continue to provide a two-tiered termination fee structure, with a lower termination fee payable in connection with the termination of the merger agreement to enter into a more favorable transaction with a bidder making an unsolicited alternative acquisition proposal during an initial period following the execution of the merger agreement. In addition, representatives of Goldman Sachs expressed the view that there were unlikely to be other acquirers of the Paired Entities. The Boards concluded that increase the merger consideration to $19.50 per paired share in exchange for the elimination of the go-shop clause was in the best interest of the stockholders of the Paired Entities.

At the meeting, all of the members of the Company board communicated their support for the transaction. Two independent members of the Hospitality board, Neil Brown and Simon Turner, stated that they would dissent from the vote to approve the merger agreement. For a discussion of the reasons for the recommendation of the Boards of the Paired Entities in favor of the merger and the reasons of those directors who dissented from the vote, see “—Reasons for the Merger,” “—Recommendation of the Company Board,” and “—Recommendation of the Hospitality Board” below. A representative of Fried Frank then summarized a proposal to provide a “gross up” to members of management for taxes associated with change of control payments potentially triggered by the transaction under Sections 280G and 4999 of the Code. The representative of Fried Frank explained that, in exchange for the 280G “gross-up”, the members of management had agreed that the closing of the mergers and any changes or modifications to their authority, duties and/or responsibilities which arise solely as a result of the Paired Entities ceasing to be publicly-held companies would not, in and of itself, constitute a “material diminution in their authority, duties or responsibilities” (and, therefore, will not constitute good reason entitling them to terminate their employment with the Paired Entities and receive severance payments) under the

Company’s Executive Severance Plan. Mr. Haase confirmed that, aside from Fried Frank’s discussion with Simpson Thacher regarding the 280G “gross-up”, there had been no discussion between members of management and Blackstone or Starwood regarding their role with the Paired Companies or compensation after completion of the mergers.

Following these discussions, the Boards of the Paired Entities, by the unanimous vote of the Company directors and the affirmative vote of five of the seven directors of Hospitality (with Messrs. Brown and Turner dissenting), adopted resolutions declaring the merger agreement and the transactions contemplated by the merger agreement, including the mergers, to be advisable and in the best interests of the Paired Entities and the holders of paired shares, and determined to recommend the approval of the mergers and the other transactions contemplated by the merger agreement by stockholders. In addition, the Boards unanimously approved the “gross up” arrangements with management of the Paired Entities.

Following the meeting, the parties finalized and executed the merger agreement and other transaction documents during the evening of March 14, 2021. On March 15, 2021, the Paired Entities issued a press release announcing entry into the merger agreement.

Reasons for the Mergers

At the March 14, 2021 meeting of the Boards of the Paired Entities, the Boards adopted resolutions declaring the merger agreement and the transactions contemplated by the merger agreement, including the mergers, to be advisable and in the best interests of the Paired Entities and the holders of paired shares, and determined to recommend the approval of the mergers and the other transactions contemplated by the merger agreement to their respective stockholders.

In reaching their decisions, the Boards consulted with the Company’s senior management team, as well as the Paired Entities’ financial and legal advisors, and considered a number of factors, including the following factors which the Boards viewed as supporting their respective decisions to approve the merger agreement and the transactions contemplated by the merger agreement, including the mergers, and to recommend approval of the mergers and the other transactions contemplated by the merger agreement to their respective stockholders:

•

The merger consideration of $19.50 per paired share represents immediate and certain value and liquidity to the holders of paired shares upon the closing of the mergers. The Boards believed that, on a present value, risk-adjusted basis, the merger consideration of $19.50 per paired share is more favorable to the holders of paired shares than the values achievable under the Paired Entities’ business plan, taking into account the benefits and risks of that plan, including opportunities for asset sales and increased franchising of Extended Stay branded hotels.

•

In this regard, the Boards ascribed significant weight to the views of management expressed at multiple meetings of the Boards that the proposed merger consideration provided certain and compelling value to holders of paired shares relative to the value potentially achievable under the Paired Entities’ business plan on a risk-adjusted basis.

•

The Boards considered that there could be potential upside in the Paired Entities’ business plan depending upon the scale and realized prices from asset sales and the potential to increase the pace of franchising activity. However, asset sales reduce the Paired Entities’ asset base, revenue and EBITDA and, unless the Paired Entities are able to identify and execute a new growth strategy, could adversely affect the long-term value of the Paired Entities. In addition, the Paired Entities’ franchising business is small, and the Boards believed that franchising activity, even if substantially accelerated, would not materially impact the value of the Paired Entities.

•

The Boards also considered downside risks to the business plan. In this regard, the Boards considered management’s view that the potential capital needs of the Paired Entities’ hotels could be materially greater than capital expenditures allowances reflected in management’s projections over the duration of the five year projection period in light of the average age of the Paired Entities’ hotels of approximately 21 years, the average number of years it will be between the last renovation and next planned renovation of approximately 10 years and the substantial wear and tear often associated with usage by extended stay guests. In addition, although management’s business plan assumed that property-level expenses per occupied room would increase approximately 3.0% annually, management expressed the view that expense increases could be materially greater as a result of higher than anticipated labor cost and other expense and inflationary pressures.

•

The Boards’ knowledge of the business, operations, financial condition, earnings and prospects of the Paired Entities, as well as their views regarding the current and prospective environment in which the Paired Entities operate, including economic and market conditions.

•

The current and historical trading prices of the paired shares, and the fact that the merger consideration of $19.50 per paired share represented: a premium of approximately 15% to the closing price for the paired shares on March 12, 2021, the last trading day before we entered into the merger agreement; premia of approximately 23%, 28%, 44% and 76% over the 30-trading day, 3-month, 6-month and 12- month volume-weighted average prices (VWAP) of the paired shares, respectively, in each case for the period ending March 12, 2021; a premium of approximately 15% to the 52-week high closing price for the paired shares as of March 12, 2021; and a premium of 51% to the paired shares’ pre COVID-19 pandemic trading price (calculated as the VWAP of the paired shares over the period from February 1, 2020 to February 21, 2020).

•

The merger consideration implies a transaction value of 11.0x 2019 EBITDA (pro forma for a November 2020 asset sale), 15.6x 2020 EBITDA and EBITDA multiples of 13.0x, 11.6x and 10.7x analyst consensus estimates for 2021, 2022 and 2023, respectively, as published by Institutional Brokers Estimate System (I/B/E/S), and the paired shares have traded meaningfully below these multiples consistently over the Paired Entities’ time as a public company, averaging a 9.5x NTM EBITDA multiple over the five years prior to February 21, 2020 and a 9.1x NTM EBITDA multiple for the one-year prior to February 21, 2020 (the five-year period and one-year period prior to the beginning of the COVID-19 global pandemic) as compared to average multiples of 11.3x and 11.1x, respectively, over the same time periods for the following publicly-traded service lodging REITs: Apple Hospitality REIT, Inc., Chatham Lodging Trust, CorePoint Lodging Inc. and Summit Hotel Properties, which the Boards considered to be most directly comparable to the business of the Paired Entities.

•

Since their initial public offering in 2013, the Paired Entities have explored potential alternatives to maximize value on multiple occasions and, over that time period, no party other than Blackstone and Starwood has indicated an interest in a potential acquisition of the Paired Entities.

•

The Paired Entities explored a potential sale of the Extended Stay brands and management company during 2018 and 2019, which resulted in the receipt of a credible proposal from a single party and, after conducting negotiations with that party, the Boards’ concluded that the value achievable for a sale of the brands and management company was not attractive and presented material risks to the future performance and valuation of the remaining publicly-traded REIT.

•

The merger consideration was the result of arm’s-length negotiations and resulted in the buyers increasing the merger consideration on five occasions after Blackstone’s indication of interest on January 19, 2021 of “$17 per paired share plus.” It was the broad consensus of the Boards that the merger consideration of $19.50 was the maximum price that Blackstone and Starwood were willing to pay, and that it was highly unlikely that any other bidder for the Paired Entities would emerge.

•	The terms of the merger agreement, including:

•	the Paired Entities’ right under the merger agreement, in response to unsolicited acquisition proposals, to furnish information to and conduct negotiations with third parties in certain circumstances;

•

the Boards’ right, under the merger agreement, to withhold, withdraw, qualify or modify their recommendation that stockholders vote to approve the mergers and the other transactions contemplated by the merger agreement under certain circumstances, subject to payment of a termination fee if Parent elects to terminate the merger agreement in such circumstances;

•

the Paired Entities’ right to terminate the merger agreement, under certain circumstances, in order to enter into a definitive agreement providing for the implementation of a superior proposal if the Boards determine in good faith, after consultation with outside legal counsel and financial advisors, taking into account any changes to the merger agreement proposed in writing by Parent, that the proposal continues to constitute a superior proposal, upon payment of a termination fee;

•

the fact that in certain circumstances a lower termination fee of $61,250,000 (or approximately $0.34 per outstanding paired share), representing approximately 1.75% of the Paired Entities’ equity value and 1.05% of the Paired Entities’ enterprise value, will be payable by the Company, and that the lower termination fee of $61,250,000 and the termination fee of $105,000,000 (or approximately $0.59 per outstanding paired share), representing approximately 3% of the Paired Entities’ equity value and 1.8% of the Paired Entities’ enterprise value, were viewed by the Boards, after consultation with our legal and financial advisors, as reasonable under the circumstances and not likely to preclude any other party from making a competing acquisition proposal.

•

The high probability that the mergers would be completed based on, among other things, Blackstone’s and Starwood’s proven ability to complete large acquisition transactions, Blackstone’s and Starwood’s extensive experience in the real estate industry, the absence of a financing condition and the $300,000,000 reverse termination fee payable to the Paired Entities if the merger agreement is terminated in certain circumstances ($150,000,000 of which payment is guaranteed by the Blackstone Sponsor and $150,000,000 of which is guaranteed by the Starwood Sponsor).

•

The financial analysis of representatives of Goldman Sachs reviewed and discussed with the Boards, and Goldman Sachs’ oral opinion, subsequently confirmed in writing, that, as of March 14, 2021 and based upon and subject to the various limitations and assumptions set forth in the written opinion, the merger consideration to be received by holders of paired shares pursuant to the merger agreement was fair from a financial point of view to such holders (see “—Opinion of the Paired Entities Financial Advisor”).

•

The fact that the mergers would be subject to the approval of holders of paired shares, and such holders would be free to reject the mergers by voting against the mergers for any reason, including if a higher offer were to be made prior to the Company special meeting.

•	The availability in the mergers of statutory appraisal rights to the stockholders who timely and properly exercise such appraisal rights under the DGCL.

The Boards also considered the following potentially negative factors in their consideration of the merger agreement and the mergers:

•

Following the mergers, holders of paired shares will not participate in future earnings or growth of the Paired Entities and will not benefit from any appreciation in value of the Paired Entities. Although the Boards believed that, on a present value, risk-adjusted basis, the merger consideration of $19.50 per paired share is more favorable to the holders of paired shares than the values achievable under the Paired Entities’ business plan, taking into account the benefits and risks of that plan, the Boards recognized that, over time, the business plan could potentially deliver greater value, including incremental value arising from asset sales and accelerated franchising activity.

•

The fact that while the confidentiality agreement between the Paired Entities and Blackstone expressly prohibited Blackstone from bidding jointly for the Paired Entities with any other investor without the consent of the Boards, the Boards ultimately agreed to waive this restriction in order to permit

Blackstone to bid jointly for the Paired Entities with Starwood, but did so only after receiving Blackstone’s increased offer of $19.25 per paired share (which was the basis on which the Paired Entities agreed to move forward to finalize an agreement and which was conditioned upon Blackstone being permitted to work together with Starwood).

•	Certain terms of the merger agreement, including:

•

our inability to solicit competing acquisition proposals and the possibility that a termination fee could be payable by us under certain circumstances upon termination of the merger agreement could discourage other potential bidders from making a superior proposal to acquire us;

•

the fact that if Parent fails, or threatens to fail, to satisfy its obligations under the merger agreement, we are not entitled to specifically enforce the merger agreement, and that our exclusive remedy, if the merger agreement is terminated in certain circumstances due to the failure of Parent to consummate the closing following the satisfaction of all applicable closing conditions, or due to an order or law prohibiting closing under antitrust laws, would be the right to receive a reverse termination fee payable by Parent in the amount of $300,000,000 ($150,000,000 of which payment is guaranteed by the Blackstone Sponsor and $150,000,000 of which is guaranteed by the Starwood Sponsor); and

•

the restrictions on the conduct of our business prior to the completion of the mergers, which could delay or prevent us from undertaking business opportunities that may arise pending completion of the mergers.

•	The fact that the mergers might not be consummated in a timely manner or at all, due to a failure of certain conditions to the closing of the mergers.

•

The significant costs involved in connection with entering into the merger agreement and completing the mergers and the substantial time and effort of management required to consummate the mergers and related disruptions to the operation of our business, including potential loss of key personnel and potential impacts upon existing and prospective business relationships with tenants and other third parties, which could negatively impact the standalone value of the Paired Entities if the mergers do not close.

•

The fact that we are prohibited from paying additional dividends prior of closing of the mergers, other than the special dividend and any dividend necessary to maintain qualification as a REIT for federal income tax purposes or to avoid the payment of income or excise tax under the Code (which dividends would reduce the merger consideration dollar for dollar) and the $0.09 dividend per paired share paid on March 26, 2021 (without a reduction to the merger consideration).

•

The mergers and the special dividend would be taxable to holders of paired shares for U.S. federal income tax purposes, and the payment of the special dividend may increase the aggregate U.S. federal income tax liability of certain shareholders depending upon the Company’s earnings and profits as determined under U.S. federal income tax principles and the holder’s basis and holding period in the paired shares for U.S. federal income tax purposes.

•

The fact that some of the directors and executive officers of the Paired Entities have interests in the mergers that may be different from, or in addition to, the interests of the holders of paired shares generally (see “—Interests of the Company’s and Hospitality’s Directors and Executive Officers in the Mergers”).

•

The fact that while all of the directors of the Company supported the transaction, two of the directors of Hospitality (Neil Brown and Simon Turner), dissented from the vote of the Hospitality Board in favor of the mergers. Mr. Brown’s view was that the approximately 15% premium to the paired shares’ last closing price prior to approval of the merger agreement represented by the $19.50 transaction price was insufficient in that it was at the 25th percentile of premia in all-cash acquisition transactions involving U.S. publicly traded REITs announced from 2013 through 2020 and below the 25th percentile of premia paid in completed all-cash acquisition transactions involving U.S. public companies, regardless of industry, announced during the time period from 2015 through 2020 where the disclosed enterprise values for the transaction were between $1 billion and $10 billion. Mr. Brown also was of the view that this was not the appropriate time to sell the Paired Entities, in light of the recent rebound in stock prices in the hotel sector, potential for further recovery given the expected U.S. federal stimulus plan spending and increasing COVID-19 vaccinations, the low interest rate environment, and his perspective that the current management team had not yet had an opportunity to fully impact the results of the Paired Entities and could generate superior value by executing their business plan. Mr. Turner expressed similar concerns, and was of the view that a price below $20 per paired share was not compelling. Mr. Turner also expressed concern with Blackstone and Starwood insisting on an increase to the lower termination fee from approximately 1.25% of the Paired Entities’ equity value to 1.75% in connection with their agreeing to raise the merger consideration from $19.25 per paired share to $19.50 per paired share.

The foregoing discussion of the factors considered by the Boards is not intended to be exhaustive. In reaching their respective decisions, the Boards did not quantify or assign any relative weights to, and did not make specific assessments of, the factors considered, and individual directors may have given different weights to different factors. Neither Board made any specific conclusion with respect to any of the factors or reasons considered. The above factors are not presented in any order of priority.

The explanation of the factors and reasoning set forth above contain forward-looking statements and should be read in conjunction with the section of this joint proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Recommendation of the Company Board

The Company board has unanimously approved the merger agreement and declared the merger agreement and the transactions contemplated by the merger agreement, including the mergers, to be advisable and in the best interests of the Company and its stockholders. The Company board recommends that you vote “FOR” the proposal to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement, “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger and “FOR” the proposal to approve any adjournment of the Company special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Company special meeting to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement.

Recommendation of the Hospitality Board

The Hospitality board has approved the merger agreement and declared the merger agreement and the transactions contemplated by the merger agreement, including the mergers, to be advisable and in the best interests of Hospitality and its stockholders. The Hospitality board recommends that you vote “FOR” the proposal to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement, and “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger.

Forward-Looking Financial Information

As a matter of general practice, due to the unpredictability of the underlying assumptions and estimates inherent in preparing financial projections, we do not publicly disclose detailed projections as to our anticipated financial position or results of operations, other than providing, from time to time, estimated ranges for the then-current fiscal year of certain expected financial results and operational metrics in our regular earnings press releases and other investor materials.

However, in connection with the evaluation of a possible transaction, our management prepared in February 2021 and provided to the Boards projections for the Paired Entities on a consolidated basis for 2021 through 2025 reflecting management’s business plan (the “projected financial information”), which are summarized below. The projected financial information was also provided to Goldman Sachs, and at the direction and with the approval of the Boards, Goldman Sachs relied on the plan projected financial information in performing its financial analyses for purposes of rendering its fairness opinion to the Boards. In addition, the projected financial information was provided to Blackstone and Starwood in connection with their evaluations of the transaction.

The projected financial information reflected the following key management assumptions:

•

Revenue per available room (RevPAR) growth at a compounded annual growth rate (CAGR) of 6.6% from 2020 through 2025 (resulting in RevPAR being 9% above 2019 levels by 2023 and 16% above 2019 levels by 2025, notwithstanding that RevPAR in 2020 was down 16% from 2019 levels). RevPAR growth was assumed to be driven by a combination of organic growth, improvements in the performance of the Paired Entities’ distribution channels and sales function (“commercial initiatives”), and planned renovations at 86 top-tier hotels as part of the Paired Entities’ step-up Premium brand strategy; upon completion, and after a brief ramp up period, these planned renovations, together with the commercial initiatives, were assumed to drive incremental average daily rate (ADR) improvement of 15%;

•

Commercial initiatives were projected to drive an incremental approximate $35 million of Hotel Revenues and $31 million of Property EBITDA by 2025, and the Premium brand strategy (including associated renovations) was projected to drive an incremental approximate $45 million of Hotel Revenues and $35 million of Property EBITDA by 2025;

•

Franchise fee income growth of approximately 25% per year over 2019 to 2025, growing from approximately 0.5% of revenue in 2019 to approximately 1.4% of revenue in 2025, as a result of the assumed conversion annually of 10 existing third party hotels to be Extended Stay franchisees and a ramp up to 30 hotels newly built by third-party owners becoming franchisees per year by 2025;

•

Completion of the sale of six hotels under contract in 2021 with no remaining management and no or limited franchise role for the Paired Entities (the completion of the sale of two of the six contracted hotels occurred in March 2021); gain was assumed to be paid out as special dividends;

•	Allowances for capital expenditures were assumed to be approximately $1,050 million from 2021 through 2025, comprised of the following:

•	ongoing maintenance capital expenditures of approximately $90 million to $120 million per year based on prior period levels;

•

renovation capital expenditures beginning in 2022 at lower-tier and core hotels on a seven year renovation cycle per hotel of approximately (i) $2,500 per key per lower tier hotel and (ii) $7,500 per key per core hotel;

•	renovation capital expenditures in 2021 and 2022 of $245 million for planned renovations at 86 top tier hotels as part of the Paired Entities’ step up brand strategy;

•	ongoing information technology capital expenditures of $10 million to $14 million per year; and

•	development capital expenditures in 2021 of $21 million planned for the construction of owned new build hotels.

The following table summarizes the projected financial information:

	Projected Financial Information (in millions, except dividends per share)
	2021E	2022E	2023E	2024E	2025E
Hotel Revenues	$1,128	$1,215	$1,329	$1,371	$1,412
Fee Income	6	8	10	15	21

Total Revenues	1,134	1,223	1,339	1,386	1,433

Property Expenses	(611)	(626)	(657)	(677)	(698)
Corporate Overhead Expenses	(89)	(91)	(94)	(97)	(100)

Adjusted EBITDA(1)	434	506	588	612	636

Equity Based Compensation	(7)	(7)	(7)	(7)	(7)
Cash Taxes @ 16.0%	32	(55)	(59)	(62)	(66)
Capital Expenditure Allowances	(211)	(371)	(164)	(150)	(154)
Contracted Asset Sales	102	0	0	0	0

Unlevered Free Cash Flow(2)	$350	$72	$359	$393	$408

Dividends Per Paired Share	$0.87	$0.46	$0.61	$0.66	$0.68

Net Debt ((i) debt less (ii) cash, including restricted cash) at Year End	$2,232	$2,334	$2,177	$1,995	$1,806

Fully Diluted Shares Outstanding at Year End	178.4	178.7	179.0	179.3	179.3

(1)

Adjusted EBITDA is a non-GAAP financial measure calculated by subtracting from total revenue property expenses and corporate overhead expenses. Adjusted EBITDA does not reflect (i) charges related to equity-based compensation expense, (ii) interest expense, (iii) income tax expenses, (iv) depreciation and amortization expenses, (v) the effect of impairment losses recorded on property and equipment and intangible assets and (vi) net gain or loss on sale of assets.

(2)

Unlevered Free Cash Flow is a non-GAAP financial measure calculated by subtracting from Adjusted EBITDA, equity-based compensation expense, cash taxes (calculated by applying a 16% tax rate to unlevered taxable income (subject to certain adjustments in some periods)) and capital expenditure allowances and adding the net proceeds of contracted asset sales. Unlevered Free Cash Flow estimates were used by Goldman Sachs in connection with its financial analyses for purposes of rendering its fairness opinion to the Boards.

The projected financial information was not intended for public disclosure, and, accordingly, does not necessarily comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts or generally accepted accounting principles (GAAP). Neither our independent registered public accounting firm nor any other independent accountants have audited, compiled or performed any procedures with respect to the projected financial information or any assumptions underlying the projected financial information nor expressed an opinion or any form of assurance on the projected financial information or its achievability, and they assume no responsibility for, and disclaim any association with, such financial projections assumptions. The summary of the projected financial information is included in this joint proxy statement only because such information was made available to the Boards, Goldman Sachs, Blackstone and Starwood. The inclusion of the projected financial information in this joint proxy statement does not constitute an admission or representation by us that the information is material.

The projected financial information has been included only to reflect information made available to the Boards, Goldman Sachs, Blackstone and Starwood at the time of certain events and decisions and should not be relied upon as indicative of actual future results, and you are cautioned not to rely on the projected financial information or any assumptions underlying the projected financial information. Some or all of the assumptions that have been made in connection with the preparation of the projected financial information may have changed since the date such information was prepared. None of the Company, Hospitality, Blackstone, Starwood nor any of our or their respective affiliates, advisors or other representatives assumes any responsibility for the validity, reasonableness, accuracy or completeness of the projected financial information. None of the Company, Hospitality, Blackstone, Starwood nor any of their respective affiliates has or intends to, and each of them disclaims any obligation to, update, revise or correct the projected financial information if any portion or all of such information has become or become inaccurate (even in the short term) since the time of its preparation. These considerations should be taken into account in reviewing the projected financial information, which was prepared as of an earlier date.

The projected financial information does not reflect changes in general business or economic conditions since the time it was prepared, changes in our businesses or prospects since the time it was prepared, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the projected financial information was prepared, and the projected financial information is not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth above and should not be regarded as a representation that the projected financial information can or will be achieved. The projected financial information also reflects assumptions as to certain business decisions that are subject to change. In addition, our future financial performance may be affected by our ability to successfully implement a number of initiatives to improve our operations and financial performance and our ability to achieve strategic goals, objectives and targets over the applicable periods.

Because the projected financial information reflects subjective judgments in many respects, it is susceptible to multiple interpretations and continued revision based on actual experience and business developments. The projected financial information covers multiple years, and such information by its nature becomes less predictive with each succeeding year. The projected financial information constitutes forward-looking information and is subject to a wide variety of significant risks and uncertainties that could cause the actual results to differ materially from the projected results. For additional information on factors that may cause our future financial results to materially vary from the projected results summarized below, see the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” beginning on page 28. Accordingly, there can be no assurance that the projected financial information will be realized or that actual results will not differ materially from the projected results, and the projected financial information cannot be considered a guarantee of future operating results and should not be relied upon as such. Neither the Paired Entities nor their affiliates or advisors or any other person has made any representation to any of our stockholders or any other person regarding our actual performance compared to the results included in the projected financial information. We have not made any representation to Blackstone, Starwood or their affiliates, in the merger agreement or otherwise, concerning the projected financial information.

The projected financial information should be evaluated in conjunction with the historical financial statements and other information contained in our public filings with the SEC. The projected financial information does not take into account any circumstances or events occurring after the date it was prepared, including the mergers. Further, the projected financial information does not take into account the effect of any failure of the mergers to be consummated and should not be viewed as accurate or continuing in that context.

We do not intend to update or otherwise revise the projected financial information to reflect circumstances existing after the date when it was prepared or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projected financial information are no longer appropriate.

Opinion of the Paired Entities’ Financial Advisor

Opinion of Goldman Sachs

Goldman Sachs rendered its opinion to the Company board and the Hospitality board that, as of March 14, 2021 and based upon and subject to the factors and assumptions set forth therein, the merger consideration to be paid to the holders (other than Excluded Holders) of paired shares pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated March 14, 2021, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Exhibit B and is incorporated into this joint proxy statement by reference in its entirety. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Company board and the Hospitality board in connection with their consideration of the transactions contemplated by the merger agreement. The Goldman Sachs opinion is not a recommendation as to how any holder of paired shares should vote with respect to the mergers or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the merger agreement;

•	annual reports to stockholders and Annual Reports on Form 10-K of the Paired Entities for the five years ended December 31, 2020;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Paired Entities;

•	certain other communications from the Paired Entities to their respective stockholders;

•	certain publicly available research analyst reports for the Paired Entities;

•

certain internal financial analyses and forecasts for the Paired Entities prepared by their management, as approved for Goldman Sachs’ use by the Paired Entities, which are referred as the “projected financial information” described above under “Forward-Looking Financial Information” and which are referred to as the “Forecasts” below; and

•

an estimate of $0.00 for the Additional Consideration (as defined in the merger agreement) provided to Goldman Sachs by management of the Paired Entities, as approved for Goldman Sachs’ use by the Paired Entities, which is referred to as the “Additional Consideration Estimate.”

Goldman Sachs also held discussions with members of the senior management of the Paired Entities regarding their assessment of the past and current business operations, financial condition and future prospects of their respective companies; reviewed the reported price and trading activity for the paired shares; compared certain financial and stock market information for the Paired Entities with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the real estate investment trust (“REIT”) industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering its opinion, Goldman Sachs, with the Paired Entities’ consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with the Paired Entities’ consent that the Forecasts and the Additional Consideration Estimate were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Paired Entities. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Paired Entities or any of their respective subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the transactions contemplated by the merger agreement (the “proposed transaction”) will be obtained without any adverse effect on the expected benefits of the proposed transaction in any way meaningful to its analysis. Goldman Sachs has also assumed that the proposed transaction will be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion does not address the underlying business decision of the Paired Entities to engage in the transaction or the relative merits of the transaction as compared to any strategic alternatives that may be available to the Paired Entities; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, the Paired Entities or any other alternative transaction. Goldman Sachs’ opinion addresses only the fairness from a financial point of view to the holders (other than Excluded Holders) of paired shares, as of the date of the opinion, of the merger consideration to be paid to such holders pursuant to the merger agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the merger agreement or the proposed transaction or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the proposed transaction, including any allocation of the merger consideration, including among the holders of paired shares, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Paired Entities; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Paired Entities, or class of such persons in connection with the proposed transaction, whether relative to the merger consideration to be paid to the holders (other than Excluded Holders) of paired shares pursuant to the merger agreement or otherwise. Goldman Sachs’ opinion does not express any opinion as to the potential effects of volatility in the credit, financial and stock markets on Parent, the Paired Entities or the proposed transaction, or as to the impact of proposed transaction on the solvency or viability of the Paired Entities or Parent or the ability of the Paired Entities or Parent to pay their respective obligations when they come due. Goldman Sachs’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs’ advisory services and its opinion were provided for the information and assistance of the Company board and the Hospitality board in connection with their consideration of the proposed transaction and such opinion does not constitute a recommendation as to how any holder of paired shares should vote with respect to the proposed transaction, or any other matter. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

Summary of Material Financial Analyses

The following is a summary of the material financial analyses delivered by Goldman Sachs to the Company board and the Hospitality board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before March 12, 2021, the last trading day before the public announcement of the mergers, and is not necessarily indicative of current market conditions.

Illustrative Premia and Multiples. Goldman Sachs calculated the implied premia represented by the merger consideration of $19.50 per paired share relative to:

•	$16.94, the closing price of the paired shares on March 12, 2021, the last completed trading day before Goldman Sachs rendered its opinion;

•	$19.00, the median broker price target for the paired shares as of March 12, 2021, based on analyst research (the “Median Broker Target Price”);

•	$16.97, the highest closing trading price of the paired shares over the 52-week period ended March 12, 2021 (the “52-Week High”);

•	$6.00, the lowest closing trading price of the paired shares over the 52-week period ended March 12, 2021 (the “52-Week Low”);

•

$14.40, the volume weighted average price (“VWAP”) of the paired shares over the 30-trading day period ended January 19, 2021, the date of the first outreach by Blackstone (the “First Blackstone Outreach”);

•	$15.82, the VWAP of the paired shares over the 30-trading day period ended March 12, 2021;

•	$15.19, the VWAP of the paired shares over the three-month period ended March 12, 2021;

•	$13.57, the VWAP of the paired shares over the six-month period ended March 12, 2021; and

•	$11.08, the VWAP of the paired shares over the twelve-month period ended March 12, 2021.

The results of these calculations and comparisons are as follows:

Implied Premium Represented by the $19.50 in cash per Paired Share
Reference Price Per Paired Share
March 12, 2021 Closing Price of $16.94	15.1%
Median Broker Target Price as of March 12, 2021 of $19.00	2.6%
52-Week High of $16.97	14.9%
52-Week Low of $6.00	224.9%
30-Trading Day VWAP to First Blackstone Outreach of $14.40	35.5%
30- Trading Day VWAP of $15.82	23.3%
3-Month VWAP of $15.19	28.4%
6-Month VWAP of $13.57	43.7%
12-Month VWAP of $11.08	76.0%

In addition, Goldman Sachs calculated an implied equity value of the Paired Entities by multiplying $19.50 by the total number of fully diluted paired shares outstanding as of March 14, 2021, as provided by management of the Paired Entities. Goldman Sachs then calculated an implied enterprise value of the Paired Entities by adding, to the implied equity value it calculated, the Paired Entities’ net debt as of December 31, 2020, as provided by the management of the Paired Entities.

Using the foregoing, Goldman Sachs calculated the following multiples:

•

The implied enterprise value of the Paired Entities as a multiple of the Paired Entities’ fiscal year 2019, pro forma for a November 2020 asset sale, and fiscal year 2020 earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $532 million and $374 million, respectively; and

•

The implied enterprise value of the Paired Entities as a multiple of the Paired Entities’ estimated EBITDA of $447 million, $504 million and $546 million for each of calendar years 2021, 2022 and 2023, respectively, as reflected by the Institutional Brokers’ Estimate Systems’ (“IBES”) consensus estimates.

The results of these calculations and comparisons are as follows:

Implied Enterprise Value as a Multiple of:		Multiples
FY2019 EBITDA	$532 million	11.0x
FY2020 EBITDA	$374 million	15.6x
2021E EBITDA (IBES)	$447 million	13.0x
2022E EBITDA (IBES)	$504 million	11.6x
2023E EBITDA (IBES)	$546 million	10.7x

Goldman Sachs also calculated the one year forward EBITDA multiples for the Paired Entities for the periods shown below (the “historical NTM EBITDA multiples”):

Period	NTM EBITDA Average Multiples
5 years pre-COVID (February 21, 2015-February 21, 2020)	9.5x
3 years pre-COVID (February 21, 2017-February 21, 2020)	9.4x
1 year pre-COVID (February 21, 2019-February 21, 2020)	9.1x
Since COVID (Period starting February 24, 2020)	9.9x
March 12, 2021 (Management EBITDA projection Q2 2021 – Q1 2022)	11.8x
March 12, 2021 (weighted average of IBES EBITDA estimates for 2021 and 2022)	11.6x

Illustrative Present Value of Future Share Price Analysis.    Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per paired share, including the present value of accumulated dividends, which is designed to provide an indication of the present value of a theoretical future value of a company’s equity as a function of such company’s financial multiples and the dividends per share forecasted to be paid through each year. For this analysis, Goldman Sachs first used the Forecasts to calculate the illustrative implied enterprise value of the Paired Entities as of year-end for each of the calendar years 2021 to 2024, by multiplying the one-year forward EBITDA as of such date (using the Forecasts) by an illustrative range of multiples of 9.0x to 11.0x. These illustrative multiple estimates were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical trading data for the Paired Entities and one year forward EBITDA multiples for the Paired Entities, including the historical NTM EBITDA multiples. To derive year-end illustrative implied equity values for each of the calendar years 2021 to 2024, Goldman Sachs then subtracted the amount of the Paired Entities’ projected net debt as of December 31, 2021, 2022, 2023 and 2024, respectively, as provided in the Forecasts (subject to an adjustment for the Paired Entities’ restricted cash of $13.2 million as of December 31, 2020, as provided by the Paired Entities’ management and as approved for Goldman Sachs’ use by the Paired Entities), from the range of year-end illustrative implied enterprise values. To convert the year-end illustrative implied equity values into illustrative implied equity values per paired share, Goldman Sachs then divided the year-end illustrative implied equity values by the number of fully diluted paired shares as of December 31 of each such year (as provided by the Paired Entities’ management and as approved for Goldman Sachs’ use by the Paired Entities). Goldman Sachs then discounted the 2021, 2022, 2023 and 2024 year-end illustrative implied per paired share equity values back one, two, three and four years, respectively, to December 31, 2020, using an illustrative discount rate of 9.56%, reflecting an estimate of the Paired Entities’ cost of equity. Goldman Sachs derived such discount rate by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally. Goldman Sachs then added to such discounted value the present value of the projected dividends per paired share (as provided by the Paired Entities’ management and approved for Goldman Sachs’ use by the Paired Entities) for the years 2021 (including declared dividends in 2021), 2022, 2023 and 2024 obtained by discounting such projected dividends (using a mid-year payment convention) back to December 31, 2020 using an illustrative discount rate of 9.56%, reflecting an estimate of the Paired Entities’ cost of equity, as discussed above, to obtain the implied present value of an illustrative future value per paired share, including the present value of accumulated dividends. This analysis resulted in a range of implied present values of $12.62 to $21.48 per paired share.

Illustrative Discounted Cash Flow Analysis. Using the Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis on the Paired Entities. Using discount rates ranging from 7.00% to 8.00%, reflecting estimates of the Paired Entities’ weighted average cost of capital, Goldman Sachs discounted to present value as of December 31, 2020 (i) estimates of unlevered free cash flow for the Paired Entities for the years 2021 through 2025 as reflected in the Forecasts and (ii) a range of illustrative terminal values for the Paired Entities, which were calculated by applying perpetuity growth rates ranging from 1.00% to 1.50% to a terminal year estimate of the free cash flow to be generated by the Paired Entities, as reflected in the Forecasts (which analysis implied exit terminal year EBITDA multiples ranging from 8.4x to 10.8x). Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including the Paired Entities’ target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the Paired Entities, as well as certain financial metrics for the United States financial markets generally. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Forecasts and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs derived ranges of illustrative enterprise values for the Paired Entities by adding the ranges of present values it derived above. Goldman Sachs then subtracted net debt from the range of illustrative enterprise values it derived for the Paired Entities, as provided by the management of the Paired Entities, to derive a range of illustrative equity values for the Paired Entities. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of the Paired Entities as of March 14, 2021, as provided by the management of the Paired Entities, to derive a range of illustrative present values per share ranging from $15.26 to $22.47.

Premia Analysis. Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for completed (with the exception of the Front Yard and Taubman Centers transactions described below) all-cash acquisition transactions announced during the time period from 2013 through 2020 involving a publicly traded company in the REIT industry based in the United States as the target (the “REIT premia analysis”). This REIT premia analysis included the announced acquisition of Front Yard Residential Corporation (“Front Yard”) by Amherst Residential LLC and the initial offer for the acquisition of Taubman Centers, Inc. (“Taubman Centers”) by Simon Property Group, Inc. Both of these transactions were announced prior to the COVID pandemic but not completed, and subsequently, after the onset of the pandemic, new transactions involving the same target entities were announced and completed. Goldman Sachs, utilizing its professional judgement and experience, determined that with respect to Front Yard and Taubman Centers it was appropriate to include in the REIT premia analysis both the initial announced but uncompleted transactions and the subsequent completed transactions to provide additional points of reference for the Hospitality board and the Company board. The REIT premia analysis also excluded the acquisition of Quality Care Properties by Welltower Inc. due to circumstances surrounding the trading of the target’s shares prior to announcement that caused Goldman Sachs, utilizing its professional judgment and experience, to determine that such transaction was not appropriate to include. In total, twenty-three transactions were included in the REIT premia analysis.

REIT Industry Announced 2013-2020	Premium to Undisturbed Price	Premium to 52- Week High	Premium to 30- Trading Day VWAP
75th Percentile	25.2%	10.7%	26.0%
Mean	24.5%	1.5%	26.1%
Median	19.4%	0.0%	22.4%
25th Percentile	13.9%	(6.7)%	16.0%

Proposed Transaction	15.1%	14.9%	23.3%

For the entire period, using publicly available information, Goldman Sachs calculated the mean, median, 25th percentile and 75th percentile premiums of the price paid in the identified transactions relative to (i) the target’s last undisturbed closing stock price prior to announcement of the transaction, (ii) the highest trading price for the target’s shares over the 52-week period ending on the date of the target’s last undisturbed closing share price and (iii) the 30-trading day VWAP of the target’s shares prior to the date of the target’s last undisturbed closing share price. The results of this analysis are presented in the table above as compared to the applicable metric for the paired shares in the proposed transaction. Using this analysis, Goldman Sachs applied a reference range of illustrative premiums of 13.9% to 25.2% to the undisturbed closing price per paired share of $16.94 as of March 12, 2021 and calculated a range of implied equity values per paired share of $19.29 to $21.21.

Goldman Sachs also reviewed and analyzed, using publicly available information, the acquisition premia for completed all-cash acquisition transactions involving a U.S. public company as the target, regardless of industry, announced during the time period from 2015 through 2020, where the disclosed enterprise values for the transaction were between $1 billion and $10 billion (the “all industries premia analysis”). The all industries premia analysis excluded the acquisition of Quality Care Properties by Welltower Inc. (for the reasons discussed above), the acquisition of Tobira Therapeutics, Inc. by Allergan plc, a research and development-focused acquisition in the pharmaceuticals industry with a significant amount of contingent consideration, due to the nature of the transaction, which caused Goldman Sachs, utilizing its professional judgment and experience, to determine that such transaction was not appropriate to include, and the acquisition of La Quinta Holdings, Inc. by Wyndham Worldwide Corporation due the nature of the transaction making an accurate and representative premium difficult to obtain, which caused Goldman Sachs, utilizing its professional judgment and experience, to determine that such transaction was not appropriate to include.

All Industries, $1-10bn Completed Transactions Announced 2015-2020	Premium to Undisturbed Price	Premium to 52- Week High	Premium to 30- Day Average
75th Percentile	50.4%	20.9%	49.1%
Mean	36.3%	7.7%	40.8%
Median	28.1%	6.8%	32.6%
25th Percentile	16.6%	(5.5)%	21.4%

Proposed Transaction	15.1%	14.9%	23.3%	(Premium to 30-Trading Day VWAP)

For the entire period, using publicly available information, Goldman Sachs calculated the mean, median, 25th percentile and 75th percentile premiums of the price paid in the identified transactions relative to (i) the target’s last undisturbed closing stock price prior to announcement of the transaction, (ii) the highest trading price for the target’s shares over the 52-week period ending on the date of the target’s last undisturbed closing share price and (iii) the 30-day average price of the target’s shares prior to the date of the target’s last undisturbed closing share price. The results of this analysis are presented in the table above. Using this analysis, Goldman Sachs applied a reference range of illustrative premiums of 16.6% to 50.4% to the undisturbed closing price per paired share of $16.94 as of March 12, 2021 and calculated a range of implied equity values per paired share of $19.76 to $25.47.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to the Paired Entities or Parent or the contemplated transaction.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to Company board and the Hospitality board as to the fairness from a financial point of view to the holders (other than Excluded Holders) of paired shares, as of the date of the opinion, of the merger consideration to be paid to such holders pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Paired Entities, Parent, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The merger consideration was determined through arm’s-length negotiations between the Paired Entities and Parent and was approved by the Company board and the Hospitality board. Goldman Sachs provided advice to the Paired Entities during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to the Paired Entities, the Company board or the Hospitality board or that any specific amount of consideration constituted the only appropriate consideration for the mergers.

As described above, Goldman Sachs’ opinion to the Company board and the Hospitality board was one of many factors taken into consideration by the Company board and the Hospitality board in making their determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Exhibit B.

Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Paired Entities, Parent, any of their respective affiliates and third parties, including The Blackstone Group Inc. and Starwood Capital Group, each of which are affiliates of Parent, and their respective affiliates and portfolio companies, or any currency or commodity that may be involved in the transactions contemplated by the merger agreement. Goldman Sachs acted as financial advisor to the Paired Entities in connection with, and participated in certain of the negotiations leading to, the transactions contemplated by the merger agreement. During the two year period ended March 14, 2021, the Investment Banking Division of Goldman Sachs has not been engaged by the Paired Entities or their affiliates, except as described below, to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. Goldman Sachs also has provided certain financial advisory and/or underwriting services to The Blackstone Group Inc. and its affiliates and portfolio companies from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as left lead bookrunner with respect to a term loan repricing and add on (aggregate principal amount €1,220,000,000) by BME Group Holding BV, a portfolio company of funds associated with Blackstone, in March 2021; as financial advisor to Change Healthcare Inc., a portfolio company of funds associated with Blackstone, with respect to its pending sale to UnitedHealth Group announced in January 2021; as financial advisor to a consortium of Blackstone Infrastructure Partners, an affiliate of Blackstone, and B&J Holdings Limited with respect to the consortium’s recommended offer to acquire Applegreen plc announced in December 2020; as financial advisor to BioMed Realty Trust Inc., a portfolio company of funds associated with Blackstone, with respect to its recapitalization into a new fund affiliated with Blackstone in November 2020; as financial advisor to Rothesay Life plc, a portfolio company of funds associated with Blackstone, with respect to the sale of Blackstone’s equity interest in October 2020; as financial advisor to Blackstone Group LP, an affiliate of Blackstone, with respect to its investment in Cryoport, Inc. in October 2020; as a joint bookrunner with respect to a follow-on public offering of the equity of TradeWeb LLC, a portfolio company of funds associated with Blackstone in April 2020; as a bookrunner with respect to the term loan B facility (aggregate principal amount $1,800,000,000) and the 4.75% secured notes due 2027 (aggregate principal amount $375,000,000) issued by the Michaels Companies, Inc., a portfolio company of funds associated with Blackstone, in September 2020; as lead arranger with respect to the floating rate securitization (aggregate principal amount $630,000,000) entered into by Blackstone Real Estate Advisors, an affiliate of Blackstone, in August 2020; as left lead bookrunner with respect to a public offering of 4.25% Notes due 2026 (aggregate principal amount $750,000,000) by Blue Yonder Group, Inc., a portfolio company of funds associated with Blackstone, in July 2020; and as lead arranger for London Stock Exchange Group plc, a portfolio company of funds associated with Blackstone, with respect to its bridge financing completed in November 2019. During the two year period ended March 14, 2021, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to The Blackstone Group Inc. and/or its affiliates and portfolio companies of approximately $202.5 million as determined by Goldman Sachs based on its books and records. Goldman Sachs also has provided certain financial advisory and/or underwriting services to Starwood Capital Group and its affiliates and portfolio companies from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as financial advisor to SOF-11 Klimt CAI S.à r.l., Luxembourg, a portfolio company of funds associated with Starwood, with respect to its take private of CA Immobilien Anlagen AG announced in January 2021; as a bookrunner with respect to the term loan B facility (aggregate principal amount $250,000,000) entered into by Starwood Property Mortgage LLC, an affiliate of Starwood, in September 2020; as a bookrunner with respect to the 5.50% unsecured notes due 2023 (aggregate principal amount $300,000,000) issued by Starwood Property Trust, Inc., an affiliate of Starwood, in October 2020; and as a bookrunner with respect to the term loan B facility (aggregate principal amount $400,000,000) entered into by Starwood Property Trust, Inc., an affiliate of Starwood, in July 2019. During the two year period ended March 14, 2021, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to Starwood Capital Group and/or its affiliates and portfolio companies of approximately $3.75 million as determined by Goldman Sachs based on its books and records. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to the Paired Entities, Parent, The Blackstone Group Inc., Starwood Capital Group and their respective affiliates and, as applicable, portfolio companies for which the Investment Banking Division of Goldman Sachs may receive compensation. Affiliates of Goldman Sachs also may have co-invested with The Blackstone Group Inc. and/or Starwood Capital Group and their respective affiliates from time to time and may have invested in limited partnership units of affiliates of The Blackstone Group Inc. and/or Starwood Capital Group from time to time and may do so in the future.

The Company board and the Hospitality board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement dated March 14, 2021, the Paired Entities engaged Goldman Sachs to act as its financial advisor in connection with the mergers. The engagement letter between the Paired Entities and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of announcement, at approximately $30,000,000, $3,000,000 of which became payable at announcement of the mergers, and the remainder of which is contingent upon consummation of the mergers. In addition, the Paired Entities have agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Financing

In connection with the closing, Parent will cause an aggregate of approximately $3.5 billion to be paid to the holders of Company common stock, Hospitality class B common stock and stock units. In addition, Parent has informed us that Parent expects to cause all of our outstanding unsecured senior notes and term loans and all of outstanding indebtedness under our revolving credit facilities to be prepaid in full in connection with the closing. As of December 31, 2020, we had approximately $2.7 billion in aggregate principal amount of consolidated indebtedness under our unsecured senior notes, term loans and revolving credit facilities.

Parent has informed us that it has received a debt commitment letter from JPMorgan Chase Bank, National Association, Citigroup Global Markets Inc. and Deutsche Bank AG, New York Branch providing for debt financing in connection with the mergers in an aggregate amount not to exceed $4.5 billion and that it may seek to obtain additional debt financing in connection with the mergers. In addition, it is expected that the Blackstone Sponsor and the Starwood Sponsor and/or their respective affiliates will contribute equity to Parent or its permitted assigns for the purpose of funding the acquisition costs (including the merger consideration) that are not covered by such debt financing. In connection with such equity contribution, the Blackstone Sponsor has delivered a commitment letter to Parent under which, subject to the terms and conditions thereof, the Blackstone Sponsor committed to cause Parent or its permitted assigns to be capitalized with cash for the purpose of funding 50% of the merger consideration pursuant to the merger agreement plus related costs and expenses, less 50% of the net proceeds of the debt financing (subject to applicable reserve requirements). Similarly, the Starwood Sponsor and the Starwood Rollover Investor have delivered a separate commitment letter to Parent under which, subject to the terms and conditions thereof (1) the Starwood Rollover Investor agreed to contribute all of its rollover shares to Parent or its permitted assigns immediately prior to the effective time and (2) the Starwood Sponsor committed to cause Parent or its permitted assigns to be capitalized with cash for the purpose of funding 50% of the merger consideration pursuant to the merger agreement plus related costs and expenses, less 50% of the net proceeds of the debt financing (subject to applicable reserve requirements), and less an amount equal to the number of rollover shares contributed by the Starwood Rollover Investor multiplied by the merger consideration.

Parent has informed us that in addition to the payment of the merger consideration, the funds to be obtained from the debt and equity financing may be used for purposes such as reserves, carrying costs with respect to the properties, working capital requirements of the properties, and for other costs and expenses related to the financing and the mergers. Parent has informed us that it currently believes that the funds to be borrowed under each debt financing would be secured by, among other things, a first priority mortgage lien on certain properties which are wholly owned by us, escrows, reserves, a cash management account, or a first priority pledge of and security interest in the direct or indirect ownership interests in the owners of the proper-ties and the operating lessee, in each case, together with such other pledges and security required by the lender to secure and perfect their interest in the applicable collateral and that such debt financings would be conditioned on the mergers being completed and other customary conditions for similar financings.

The merger agreement does not contain a financing condition or a “market MAC” condition to the closing. For more information, see “The Merger Agreement—Financing Cooperation” and “The Merger Agreement—Conditions to the Mergers.”

Interests of the Company’s and Hospitality’s Directors and Executive Officers in the Mergers

Company stockholders and Hospitality stockholders should be aware that the directors and executive officers of the Company and Hospitality have interests in the mergers that may be different from, or in addition to, the interests of the holders of the paired shares generally, including the treatment of their equity awards in connection with the transaction, certain potential severance payments, and the right to continued indemnification and insurance coverage. This disclosure assumes that the mergers will constitute a change in control, change of control or term of similar meaning under all of our compensation plans, programs, and agreements. For purposes of this disclosure, our “executive officers” are: (1) Bruce N. Haase, President and Chief Executive Officer; (2) David Clarkson, Chief Financial Officer; (3) Kevin A. Henry, Executive Vice President and Chief Human Resource Officer; (4) Christopher N. Dekle, General Counsel and Corporate Secretary; (5) Howard J. Weissman, Corporate Controller and Chief Accounting Officer; (6) Randolph H. Fox, Executive Vice President, Property Operations; (7) Kelly Poling, Executive Vice President, Chief Commercial Officer; (8) Michael L. Kuenne, Senior Vice President, Chief Customer Experience Officer; (9) Nancy K. Templeton, Senior Vice President, Chief Information Officer; and (10) Judi Bikulege, Chief Investment Officer.

Arrangements with Parent

As of the date of this joint proxy statement, none of our executive officers has entered into any agreement with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, Parent or any of its affiliates.

Treatment of the Company and Hospitality Equity Awards

The Company and Hospitality have from time to time granted stock units under the Amended and Restated Extended Stay America, Inc. Long-Term Incentive Plan, adopted as of April 10, 2015, and the Amended and Restated ESH Hospitality, Inc. Long-Term Incentive Plan, adopted as of April 10, 2015, respectively (collectively referred to in this joint proxy statement as the “equity incentive plans”).

The merger agreement provides for the following treatment with respect to stock unit awards held by the Company’s and Hospitality’s directors, executive officers, and all other participants in the equity incentive plans as of immediately prior to the effective time. Each then-outstanding stock unit (whether vested or unvested), except for the then-unvested stock units held by Mr. Haase in respect of his base compensation stock unit awards (which will be canceled for no consideration therefor, in accordance with their terms), will automatically and without any action on the part of the holder thereof, be canceled and converted into, and the holder thereof will be entitled to receive, without interest, a lump sum cash payment equal to the sum of (1) the product obtained by multiplying (i) the total number of paired shares issuable in respect of such stock unit immediately prior to the effective time (assuming that in respect of each stock unit subject to performance-vesting conditions, performance was achieved at the greater of (x) the actual level of achievement as of the closing date for each then-in-process performance period measured against the applicable performance goal, pro-rated through the closing date and (y) the “target” level of achievement) by (ii) the merger consideration and (2) the amount of all dividend equivalents payable pursuant to the applicable award agreement in respect of each paired share issuable in respect of such stock unit, which have accrued and are unpaid as of immediately prior to the effective time (including the special dividend ) that would otherwise become payable at the time of the stock unit’s settlement, subject to any applicable tax withholding.

Summary of Outstanding Shares of Common Stock and Equity Awards Held by the Company’s and Hospitality’s Directors and Executive Officers

The following table sets forth the estimated cash consideration that each of the Company’s and Hospitality’s directors and executive officers would be entitled to receive in respect of any outstanding paired shares and any outstanding stock units held by the executive officer or director as of the date of this joint proxy statement. The values shown were calculated based on the merger consideration per paired share of $19.50 (without reduction for the special dividend), and assuming (i) for the stock unit awards subject to performance-vesting conditions, performance is achieved at (x) 150% of target for the performance-based stock unit awards with a performance period that commences in 2019 and 2020 and (y) 200% of target for the performance-based stock unit awards with a performance period that commences in 2021, (ii) all accrued and unpaid dividend equivalents will be paid, (iii) no additional equity-based awards will be granted to any executive officers between the date of the merger agreement and the effective time and (iv) no stock unit awards are forfeited prior to the effective time, other than the 149,998 stock units held by Mr. Haase in respect of his base compensation stock unit awards, which represents the number of then-unvested base compensation award stock units that would be forfeited by Mr. Haase as of the effective time in accordance with their terms, assuming that the effective time occurs on July 1, 2021. Such stock units that will be forfeited by Mr. Haase are excluded from this table. The amounts shown in the table below do not include any payments in respect of the 280G “tax gross-up” provision described below.

Name and Position	Number of Paired Shares of Common Stock*	Number of Paired Shares Underlying Unvested Stock Units Subject to Time- Vesting Conditions**	Number of Paired Shares Underlying Unvested Stock Units Subject to Performance- Vesting Conditions**	Accrued and Unpaid Dividend Equivalent Amounts for Stock Unit Awards ($)***	Total Consideration for Paired Shares and Equity Awards ($)
Executive Officers

Bruce N. Haase President and Chief Executive Officer	249,064	116,667	250,000	$258,986	$12,265,741

Christopher N. Dekle General Counsel and Corporate Secretary	28,683	30,315	70,516	$77,897	$2,603,411

David Clarkson Chief Financial Officer	27,651	20,921	34,091	$30,404	$1,642,323

Howard J. Weissman Corporate Controller and Chief Accounting Officer	32,320	10,805	14,047	$17,650	$1,132,495

Name and Position	Number of Paired Shares of Common Stock*	Number of Paired Shares Underlying Unvested Stock Units Subject to Time- Vesting Conditions**	Number of Paired Shares Underlying Unvested Stock Units Subject to Performance- Vesting Conditions**	Accrued and Unpaid Dividend Equivalent Amounts for Stock Unit Awards ($)***	Total Consideration for Paired Shares and Equity Awards ($)
Executive Officers

Judi Bikulege Chief Investment Officer	13,184	22,111	49,535	$46,460	$1,700,645

Kelly Poling Executive Vice President, Chief Commercial Officer	3,981	28,624	61,761	$49,827	$1,889,954

Kevin A. Henry Executive Vice President and Chief Human Resources Officers	103,382	34,288	82,951	$90,909	$4,393,018

Michael L. Kuenne Senior Vice President, Chief Customer Experience Officer	11,541	6,891	15,979	$16,203	$687,217

Nancy K. Templeton Senior Vice President, Chief Information Officer	4,606	6,856	15,819	$15,888	$547,858

Randolph H. Fox Executive Vice President, Property Operations	2,256	18,614	40,064	$32,262	$1,220,465

Directors

Neil T. Brown	48,476	12,406	—	$3,348	$1,190,551

Kapila K. Anand	42,501	18,610	—	$5,022	$1,196,693

Jodie W. McLean	35,743	12,406	—	$3,348	$942,258

Douglas G. Geoga	550,376	18,610	—	$5,022	$11,100,255

Ellen Keszler	19,061	12,406	—	$3,348	$616,959

Lisa Palmer	45,897	12,406	—	$3,348	$1,140,261

Richard F. Wallman	249,889	12,406	—	$3,348	$5,118,105

Simon M. Turner	1,564	13,662	—	$3,926	$300,837

Steven E. Kent	18,334	12,406	—	$3,348	$602,782

Thomas F. O’Toole	37,649	12,406	—	$3,348	$979,425

*

For Bruce N. Haase, this amount includes 140,998 paired shares underlying vested stock units in respect of his base compensation stock unit awards that will be vested as of July 1, 2021 (on which date the effective time is assumed to occur, for purposes of this table), which will settle in connection with the closing of the mergers.

**

The 2021 annual equity grants that will be made to directors in 2021 are included in the “Number of Paired Shares Underlying Unvested Stock Units Subject to Time-Vesting Conditions” column. For purposes of this column, the number of stock units granted in respect of the 2021 annual equity grants is based on the quotient of (x) $100,000 for each director (except for Mr. Geoga and Ms. Anand whose stock units are each valued at $150,000) divided by (y) the per-paired share merger consideration of $19.50.
***

Accrued and unpaid dividend equivalents set forth in this table (i) include the amounts payable in respect of paired shares underlying vested stock units for Mr. Haase’s base compensation stock unit awards and all unvested stock units but (ii) do not include the special dividend.

Executive Severance Plan; Haase Offer Letter of Continued Employment

The Company has entered into an offer letter of continued employment with Mr. Haase dated February 8, 2021 (the “Offer Letter”) and maintains an Executive Severance Plan, adopted as of June 19, 2014, that covers each of its other executive officers, each of which provides for severance following certain termination events, as described below.

The Executive Severance Plan provides that, in the event that an executive officer’s employment is terminated by the Company or one of its subsidiaries without “cause” (other than due to the executive officer’s death or disability) or by the executive officer for “good reason” at any time (each, a “Qualifying Termination”), the executive officer shall be entitled to the following payments and benefits, subject to the execution and delivery of a release of claims and the executive officer’s compliance with restrictive covenants: (i) a cash payment equal to (x) for executive officers who hold the title of executive vice president and above, the sum of 1.0x annual base salary in effect immediately prior to the date of termination and 1.0x target annual bonus for the year in which termination occurs (except for Mr. Haase, whose cash severance amount is discussed below), (y) for executive officers who hold the title of senior vice president, 1.0x annual base salary in effect immediately prior to the date of termination or (z) for executive officers who hold the title of vice president, 0.5x annual base salary in effect immediately prior to the date of termination, in each case of (x), (y), and (z), payable in a single lump sum within 60 days following the date of termination; (ii) continued eligibility to participate in group health plans pursuant to COBRA, provided, that, for twelve months (or 6 months in the case of executive officers who hold the title of vice president) following the date of termination, the executive officer is responsible for the payment of the portion of the costs associated with such health coverage continuation equal to the amount paid by an active employee for similar coverage and the employer pays the balance of the cost for such coverage; and (iii) payment for executive outplacement services provided by a firm to be determined by the employer in its sole discretion for a period of 6 months following the date of termination. Each executive officer is also bound by the following restrictive covenants: (i) a non-competition covenant, a non-solicitation of customers covenant, and non-solicitation and no-hire of employees covenants that apply during the executive officer’s employment and for one year following the executive officer’s Qualifying Termination, as applicable; (ii) a perpetual confidentiality covenant; and (iii) a perpetual non-disparagement covenant.

Pursuant to the Offer Letter, Mr. Haase is a participant in the Executive Severance Plan and the cash severance amount that he is entitled to receive thereunder will be, subject to the execution and delivery of a release of claims and compliance with restrictive covenants, (i) in the event of a Qualifying Termination on or before December 31, 2022, $3,000,000, and (ii) in the event of a Qualifying Termination after December 31, 2022, either (x) 150% of his base compensation, as agreed to between Mr. Haase and the Boards or (y) in the absence of an agreement with the Boards, no less than $3,000,000.

For purposes of the Executive Severance Plan, “cause” means with respect to the termination of an executive officer by the Company or one of its subsidiaries, such executive officer’s (i) refusal or neglect to perform substantially his or her employment-related duties or services, (ii) personal dishonesty, incompetence, willful misconduct, or breach of fiduciary duty, (iii) indictment for, conviction of, or entering a plea of guilty or nolo contendere to, a crime constituting a felony or the willful violation of any applicable law (other than a traffic violation or other offense or violation outside of the course of employment or services to the Company or its subsidiaries which does not adversely affect the Company or its subsidiaries or its reputation or the ability of the executive officer to perform his or her employment-related duties or services or to represent the Company or any applicable subsidiary), (iv) failure to reasonably cooperate, following a request to do so by the Company or one of its subsidiaries, in any internal or governmental investigation of the Company or any of its subsidiaries, or (v) material breach of any written covenant or agreement with the Company or any of its subsidiaries not to disclose any information pertaining to the Company or such subsidiary or not to compete or interfere with Company or such subsidiary.

For purposes of the Executive Severance Plan, “good reason” means any of the following, without the executive officer’s written consent: (i) a material diminution in an executive officer’s base salary (in the case of Mr. Haase, his Offer Letter amends this clause as described in more detail below); (ii) a material diminution in an executive officer’s authority, duties, or responsibilities; (iii) a material change in the geographic location at which the executive officer must perform the services; or (iv) any other action or inaction that constitutes a material breach by the service recipient of the agreement under which the executive officer provides services; provided, however, that a termination by the executive officer for any of the reasons listed in (i) through (iv) above shall not constitute termination for good reason unless the executive officer shall first have delivered to his or her employer a written notice setting forth with specificity the occurrence deemed to give rise to a right to terminate for good reason (which notice must be given no later than 60 days after the initial occurrence of such event), and the employer fails to cure such event within 30 days after receipt of such written notice. The executive officer’s employment must be terminated for good reason within 120 days after the occurrence of an event of good reason.

Mr. Haase’s Offer Letter amends the definition of good reason under the Executive Severance Plan as it applies to Mr. Haase to provide that for the period commencing after December 31, 2022, a “material diminution in participant’s base salary” is replaced with a “material diminution in the total value of participant’s annual base compensation,” which for this purpose is valued at $2,021,939.12, unless the Company, Hospitality, and Mr. Haase mutually agree in writing otherwise.

Notwithstanding the foregoing, in exchange for the “280G tax gross-up” payment described below, each executive officer has agreed that the consummation of the transactions contemplated by the merger agreement, and any changes or modifications to his or her authority, duties and/or responsibilities which arise solely as a result of the Company or Hospitality ceasing to be a publicly-held company or becoming a subsidiary of Parent in connection with the consummation of the transactions contemplated by the merger agreement, will not, in and of itself, constitute a “material diminution in his or her authority, duties or responsibilities” (and, therefore, will not constitute good reason) under the Executive Severance Plan.

The following table sets forth an estimate of the potential cash severance payments (for the avoidance of doubt, not including any employer-paid portion of health coverage continuation costs or the cost of executive outplacement services) that would be payable as described above in the event that the executive officer experiences a Qualifying Termination immediately following the mergers utilizing current base salaries and target bonus amounts, as applicable.

Total Cash Severance Amount ($)
Bruce N. Haase	$3,000,000
Christopher N. Dekle	$772,500
David Clarkson	$700,000
Howard J. Weissman	$133,865
Judi Bikulege	$600,000
Kelly Poling	$780,000
Kevin A. Henry	$947,600
Michael L. Kuenne	$250,000
Nancy K. Templeton	$250,000
Randolph H. Fox	$590,000

Golden Parachute Compensation.

As required by Item 402(t) of Regulation S-K, the following table sets forth, for our named executive officers, compensation that is based on or otherwise relates to the mergers and that will become vested or payable (in the case of “single-trigger” arrangements) upon the closing of the mergers and those that may (in the case of “double-trigger” arrangements) become vested or payable to or realized by such individuals following certain termination of employment events that occur following the closing of the mergers. For purposes of this joint proxy statement, our “named executive officers” are those individuals who are identified as named executive officers in each of the Company’s and Hospitality’s proxy statements for the 2020 annual meeting of stockholders, which proxy statements were filed with the SEC on April 23, 2020.

Depending on when the mergers occur, certain equity awards that are now unvested and included in the table below may vest pursuant to the terms of the equity awards based on the completion of continued service with the Company, independent of the mergers. The amounts indicated below are estimates that assume (i) a per-paired share merger consideration of $19.50 (without reduction for the special dividend), (ii) base salary, target bonus levels (as applicable), and equity award holdings as of date of this joint proxy statement, (iii) the mergers closing on July 1, 2021 (the assumed closing date of the mergers solely for purposes of this golden parachute compensation disclosure), (iv) that for the stock unit awards subject to performance-vesting conditions, performance is achieved at (x) 150% of target for the performance-based stock unit awards with a performance period that commences in 2019 and 2020 and (y) 200% of target for the performance-based stock unit awards with a performance period that commences in 2021, and (v) that a Qualifying Termination of each named executive officer occurs in connection with the closing of the mergers such that the executive will be entitled to severance payments and benefits under the Executive Severance Plan on the closing date (utilizing their base salary and target bonus amounts, as applicable, as of the date of this joint proxy statement). Further, the estimated potential payments in the table below assume that (i) each named executive officer’s base salary, target bonus level (as applicable), and equity award holdings remain unchanged from those in effect as of the date of this joint proxy statement (other than the then-unvested base compensation award stock units held by Mr. Haase that will be forfeited by him as of the effective time, in accordance with their terms), (ii) no named executive officer receives any additional equity grants or receives any paired shares in respect of any Company or Hospitality equity awards on or prior to the effective time, and (iii) no named executive officer enters into any new agreement with the Company or is otherwise legally entitled to, prior to the effective time, additional compensation or benefits that is based on or otherwise relates to the mergers. As a result, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below. All dollar amounts have been rounded to the nearest whole dollar.

The amounts shown in the table below also include the “280G tax gross-up” payment that is payable pursuant to the letter agreements entered into with our named executive officers, providing that, if it is determined that such named executive officer will become entitled to payments and benefits in connection with and contingent upon the transactions contemplated by the merger agreement (the “Total Payments”) that are deemed “parachute payments” under Sections 280G and 4999 of the Code, such named executive officer will be entitled to receive a gross-up payment in an amount such that, after payment by the named executive officer of all applicable taxes on the gross-up payment (including any excise tax that could be imposed under Section 4999 of the Code (the “Excise Tax”)), the named executive officer will retain an amount of the gross-up payment equal to the Excise Tax imposed upon the Total Payments.

Name	Cash Severance($)(1)	Equity($)(2)	Perquisites/ Benefits($)(3)	Tax Reimbursements($)(4)	Other($)(5)	Total($)
Bruce N. Haase	$3,000,000	$8,124,987	$3,400	$5,039,202	$258,986	$16,426,575
David Clarkson	$700,000	$1,072,731	$24,515	$756,060	$30,404	$2,583,710
Kelly Poling	$780,000	$1,762,498	$24,515	$1,091,411	$49,827	$3,708,251
Christopher N. Dekle	$772,500	$1,948,326	$23,135	$1,188,315	$76,019	$4,008,295
Kevin A. Henry	$947,600	$2,286,154	$21,946	$—	$90,909	$3,346,609
Judi Bikulege	$600,000	$1,397,091	$11,576	$787,341	$46,460	$2,842,468
Howard J. Weissman	$133,865	$484,598	$21,946	$—	$17,650	$658,059

(1)

Amounts in this column are “double-trigger” amounts payable upon a Qualifying Termination as described above, representing the cash severance (i.e., annual base salary and target annual bonus (if applicable)) component.

(2)	Amounts in this column are “single-trigger” amounts representing the value payable in respect of Company stock units that are being accelerated and cashed out in the mergers.
(3)

Amounts in this column are “double-trigger” amounts payable upon a Qualifying Termination as described above, representing the employer-paid portion of health coverage continuation and the executive outplacement services components.

(4)	Amounts in this column are the 280G “tax gross-up” amounts payable pursuant to the letter agreements as described above.
(5)	Amounts in this column are “single-trigger” amounts representing the payment of accrued and unpaid dividend equivalents.

Indemnification and Insurance.

Pursuant to the terms of the merger agreement, our directors and executive officers will be entitled to certain ongoing indemnification and insurance coverage, further described in the section entitled “The Merger Agreement—Indemnification and Insurance.”

Regulatory Matters

We are unaware of any material federal or state regulatory requirements or approvals that are required for the execution of the merger agreement or the completion of either merger, other than the filing of the certificates of merger with respect to each of the mergers with the Secretary of State of the State of Delaware.

Although the completion of the transactions contemplated by the merger agreement is not conditioned on receipt of any approvals or clearances pursuant to any antitrust laws, clearances under antitrust laws of Finland, Ireland and Spain have been sought by the parties to the merger agreement in connection with the transactions contemplated by the merger agreement. The parties submitted filings to the Irish Competition and Consumer Protection Commission, the Finnish Competition and Consumer Authority and the Spanish National Markets and Competition Commission on March 25, 2021, April 8, 2021 and April 13, 2021, respectively. On April 13, 2021, the parties received notice from the Irish Competition and Consumer Protection Commission permitting the completion of the proposed transactions under Irish antitrust laws. In addition, on April 16, 2021, the parties received notice from the Finnish Competition and Consumer Authority permitting the completion of the proposed transactions under Finnish antitrust law. Although it is expected that these foreign merger control clearances and approvals under these foreign antitrust laws will be obtained, there are no assurances that these regulatory clearances and approvals will be timely obtained, obtained at all or that the applicable regulatory authorities will not impose additional conditions on the consummation of the transactions contemplated in the merger agreement.

Litigation Relating to the Mergers

Between April 14 and April 21, 2021, three stockholder complaints relating to the mergers were filed against the Company, Hospitality and each of the individual members of the Boards. Stein v. Extended Stay America, Inc., et al., Case No. 1:21-cv-03272, and Ciccotelli v. Extended Stay America, Inc., et al., Case No. 1:21-cv-03551, were filed in the United States District Court for the Southern District of New York, and Schwartz v. Extended Stay America, Inc., et al., Case No. 1:21-cv-02185, was filed in the United States District Court for the Eastern District of New York. The Stein complaint also names Blackstone and Starwood as additional defendants. Each of the stockholder complaints asserts that defendants violated Section 14(a) and 20(a) of the Exchange Act and certain related rules and regulations by allegedly making false and misleading statements relating to the mergers, or failing to disclose allegedly material facts, including relating to the financial projections of the Paired Entities and analyses of financial advisors, in the preliminary joint proxy statement filed on April 13, 2021. All three stockholder complaints seek an injunction against consummating the mergers until further disclosures are made and also seek an award of damages, as well as attorneys’ and expert fees and expenses. The courts have not acted on any of these complaints, and no relief has been granted as of the date of this joint proxy statement. We believe that each of the lawsuits is without merit.

Material U.S. Federal Income Tax Consequences

The following is a general discussion of the material U.S. federal income tax consequences of the mergers and the special dividend to U.S. holders and non-U.S. holders (each as defined below) of our paired shares. This discussion is based on the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury Regulations, judicial opinions and administrative rulings and published positions of the Internal Revenue Service (the “IRS”), each as in effect as of the date hereof. These authorities are subject to change or differing interpretations, possibly with retroactive effect, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any tax consequences arising under the Medicare contribution tax on net investment income, nor does it address any tax considerations under state, local or non-U.S. laws or U.S. federal laws other than those pertaining to the U.S. federal income tax.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of our paired shares that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•

a trust (1) the administration of which is subject to the primary supervision of a U.S. court and for which one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of our paired shares, other than an entity or arrangement classified as a partnership for U.S. federal income tax purposes, that is not a U.S. holder.

This discussion applies only to holders of our paired shares who hold such shares as “capital assets” within the meaning of the Code (generally, property held for investment). Further, this discussion is for general informational purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to specific holders in light of their particular facts and circumstances, and it does not apply to holders subject to special treatment under U.S. federal income tax laws (including, for example, insurance companies, dealers or brokers in securities or foreign currencies, traders in securities who elect to apply the mark-to-market method of accounting, holders subject to the alternative minimum tax, persons who are required to recognize income or gain with respect to the mergers or the special dividend no later than such income or gain is required to be reported on an applicable financial statement, U.S. holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, retirement plans, individual retirement accounts or other tax-deferred or advantaged accounts (or persons holding shares through such plans or accounts), banks and other financial institutions, certain former citizens or former long-term residents of the United States, “controlled foreign corporations,” “passive foreign investment companies,” partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (and investors therein), S corporations, real estate investment trusts, regulated investment companies, “qualified foreign pension funds” (within the meaning of Section 897(1)(2) of the Code) or entities all of the interests in which are held by a qualified pension fund,

“qualified shareholders” (within the meaning of Section 897(k)(3) of the Code) or investors therein, non-U.S. holders who hold, or have held at any time, directly, indirectly, or constructively, more than 5% of our outstanding shares, holders who hold our paired shares as part of a hedge, straddle, constructive sale, conversion or other integrated or risk reduction transaction, and holders who acquired our paired shares through the exercise of employee stock options or otherwise as compensation).

If a partnership (including any entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our paired shares, the tax treatment of a partner in such partnership will generally depend on the status of the partners and the activities of the partnership. Partnerships that hold our paired shares, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the mergers and the special dividend to them in light of their particular circumstances.

For certain of our stockholders, the tax consequences of the mergers and the special dividend (including applicable withholding taxes) could be different than the tax consequences of selling their shares prior to the mergers. This joint proxy statement does not discuss the tax consequences of selling shares prior to the mergers. In view of those potential different tax consequences, we encourage all holders to consult their own tax advisors regarding the tax consequences to them of selling their shares prior to the mergers, as compared to the tax consequences to them of the mergers and the receipt of the special dividend. In addition, all holders should consult their own tax advisors regarding the specific tax consequences of the mergers and the special dividend to them in light of their particular facts and circumstances, including with respect to the applicability and effect of any U.S. federal, state, local, foreign or other tax laws.

Consequences of the Special Dividend to U.S. Holders of our Paired Shares

As described below in “The Merger Agreement—Special Dividend” upon the request of Parent, the Company will declare and pay the special dividend immediately prior to the effective time of the Company merger. The special dividend will be paid to the holders of record of Company common stock as of immediately prior to the open of business on the closing date. The amount of the special dividend will represent the estimated amount of current and accumulated earnings and profits of the Company calculated through the portion of the taxable year that includes the closing date ending at the effective time, subject to certain limitations described in “The Merger Agreement—Special Dividend”. A corporation is required to determine its earnings and profits for an applicable taxable year on an annual basis following the end of the applicable taxable year. Accordingly, events subsequent to the closing date may impact the Company’s current earnings and profits for the taxable year in which the closing occurs, such that the amount of the Company’s current and accumulated earnings and profits through the closing date, as finally determined, may not equal the amount of the special dividend.

If the special dividend is made, the Company intends that the special dividend be treated as a dividend for U.S. federal income tax purposes to the extent paid from its current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and accordingly will be taken into account by U.S. holders as ordinary income. Dividends paid to a non-corporate U.S. holder by the Company that constitute qualified dividend income will be taxable to the holder at the preferential rates applicable to long-term capital gains provided that the holder holds the shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meets other holding period requirements. Dividends paid to corporate U.S. holders may be eligible for the dividends received deduction. If the amount of the special dividend exceeds the Company’s current and accumulated earnings and profits, the excess is intended to be treated as a nontaxable return of capital to the extent of the U.S. holder’s adjusted tax basis in its Company common stock and will reduce (but not below zero) such U.S. holder’s adjusted tax basis in its Company common stock, and any remaining excess will be treated as gain from a disposition of Company common stock. Such gain will be included in a U.S. holder’s income as long-term capital gain (or short-term capital gain if the stock has been held for one year or less), subject to the tax treatment described below under “—Consequences of the Mergers to U.S. Holders of our Paired Shares.”

The merger consideration will be reduced by the per share amount of the special dividend.

Although the special dividend is intended to be treated for U.S. federal income tax purposes as described above, it could be treated instead as Company merger consideration. Under such treatment, a U.S. holder would be treated as not receiving a distribution and instead as having sold its shares of Company common stock for consideration equal to the merger consideration attributable to the Company common stock (without reduction for the special dividend), and such U.S. holder would be subject solely to the treatment described below under “—Consequences of the Mergers to U.S. Holders of our Paired Shares.”

Consequences of the Mergers to U.S. Holders of our Paired Shares

The receipt of cash in the mergers by U.S. holders of our paired shares will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. The merger consideration paid for a paired share in the mergers will be allocated between the share of Company common stock and the share of Hospitality class B common stock that constitute the paired share in accordance with their respective fair market values, which the parties to the merger agreement have agreed shall be $11.69 per share of Company common stock (reduced by the special dividend, if any) and $7.81 per share of Hospitality class B common stock, in each case subject to adjustment as described below in “The Merger Agreement—Treatment of the Company Capital Stock and Hospitality Capital Stock.”

Disposition of Shares of Hospitality Class B Common Stock in the Hospitality Merger. In general, a U.S. holder will realize gain or loss upon the exchange of shares of Hospitality class B common stock for cash in the Hospitality merger in an amount equal to the difference between the amount of cash received for such shares and the U.S. holder’s aggregate adjusted tax basis in its shares of Hospitality class B common stock at the time of the Hospitality merger. In general, a U.S. holder’s adjusted tax basis in its shares of Hospitality class B common stock will equal the U.S. holder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. holder less tax deemed paid on such deemed distribution and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. holders upon the sale or disposition of their shares of Hospitality class B common stock will be subject to tax at preferential rates, if the shares of Hospitality class B common stock are held for more than 12 months, and will be taxed at ordinary income rates if shares of Hospitality class B common stock are held for 12 months or less. Gains recognized by U.S. holders that are corporations are subject to U.S. federal income tax at the same rates as apply to ordinary income, whether or not classified as long-term capital gains.

Holders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. holder upon the disposition of Hospitality class B common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. holder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon the disposition of shares of Hospitality class B common stock in the Hospitality merger by a U.S. holder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from Hospitality that were required to be treated by the U.S. holder as long-term capital gain.

Disposition of Shares of Company Common Stock in the Company Merger. In general, a U.S. holder will realize gain or loss upon the exchange of shares of Company common stock for cash in the Company merger in an amount equal to the difference between the amount of cash received for such shares and the U.S. holder’s aggregate adjusted tax basis in shares of Company common stock at the time of the Company merger. In general, a U.S. holder’s adjusted tax basis in its shares of Company common stock will equal the U.S. holder’s acquisition cost reduced by returns of capital, including any portion of the special dividend that is treated as a return of capital. In general, capital gains recognized by individuals and other non-corporate U.S. holders upon the sale or disposition of shares of Company common stock will be subject to U.S. federal income tax at preferential rates, if the Company common stock is held for more than 12 months, and will be taxed at ordinary income rates if Company common stock is held for 12 months or less. Gains recognized by U.S. holders that are corporations are subject to U.S. federal income tax at the same rates that apply to ordinary income, whether or not classified as long-term capital gains.

Holders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. holder upon the disposition of Company common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. holder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year).

Consequences of the Special Dividend to Non-U.S. Holders of our Paired Shares

As discussed above in “—Consequences of the Special Dividend to U.S. Holders of our Paired Shares,” immediately prior to the effective time of the Company merger, upon Parent’s request the Company will declare and pay the special dividend. The amount of the special dividend is intended to represent the estimated amount of current and accumulated earnings and profits of the Company calculated through the portion of the taxable year that includes the closing date ending at the effective time, however, as discussed above, there can be no assurance that the Company’s actual current and accumulated earnings and profits, as finally determined, will equal the amount of the special dividend, which may impact its treatment for U.S. federal income tax purposes, as discussed below.

If the special dividend is made, the Company intends (and intends to report) that the special dividend be treated as a dividend for U.S. federal income tax purposes to the extent paid from its current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If the special dividend exceeds the Company’s current and accumulated earnings and profits, the excess is intended to be treated as a nontaxable return of capital to the extent of the holder’s adjusted tax basis in its Company common stock and will reduce (but not below zero) such holder’s adjusted tax basis in its Company common stock, and any remaining excess will be treated as gain from a disposition of Company common stock, subject to the tax treatment described below under “—Consequences of the Mergers to Non-U.S. Holders of our Paired Shares.”

If the special dividend is not treated as a distribution with respect to the shares of Company common stock for U.S. federal income tax purposes, as described above in “—Consequences of the Special Dividend to U.S. Holders of our Paired Shares,” it could be treated as additional cash consideration in the Company merger. Under such treatment, a non-U.S. holder would be treated as not receiving a distribution and instead as having sold its shares of Company common stock for consideration equal to the merger consideration attributable to the Company common stock (without reduction for the special dividend), and such non-U.S. holder would be subject solely to the treatment described below under “—Consequences of the Mergers to Non-U.S. Holders of our Paired Shares.” The portion of the special dividend received by a non-U.S. holder that is treated as a dividend and that is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States generally will be subject to withholding of U.S. federal income tax at a rate of 30%. A non-U.S. holder may be eligible for a lower rate under an exemption or applicable income tax treaty between the United States and its jurisdiction of tax residence. In order to claim the benefit of an applicable income tax treaty, a non-U.S. holder will be required to provide to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) in accordance with the applicable certification and disclosure requirements. Special rules apply to partnerships and other pass-through entities and these certification and disclosure requirements also may apply to beneficial owners of partnerships and other pass-through entities that hold Company common stock.

The portion of the special dividend received by a non-U.S. holder that is treated as a dividend and that is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be taxed on a net income basis at the regular graduated rates and in the manner applicable to United States persons (unless the non-U.S. holder is eligible for and properly claims the benefit of an applicable income tax treaty and the dividends are not attributable to a permanent establishment or fixed base maintained by the

non-U.S. holder in the United States, in which case the non-U.S. holder may be eligible for a lower rate under the applicable income tax treaty). Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States will not be subject to the withholding of U.S. federal income tax discussed above if the non-U.S. holder provides to the applicable withholding agent a properly executed IRS Form W-8ECI (or other applicable form) in accordance with the applicable certification and disclosure requirements. A non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to a “branch profits” tax at a 30% rate (or a lower rate if the non-U.S. holder is eligible for a lower rate under an applicable income tax treaty) on the portion of the special dividend received by a non-U.S. holder that is treated as a dividend.

The certifications described above must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. A non-U.S. Holder may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. Holders should consult their own tax advisors regarding their eligibility for benefits under a relevant income tax treaty and the manner of claiming such benefits.

Because the Company believes it is a “U.S. real property holding corporation” (“USRPHC”), as described below, any non-U.S. holder which holds more than 5% of the Company common stock, actually or constructively, during the applicable testing period, will generally be taxed on any gain on the sale or deemed sale of Company common stock in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply.

Consequences of the Mergers to Non-U.S. Holders of our Paired Shares

Disposition of Shares of Hospitality Class B Common Stock in the Hospitality Merger. Non-U.S. holders could incur tax under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) with respect to gain realized upon a disposition of shares of Hospitality class B common stock if Hospitality is a USRPHC during a specified testing period. If at least 50% of a U.S. corporation’s assets are “U.S. real property interests” (“USRPIs”), then the U.S. corporation will be a USRPHC. Hospitality believes that it is a USRPHC based on the composition of its assets. However, even if Hospitality is a USRPHC, a non-U.S. holder generally would not incur tax under FIRPTA on gain attributable to the sale of shares of Hospitality class B common stock if Hospitality is a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its stock is held directly or indirectly by non-U.S. holders. We intend to take the position that Hospitality is a domestically controlled REIT under the Code. However, there can be no assurance that the IRS will not challenge this treatment or that a court would not sustain such a challenge. Regardless of whether Hospitality qualifies as a domestically controlled qualified investment entity at the time the non-U.S. holder sells shares of Hospitality class B common stock pursuant to the mergers, an additional exception to the tax under FIRPTA may be available if shares of Hospitality class B common stock are regularly traded on an established securities market. Under that exception, the gain from a sale by a non-U.S. holder will not be subject to tax under FIRPTA if:

•	shares of Hospitality class B common stock are treated as being regularly traded under applicable U.S. Treasury Regulations on an established securities market; and

•	the non-U.S. holder owned, actually or constructively, 10% or less of shares of Hospitality class B common stock at all times during a specified testing period.

While there is no direct authority addressing whether a component of a paired interest is considered to be regularly traded on an established securities market by virtue of the paired interest being considered to be traded on an established securities market, we intend to take the position that shares of Hospitality class B common stock are regularly traded on an established securities market in the United States.

If the gain on the sale of shares of Hospitality class B common stock were taxed under FIRPTA, a non-U.S. holder would be taxed on that gain in the same manner as U.S. holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. holder generally will incur tax on gain not subject to FIRPTA if:

•

the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain; or

•

the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on their capital gains.

Disposition of Shares of Company Common Stock in the Company Merger. Non-U.S. holders could incur tax under FIRPTA with respect to gain realized upon a disposition of shares of Company common stock if the Company is a USRPHC during a specified testing period. If at least 50% of a U.S. corporation’s assets are USRPIs, then the U.S. corporation will be a USRPHC. Assuming Hospitality is a USRPHC, the Company believes it is a USRPHC as a result of holding 100% of the Hospitality class A common stock. If the Company common stock is regularly traded on an established securities market, an exception to the tax under FIRPTA may be available. Under this exception, the gain from such a sale by such a non-U.S. holder will not be subject to tax under FIRPTA if:

•	the Company common stock is treated as being regularly traded under applicable U.S. Treasury Regulations on an established securities market; and

•	the non-U.S. holder owned, actually or constructively, 5% or less of shares of the Company common stock at all times during a specified testing period.

While there is no direct authority addressing whether a component of a paired interest is considered to be regularly traded on an established securities market by virtue of the paired interest being considered to be traded on an established securities market, we intend to take the position that the shares of Company common stock are regularly traded on an established securities market in the United States.

If the gain on the sale of shares of Company common stock were taxed under FIRPTA, in whole or in part, a non-U.S. holder would be taxed on that gain in the same manner as U.S. holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. holder generally will incur tax on gain not subject to FIRPTA if:

•

the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain; or

•

the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on their capital gains.

Information Reporting Requirements and Withholding

Information reporting and backup withholding (currently, at a rate of 24%) generally will apply to payments of cash made pursuant to the mergers and the special dividend. Backup withholding will not apply, however, to a holder who (1) in the case of a U.S. holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on a duly executed IRS Form W-9, (2) in the case of a non-U.S. holder, furnishes a duly executed, applicable IRS Form W-8, or (3) is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be claimed as a refund or a credit against such holder’s U.S. federal income tax liability (if any) provided the required information is furnished to the IRS on a timely basis.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act and related U.S. Treasury guidance (collectively referred to as “FATCA”) generally impose U.S. federal withholding tax at a rate of 30% on payments to certain foreign entities of U.S. source dividends (including the special dividend) and the gross proceeds (including the merger consideration) from the sale or other disposition of property that produces U.S.-source dividends. This withholding tax applies to a foreign entity (as defined in the Code), whether acting as a beneficial owner or an intermediary, unless such foreign entity complies with (x) certain information reporting requirements regarding its U.S. account holders and its direct and indirect U.S. owners and (y) certain withholding obligations regarding certain payments to its account holders and certain other persons. Accordingly, the entity through which a U.S. Holder or a non-U.S. Holder holds its shares will affect the determination of whether such withholding is required. Under proposed U.S. Treasury regulations that may be relied upon pending finalization, the withholding tax on gross proceeds would be eliminated and, consequently, FATCA withholding on gross proceeds is not currently expected to apply to the merger consideration. An intergovernmental agreement between the United States and an applicable foreign country, or future U.S. Treasury regulations or other guidance, may modify these requirements. Holders should consult their own tax advisors regarding FATCA.

THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE MERGERS AND THE SPECIAL DIVIDEND AND IS NOT TAX ADVICE. THEREFORE, STOCKHOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGERS AND THE SPECIAL DIVIDEND INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS ON THEIR PARTICULAR CIRCUMSTANCES.

Delisting and Deregistration of Our Paired Shares

If the mergers are completed, our paired shares will no longer be traded on NASDAQ and will be deregistered under the Exchange Act.

THE MERGER AGREEMENT

The following summarizes the material provisions of the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. The summary of the material terms of the merger agreement below and elsewhere in this joint proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this joint proxy statement as Exhibit A and which we incorporate by reference into this joint proxy statement. We recommend that you read the merger agreement attached to this joint proxy statement as Exhibit A carefully and in its entirety, as the rights and obligations of the parties to the merger agreement are governed by the express terms of the merger agreement and not by this summary or any other information contained in this joint proxy statement.

The merger agreement contains representations and warranties made by, and to, us, Parent, MergerCo 1 and MergerCo 2. These representations and warranties, which are set forth in the copy of the merger agreement attached to this joint proxy statement as Exhibit A, were made for the purposes of negotiating and entering into the merger agreement between the parties to the merger agreement, or may have been used for the purpose of allocating risk between the parties to the merger agreement instead of establishing such matters as facts. In addition, these representations and warranties may be subject to important qualifications and limitations agreed by the parties to the merger agreement in connection with negotiating the terms of the merger agreement, were made as of specified dates, and may be subject to contractual standards of materiality or material adverse effect applicable to the contracting parties that differ from the standard that applies to reports and documents filed with the SEC. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this joint proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this joint proxy statement. You should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Paired Entities or their affiliates. The representations, warranties and covenants in the merger agreement and any descriptions thereof should be read in conjunction with the disclosures in our periodic and current reports, proxy statements and other documents filed with the SEC. See the section of this joint proxy statement entitled “Where You Can Find More Information.”

Structure

The Mergers

On the closing date, each of the Company and MergerCo 1 and Hospitality and MergerCo 2 will file a certificate of merger with the Secretary of State of the State of Delaware. The mergers will become effective upon the time of filing of the applicable certificate of merger with the Secretary of State of the State of Delaware, or at such later time or date as the parties to the merger agreement shall have agreed upon and specified in the applicable certificate of merger as the effective time of the applicable merger. It is the intention of the parties that the mergers shall become effective at the same time, and that the certificates of merger filed by the Company and Hospitality shall provide for the same effective time.

At the effective time, MergerCo 1 will be merged with and into the Company and the separate corporate existence of MergerCo 1 shall thereupon cease and the Company shall continue as the surviving corporation (which we refer to as the “Company surviving corporation”) in the Company merger. Similarly, at the effective time, MergerCo 2 will be merged with and into Hospitality and the separate corporate existence of MergerCo 2 shall thereupon cease and Hospitality shall continue as the surviving corporation (which we refer to as the “Hospitality surviving corporation”) in the Hospitality merger.

At the effective time, under the DGCL, all the rights, privileges, powers and franchises of the Company and MergerCo 1 will vest in the Company surviving corporation, and all debts, liabilities and duties of the Company and MergerCo 1 will become the debts, liabilities and duties of the Company surviving corporation. Similarly, at the effective time, all the rights, privileges, powers and franchises of Hospitality and MergerCo 2 will vest in the Hospitality surviving corporation, and all debts, liabilities and duties of Hospitality and MergerCo 2 will become the debts, liabilities and duties of the Hospitality surviving corporation.

Following the completion of the mergers, the paired shares will no longer be traded on NASDAQ and will be deregistered under the Exchange Act.

Closing Date

In this joint proxy statement, we refer to the date on which the closing of the mergers occurs as the “closing date.” The closing of the mergers will take place on the third business day following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions to the mergers described under “—Conditions to the Mergers” (other than those conditions that by their terms or nature are to be satisfied at the closing of the mergers, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of such conditions) or at such other date as may be mutually agreed to in writing by the parties to the merger agreement. However, if the foreign regulatory approvals (as described in the sections entitled “Regulatory Matters” and “—Agreement to Take Certain Actions”) have not been obtained at the time of the satisfaction or, to the extent permitted by applicable law, waiver of the conditions to the mergers described under “—Conditions to the Mergers” (other than those conditions that by their terms or nature are to be satisfied at the closing of the mergers, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of such conditions), then Parent may on one or more occasions elect to delay the closing of the mergers to a date that is no later than the earlier of the third business day after the receipt of the foreign regulatory approvals and the seventh business day prior to September 14, 2021 (which we refer to as the “designated closing date”), by giving written notice to the Company (which we refer to as an “extension notice”) at least two business days immediately preceding the date that, but for such delivery of such extension notice, would have been the closing date (and, for the avoidance of doubt, Parent shall be entitled to provide one or more additional extension notices to delay the closing of the mergers to a date following such designated closing date that is no later than the earlier of the third business day after the receipt of the foreign regulatory approvals and the seventh business day prior to September 14, 2021, in which event the date specified in such additional extension notice(s) shall be the designated closing date). If, on the designated closing date, the conditions to the mergers described under “—Conditions to the Mergers” are not satisfied or waived (other than those conditions that by their terms or nature are to be satisfied at the closing of the mergers, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of such conditions), then the closing of the mergers shall occur on the third business day following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions to the mergers described under “—Conditions to the Mergers” (other than those conditions that by their terms or nature are to be satisfied at the closing of the mergers, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of such conditions) or on such other date as may be mutually agreed to in writing by the parties to the merger agreement.

Organizational Documents

At the effective time, by virtue of the Company merger, the amended and restated certificate of the incorporation of the Company will be amended and restated to read in its entirety as the certificate of incorporation of MergerCo 1 reads immediately prior to the effective time except that the name of the Company surviving corporation will be the name of the Company, the name of the incorporator will be omitted and the shares of capital stock authorized may be amended to be sufficient to reflect the number of issued and outstanding shares of the Company surviving corporation, until further amended in accordance with applicable law. The Company board will take all actions necessary so that, as of the effective time, the Company’s bylaws will be amended so as to read as the bylaws of MergerCo 1 immediately prior to the effective time except that the name of the Company surviving corporation will be the name of the Company, until further amended in accordance with applicable law.

At the effective time, by virtue of the Hospitality merger, the amended and restated certificate of incorporation of Hospitality will be amended and restated to read in its entirety as the certificate of incorporation of MergerCo 2 reads immediately prior to the effective time except that the name of the Hospitality surviving corporation will be the name of Hospitality, the name of the incorporator will be omitted and the shares of capital stock authorized may be amended to be sufficient to reflect the number of issued and outstanding shares of the Hospitality surviving corporation, until further amended in accordance with applicable law. The Hospitality board will take all actions necessary so that, as of the effective time, Hospitality’s bylaws will be amended so as to read as the bylaws of MergerCo 2 immediately prior to the effective time except that the name of the Hospitality surviving corporation will be the name of Hospitality, until further amended in accordance with applicable law.

Directors and Officers

The directors of MergerCo 1 immediately prior to the effective time will be the directors of the Company surviving corporation from and after the effective time, and the officers of the Company immediately prior to the effective time will be the initial officers of the Company surviving corporation from and after the effective time, each to hold office in accordance with the amended and restated certificate of incorporation and the amended and restated bylaws of the Company surviving corporation.

The directors of MergerCo 2 immediately prior to the effective time will be the directors of the Hospitality surviving corporation from and after the effective time, and the officers of Hospitality immediately prior to the effective time will be the initial officers of the Hospitality surviving corporation from and after the effective time, each to hold office in accordance with the amended and restated certificate of incorporation and the amended and restated bylaws of the Hospitality surviving corporation.

Treatment of the Company Capital Stock and Hospitality Capital Stock

At the effective time, each paired share (subject to the exceptions described below), consisting of one share of Company common stock and one share of Hospitality class B common stock, will automatically be converted into the right to receive a total of $19.50 in cash plus the additional consideration, if any, described below, and subject to further adjustment described below. The aggregate consideration per paired share is allocated in each merger between each share of Company common stock and Hospitality class B common stock as described below.

Company Common Stock

A share of Company common stock constitutes a portion of a paired share. At the effective time, each share of Company common stock (other than (1) shares held in treasury by the Company, (2) shares held by Paired Entities (other than the shares held in treasury), Parent or their subsidiaries (which we refer to as “Paired-Entities/Parent-held shares”) and (3) Company appraisal shares (such shares described in clauses (1) through (3) are collectively referred to herein as the “Company excluded shares”)) issued and outstanding immediately prior to the effective time will automatically be canceled and converted into the right to receive (1) $11.69 per share, in cash, without any interest thereon, plus (2) if Parent delivers an extension notice or the mergers are consummated after the 135th day following the date of the merger agreement, 59.9% of a per diem amount of $0.001 in cash, without interest, for each day from and after the earlier of the date of delivery of the extension notice or the 135th day following the date of the merger agreement (we refer to the $0.001 per diem amount as the “additional consideration” and refer to the sum of $11.69 per share, in cash, without any interest thereon, plus 59.9% of the additional consideration, if any, without interest thereon, as the “Company merger consideration”).

At the effective time, each share of the Company common stock held in treasury by the Company will automatically be cancelled and will cease to be outstanding with no consideration being delivered in exchange therefor, and each share of the Company common stock that is a Paired-Entities/Parent-held share will remain issued and outstanding as one share of the Company surviving corporation common stock.

At the request of Parent, immediately prior to the effective time, the Company will pay a special cash dividend to holders of the Company common stock, in which event the Company merger consideration will be reduced by the amount of such special dividend. For more information, see “—Special Dividend.”

Hospitality Class B Common Stock

A share of Hospitality class B common stock constitutes a portion of a paired share. At the effective time, each share of Hospitality class B common stock (other than (1) shares held in treasury by Hospitality, (2) Paired-Entities/Parent-held shares and (3) Hospitality appraisal shares (such shares described in clauses (1) through (3) are collectively referred to herein as the “Hospitality excluded shares” and, together with the Company excluded shares, the “excluded shares”)) issued and outstanding immediately prior to the effective time will automatically be canceled and be converted into the right to receive (1) $7.81 per share, in cash, without any interest thereon, plus (2) 40.1% of the additional consideration, if any, without interest thereon (we refer to the sum of $7.81 per share, in cash, without any interest thereon, plus 40.1% of the additional consideration, if any, without interest thereon, as the “Hospitality merger consideration”).

At the effective time, each share of Hospitality class B common stock held in treasury by Hospitality will automatically be canceled and will cease to exist with no consideration being delivered in exchange therefor, and each share of Hospitality class B common stock that is a Paired-Entities/Parent-held share will remain issued and outstanding as one share of the Hospitality surviving corporation common stock

If Hospitality declares a distribution reasonably necessary to maintain its status as a REIT under the Code or to avoid the payment of income or excise tax under the Code as permitted under the merger agreement, the Hospitality merger consideration will be reduced by the amount of such distribution.

Hospitality Series A Preferred Stock

At the effective time, each share of Hospitality preferred stock issued and outstanding immediately prior to the effective time will remain issued and outstanding.

Hospitality Class A Common Stock

At the effective time, each share of Hospitality class A common stock issued and outstanding held by the Company, any of our subsidiaries, Parent or its subsidiaries or permitted assigns immediately prior to the effective time will remain issued and outstanding as one share of Hospitality surviving corporation common stock.

Restricted Stock Units

Immediately prior to the effective time, each outstanding stock unit under the equity incentive plans of the Company and Hospitality (whether vested or unvested), except for certain unvested stock units held by the Chief Executive Officer that will be forfeited for no consideration in accordance with the terms thereof, will automatically and without action on the part of the holder thereof, be cancelled and converted into, and the holder thereof will be entitled to the right to receive, without interest, an amount in cash equal to the sum of (1) the product obtained by multiplying (i) the total number of paired shares issuable in respect of such stock unit immediately prior to the effective time (assuming that in respect of each performance-vesting stock unit, performance was achieved at the greater of the (x) actual level of achievement as of the closing date for each performance period then in process measured against the applicable performance goal, pro-rated through the closing date, and (y) “target” level of achievement) by (ii) the merger consideration and (2) the dividend equivalents payable pursuant to the applicable award agreement in respect of each paired share issuable in respect of such stock unit, which are accrued and unpaid as of immediately prior to the effective time (including the special dividend), less any applicable withholding taxes.

No Further Ownership Rights

From and after the effective time, holders of any stock certificates representing ownership of Company common stock and Hospitality class B common stock (other than certain excluded shares described above, including (1) the shares held in treasury, (2) Paired-Entities/Parent-held shares or (3) appraisal shares) (which we refer to as the “eligible shares”) will cease to have rights with respect to such shares except for the right to receive the Company merger consideration and Hospitality merger consideration, respectively, except as to those stockholders asserting appraisal rights. The merger consideration paid will be deemed to have been paid in full satisfaction of all rights pertaining to the Company common stock or Hospitality class B common stock exchanged therefor.

Exchange and Payment Procedures

At the closing, Parent will deposit, or cause to be deposited, with a paying agent (which we refer to as the “paying agent”) reasonably satisfactory to us, in trust for the benefit of the holders of the eligible shares, the merger consideration. Promptly after the effective time (but in any event within three business days thereafter), the paying agent will mail to each holder of record of a certificate or certificates or a book-entry account (other than those held through the Depositary Trust Company (which we refer to as “DTC”)) representing the eligible shares (which we refer to as “book-entry shares”) that, immediately prior to the effective time, represented any eligible shares, a letter of transmittal and instructions for use in effecting the surrender of the certificates or book-entry account, as applicable, for the Company merger consideration and Hospitality merger consideration, as applicable, to which the holder thereof is entitled. The letter of transmittal and instructions will tell you how to surrender your certificates or book-entry shares representing the eligible shares in exchange for the Company merger consideration and the Hospitality merger consideration, as applicable.

With respect to book-entry shares held through DTC, we and Parent will cooperate to establish procedures with the paying agent, DTC and such other necessary or desirable third-party intermediaries to ensure that the paying agent will transmit to DTC or its nominees as promptly as practicable after the effective time, upon surrender of the eligible shares in accordance with DTC’s customary procedures and as agreed by us, Parent and the paying agent, the merger consideration to which beneficial owners of such book-entry shares are entitled pursuant to the merger agreement.

Upon surrender to the paying agent of a certificate or book-entry shares that previously represented the eligible shares, together with a letter of transmittal, duly completed and validly executed, and such other documents as may be reasonably be required by the paying agent in accordance with the terms of the materials and instructions provided by the paying agent (and DTC, in respect of book-entry shares held thereby), the holder of such certificate or book-entry share will be entitled to receive the merger consideration payable in respect of the eligible shares previously represented by such certificate or book-entry shares.

No interest will be paid or will accrue on any amount payable upon the surrender of any eligible shares.

In the event of a transfer of ownership of shares of Company common stock or Hospitality class B common stock that is not registered in the stock transfer books of the Company or Hospitality, respectively, or if the Company merger consideration or Hospitality merger consideration, as applicable, is to be paid in a name other than that in which the certificates surrendered in exchange therefor are registered on the Company’s or Hospitality’s stock transfer books or ledger, as applicable, a check for any cash to be exchanged upon due surrender of any such certificates may be issued to such transferee if the certificate formerly representing the eligible shares is properly endorsed and otherwise in proper form for surrender to the paying agent, accompanied by all documents required to evidence and effect such transfer, and to evidence that any applicable transfer, stamp or other similar taxes have been paid or not applicable, in each case in form and substance reasonably satisfactory to Parent and the paying agent. Payment of Company merger consideration and Hospitality merger consideration with respect to book-entry shares will only be made to the person in whose name such book-entry shares are registered in the stock transfer books of the Company and Hospitality, as applicable.

From and after the effective time, there shall be no transfers on the stock transfer books of the Company or Hospitality of the eligible shares. If, after the effective time, any certificate or acceptable evidence of a book-entry share is presented to the Company surviving corporation, the Hospitality surviving corporation, Parent or the paying agent for transfer, it will be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled pursuant to the merger agreement.

Any portion of the merger consideration that remains undistributed or unclaimed by holders of eligible shares on the date that is one year following the effective time will be delivered to the Company surviving corporation. Any holder of eligible shares who has not theretofore complied with the exchange and payment procedures contained in the merger agreement will look to the Company surviving corporation as a general creditor thereof for payment of the merger consideration to which such holder of eligible shares is entitled pursuant to the merger agreement. None of the Company surviving corporation, Hospitality surviving corporation, Parent, the paying agent or any other person will be liable to any former holder of eligible shares for any amount delivered to public official pursuant to any applicable abandoned property, escheat or similar laws. Any merger consideration remaining unclaimed by former holders of eligible shares immediately prior to the time such amounts would otherwise escheat to or become the property of a governmental entity will become the property of the Company surviving corporation, to the extent permitted by law, free and clear of any claims thereon.

If any certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Parent or the paying agent, the posting by such person of a bond in a customary amount and upon such terms as may be required by Parent or the paying agent, the paying agent will issue a check in the amount of the merger consideration such person is entitled to pursuant to the merger agreement.

The paying agent, Parent, MergerCo 1, MergerCo 2, the Company surviving corporation, the Hospitality surviving corporation and we are entitled to deduct and withhold from any amounts otherwise payable pursuant to the merger agreement such amounts as are required to be deducted and withheld under all applicable tax laws. Any such amounts so withheld and paid over to a governmental entity will be treated as having been paid to the person or entity in respect of which such deduction was made.

Representations and Warranties

We have, jointly and severally, made customary representations and warranties in the merger agreement that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement or in the disclosure schedules delivered in connection therewith. These representations and warranties relate to, among other things:

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the organization, valid existence, good standing, qualification to do business and power and authority to own, lease and operate its properties and assets and to carry on the businesses of each of us and our subsidiaries;

•	the certificate of incorporation and bylaws of each of the Company and Hospitality;

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our power and authority to execute and deliver the merger agreement, and, subject to the approval of holders of the Company common stock, Hospitality class A common stock and Hospitality class B common stock, to consummate the transactions contemplated by the merger agreement;

•	the enforceability of the merger agreement against us;

•	the capital structure and indebtedness of, and the absence of restrictions or encumbrances with respect to the equity interests of each of us and our subsidiaries;

•	approvals of, filings with, or notices to, governmental entities required in connection with entering into, performing under or consummating the transactions contemplated by, the merger agreement;

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the absence of conflicts with, or violations of, laws or organizational documents and the absence of any consents under, conflicts with or defaults under contracts to which we or any of our subsidiaries is a party, in each case as a result of us executing, delivering and performing under or consummating the transactions contemplated by, the merger agreement;

•	our SEC filings since January 1, 2019 and the financial statements contained in those filings;

•	our internal controls over financial reporting and the disclosure controls and procedures;

•	the absence of liabilities required to be recorded on a balance sheet under GAAP other than those contained in our consolidated balance sheets as of December 31, 2020;

•	the absence of any suit, claim, action, investigation or proceeding against us or our subsidiaries;

•	the absence of any violation or default of laws or publicly-facing privacy policies to which we or our subsidiaries are subject;

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possession of all permits necessary for us and our subsidiaries to own, lease and operate our and our subsidiaries’ properties and assets and to conduct our and our subsidiaries’ businesses as currently conducted, and the absence of a failure by us or our subsidiaries to comply with such permits;

•	our and our subsidiaries’ compliance with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder;

•	the absence of any material adverse effect (as discussed below) and certain other changes and events since December 31, 2020;

•	tax matters affecting us and our subsidiaries;

•	our and our subsidiaries’ material contracts and the absence of any breach of or default under the terms of any material contract;

•	real property owned and leased by us and our subsidiaries; our and our subsidiaries’ ground leases, leases, space leases, development projects and participation agreements;

•	intellectual property used by, owned by or licensed by us and our subsidiaries;

•	environmental matters affecting us and our subsidiaries;

•	our and our subsidiaries’ employee benefit plans;

•	labor matters affecting us and our subsidiaries;

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the receipt by the Company board and the Hospitality board of a fairness opinion from Goldman Sachs, to the effect that, as of the date of the written opinion, the merger consideration is fair from a financial point of view to the holders of paired shares (other than Parent and its affiliates);

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the exemption of the mergers and the merger agreement from the restrictions on “business combinations” in Article XI in each of our certificates of incorporation, business combinations under section 203 of the DGCL and any other fair price, moratorium, control share acquisition, business combination or other law applicable to us or our subsidiaries;

•	the vote of our stockholders required in connection with the approval of the mergers and the other transactions contemplated by the merger agreement;

•	our and our subsidiaries’ insurance policies;

•	the accuracy of the information in this joint proxy statement;

•	our and our subsidiaries’ status under the Investment Company Act of 1940, as amended; and

•	the absence of any broker’s or finder’s fees, other than those payable to Goldman Sachs, in connection with the transactions contemplated by the merger agreement.

Many of our representations and warranties are qualified by the concept of a “Company material adverse effect.” Under the terms of the merger agreement, a Company material adverse effect means any effect, event, development or change that, individually or in the aggregate with all other effects, events, developments or changes, is, or would reasonably be expected to be, materially adverse to (1) the business, results of operations, financial condition, or assets of us and our subsidiaries, taken as a whole, or (2) our ability to consummate the mergers before September 14, 2021; provided, however, that in the case of clause (1), no effect, event, development or change resulting from, arising out of, attributable to or relating to any of the following shall be deemed to be or constitute a “Company material adverse effect”:

•	general economic conditions (or changes in such conditions) in the United States or any region thereof or any other country or region in the world, or conditions in the global economy generally;

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conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets in the United States or any region thereof or any other country or region in the world, including (1) changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries and (2) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any region thereof or any other country or region in the world;

•	conditions (or changes in such conditions) in any of the industries in which we or our subsidiaries conduct business;

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political conditions (or changes in such conditions) in the United States or any region thereof or any other country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any region thereof or any other country or region in the world;

•	force majeure events;

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the announcement of the merger agreement or the pendency or consummation of the transactions contemplated thereby, including (1) the identity of Parent and its affiliates and (2) the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners or employees (provided that this bullet does not apply to certain representations and warranties);

•	the taking of any action expressly required by the merger agreement or with the written consent of Parent;

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changes in law or other legal or regulatory conditions (or the interpretation thereof), or changes in GAAP or other accounting standards (or the interpretation thereof), in each case, after the date of the merger agreement;

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changes in the stock price of our paired shares or the trading volume of our paired shares, or any failure by us to meet any public estimates or expectations of our revenues, earnings or other financial performance or results of operations for any period, or any failure by any of us or our subsidiaries to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from the definition of Company material adverse effect); and

•	any litigation by our stockholders related to the merger agreement, the mergers or other transactions contemplated thereby;

except to the extent such effects, events, developments or changes resulting from, arising out of, attributable to or related to the exceptions set forth in the first, second, third, fourth, fifth and eighth bullet points above disproportionately adversely affect us and our subsidiaries, taken as a whole, as compared to other companies that conduct business in the United States in the industries in which we and our subsidiaries conduct business.

The merger agreement also contains customary representations and warranties made, jointly and severally, by Parent, MergerCo 1 and MergerCo 2 that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

•	their organization, valid existence, good standing, qualification to do business and power and authority to own, lease and operate their properties and assets and to carry on their businesses;

•	their power and authority to execute and deliver the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	the enforceability of the merger agreement against them;

•	approvals of, filings with, or notices to, governmental entities required in connection with entering into, performing under or consummating the transactions contemplated by, the merger agreement;

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the absence of conflicts with, or violations of, laws or organizational documents and the absence of any consents under, conflicts with or defaults under contracts to which they are a party, in each case as a result of them executing, delivering and performing under or consummating the transactions contemplated by, the merger agreement;

•	the ownership of MergerCo 1 and MergerCo 2 and absence of prior conduct of, activities, businesses of, or liabilities of Parent, MergerCo 1 and MergerCo 2;

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the equity commitment letters made available by Parent to us (including the enforceability thereof) and, assuming that the equity funding is provided in accordance with such equity commitment letters, the accuracy of the representations and warranties under the merger agreement and the performance by us in all material respects of our obligations under the merger agreement, that at the closing Parent will have sufficient cash on hand to consummate the transactions contemplated by the merger agreement and satisfy all of its obligations under the merger agreement, including the payment of the merger consideration, any fees and expenses, any payments in respect of equity compensation obligations required to be made in connection with the mergers, and any repayment or refinancing of any outstanding indebtedness of Parent, us and their respective subsidiaries required in connection therewith;

•	the guaranties executed by each of the Blackstone Sponsor and the Starwood Sponsor;

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the solvency of the Company surviving corporation, the Hospitality surviving corporation and each of their subsidiaries immediately following the effective time and after giving effect to all of the transactions contemplated by the merger agreement;

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no broker, investment banker, financial advisor or other person being entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission in connection with the mergers for which we or our affiliates would be liable if the transactions contemplated by the merger agreement are not consummated;

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the absence of any suit, claim, action or proceeding against them which would reasonably be expected to be materially adverse to the ability of Parent, MergerCo 1 and MergerCo 2 to consummate the mergers by September 14, 2021;

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the absence of any contracts to which Parents or any of its affiliates are party with any of our or our subsidiaries’ current employee, officer or director of that relate to our or our subsidiaries’ operations after the effective time, the mergers or the other transactions contemplated by the merger agreement;

•	the accuracy of the information supplied by or on behalf of Parent for inclusion in this joint proxy statement; and

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that none of Parent or any of its affiliates have been an Interested Stockholder, as such term is defined in our respective certificates of incorporation, in the three years prior to the date of the merger agreement.

The representations and warranties of each of the parties to the merger agreement will expire upon the closing of the mergers.

Conduct of Our Business Pending the Mergers

Under the merger agreement, we have agreed that, subject to certain exceptions in the merger agreement and the disclosure schedules delivered in connection therewith or unless Parent consents in writing in advance (which consent may not be unreasonably withheld, delayed or conditioned), between the date of the merger agreement and the earlier of the closing date and the termination of the merger agreement (which period we refer to as the “interim period”), we will, and will cause our subsidiaries to, in all material respects, use commercially reasonable efforts to:

•	carry on our and our subsidiaries’ respective businesses in the ordinary course of business, consistent with certain budgets that we have provided to Parent and past practice;

•	maintain and preserve intact the material components of our and our subsidiaries’ current business organizations;

•	retain the services of our and our subsidiaries’ respective present officers and key employees;

•	preserve our and our subsidiaries’ goodwill and relationships with tenants, customers, suppliers and others having business dealings with us and our subsidiaries; and

•	preserve our and our subsidiaries’ assets and properties in good repair and condition (normal wear and tear excepted).

One of the exceptions is for any action reasonably taken or reasonably omitted to be taken by us in connection with or resulting from COVID-19 or any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar laws, guidelines or recommendations promulgated by any governmental entity so long as such action or omission is done after written notice to and, to the extent practicable under the circumstances, consultation with Parent.

Without limiting the foregoing, we have also agreed that, during the interim period, subject to certain exceptions set forth in the merger agreement and the disclosure schedules delivered in connection therewith or unless Parent consents in writing in advance (which consent may not be unreasonably withheld, delayed or conditioned), we and our subsidiaries will not, among other things:

•	split, combine or reclassify or redeem, purchase or otherwise acquire any of our or any of our subsidiaries’ share capital or other equity interests;

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declare, set aside or pay any dividend or other distribution in respect of our or our subsidiaries’ share capital or other equity interests, except (1) for dividends reasonably necessary to maintain Hospitality’s status as a REIT under the Code or to avoid the payment of income or excise tax, which dividends will result in a reduction of the Hospitality merger consideration as described under “—Treatment of the Company Capital Stock and Hospitality Capital Stock—Hospitality Class B Common Stock,” (2) the special dividend as described under “—Special Dividend”, (3) for the payment of dividends or distributions declared prior to the date of the merger agreement, or (4) in transactions between us and one or more of our wholly owned subsidiaries or solely between our wholly owned subsidiaries;

•	enter into any contract with respect to the voting or registration of any capital share or other equity interest of us or our subsidiaries, or adopt a “poison pill” or similar stockholder rights plan;

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issue, sell, pledge, dispose of, grant, license or otherwise subject to any encumbrance any shares of any capital stock or any other securities convertible into or exchangeable for any shares or any equity equivalents, except for (1) issuances, sales or dispositions of shares of capital stock of any of our subsidiaries to us or any of our wholly-owned subsidiaries, (2) the issuance of paired shares upon the settlement of stock units outstanding on the date of the merger agreement or granted after the date of the merger agreement in accordance with the merger agreement or (3) the 2021 annual grant of stock units to members of the Company board or the Hospitality board in the ordinary course of business consistent with past practice and (iv) for conversions into excess stock (as defined in and in accordance with our respective certificates of incorporation);

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(1) sell, transfer, lease, assign, license, abandon, dispose of, pledge, or otherwise encumber (other than certain permitted encumbrances) any of our or our subsidiaries’ properties or assets other than (i) disposition of used or excess furniture, fixtures or equipment in the ordinary course of business, (ii) for non-exclusive licenses or non-material transactions in the ordinary course of business, (iii) pursuant to certain contracts providing for the sale, assignment, ground lease or exchange of real estate or (2) in connection with incurrence of indebtedness permitted under the merger agreement, sell, transfer, ground lease, dispose of, pledge or encumber (other than certain permitted encumbrances) any real property (including our real property), except, in each case of (1) and (2), for execution of easements, covenants, rights of way, restrictions and other similar instruments in the ordinary course of business that would not, individually or in the aggregate, reasonably be expected to materially impair the existing use, operation or value of, the property or asset affected by the applicable instrument;

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acquire any interest in any person (or equity interests thereof) or any assets, real property, personal property, equipment, business or other rights, other than (1) acquisitions of personal property (and not real property) in the ordinary course of business consistent with past practice for consideration that does not exceed $7,500,000 individually or in the aggregate and (2) acquisitions of assets or real property pursuant to certain specified contracts;

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incur, assume, refinance or guarantee any indebtedness for borrowed money or issue any debt securities, or assume, guarantee, endorse or otherwise become responsible for any indebtedness for borrowed money of any person, except (1) for borrowings and guarantees under our existing credit facilities (including our intercompany credit facilities) in effect as of the date of the merger agreement, (2) in connection with the transactions permitted pursuant to the immediately preceding bullet point or (3) in an amount not to exceed $7,500,000 in the aggregate and is not secured, directly or indirectly, by any of our owned or ground leased real properties and is not pursuant to the provisions of the CARES Act, provided that in the case of (2) and (3), any indebtedness shall be prepayable at any time without penalty or premium;

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prepay, refinance or amend the terms of any indebtedness, except for (1) repayments under our existing credit facilities in the ordinary course of business consistent with past practice (excluding any loans secured by any of our owned or ground leased real properties) or under our existing credit faculties or the intercompany credit facilities and (2) mandatory payments under the terms of any indebtedness in accordance with its terms;

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make loans, advances or capital contributions to or investments in any person (other than as permitted under these restrictive interim operating covenants described in this “—Conduct of Our Business Pending the Mergers )”;

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change any of the accounting policies or procedures, except as may be required by GAAP, or make any materially adverse change to any publicly-facing privacy policy or the security of any material information technology assets in our business except as required by law;

•	establish, adopt, enter into, terminate or materially amend any company employee benefit plan;

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increase the compensation or benefits payable to any current or former director, officer or employee, except for increases in base compensation for all employees in respect of regular salary and wages in an amount that does not exceed 3% of employees’ salaries and wages in the aggregate;

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grant any retention, severance or termination pay or award under any cash-based bonus or incentive plan to, or enter into any employment, bonus, change of control or severance agreement with, any current or former director, officer or other employee of ours or our subsidiaries;

•	loan or advance any money or other property to any current or former director, officer or employee of ours or any of our subsidiaries;

•	grant any equity or equity based awards;

•	hire any new employee or terminate the employment of any employee (other than for “cause”), in each case, other than with respect to employees with total annual compensation of not more than $150,000;

•	take any action to fund, accelerate or in any way secure the payment of compensation or benefits under any employee plan, agreement or arrangement or company employee benefit plan;

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amend or otherwise change, in any material respect, any provisions of our organizational documents, or amend the organizational documents of our wholly owned subsidiaries’ organizational documents other than in the ordinary course of business consistent with past practice;

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terminate, waive compliance with the terms of or breaches under, or assign, or take certain other actions under the agreement under which the shares of Company common stock and Hospitality class B common stock are paired, waive specified provisions of our certificates of incorporation or convert any shares of Hospitality class A common stock into Hospitality class B common stock;

•	adopt a plan of complete or partial liquidation, merger, consolidation, conversion, restructuring, recapitalization or other reorganization or resolutions providing for or authorizing such a plan;

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settle or compromise any pending or threatened claim, suit or proceeding against us or any of our subsidiaries (whether or not commenced prior to the date of the merger agreement), except for (1) settlements or compromises providing solely for payment of amounts (not covered by insurance) not in excess of $2,000,000 individually, or $5,000,000 in the aggregate, (2) claims, suits or proceedings arising from the ordinary course of our operations involving collection matters or personal injury which are fully covered by adequate insurance (subject to customary deductibles) or (3) claims with respect to taxes; provided that in no event may we or our subsidiaries settle or compromise any claim or suit relating to the transactions contemplated by the merger agreement;

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(1) enter into, amend in any material respect or terminate, or waive compliance with the material terms of or material breaches under, or assign, or renew or extend (except as may be required under the terms thereof) or exercise any option to renew or extend any material contract or any contracts that would be a material contract if it were in existence as of the date of the merger agreement; provided that Parent shall be deemed to have given its written consent to such actions (subject to certain specified exceptions) if Parent fails to respond to our written request for approval of any such action within 48 hours of receipt of any such request;

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enter into any contract for, or otherwise authorize or make any commitment with respect to, any capital expenditures or development expenditures on, relating to, or adjacent to any of our owned or ground leased real properties, except for (1) in an aggregate amount up to 110% of the respective amounts specified for each such expenditure in the budget we provided to Parent and in an aggregate amount up to 105% of the budget taken as a whole, (2) maintenance and repair expenditures at our existing properties in the ordinary course of business, (3) capital expenditures which, when added to other capital expenditures made after the date of the merger agreement but not provided for in the budget and not made in accordance with the fore going clause (2), do not exceed $7,500,000 in the aggregate, or (4) emergency capital expenditures in an amount that the Company determines is necessary in its reasonable judgment to maintain its ability to operate its businesses in the ordinary course;

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file any material tax return that is materially inconsistent with a previously filed tax return of the same type for a prior taxable period (taking into account any amendments), make or change any material method of tax accounting, make or rescind any material tax election (including entity classification), amend in any material manner any material tax return, or settle or compromise any material tax liability audit, claim or assessment by any governmental entity, enter into any closing agreement related to a material amount of taxes, waive or extend the statute of limitations in respect of any material taxes (other than in the ordinary course of business), or knowingly surrender any right to claim any material tax refund (except, in each case, after prior consultation with Parent, to the extent any such action is required by law or necessary to preserve Hospitality’s status as a REIT or to preserve the status of any of our subsidiaries as a REIT, partnership, disregarded entity, taxable REIT subsidiary or qualified REIT subsidiary for U.S. federal income tax purposes);

•	enter into any new line of business;

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initiate or consent to any material zoning reclassification of any of our real property or any material change to any approved site plan (in each case, that is material to our real property or plan, as applicable), special use permit or other land use entitlement affecting any of our material real property in any material respect;

•	amend, modify or terminate, or authorize any person to amend, modify, terminate or allow to lapse, any material company permit;

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fail to use commercially reasonable efforts to maintain in full force and effect our or our subsidiaries’ existing insurance policies or to replace our insurance policies with comparable insurance policies covering us and our subsidiaries and our and our subsidiaries’ respective properties, assets and businesses (including real property);

•	enter into any tax protection agreement;

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other than for expenditures or commitments in the ordinary course of business consistent with past practice make any expenditure or commitment (including expenditures or commitments from our national advertising fund) in connection with the operation of any frequent stayer program or any media advertising or adopt, renew, terminate, change or increase the liability of us or our subsidiaries under, any operating standards, loyalty programs or amenity packages relating to their brands;

•	apply for or receive any relief under the CARES Act; or

•	authorize or enter into any contract or arrangement to do any of the actions described in the foregoing bullet points.

Special Meetings

Under the merger agreement, we are required, as soon as reasonably practicable following the clearance of this joint proxy statement from the SEC (or receiving notification that the SEC is not reviewing this joint proxy statement), to (1) cause this joint proxy statement to be mailed to the holders of the paired shares and (2) duly call, give notice of, convene and hold the Company special meeting and the Hospitality special meeting for the purpose of seeking stockholder approval of the applicable merger and the other transactions contemplated by the merger agreement, which we refer to as the “special meetings.” We are required to include in this joint proxy statement the recommendation of each of the Company board and Hospitality board that the holders of the paired shares vote in favor of the applicable merger unless the applicable recommendation has been withdrawn, modified or amended in accordance with the provisions described below under “—Obligation of the Company Board and the Hospitality Board with Respect to Their Recommendations.” We are also required to use our reasonable best efforts to solicit the requisite vote (including by soliciting proxies in favor of the adoption of the merger agreement from the Company stockholders and the Hospitality stockholders), except in each case to the extent the Company board or Hospitality board, as applicable, has effected a change of recommendation, as permitted by and determined in accordance with the provisions described below under “—Obligations of the Company Board and the Hospitality Board with Respect to Their Recommendations.” Unless the merger agreement is terminated in accordance with its terms, we are prohibited from submitting to the vote of our stockholders any acquisition proposal.

For purposes of the merger agreement, “acquisition proposal” means any bona fide written proposal or offer from any person (other than Parent, MergerCo 1 or MergerCo 2 or any of their respective affiliates) for:

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any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, or similar transaction pursuant to which any persons would acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) of 15% or more of the voting power of the capital stock of the Company or 15% or more of our or our subsidiaries’ consolidated assets;

•	any sale, lease or other disposition of 15% or more of our or our subsidiaries’ consolidated assets;

•	any issuance, sale or other disposition of securities representing 15% or more of the Company’s voting power; or

•	any other transaction having a similar effect to the ones described in the preceding bullet points;

in each case, including any series of related transactions.

Notwithstanding anything to the contrary contained in the merger agreement, we may adjourn or postpone the special meetings after consultation with Parent:

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to the extent necessary to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Company board or the Hospitality board, as applicable, determines in good faith after consultation with outside counsel is reasonably likely to be necessary or appropriate under applicable law, and to allow such disclosure to be disseminated to, and reviewed by, the Company stockholders or the Hospitality stockholders, as applicable prior to the special meetings;

•	if there are insufficient shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the special meetings; or

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to allow reasonable additional time to solicit additional proxies in favor of the adoption of the merger agreement to the extent the Company board or the Hospitality board, as applicable, or any committee thereof reasonably believes necessary in order to obtain the requisite vote;

provided that, in the case of the second and third bullet points above, without the written consent of Parent, in no event will the special meetings (as so adjourned, delayed or postponed) be held on a date that is more than 30 days after the date for which the special meetings were originally scheduled.

Unless the merger agreement has been terminated in accordance with its terms, the Company must mail this joint proxy statement to holders of our paired shares and hold its special meeting regardless of whether the Company board has withdrawn, modified or amended the Company board recommendation, and if the requisite Company vote has been obtained, Hospitality must hold its special meeting regardless of whether the Hospitality board has withdrawn, modified or amended the Hospitality board recommendation.

Unless the merger agreement has been terminated in accordance with its terms, the Company is required to (1) appear at the Hospitality special meeting or otherwise cause the Hospitality class A common stock it holds to count for purposes of establishing a quorum, (2) vote the Hospitality class A common stock in favor of the Hospitality merger, (3) vote the Hospitality class A common stock against (i) any acquisition proposal or other proposal made in opposition to, in competition with, or inconsistent with the merger agreement or the transactions contemplated thereby, (ii) any proposal for any recapitalization, reorganization, liquidation, merger, sale of assets, or other business combination between Hospitality and any other person, other than the Hospitality merger and (iii) any other action that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the transactions contemplated by the merger agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of Hospitality under the merger agreement and (iv) not transfer the shares of Hospitality class A common stock held by it.

Agreement to Take Certain Actions

Subject to the terms and conditions of the merger agreement, each party to the merger agreement has agreed to use its reasonable best efforts to consummate the mergers as promptly as practicable and to cooperate with each other in connection with the foregoing, including using reasonable best efforts to:

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obtain any necessary consents, approvals, orders, exemptions and authorizations by or from any public or private third party, including, without limitation, any that are required to be obtained under any federal, state or local law or any contract to which we or any of our subsidiaries is a party or by which our or any of their respective properties or assets are bound;

•	defend all lawsuits or other legal proceedings challenging the merger agreement or the consummation of the mergers;

•	effect all necessary registrations and antitrust filings and make submissions of information requested by any governmental entity; and

•	cause to be lifted or rescinded any order adversely affecting the ability of the parties to the merger agreement to consummate the mergers.

The parties to the merger agreement have also agreed to make or cause to be made as soon as practicable, and in any event within ten business days following the date of the merger agreement, all necessary filings (or draft filings or initial submissions, as applicable or advisable) required under antitrust laws in Finland, Ireland and Spain. The receipt of these approvals is not a condition to the consummation of the mergers. For more information see the section entitled “Regulatory Matters.”

Notwithstanding the foregoing, Parent, MergerCo 1 and MergerCo 2 are not required or obligated to effect or agree to effect any sale, divestiture or disposition or any other action that limits their freedom of action with respect to, or their ability to retain, any businesses, services or assets of the Paired Entities (or their respective subsidiaries), or, effective as of the effective time, the Company surviving corporation or the Hospitality surviving corporation (or their respective subsidiaries), or any interests therein. Further, nothing in the merger agreement requires Parent or its subsidiaries to take or agree to take any action with respect to Parent or its affiliates, other than us, our subsidiaries, the Company surviving corporation and the Hospitality surviving corporation (and their subsidiaries).

In connection with obtaining any required consent in connection with the transactions contemplated by the merger agreement from any third party, neither we nor our subsidiaries are permitted to pay or commit to pay to such party any cash or other consideration, make any commitment or incur any liability or other obligation, unless Parent has provided its prior written consent. In addition, none of Parent or any of its affiliates will be required to pay or commit to pay to such third party whose approval or consent is being solicited in connection with the transactions contemplated by the merger agreement any cash or other consideration, make any commitment or incur any liability or other obligations in connection with obtaining any approval or consent from any such third party.

In addition, in the event that any party to the merger agreement fails to obtain any third-party consent, the parties to the merger agreement will use commercially reasonable efforts to minimize any adverse effect upon us and Parent and our and its respective affiliates and businesses resulting, or which would reasonably be expected to result, after the effective time, from the failure to obtain such third-party consent.

We have agreed to keep Parent reasonably informed regarding any securityholder litigation relating to the merger agreement, the mergers or the other transactions contemplated by the merger agreement. We will promptly advise Parent in writing of the initiation of and any such litigation, and will reasonably consult with and permit Parent and its representatives to participate in the defense, negotiations or settlement of, any such litigation, and we will consider in good faith Parent’s advice with respect to such litigation. We will not, and will not permit any of our subsidiaries nor any of our or our subsidiaries’ representatives to, compromise or settle any such litigation unless Parent otherwise consents in writing (which will not be unreasonably withheld, conditioned or delayed).

Restriction on Solicitation of Acquisition Proposals

We have agreed that, from the date of the merger agreement until the earlier of the effective time and the termination of the merger agreement and subject to the provisions described below, we and our subsidiaries will not, we will cause our and their officers and directors not to, and will instruct and use our commercially reasonable efforts to cause our and their subsidiaries’ employees, consultants, accountants, legal counsel, investment bankers, agents and other representatives (which we refer to, collectively, as the “representatives”) not to, directly or indirectly through any other person:

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initiate, solicit, knowingly encourage or knowingly facilitate any inquiries, discussions or requests regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any acquisition proposal (an “inquiry”);

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engage in, continue or otherwise participate in any discussions or negotiations regarding, or that could reasonably be expected to lead to, an acquisition proposal, or provide any non-public information or data concerning us or our subsidiaries to any person in connection with the foregoing, in each case, except to notify such person of the existence of the restrictions described in this section “—Restriction on Solicitation of Acquisition Proposals”;

•	otherwise knowingly facilitate in any way any effort or attempt to make an acquisition proposal or inquiry;

•	approve or recommend an acquisition proposal;

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enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar definitive agreement providing for or relating to an acquisition proposal or requiring either of us to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement (which we refer to as an “alternative acquisition agreement”); or

•	resolve or agree to do any of the foregoing.

Prior to the approval of the mergers and the other transactions contemplated by the merger agreement by our stockholders and subject to our compliance with the provisions described in this section “—Restriction on Solicitation of Acquisition Proposals,” if we receive an unsolicited bona fide written acquisition proposal after the date of the merger agreement that did not result from a breach of the obligations described above under this section “—Restriction on Solicitation of Acquisition Proposals,” and the Company board and the Hospitality board determine in good faith, after consultation with their financial advisor and outside legal counsel, that failure to take such action, in light of the acquisition proposal and the terms of the merger agreement, would be inconsistent with the directors’ fiduciary duties under applicable law and the Company board and the Hospitality board have determined in good faith based on information then available and after consultation with their financial advisor and outside legal counsel that such acquisition proposal either constitutes a superior proposal or would reasonably be expected to result in a superior proposal, then we, our subsidiaries and our and their representatives may:

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provide information (to such person, its representatives, affiliates and its prospective financing sources) if, prior to providing such information, we receive from the person so requesting such information a confidentiality agreement on terms not less restrictive to such person than those contained in our existing confidentiality agreement with Blackstone Real Estate Services L.L.C. or with Starwood Capital Group Global, LLC; it being understood that such confidentiality agreement need not include explicit or implicit standstill provisions that would restrict the making, amendment or modification of a confidential acquisition proposal (which we refer to as an “acceptable confidentiality agreement”) and any such non-public information has previously been made available to Parent or will be made available to Parent prior to, or substantially concurrently with (and in any event within 48 hours of), the time such information is made available to such person, its representatives, affiliates and its prospective financing sources; or

•	engage in or otherwise participate in any discussions or negotiations with any person or group of persons who has made such an acquisition proposal.

We will notify Parent promptly (and, in any event, within 48 hours) if any acquisition proposal or any proposal, offer or other inquiry with respect to, or that may be reasonably expected to lead to, an acquisition proposal is received by, any non-public information in connection therewith is requested from, or any such discussions or negotiations related thereto are sought to be initiated or continued with, either of us by any person indicating, in connection with such notice, the name of such person or group of persons making the acquisition proposal or the proposal, offer or other inquiry and providing copies of any written requests, proposals or offers or other inquiry, including proposed agreements, and the material terms and conditions of any proposals or offers (or, if not made in writing, a reasonably detailed written description thereof). We will also (1) promptly (and in any event within 48 hours) notify Parent if either of us enters into discussions or negotiations concerning any acquisition proposal or provides nonpublic information to any person, in each case subject to the obligations described above under this section “—Restriction on Solicitation of Acquisition Proposals,” (2) keep Parent reasonably informed of any material developments, material discussions or material negotiations regarding any acquisition proposal, including any amendments thereto and (3) keep Parent reasonably informed on a reasonably current basis of the status of any such discussions or negotiations. Neither we nor any of our subsidiaries will, after the date of the merger agreement, enter into any confidentiality or similar agreement that would prohibit us or it from providing such information to Parent.

For purposes of the merger agreement, “superior proposal” means a bona fide written acquisition proposal (except that each reference to “15% or more” in the definition of “acquisition proposal” will be replaced by “50% or more”) that our boards of directors determine in their good faith judgment, after receiving the advice of their financial advisor and outside legal counsel, and after taking into account all the terms and conditions of the acquisition proposal, (1) would result, if consummated, in a transaction that is more favorable to the holders of paired shares (solely in their capacity as such) from a financial point of view than those contemplated by the merger agreement (including any revisions to the merger agreement that are proposed in writing by Parent in response thereto and any other information provided by Parent) and (2) is reasonably likely to be consummated, after taking into account (x) the financial, legal, regulatory and any other aspects of such proposal, (y) the likelihood and timing of consummation (as compared to the transactions contemplated by the merger agreement) and (z) any revisions to the merger agreement that are proposed in writing by Parent in response thereto and any other information provided by Parent.

The merger agreement provides that we may grant a limited waiver of any explicit or implicit standstill provision to which either of us are a party solely to allow the applicable counterparty to make a nonpublic acquisition proposal to our boards of directors to the extent that our boards of directors determine in good faith, after consultation with their financial advisor and outside legal counsel, that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law.

The merger agreement also provides that we and our boards of directors will not take any actions to exempt any person from or render inapplicable (x) the restrictions on “Business Combinations” or the “Ownership Limit,” (as such terms are defined in our respective certificates of incorporation) or (y) any other “fair price,” “business combination” or “control share acquisition” statute or other similar statute or regulation, in each case, unless such actions are taken concurrently with the termination of the merger agreement in accordance with the provisions described in the first bullet point of “—Termination of the Merger Agreement—Termination by the Company.”

Obligations of the Company Board and the Hospitality Board with Respect to Their Recommendations

Except in the circumstances and pursuant to the procedures described below, neither the Company board nor the Hospitality board, nor any committee thereof, will:

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withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent, the Company board recommendation or the Hospitality board recommendation, as applicable;

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authorize, approve, adopt or recommend or otherwise declare advisable (or publicly propose or resolve to authorize, approve, adopt or recommend or otherwise declare advisable) any acquisition proposal;

•	fail to include the Company board recommendation or the Hospitality board recommendation in this joint proxy statement; or

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except as expressly permitted by, and after compliance with the provisions described under “—Restriction on Solicitation of Acquisition Proposals” and “—Obligations of the Company Board and the Hospitality Board with Respect to Their Recommendations,” authorize, approve, adopt or recommend or otherwise declare advisable (or publicly propose or resolve to authorize, approve, adopt or recommend or otherwise declare advisable), or cause or permit us or any of our subsidiaries to enter into, any alternative acquisition agreement (other than an acceptable confidentiality agreement entered into in compliance with the provisions described under “—Restriction on Solicitation of Acquisition Proposals”).

We refer to any action described in the first three bullet points above as a “change of recommendation.”

Prior to obtaining the requisite vote, our boards of directors may:

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make a change of recommendation if an intervening event has occurred and if, after consulting with their financial advisor and outside legal counsel, either the Company board or the Hospitality board determines in good faith that the failure to take such action would be reasonably likely to be inconsistent with such directors’ fiduciary duties under applicable law; or

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if we have not breached the provisions described under “—Restriction on Solicitation of Acquisition Proposals” or “—Obligations of the Company Board and the Hospitality Board with Respect to Their Recommendations” in any material respect, make a change of recommendation and/or terminate the merger agreement pursuant to the first bullet point under “—Termination of the Merger Agreement—Termination by the Company” if we receive an acquisition proposal (not resulting from a breach of the provisions described under “—Restriction on Solicitation of Acquisition Proposals” or “—Obligations of the Company Board and the Hospitality Board with Respect to Their Recommendations”) that our boards of directors have determined in good faith, after consulting with their financial advisor and outside legal counsel:

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constitutes a superior proposal after having complied with, and giving effect to all of the adjustments which may be offered by Parent pursuant to, the provisions under this section “—Obligations of the Company Board and the Hospitality Board with Respect to Their Recommendations” and such acquisition proposal is not withdrawn, and

•	the failure to take such action would be reasonably likely to be inconsistent with such directors’ fiduciary duties under applicable law.

Notwithstanding the foregoing, we may not take any such action unless, prior to making such change of recommendation or authorizing such termination of the merger agreement to enter into a definitive written agreement providing for the implementation of such superior proposal pursuant to the first bullet point under “—Termination of the Merger Agreement—Termination by the Company”:

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we have provided prior written notice (which we refer to as a “notice period commencement notice”) to Parent at least four business days in advance (which we refer to as the “notice period”) of our intention to take such action, which notice shall include, in the case of a superior proposal, the name of the person or group making the superior proposal and substantial final draft of the definitive agreement reflecting such superior proposal and, in the case of an intervening event, a reasonably detailed description of such intervening event;

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if requested by Parent, during the notice period we will, and will direct our representatives to, negotiate with Parent in good faith should Parent propose to make amendments or other revisions to the terms and conditions of the merger agreement such that, in the case of a superior proposal, such acquisition proposal no longer constitutes a superior proposal and, in the case of an intervening event, the failure to take such action is no longer reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law as determined in the good faith judgment of our boards of directors after consulting with their financial advisor and outside legal counsel; and

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our boards of directors have taken into account any amendments or other revisions to the terms and conditions of the merger agreement agreed to by Parent in writing prior to the end of the notice period and (1) our boards of directors have determined in good faith that, after consulting with their financial advisor and outside legal counsel, in the case of an intervening event, a failure to make such change of recommendation continues to be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law and (2) our boards of directors have determined in good faith that, after consulting with their financial advisor and outside legal counsel, in the case of an acquisition proposal, the acquisition proposal giving rise to such change of recommendation continues to constitute a superior proposal and the failure to make such change of recommendation continues to be inconsistent with the directors’ fiduciary duties under applicable law.

Any change to the financial terms or any other material amendments or other material revisions to any acquisition proposal will be deemed to be a new acquisition proposal, including for purposes of the notice period, except that, subsequent to the initial notice period, the notice period is reduced to two business days following receipt by Parent of any such new notice period commencement notice.

For purposes of the merger agreement, “intervening event” means a material event, fact, development, change in circumstance or occurrence with respect to us or any of our subsidiaries that (1) is neither known, nor reasonably foreseeable, by either of our boards of directors, as applicable, as of or prior to the execution and delivery of the merger agreement and (2) first occurs, arises or becomes known to either of our boards of directors, as applicable, after the execution and delivery of the merger agreement and on or prior to the approval of the merger and the other transactions contemplated by the merger agreement by our stockholders. Notwithstanding the foregoing, none of the following will constitute, or be considered in determining whether there has been, an intervening event:

•	the receipt, existence of or terms of an inquiry or acquisition proposal or any matter relating thereto or consequence thereof; and

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changes in the market price or trading volume of the paired shares or the fact that we meet or exceed internal or published projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period (provided, however, that the underlying causes of such change or fact shall not be excluded by the provision described in this bullet point).

No provisions described under “—Restriction on Solicitation of Acquisition Proposals” and “—Obligations of the Company Board and the Hospitality Board with Respect to Their Recommendations” will prohibit the Company or either of our boards of directors from (i) taking and disclosing a position contemplated by Rule 14d-9, Rule 14e-2(a)(2) or (3) or Item 1012(a) of Regulation MA promulgated under the Exchange Act (or any similar communications to our stockholders) or (ii) making any disclosure that constitutes a “stop, look and listen” communication pursuant to Section 14d-9(f) promulgated under the Exchange Act (or any similar communications to our stockholders), which actions will not constitute or be deemed to constitute a change of recommendation; provided, that we publicly and expressly reaffirm the Company board recommendation and the Hospitality board recommendation in such disclosure; and provided, further, that neither we nor our boards of directors will be permitted to recommend that our stockholders tender any securities in connection with any tender offer or exchange offer that is an acquisition proposal or otherwise effect a change of recommendation with respect thereto, except as permitted by the provisions described above.

Employee Benefits

Through at least the first anniversary of the closing date, Parent and its subsidiaries will (1) provide each employee of us and our respective subsidiaries who remain employed after the effective time (each of which we refer to as a “continuing employee”) with at least the same level of base salary and target annual cash incentive compensation opportunity that was provided to each such continuing employee immediately prior to the effective time, and (2) to the extent permitted by applicable law, provide the continuing employees with employee benefits (other than equity-based compensation, severance, and long-term incentive compensation) that are substantially comparable in the aggregate to those provided to such continuing employees immediately prior to the effective time; provided, that (x) if we or our respective subsidiaries institute temporary reductions to base salary or wage rate or target annual cash incentive opportunity before the effective time in response to the COVID-19 pandemic, Parent can maintain such reductions for such period as Parent determines in good faith is appropriate in light of the COVID-19 pandemic, and (y) Parent may institute temporary reductions to base salary or wage rate or target annual cash incentive opportunity following the effective time in response to the COVID-19 pandemic and may maintain such reductions for such period as Parent determines in good faith is appropriate in light of the COVID-19 pandemic.

On and after the effective time, each continuing employee will receive credit for all purposes (including, for purposes of eligibility to participate, vesting, benefit accrual and eligibility to receive benefits, but excluding benefit accruals under any defined benefit pension plan) under any employee benefit plan, program or arrangement established or maintained by Parent, us, or any of its or our respective affiliates under which each continuing employee may be eligible to participate on or after the effective time to the same extent recognized by us, or any ERISA affiliate, as applicable, under corresponding employee benefit plans of us, and our respective subsidiaries immediately prior to the effective time. Such plan, program or arrangement will credit each such continuing employee for service accrued or deemed accrued on or prior to the effective time with us or any ERISA affiliate, as applicable; provided, however, that such crediting of service will not operate to duplicate any benefit or the funding of any such benefit.

Without limiting any of the foregoing, Parent and its subsidiaries will provide severance benefits to each continuing employee who is terminated during the one-year period immediately following the effective time in an amount that is at least equal to the severance benefits that would have been paid to such continuing employee pursuant to the terms of certain applicable severance plans and arrangements of us and our respective subsidiaries.

Parent and its subsidiaries will (1) credit each continuing employee with an amount of paid vacation and sick leave days following the effective time equal to the amount of vacation time and sick leave days each such continuing employee has accrued but has not yet used or cashed out under our vacation and sick leave plans, and (2) allow each continuing employee to use such accrued vacation and sick leave days at such times as each would have been allowed under our vacation and sick leave policies as in effect immediately prior to the effective time.

With respect to the welfare benefit plans, programs and arrangements maintained, sponsored or contributed to by Parent or its subsidiaries in which a continuing employee may be eligible to participate on or after the effective time, Parent will (1) waive, or cause its insurance carrier to waive, all limitations as to preexisting and at-work conditions, if any, with respect to participation and coverage requirements applicable to each continuing employee under any such plan, program, and arrangement to the same extent waived under a corresponding employee benefit plan of ours or our subsidiaries’, and (2) provide credit to each continuing employee for any co-payments, deductibles and out-of-pocket expenses paid by such continuing employee under our or our subsidiaries’ employee benefit plans during the relevant plan year, up to and including the effective time.

Parent and its subsidiaries will, at or immediately following the closing date, make a payment under the Extended Stay America, Inc. Annual Incentive Plan (which we refer to as the “AIP”) in respect of the 2021 “Performance Period” (as defined in the AIP) (which we refer to as the “2021 AIP bonuses”) to each continuing employee who holds a position below Vice President and who is actively participating in the AIP as of immediately prior to the effective time (which employee we refer to as a “Below VP AIP participant”), in an amount equal to the prorated portion of the 2021 AIP bonuses based on the portion of the year ending on the closing date and with (1) achievement of objective performance goals determined at the greater of (x) actual level of achievement as of the closing date measured against the applicable performance goal, prorated through the closing date and (y) the target level of achievement, and (2) achievement of subjective performance goals determined at the target level.

With respect to each continuing employee (other than a Below VP AIP participant) who as of immediately prior to the effective time either (1) participates in the AIP and holds a position of Vice President or above or (2) participates in an annual cash bonus plan other than the AIP (each of which plans we refer to as an “other bonus plan”), Parent and its subsidiaries will administer the AIP or other bonus plan in accordance with the terms of such plans in effect on the date of the merger agreement, and each such continuing employee will be eligible to receive a payment under such plans in accordance with the provisions of the applicable plan or arrangement.

Following the date of the merger agreement and through the period prior to the effective time, we and Parent will discuss in good faith the appropriate treatment of the retention programs that will apply to the continuing employees following the effective time.

Financing Cooperation

The consummation of the mergers is not conditioned upon Parent’s receipt of financing. Pursuant to the merger agreement, we will, and will cause our subsidiaries to, use our or their respective commercially reasonable efforts, and will use commercially reasonable efforts to cause our and our subsidiaries’ representatives to, provide customary cooperation reasonably requested in writing by Parent in connection with Parent arranging financing with respect to us, our subsidiaries or our or any of our subsidiaries’ owned or ground leased properties (which we refer to as the “debt financing”), including by using commercially reasonable efforts to:

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make our and our subsidiaries’ senior management available for a reasonable number of due diligence sessions and for participation in a reasonable number of road shows, lender presentations and sessions with rating agencies and prospective lenders;

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deliver to Parent and its potential financing sources for the debt financing (whom we refer to as the “financing sources”) such financial, statistical and other pertinent information and projections relating to us and our subsidiaries as may be reasonably requested by Parent, and as is customarily delivered in connection with a financing of the applicable type;

•	execute and deliver authorization letters permitting the distribution of information to financing sources and prospective lenders or investors;

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provide documentation and other information relating to us and any of our subsidiaries which any lender or prospective lender has determined is required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations;

•	after obtaining the requisite vote, form new direct and indirect subsidiaries pursuant to documentation reasonably satisfactory to Parent and the Company;

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as may be reasonably requested by Parent, and no earlier than immediately prior to the effective time and provided such actions would not adversely affect the tax status of us or any of our subsidiaries or cause us to be subject to additional taxes that are not indemnified by Parent, transfer or otherwise restructure our ownership of existing subsidiaries, properties or other assets, in each case, pursuant to documentation reasonably acceptable to Parent and the Company;

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provide reasonably timely and customary access to diligence materials, appropriate personnel and properties during normal business hours and on reasonable advance notice to allow financing sources and their representatives to complete all reasonable and customary due diligence;

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provide reasonable and customary assistance with respect to the granting of mortgages and security interests in collateral for the debt financing, and attempting to obtain any consents associated therewith (effective no earlier than the effective time);

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to the extent reasonably requested by a financing source, attempt to obtain estoppels and certificates from tenants, lenders, managers, franchisors, ground lessors and counterparties to reciprocal easement agreements in form and substance reasonably satisfactory to such financing source;

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cooperate in connection with the repayment or defeasance of any of our or our subsidiaries’ existing indebtedness as of the effective time and the release of related liens, including delivering such payoff, defeasance or similar notices under any of our or our subsidiaries’ existing loans as are reasonably requested by Parent (provided that we and our subsidiaries will not be required to deliver any notices that are not conditioned on the occurrence of the effective time);

•	to the extent reasonably requested by Parent, obtain accountants’ comfort letters and consents to the use of accountants’ audit reports relating to us and our subsidiaries;

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permit Parent and its representatives to conduct appraisal and environmental and engineering inspections of each real estate property owned and, subject to obtaining required third-party consents with respect thereto (which we will use reasonable efforts to obtain), leased by us or any of our subsidiaries (except that (1) neither Parent, any financing source, their respective representatives, nor any other person will have the right to take and analyze any samples of any environmental media (including soil, groundwater, surface water, air or sediment) or any building material or to perform any invasive testing procedure on any such property, (2) Parent will schedule and coordinate all inspections with us upon reasonable advance notice, and (3) we will be entitled to have representatives present at all times during any such inspection);

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assist Parent and its financing sources with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents necessary, proper or advisable in connection with the debt financing;

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reasonably cooperate with the marketing efforts of Parent and its financing sources for any debt financing to be raised by Parent to complete the mergers and the other transactions contemplated by the merger agreement; and

•	facilitate, effective no earlier than the effective time, the execution and delivery of definitive financing, pledge security and guarantee documents relating to the debt financing.

Without our prior written consent, Parent’s debt financing may not exceed $5 billion. In addition, nothing in the merger agreement will, however, require us or any of our subsidiaries or any of our or any of our subsidiaries’ representatives to take any of the following actions:

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make any representation, warranty or certification, as to which, after our use of commercially reasonable efforts to cause such representation, warranty or certification to be true, we have determined in our good faith that such representation, warranty or certification is not true;

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pay any commitment, documentation, due diligence or other similar fee, or incur any liability to any financing source in connection with Parent’s debt financing prior to the effective time (except for such fees and expenses that we are reimbursed by Parent for);

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except for documentation specified in the third, fourth, fifth, sixth, tenth and fifteenth bullets in the preceding sentence, require any of our or our subsidiaries’ directors, officers or employees to execute any document, agreement, certificate or instrument;

•	issue any offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents required in relation to the debt financing;

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have either of our boards of directors prior to the effective time adopt resolutions approving the agreements, documents and instruments pursuant to which the debt financing is obtained, except as expressly contemplated by the merger agreement;

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permit any inspection, or disclose any information, that in our reasonable judgement would result in the disclosure of trade secrets of third parties or violate any of our obligations of confidentiality; and

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disclose any privileged or protected (including attorney-client privilege, attorney work-product protections and confidentiality protections) information of ours or our subsidiaries (provided that we will use commercially reasonable efforts to allow for such disclosure to information in this and the immediately preceding bullet in a manner that does not result in the events set out in this or the immediately preceding bullet point).

Pre-Closing Transactions

The merger agreement requires that we use commercially reasonable efforts to provide such cooperation and assistance as Parent may reasonably request to (1) convert any of our wholly owned subsidiaries organized as a corporation or limited partnership into a limited liability company on the basis of organizational documents as reasonably requested by Parent, (2) sell or cause to be sold stock, partnership interests, limited liability interests owned or other equity interests owned, directly or indirectly, by us in any wholly owned subsidiary on terms designated by Parent provided that such terms reflect reasonably fair value for the stock or other interests sold, or (3) exercise any of our or our subsidiaries’ rights to terminate or cause to be terminated any contract to which we or one of our wholly-owned subsidiaries is a party and (4) sell or cause to be sold any of our or our wholly owned subsidiaries’ assets on terms designated by Parent provided that such terms reflect reasonably fair value of the assets sold.

These rights of Parent are limited, however, in that (1) Parent may not require us or any of our subsidiaries to take any action that contravenes any of our or any of our subsidiaries’ organizational documents, material contracts or applicable law, (2) any such conversions, exercises of any rights of termination or other terminations, sales or transactions must be contingent upon all conditions to the mergers under the merger agreement having been satisfied or waived and our receipt of a written notice from Parent to such effect and that Parent, MergerCo 1 and MergerCo 2 are prepared to proceed immediately with the closing of the mergers and any other evidence reasonably requested by us that the closing of the mergers will occur, (3) these actions (or the inability to complete them) will not affect or modify the obligations of Parent, MergerCo 1 and MergerCo 2 under the merger agreement, including the amount of or timing of the payment of the merger consideration, (4) we and our subsidiaries will not be required to take any action that could adversely affect Hospitality’s classification, or the classification of any of our subsidiaries that is classified as a REIT, as a REIT within the meaning of the Code or that could subject Hospitality or any such subsidiary to any “prohibited transactions” taxes or certain other material taxes under the Code (or other material entry-level taxes), and (5) we and our subsidiaries will not be required to take any such action that could result in any U.S. federal, state or local income tax being imposed on any holder of shares of Hospitality class A common stock or Hospitality class B common stock other than us or any of our subsidiaries (except with respect to dividends expressly permitted by the merger agreement). Parent will, promptly upon our request, reimburse us for all reasonable out-of-pocket costs incurred by us or our subsidiaries in connection with our or our subsidiaries’ performance of these obligations.

Special Dividend

The merger agreement requires that, upon the written request of Parent at least 10 business days prior to the closing date, the Company board will declare a special dividend to the Company stockholders in an aggregate amount specified by Parent that represents the Company’s estimated amount of current and accumulated earnings and profits, or such lesser amount specified by Parent, though such amount will not exceed the lesser of (1) $1.75 per share of Company common stock and (2) an aggregate amount of cash then available to the Company (after taking into account any amount that can be drawn under the existing revolving facilities and any new debt facility, as described below). The special dividend will be payable immediately prior to the effective time to holders of record of shares of Company common stock as of immediately prior to the open of business on the closing date. The Company merger consideration will be reduced by the amount of such special dividend. Prior to the closing, at Parent’s request, we will cooperate with Parent for the Company to enter into a new debt facility and borrow thereunder in an amount sufficient so that, together with the amount of cash then available to the Company including amounts that can be drawn under our existing revolving facilities, the cash available to pay the special dividend will at least equal the lesser of (1) the Company’s estimated amount of current and accumulated earnings and profits and (2) $1.75 per share of Company common stock.

Certain Other Covenants

The merger agreement contains certain other covenants of the parties to the merger agreement relating to, among other things:

•	giving Parent and its authorized representatives reasonable access to our and our subsidiaries’ properties, facilities, personnel and books and records;

•	the filing of this joint proxy statement with the SEC, and cooperation in preparing this joint proxy statement

•	and in responding to any comments received from the SEC on this joint proxy statement;

•	actions necessary to exempt the merger agreement and the transactions contemplated by the merger agreement from, or mitigate, the effect of any applicable anti-takeover statutes;

•	the consultation regarding any press releases or other public statements with respect to the merger agreement or the mergers;

•	the indemnification of our and our subsidiaries’ directors and officers;

•	notification of certain matters;

•	certain tax matters;

•	the obtaining of resignations from the members of the Company board, the Hospitality board and boards of our subsidiaries; and

•	the redemption of our existing senior notes outstanding as of the date of the merger agreement.

Conditions to the Mergers

The obligations of the parties to complete the mergers are subject to the satisfaction or waiver of the following mutual conditions:

•

the merger and the other transactions contemplated by the merger agreement must be approved by the affirmative vote of the holders of (1) Company common stock and (2) Hospitality class A common stock and Hospitality class B common stock, voting together as a single class, entitled to vote at the respective special meetings; and

•

no governmental entity of competent jurisdiction has enacted, issued, or entered any order (whether temporary, preliminary or permanent) or any law which remains in effect and that restrains, enjoins or otherwise prohibits the consummation of the mergers.

The obligations of Parent, MergerCo 1 and MergerCo 2 to complete the mergers are further subject to the satisfaction or waiver of the following conditions:

•	our representations and warranties must be true and correct (determined without regard to any materiality or Company material adverse effect qualifications therein) as of the date of the merger agreement and as of the closing date, as though made on and as of the closing date (except to the extent such representations or warranties relate to a specific date or time, in which case such representation or warranty need only be so true and correct at and as of such date or time), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a Company material adverse effect, except for (1) certain of our representations and warranties regarding our and our subsidiaries’ capitalization, which must be true and correct in all material respects as of the date of the merger agreement and as of the closing date, as though made on and as of the closing date (except to the extent such representations or warranties relate to a specific date or time, in which case such representation or warranty need only be so true and correct at and as of such date or time) and (2) our representation and warranty regarding the absence of a Company material adverse effect, which must be true and correct in all respects as of the date of the merger agreement and as of the closing date, as though made on and as of the closing date, and Parent must have received a certificate signed on behalf of each of us by an executive officer of each of us, dated as of the closing date, to the foregoing effect;

•

we must have performed and complied, in all material respects, with all of our agreements and covenants required by the merger agreement to be performed or complied with by us at or prior to the closing, and Parent must have received a certificate signed on behalf of each of us by an executive officer of each of us, dated as of the closing date, to the foregoing effect;

•

from the date of the merger agreement, there has not been any event, circumstances, change, development or effect that has had, or would reasonably be expected to have, a Company material adverse effect; and

•

Hospitality must have received an opinion of our counsel, Fried, Frank, Harris, Shriver & Jacobson LLP or such other law firm reasonably acceptable to Parent, dated as of the closing date, to the effect that commencing with its taxable year ended December 31, 2010, Hospitality has been organized in conformity with the requirements for qualification as a REIT under the Code, and its current and proposed method of operation should enable it to meet the requirements for qualification and taxation as a REIT under the Code until immediately prior to the closing (assuming that Hospitality’s taxable year ended immediately prior to the closing).

Our obligations to complete the mergers are further subject to the satisfaction or waiver of the following conditions:

•

the representations and warranties of Parent, MergerCo 1 and MergerCo 2 must be true and correct in all respects (without regard to any materiality qualifications set forth therein) as of the date of the merger agreement and as of the closing date, as though made on and as of the closing date (except to the extent such representations or warranties expressly relate to a specific date or time, in which case such representations or warranties need only be so true and correct at and as of such date or time), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to be materially adverse to the ability of Parent, MergerCo 1 or MergerCo 2 to consummate the mergers prior to September 14, 2021, and we must have received a certificate signed on behalf of each of Parent, MergerCo 1 and MergerCo 2 by an executive officer of each, dated as of the closing date, to the foregoing effect; and

•

each of Parent, MergerCo 1 and MergerCo 2 must have performed and complied in all material respects with all of the agreements and covenants required by the merger agreement to be performed or complied with by it at or prior to the closing, and we must have received a certificate signed on behalf of each of Parent, MergerCo 1 and MergerCo 2 by an executive officer of each, dated as of the closing date, to the foregoing effect.

Termination of the Merger Agreement

We and Parent may mutually agree to terminate and abandon the merger agreement at any time prior to the effective time, even after we have obtained the requisite vote.

Termination by either the Company or Parent

We, on the one hand, or Parent, on the other hand, may terminate and abandon the merger agreement at any time prior to the effective time by written notice to the other, even after we have obtained the requisite vote:

•	if the requisite vote has not been obtained at a duly held Company special meeting or any adjournment or postponement thereof at which the adoption of the merger agreement is voted on;

•

if any governmental entity of competent jurisdiction has enacted, issued or entered, since the date of the merger agreement, any order or law that permanently restrains, enjoins or otherwise prohibits the consummation of the mergers, and such order or law shall have become final and non-appealable; provided, however, that the right to terminate the merger agreement pursuant to this bullet point is not available to (1) us, if our failure to comply with any provision of the merger agreement is the primary cause of, or results in, such order or law or (2) Parent, if Parent’s, MergerCo 1’s or MergerCo 2’s failure to comply with any provision of the merger agreement is the primary cause of, or results in, such order or law; or

•

if the mergers have not been consummated by September 14, 2021; provided, however, that the right to terminate the merger agreement under this bullet point is not available to (1) us, if our failure to comply with any provision of the merger agreement is the primary cause of, or results in, the failure to consummate the mergers on or before September 14, 2021, or (2) Parent, if Parent’s, MergerCo 1’s or MergerCo 2’s failure to comply with any provision of the merger agreement is the primary cause of, or results in, the failure to consummate the mergers on or before September 14, 2021.

Termination by the Company or Hospitality

We may also terminate and abandon the merger agreement by written notice to Parent at any time prior to the effective time, even after we have obtained the requisite vote:

•

if, at any time prior to the obtaining of the requisite vote, (A) our boards of directors, after complying with the obligations described under “—Obligations of the Company Board and the Hospitality Board with Respect to Their Recommendations” in connection with a superior proposal, authorize us to enter into a definitive written agreement providing for the implementation of a superior proposal, (B) we enter into a definitive written agreement for such superior proposal concurrently with or immediately after the termination of the merger agreement and (C) we, prior to or concurrently with such termination, pay to Parent the Company termination fee;

•

if neither the Company nor Hospitality is in breach in any material respect of its representations, warranties, covenants or other agreements in the merger agreement and Parent, MergerCo 1 or MergerCo 2 has breached in any respect any of their respective representations, warranties, covenants or other agreements in the merger agreement, which breach would be reasonably likely to result in those conditions to our obligations to effect the mergers (relating to Parent’s, MergerCo 1’s and MergerCo 2’s representations, warranties, covenants or agreements) being incapable of being satisfied by September 14, 2021; or

•	if all of the following requirements are satisfied:

•

all the mutual conditions to the parties’ obligations to effect the mergers and the additional conditions to the obligations of Parent, MergerCo 1 and MergerCo 2 to effect the mergers have been satisfied or waived by Parent (other than those conditions that by their terms or nature are to be satisfied at the closing, but provided such conditions to be satisfied at the closing would be satisfied as of the date of the notice described in the following sub-bullet if the closing were to occur on the date of such notice),

•

on or after the date the closing should have occurred in accordance with the merger agreement, we have irrevocably confirmed in writing to Parent that all of the mutual conditions to closing and the additional conditions to the obligations of Parent, MergerCo 1 and MergerCo 2 have been satisfied or waived by Parent (other than those conditions that by their terms or nature are to be satisfied at the closing, but provided such conditions to be satisfied at the closing would be satisfied as of the date of the notice described in this sub-bullet if the closing were to occur on the date of such notice) and we are both prepared to consummate the closing and

•

Parent fails to consummate the closing within three business days of the notice described in the preceding sub-bullet, and we were prepared to consummated the closing during such three business day period.

Termination by Parent, MergerCo 1 or MergerCo 2

Parent, MergerCo 1 or MergerCo 2 may also terminate and abandon the merger agreement by written notice to us at any time prior to the closing date, even after we have obtained the requisite vote:

•

if Parent, MergerCo 1 and MergerCo 2 are not in breach in any material respect of their respective representations, warranties, covenants or other agreements in the merger agreement and we have breached in any respect any of our respective representations, warranties, covenants or other agreements contained in the merger agreement and which breach would be reasonably likely to result in those conditions to the obligations of Parent, MergerCo 1 and MergerCo 2 to effect the mergers (relating to our representations, warranties, covenants or agreements) being incapable of being satisfied by September 14, 2021; or

•

if (1) either the Company board or the Hospitality board has effected, or resolved to effect, a change of recommendation, (2) we have failed to publicly recommend against any tender offer or exchange offer subject to Regulation 14D under the Exchange Act that constitutes an acquisition proposal (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by our stockholders) within ten business days after the commencement of such tender offer or exchange offer, (3) the Company board or the Hospitality board, as applicable, has failed to publicly reaffirm the Company board recommendation or the Hospitality board recommendation, as applicable, within ten business days after the date an acquisition proposal shall have been publicly announced (or if the special meetings are scheduled to be held within ten business days from the date an acquisition proposal is publicly announced, promptly and in any event prior to the date on which the special meetings are scheduled to be held) or (4) we enter into an alternative acquisition agreement (other than an acceptable confidentiality agreement).

Termination Fees

Termination Fee Payable by the Company

We have agreed to pay the Company termination fee of $105,000,000 to Parent or its designee if:

•

we terminate the merger agreement pursuant to the provision described in the first bullet point under “—Termination of the Merger Agreement—Termination by the Company or Hospitality” in which case payment will be made before or concurrently with such termination and will be a condition to the effectiveness of such termination;

•

Parent terminates the merger agreement pursuant to the provision described in the second bullet point under “—Termination of the Merger Agreement—Termination by Parent, MergerCo 1 or MergerCo 2” in which case the payment will be made within 2 business days of such termination; or

•	all of the following requirements are satisfied:

•

an acquisition proposal has been received by us or our representatives or any person has publicly made or publicly announced an intention (whether or not conditional) to make an acquisition proposal (and, in the case of a termination pursuant to the provision described in the first bullet point under “—Termination of the Merger Agreement—Termination by either the Company or Parent,” such acquisition proposal or publicly proposed or announced intention was made prior to the taking of a vote on the merger agreement by the Company’s stockholders);

•

we or Parent terminate the merger agreement pursuant to the provisions described in the first bullet point or the third bullet point under “—Termination of the Merger Agreement—Termination by either the Company or Parent” or Parent, MergerCo 1 or MergerCo 2 terminates the merger agreement pursuant to the provision described in the first bullet point under “—Termination of the Merger Agreement—Termination by Parent, MergerCo 1 or MergerCo 2”; and

•	within twelve months after such termination, either of us consummates, or enters into a definitive agreement for, any acquisition proposal,

in which case payment will be made within two business days of earlier of the consummation of or entry into a definitive agreement for any acquisition proposal. For purposes of this clause bullet point, the references to “15%” in the definition of “acquisition proposal” are deemed to be references to “50%.”

However, the Company termination fee will equal $61,250,000 if (1) the merger agreement is terminated by us as provided in the first bullet point above, (2) we have delivered to Parent prior to the Cut-off time a notice period commencement notice in accordance with the provisions described under “—Obligations of the Company Board and the Hospitality Board with Respect to Their Recommendations” of our intention to terminate the merger agreement pursuant to the provisions described in the first bullet point under “—Termination of the Merger Agreement—Termination by the Company or Hospitality” to enter into a definitive written agreement with respect to a superior proposal from an excluded party and (3) the merger agreement is so terminated to enter into a definitive written agreement providing for such or any amended superior proposal with such excluded party (and only if such person is an excluded party at the time of such termination) (which we refer to as an “excluded party termination”).

An “excluded party” is a person or group of persons from whom we or our representatives have received, after the execution of the merger agreement and prior to April 14, 2021, a bona fide written acquisition proposal that the Company board and the Hospitality board determine in good faith after consultation with their financial advisor and outside legal counsel prior to or within one business day after April 14, 2021, constitutes, or would reasonably be expected to lead to, a superior proposal and we provide written notice to Parent promptly (and in any event within 48 hours) of such determination (which we refer to as a “qualified proposal”); provided that we commence, at or prior to the Cut-off time, a notice period with respect to our intention to terminate the merger agreement pursuant to the first bullet point under “Termination of the Merger Agreement—Termination by the Company or Hospitality.”

However, any such person or group of persons will cease to be an excluded party upon the earliest to occur of the following:

•	such person’s or group of person’s qualified proposal is withdrawn, terminated or expires;

•	the last “excluded party notice period” with respect to such person or group of persons expires;

•

in the case of a group, the persons in such group as of the time such group submitted the qualified proposal that most recently rendered such group an excluded party cease to constitute in the aggregate at least 75% of the equity financing (measured by voting power or value) of such group; or

•	the Cut-off time occurs.

“Cut-off time” means 11:59 p.m. (New York city time) on April 28, 2021 except that this date will be extended solely with respect to the excluded party making the qualified proposal to:

•	the last day of the notice period with respect to such qualified proposal if April 28, 2021 is during such notice of change period; or

•	the expiration of the last excluded party notice period with respect to such qualified proposal if April 28, 2021 is during an excluded party notice period.

An “excluded party notice period” means, with respect to an excluded party, a period of three business days commencing upon the expiration of the first notice period with respect to our intention to undertake an excluded party termination with respect to a qualified proposal that was submitted by such excluded party and that our boards of directors has determined constitutes a superior proposal in accordance with the procedures described in the section titled “—Obligations of the Company Board and the Hospitality Board with Respect to Their Recommendations.” However, if any new notice period is commenced before the expiration of the prior excluded party notice period with respect to our intention to undertake an excluded party termination with respect to such superior proposal, as materially revised, then a new excluded party notice period of two business days will commence upon the expiration of such new notice period (and another new excluded party notice period of two business days will commence upon the expiration of any further such new notice of change period that commences at or before the expiration of the prior excluded notice period).

If an excluded party notice period expires without a new notice period having commenced at or before such expiration, there will be no further excluded party notice periods with respect to such excluded party.

Termination Fee Payable by Parent

Parent has agreed to pay to us the Parent termination fee of $300,000,000 if:

•

we terminate the merger agreement pursuant to the provisions described in the second bullet point or third bullet point under “—Termination of the Merger Agreement—Termination by the Company or Hospitality” (or the merger agreement is terminated pursuant to the provisions described in the third bullet under “—Termination of the Merger Agreement—Termination by either the Company or Parent” in circumstances where we could have terminated pursuant to the provisions described in the second bullet point or third bullet point under “—Termination of the Merger Agreement—Termination by the Company or Hospitality”);

•

either Parent or we terminate the merger agreement pursuant to the second bullet under “—Termination of the Merger Agreement—Termination by either the Company or Parent” solely when such order or law is with respect to antitrust laws and at the time of such termination all conditions to the obligations of Parent, MergerCo 1 or Merger 2 have been satisfied or waived other than:

•	the condition described in the second bullet under “—Conditions to the Mergers” but solely in the case the order or law is in respect of the antitrust law,

•

if such termination occurs prior to the taking of a vote of the Company’s stockholders on the adoption of the merger agreement at the Company special meeting, the condition described in the first bullet under “—Conditions to the Mergers”, and

•

those conditions that by their terms or their nature are to be satisfied at the closing but provided such conditions to be satisfied at the closing would be capable of being satisfied as of the date of termination if the closing were to occur on the date of such notice; or

•

either Parent or we terminate pursuant to the third bullet under “—Termination of the Merger Agreement—Termination by either the Company or Parent” and at the time of such termination all conditions to obligations of Parent, MergerCo 1 or MergerCo 2 have been satisfied or waived (other than those conditions that by their terms or their nature are to be satisfied at the closing but provided such conditions to be satisfied at the closing would be capable of being satisfied as of the date of termination if the closing were to occur on the date of such notice) except for the condition described in the second bullet under “—Conditions to the Mergers” by reason of any order or law solely in respect of the antitrust law.

Guaranty and Remedies

In connection with the merger agreement, the Blackstone Sponsor and the Starwood Sponsor each entered into a guaranty in our favor to guarantee Parent’s payment obligations with respect to the Parent termination fee and certain expense reimbursement and indemnification obligations of Parent under the merger agreement, subject to the terms and limitations set forth in such guaranties.

The maximum aggregate liability of the Blackstone Sponsor and the Starwood Sponsor under its respective guaranty will not exceed $150,000,000, plus all reasonable and documented third party costs and out-of-pocket expenses (including reasonable fees of counsel) actually incurred by us relating to any litigation or other proceeding brought by us to enforce our rights under such guaranty, if we prevail in such litigation or proceeding.

We cannot seek specific performance to require Parent, MergerCo 1 or MergerCo 2 to complete the mergers and, subject to limited exceptions, including with respect to enforcing confidentiality provisions and certain expense reimbursement and indemnification obligations of Parent, our sole and exclusive remedy against Parent, MergerCo 1 or MergerCo 2 relating to any breach of the merger agreement or otherwise will be the right to receive the Parent termination fee under the conditions described under “—Termination Fees—Termination Fee Payable by Parent.” Parent, MergerCo 1 and MergerCo 2 may, however, seek specific performance to require us to complete the mergers.

Amendment and Waiver

The merger agreement may be amended by the parties thereto by an instrument in writing at any time before or after obtaining the requisite vote but, after obtaining the requisite vote, no amendment may be made which requires the approval of any such stockholders under applicable law without obtaining such further approvals. The merger agreement also provides that, at any time prior to the effective time, each party may extend the time for the performance of any of the obligations or other acts of the other parties, waive any breaches or inaccuracies in the representations and warranties of the other parties, or waive compliance by the other parties with any of the agreements or conditions contained in the merger agreement.

Support Agreement

In connection with the entry into the merger agreement, the Starwood Rollover Investor and Parent entered into the support agreement pursuant to which the Starwood Rollover Investor agreed to vote any covered shares in favor of the adoption of the merger agreement and the approval of the mergers and any other matters necessary or presented or proposed for consummation of the mergers and the other transactions contemplated by the merger agreement, and against any acquisition proposal and any other action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the mergers or other transactions contemplated by the merger agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company or Hospitality under the merger agreement or of the Starwood Rollover Investor under the support agreement. The Starwood Rollover Investor has agreed not to sell, transfer, pledge or otherwise dispose of the covered shares. The Starwood Rollover Investor has also agreed to waive any rights of appraisal or rights to dissent from the mergers that it may have. Each of the Company and Hospitality is a third-party beneficiary under the support agreement and may enforce the support agreement on its own behalf.

.

MARKET PRICE OF OUR PAIRED SHARES

Our paired shares are listed on NASDAQ under the trading symbol “STAY.” On April 19, 2021, there were approximately five holders of record. Certain of our paired shares are held in “street” name and accordingly, the number of beneficial owners of such shares is not known or included in the foregoing number. The table below sets forth the quarterly high and low closing sales prices of the paired shares on NASDAQ for the periods indicated and the dividends declared by us with respect to the periods indicated.

	Range		Cash Dividend per Paired Share
Year	High	Low
Fiscal Year Ended December 31, 2019
First Quarter	$19.44	$15.18	$.22
Second Quarter	$18.65	$16.33	$.23
Third Quarter	$17.10	$13.73	$.23
Fourth Quarter	$15.17	$14.14	$.23
Fiscal Year Ended December 31, 2020
First Quarter	$14.95	$6.15	$.23
Second Quarter	$12.33	$6.43	$.01
Third Quarter	$12.88	$10.76	$.01
Fourth Quarter	$14.81	$10.93	$.01
Fiscal Year Ending December 31, 2021
First Quarter	$19.98	$14.04	$.44
Second Quarter (through April 23, 2021)	$19.98	$19.67	-

On March 12, 2021, the last trading day prior to the date of the public announcement of the merger agreement, the reported closing price per share for the paired shares on NASDAQ was $16.94. On April 23, 2021, the last trading day before the date of this joint proxy statement, the reported closing price per share for the paired shares on NASDAQ was $19.70. You are encouraged to obtain current market quotations for our paired shares.

Under the terms of the merger agreement, we may not authorize, declare or pay any other dividends to the holders of our paired shares without the prior written consent of Parent, other than dividends reasonably required to maintain Hospitality’s status as a REIT under the Code or to avoid the payment of income or excise tax (with any such additional required dividend resulting in a corresponding decrease to the merger consideration). However, if the mergers are consummated after July 27, 2021 (or, earlier, under certain circumstances), holders of our paired shares will be entitled to receive an additional per diem amount of $0.001 for each day from and after such date until, but not including, the closing date, without interest and less any applicable withholding taxes. Such amount is meant to approximate the daily accrual of our regular quarterly dividend of $0.09 per paired share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common shares, as of April 8, 2021, for (1) each person known to us to be the beneficial owner of more than 5% of our outstanding common shares based on the Schedule 13D, Schedule 13G, or any amendments thereto, filed with the SEC, (2) each of the Paired Entities’ directors, (3) each of the Paired Entities’ executive officers who is not a director and (4) the Paired Entities’ directors and executive officers as a group.

In accordance with SEC rules, each listed person’s beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•	all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days) after April 8, 2021.

Except as otherwise described in the notes below, the following beneficial owners own all shares directly and have sole voting power and sole investment power with respect to all common shares set forth opposite their respective names.

	THE COMPANY		HOSPITALITY†
	Shares of Common Stock Beneficially Owned		Shares of Class B Common Stock Beneficially Owned		Total Shares of Hospitality Common Stock Beneficially Owned		Paired Shares Beneficially Owned
Name and Address	Number	Percent	Number	Percent	Number	Percent	Number	Percent
Investment funds and accounts affiliated with Starwood Capital(1)	16,694,265	9.4%	16,694,265	9.4%	16,694,265	9.4%	16,694,265	9.4%
The Vanguard Group(2)	14,361,754	8.09%	14,361,754	8.09%	14,361,754	8.09%	14,361,754	8.09%
Investment funds and accounts affiliated with FMR LLC(3)	10,960,082	6.17%	10,960,082	6.17%	10,960,082	6.17%	10,960,082	6.17%
Bruce N. Haase(4)	117,218	*	117,218	*	117,218	*	117,218	*
David Clarkson	27,651	*	27,651	*	27,651	*	27,651	*
Christopher N. Dekle(5)	29,603	*	29,603	*	29,603	*	29,603	*
Howard J. Weissman	32,320	*	32,320	*	32,320	*	32,320	*
Kevin A. Henry	103,382	*	103,382	*	103,382	*	103,382	*
Kelly Poling	3,981	*	3,981	*	3,981	*	3,981	*
Judi Bikulege	13,184	*	13,184	*	13,184	*	13,184	*
Douglas G. Geoga(6)	553,410	*	553,410	*	553,410	*	553,410	*
Kapila K. Anand(7)	42,501	*	42,501	*	42,501	*	42,501	*
Ellen Keszler(8)	19,061	*	19,061	*	19,061	*	19,061	*
Jodie W. McLean(8)	38,912	*	38,912	*	38,912	*	38,912	*
Thomas F. O’Toole(8)	41,082	*	41,082	*	41,082	*	41,082	*
Richard F. Wallman(9)	249,889	*	249,889	*	249,889	*	249,889	*
Neil T. Brown(8)	58,923	*	58,923	*	58,923	*	58,923	*
Steven E. Kent(8)	25,612	*	25,612	*	25,612	*	25,612	*
Lisa Palmer(8)	53,175	*	53,175	*	53,175	*	53,175	*
Simon M. Turner(10)	10,098	*	10,098	*	10,098	*	10,098	*
Randy Fox	2,556	*	2,556	*	2,556	*	2,556	*
Michael Kuenne	11,541	*	11,541	*	11,541	*	11,541	*
Nancy Templeton	4,606	*	4,606	*	4,606	*	4,606	*
All current directors, director nominees, and executive officers, as a group (20 persons)	1,438,705	*	1,438,705	*	1,438,705	*	1,438,705	*

*	Less than 1%.
†	100% of the Hospitality class A common stock, or 250,493,583 shares of Hospitality class A common stock is held by the Company.
(1)

Investment funds and accounts affiliated with Starwood Capital consisting of SAR Public Holdings, L.L.C., SOF-XI U.S. Private SAR Holdings, L.P., SOF-XI U.S. Institutional SAR Holdings, L.P., Starwood XI Management Holdings GP, L.L.C., Starwood XI Management, L.P., Starwood XI Management GP, L.L.C., Starwood Capital Group Global II, L.P., SCGG II GP, L.L.C., Starwood

Capital Group Holdings GP, L.L.C. and BSS SCG GP Holdings, LLC and Barry S. Sternlicht filed a Schedule 13D/A with the Securities and Exchange Commission on March 16, 2021 to report beneficial ownership of 16,694,265 paired shares as of March 15, 2021. Starwood reported that it has shared voting power and shared dispositive power with respect to all 16,694,265 paired shares. The address for Starwood is 591 West Putnam Avenue, Greenwich, CT 06830.
(2)

The Vanguard Group filed a Schedule 13G/A with the Securities and Exchange Commission on February 10, 2021 to report beneficial ownership of 14,361,754 paired shares held by The Vanguard Group as of December 31, 2020. The Vanguard Group reported that it has shared voting power with respect to 127,544 paired shares, sole dispositive power with respect to 14,089,061 paired shares and shared dispositive power with respect to 272,693 paired shares. The address for The Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.

(3)

Investment funds and accounts affiliated with FMR LLC consisting of FIAM LLC and Fidelity Management & Research Company LLC and Abigail P. Johnson (together, “FMR”) filed a Schedule 13G with the Securities and Exchange Commission on February 8, 2021 to report beneficial ownership of 10,960,082 paired shares held as of December 31, 2020. FMR reported that it has sole voting power with respect to 590,181 paired shares and sole dispositive power with respect to all 10,960,082 paired shares. The address for FMR is 245 Summer Street, Boston, MA 02210.

(4)

16,666 of these shares were unvested as of April 8, 2021 and will vest within 60 days. Mr. Haase owns 57,500 of these paired shares through the Bruce Nelson Haase Charles Schwab & Co Inc Cust IRA Rollover, an individual retirement account for which he is a fiduciary.

(5)	916 of these shares were unvested as of April 8, 2021 and will vest within 60 days.
(6)

10,918 of these shares were unvested as of April 8, 2021 and will vest within 60 days. Mr. Geoga owns 353,276 of the paired shares and seven shares of voting preferred stock through the Douglas Geoga Family Dynasty Trust. Michelle J. Geoga and Michael E. Dowdle, as the co-trustees of the Douglas Geoga Family Dynasty Trust, share the power to vote and invest the paired shares and shares of voting preferred stock, but each disclaims beneficial ownership of such securities. Mr. Geoga may be deemed to beneficially own the securities but disclaims beneficial ownership of such securities.

(7)

10,918 of these shares were unvested as of April 8, 2021 and will vest within 60 days. Ms. Anand owns 1,500 of the paired shares through an individual retirement account for which she is the fiduciary.

(8)	7,278 of these shares were unvested as of April 8, 2021 and will vest within 60 days.
(9)

7,278 of these shares were unvested as of April 8, 2021 and will vest within 60 days. Mr. Wallman owns 80,005 paired shares through the Richard F. Wallman IRA, 13,800 paired shares through the Amy Wallman IRA, 9,800 paired shares through the Richard F. Wallman SEP and 18,200 paired shares through the Amy Wallman SEP.

(10)	8,534 of these shares were unvested as of April 8, 2021 and will vest within 60 days.

APPRAISAL RIGHTS

A record holder of shares of Company common stock and/or Hospitality class B common stock who makes the demand described below with respect to such shares, who continuously is the record holder of such shares from the date of the making of the demand through the effective time of the mergers, who otherwise complies with the statutory requirements of Section 262 of the DGCL (“Section 262”) and who does not vote in favor of the mergers or effectively withdraw or otherwise lose his, her or its appraisal rights will be entitled to an appraisal by the Delaware Court of Chancery of the fair value of his, her or its shares. All references in this summary of appraisal rights to a “stockholder” or “holders of shares” are to the record holder or holders of shares of Company common stock or Hospitality class B common stock, as the case may be, in each case as of immediately prior to the effective time of the applicable merger and as to which appraisal rights are asserted. A person having a beneficial interest in shares of Company common stock or Hospitality class B common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below and in a timely manner to perfect appraisal rights. Under the DGCL, you have the right to demand appraisal and to receive payment in cash for the fair value of your shares of Company common stock, or Hospitality class B common stock or both, together with interest, if any, as determined by the Court of Chancery, in lieu of the merger consideration you would otherwise be entitled to under the merger agreement, subject to the requirements and limitations set forth in Section 262 that are summarized herein. In the event you exercise your appraisal rights and receive the judicially determined “fair value” of your shares of Company common stock or Hospitality class B common stock, such payment will be in lieu of the applicable merger consideration in respect thereof that you would otherwise be entitled to receive under the merger agreement in the event that the applicable merger is consummated; provided, that you may still receive the amount of any special dividend in the event that you properly exercise your appraisal rights, but the “fair value” of your shares of Company common stock in any appraisal proceeding may be reduced by the amount of such special dividend. The Company’s or Hospitality’s stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 in order to perfect their rights. The Paired Entities will require strict compliance with the statutory procedures.

The following is intended as a brief summary of the Delaware statutory procedures required to be followed by a Company stockholder or Hospitality stockholder in order to perfect his or her appraisal rights with respect to the applicable merger. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Exhibit C to this joint proxy statement and is expressly incorporated herein by reference.

Section 262 requires that stockholders be notified that appraisal rights will be available not less than 20 days before the special meetings to vote on the mergers. A copy of Section 262 must be included with such notice. This joint proxy statement constitutes each of the Company’s and Hospitality’s notice to its stockholders of the availability of appraisal rights in connection with the mergers in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Exhibit C since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law. Because of the complexity of the procedures for exercising the right to seek appraisal, stockholders who wish to exercise appraisal rights are urged to consult with their own legal and financial advisors in connection with compliance under Section 262.

If you elect to demand appraisal of your shares of Company common stock or Hospitality class B common stock, you must satisfy each of the following conditions:

•

You must deliver to the Company or Hospitality, as applicable, a written demand for appraisal of your shares before the vote with respect to such company’s merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement as voting against or failing to vote for the adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262. This written demand must reasonably inform the Company or Hospitality, as the case may be, of the identity of the holder as well as the intention of the holder to demand an appraisal of such holder’s shares.

•

You must not vote any of your shares of Company common stock or Hospitality class B common stock for which you intend to demand appraisal in favor of the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement, by proxy or in person, will constitute a waiver of your appraisal rights in respect of your shares so voted and will nullify any previously filed written demands for appraisal with respect thereto.

•

You must continuously hold your shares of Company common stock or Hospitality class B common stock for which you have demanded appraisal from the date of making the demand through the effective time of the applicable merger. You will lose your appraisal rights for any such shares if you transfer such shares before the effective time of the applicable merger.

•

With respect to any demand for appraisal of your shares of Company common stock or Hospitality class B common stock, (x) any stockholder holding such shares who has complied with the requirements of Section 262 (or any person who is the beneficial owner of such shares held either in a voting trust or by a nominee on behalf of such person and for which such record holder has complied with such requirements) or (y) the Company (in the case of an appraisal of shares of Company common stock) or Hospitality (in the case of an appraisal of shares of Hospitality class B common stock) itself must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of such shares within 120 days after the effective time of the applicable merger. The Company and Hospitality are under no obligation to file any petition and have no present intention of doing so.

•	You must otherwise comply with the applicable procedures and requirements set forth in Section 262.

If you fail to comply with any of these conditions in the case of the Company or otherwise lose your appraisal rights with respect to your shares of Company common stock and the Company merger is completed, you will be entitled to receive a cash payment for the applicable portion of the merger consideration for your shares of Company common stock as provided for in the merger agreement without interest, but you will have no appraisal rights with respect to your shares of Company common stock. If you fail to comply with any of these conditions above with respect to your shares of Hospitality class B common stock and the Hospitality merger is completed, you will be entitled to receive a cash payment for the applicable portion of the merger consideration for your shares of Hospitality class B common stock as provided for in the merger agreement without interest, but you will have no appraisal rights with respect to your shares of Hospitality class B common stock.

All demands for appraisal should be addressed to Extended Stay America, Inc., or ESH Hospitality, Inc., Attention: General Counsel, 11525 N. Community House Road, Suite 100, Charlotte, North Carolina 28277, before the vote on the merger agreement is taken at the applicable special meeting, and should be executed by, or on behalf of, the record holder of the shares of the common stock of the Company or Hospitality, as applicable. The demand must reasonably inform the applicable company of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

To be effective, a demand for appraisal by a holder of Company common stock or Hospitality class B common stock must be made by, or in the name of, such record stockholder. Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to either the Company or Hospitality. The beneficial holder must, in such cases, have the record owner submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. If a stockholder holds shares of Company common stock or Hospitality class B common stock through a broker, who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as the record holder. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

If you hold your shares in a brokerage account or in another nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Within 10 days after the effective time of the mergers, the respective surviving corporations must give written notice that the merger has become effective to each stockholder who has properly filed a written demand for appraisal and, in the case of the Company, who did not vote in favor of the adoption of the merger agreement. Within 120 days after the effective time of the applicable merger, either the respective surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery, with a copy served on the applicable surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of Company common stock or Hospitality class B common stock, as the case may be, held by all stockholders of such company entitled to appraisal. The companies have no present intent to file an appraisal petition and stockholders seeking to exercise appraisal rights should not assume that either surviving corporation will file such a petition or that such surviving corporation will initiate any negotiations with respect to the fair value of such shares. In the event that the applicable surviving corporation does not file such petition, it is the obligation of the holders of Company common stock or Hospitality class B common stock, as applicable, to initiate all necessary action to perfect their appraisal rights with respect to such shares within the time prescribed in Section 262. Accordingly, holders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. If, within 120 days after the effective time of the applicable merger, no petition has been filed as provided above, all rights to appraisal will be lost with respect to the shares of the applicable company and those shares will be deemed to have been converted at the applicable effective time into the applicable merger consideration set forth in the merger agreement. In addition, within 120 days after the applicable effective time, any stockholder who has theretofore complied with the applicable provisions of Section 262 with respect to their shares of Company common stock or Hospitality class B common stock will be entitled to receive from the applicable surviving corporation, upon written request, a statement setting forth the aggregate number of such shares not voted in favor of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of Company common stock or Hospitality class B common stock held either in a voting trust or by a nominee on behalf of such person and for which appraisal has been properly demanded may, in such person’s own name, file a petition for appraisal or request from the applicable surviving corporation such statement. The statement must be given within ten (10) days after such written request has been received by the applicable surviving corporation.

At any time within 60 days after the applicable effective time, any holder of Company common stock or Hospitality class B common stock who has not commenced an appraisal proceeding with respect thereto or joined such a proceeding as a named party will have the right to withdraw such demand for appraisal and to accept the terms offered in the applicable merger by delivering to the applicable surviving corporation a written withdrawal of such stockholder’s demand and an acceptance of such merger; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the applicable surviving corporation. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery shall be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, provided, however, that this provision shall not affect the right of any holder of Company common stock or Hospitality class B common stock who has not commenced an appraisal proceeding with respect thereto or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the applicable merger within 60 days.

If a petition for appraisal is duly filed by a stockholder or beneficial owner and a copy of the petition is delivered to the applicable surviving corporation, such surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file in the office of the Register in Chancery in which the petition was filed with a duly verified list containing the names and addresses of all stockholders of such corporation who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. If the petition was filed by either surviving corporation, the petition shall be accompanied by such a duly verified list. If a petition for an appraisal is timely filed, at the hearing on such petition, the Delaware Court of Chancery will determine which stockholders have complied with Section 262 of the DGCL and are entitled to appraisal rights. The Delaware Court of Chancery may require stockholders who have demanded an appraisal for their shares, and who hold shares represented by certificates, to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder. In addition, because the Company common stock and Hospitality class B common stock are listed on a national securities exchange and are expected to continue be listed on such exchange immediately prior to the consummation of the mergers, the Delaware Court of Chancery will: (x) dismiss appraisal proceedings as to all shares of Company common stock unless (i) the total number of shares of Company common entitled to appraisal exceeds 1% of the outstanding shares of Company common stock eligible for appraisal or (ii) the value of the consideration provided in the Company merger for such total number of shares entitled to appraisal exceeds $1 million and (y) dismiss appraisal proceedings as to all shares of Hospitality class B common stock unless (i) the total number of shares of Hospitality class B common stock entitled to appraisal exceeds 1% of the outstanding shares of Hospitality class B common stock eligible for appraisal or (ii) the value of the consideration provided in the Hospitality merger for such total number of shares entitled to appraisal exceeds $1 million. The Register in Chancery, if so ordered by the Delaware Court of Chancery, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the applicable surviving corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Delaware Court of Chancery deems advisable. The forms of the notices by mail and by publication shall be approved by the Delaware Court of Chancery, and the costs thereof shall be borne by the applicable surviving corporation.

After determination of the stockholders entitled to appraisal of their shares of Company common stock or Hospitality class B common stock, as the case may be, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court of Chancery will appraise the applicable shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the respective merger, together with interest, if any. When the fair value has been determined, the Delaware Court of Chancery will direct the payment of such value (together with any applicable interest) by the applicable surviving corporation to the stockholders entitled thereto. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, and except as provided in the following sentence, interest from the effective time of the applicable merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between such effective time and the date of payment of the judgment. At any time before the entry of judgment in the appraisal proceeding, the applicable surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided in the preceding sentence only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of shares as determined by the Delaware Court of Chancery and (ii) interest theretofore accrued, unless paid at that time.

Although the Company and Hospitality believe that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the applicable merger consideration. Moreover, the Company and Hospitality do not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of Company Corporation common stock or Hospitality class B common stock is less than the merger consideration. In determining “fair value”, the Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc. the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

In determining fair value, the Court of Chancery is required to take into account all relevant factors. You should be aware that the fair value of your shares as determined under Section 262 could be more, the same, or less than the value of the applicable merger consideration that you are entitled to receive under the terms of the merger agreement.

Costs of the appraisal proceeding may be imposed upon the applicable surviving corporation and the stockholders participating in the appraisal proceeding by the Court of Chancery as the Court of Chancery deems equitable in the circumstances. Upon the application of a stockholder, the Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time of the applicable merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time.

In view of the complexity of Section 262, our stockholders who may wish to pursue appraisal rights should consult their legal advisors.

STOCKHOLDER PROPOSALS

Our 2020 annual meetings of stockholders of the Company and Hospitality were held on May 28, 2020. On March 15, 2021, the Company and Hospitality announced that they do not intend to hold their respective 2021 annual meetings on May 26, 2021, the date previously announced for those annual meetings.

If the mergers are completed, the Company will no longer be a publicly held company and there will be no public participation in any future meetings of Company or Hospitality stockholders. However, if the mergers are not completed, the Company and Hospitality stockholders will publicly disclose the date for their postponed respective annual meetings of stockholders.

December 24, 2020 was the deadline for Company and Hospitality stockholders to submit proposals to be included in our joint proxy statement for our 2021 annual meetings under Rule 14a-8 under the Exchange Act. However, in accordance with Rule 14a-9, if the 2021 annual meetings will occur more than 30 days after May 28, 2021, a new deadline will be set, in which case the Company and Hospitality will disclose, by press release or other means determined reasonable, the new deadline for Company and Hospitality stockholders to submit proposals to be included in our joint proxy statement for our 2021 annual meetings. Proposals by stockholders must comply with all requirements of applicable rules of the SEC, including Rule 14a-8, and be mailed to our General Counsel and Corporate Secretary at 11525 N. Community House Road, Suite 100, Charlotte, North Carolina 28277. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with Rule 14a-8 and other applicable requirements.

In addition, stockholders of the Company or Hospitality who wished to nominate persons for election to our respective Boards or propose other matters to be considered at our respective 2021 annual meetings of stockholders were required to provide us with advance notice of the director nomination or shareholder proposal, as well as the information specified in our respective bylaws, no earlier than January 31, 2021 and no later than March 1, 2021. Additional information regarding the requirements for stockholders to nominate persons for election to our respective Boards or propose other matters to be considered at our respective annual meetings is contained in our respective bylaws. A copy of the bylaws of the Company and Hospitality may be obtained by written request addressed to the address set forth under “Where You Can Find More Information.”

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are Company stockholders and/or Hospitality stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify us, by directing your written request to: Extended Stay America, Inc., 11525 N. Community House Rd. Suite 100, Charlotte, NC 28277, Attention: General Counsel and Corporate Secretary. Pursuant to such request, the Company and Hospitality will undertake to promptly deliver a separate copy of the proxy statement or annual report, as applicable, to you. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker as specified above.

OTHER MATTERS

Pursuant to the Company’s bylaws, only the matters set forth in the Notice of Special Meeting of Company Stockholders may be brought before the Company special meeting. Pursuant to Hospitality’s bylaws, only the matters set forth in the Notice of Special Meeting of Hospitality Stockholders may be brought before the Hospitality special meeting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the public reference room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings, including this joint proxy statement, are also available to you on the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this joint proxy statement. The incorporated documents contain significant information about us, our business and our finances. Any information contained in this joint proxy statement or in any document incorporated or deemed to be incorporated by reference in this joint proxy statement will be deemed to have been modified or superseded to the extent that a statement contained in this joint proxy statement, or in any other document we subsequently file with the SEC that also is incorporated or deemed to be incorporated by reference in this joint proxy statement, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this joint proxy statement. We incorporate by reference the following documents we filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2020;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 23, 2020;

•	our Current Reports on Form 8-K filed with the SEC on February 9, 2021, February 25, 2021, and March 16, 2021; and

•	all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement and prior to the date of the special meeting.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, is or was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this joint proxy statement.

We will provide without charge to each person, including any Company stockholders and Hospitality stockholders, to whom a joint proxy statement is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this joint proxy statement, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A request should be addressed to Extended Stay America, Inc., 11525 N. Community House Rd. Suite 100, Charlotte, NC 28277, Attention: General Counsel and Corporate Secretary.

If you have any questions about this joint proxy statement, the special meetings or the mergers, or if you would like additional copies of this joint proxy statement, please contact us at:

Extended Stay America, Inc.

ESH Hospitality, Inc.

11525 N. Community House Rd. Suite 100

Charlotte, NC 28277

Attention: General Counsel and Corporate Secretary

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT TO VOTE YOUR COMMON SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM, OR IN ADDITION TO, WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT OR IN ANY OF THE MATERIALS THAT ARE

INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT. THIS JOINT PROXY STATEMENT IS DATED APRIL 26, 2021. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES, AND THE MAILING OF THIS JOINT PROXY STATEMENT TO COMPANY STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Exhibit A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

AMONG

EAGLE PARENT HOLDINGS L.P.,

EAGLE MERGER SUB 1 CORPORATION,

EAGLE MERGER SUB 2 CORPORATION,

EXTENDED STAY AMERICA, INC.

AND

ESH HOSPITALITY, INC.

Dated as of March 14, 2021

A-i

5.16	Labor Matters	A-30
5.17	No Brokers	A-31
5.18	Opinion of Financial Advisor	A-31
5.19	Board Approval; Vote Required; Takeover Statutes	A-31
5.20	Insurance	A-32
5.21	Information Provided	A-33
5.22	Investment Company Act	A-33
5.23	No Other Representations or Warranties	A-33

Article VI CONDUCT OF BUSINESS PENDING THE MERGERS		A-33
6.1	Conduct of Business by the Paired Entities	A-33
6.2	Certain Tax Matters	A-37
6.3	Conduct of Business by Parent, MergerCo 1 and MergerCo 2 Pending the Mergers	A-37
6.4	Control of Operations	A-37

Article VII ADDITIONAL AGREEMENTS		A-38
7.1	Stockholders Meetings	A-38
7.2	Antitrust Filings	A-40
7.3	Efforts	A-40
7.4	Expenses	A-42
7.5	Acquisition Proposals	A-42
7.6	Officers’ and Directors’ Indemnification and Insurance	A-45
7.7	Access to Information; Confidentiality	A-48
7.8	Public Announcements	A-49
7.9	Employee Benefit Arrangements	A-49
7.10	Intentionally Omitted	A-51
7.11	Debt Financing Cooperation.	A-51
7.12	Transfer Taxes	A-54
7.13	Resignations	A-54
7.14	State Takeover Statutes	A-54
7.15	Section 16 Matters; Transaction Litigation; Deregistration and Delisting	A-54
7.16	Dividends.	A-55
7.17	Other Transactions; Parent-Approved Transactions	A-56
7.18	Senior Notes	A-57

Article VIII CONDITIONS TO THE MERGERS		A-57
8.1	Conditions to the Obligations of Each Party to Effect the Mergers	A-57
8.2	Additional Conditions to Obligations of Parent, MergerCo 1 and MergerCo 2	A-57
8.3	Additional Conditions to Obligations of the Paired Entities	A-58
8.4	Frustration of Closing Conditions	A-58

Article IX TERMINATION, AMENDMENT AND WAIVER		A-59
9.1	Termination	A-59
9.2	Effect of Termination	A-60
9.3	Amendment	A-62
9.4	Extension; Waiver	A-62

Article X GENERAL PROVISIONS		A-63
10.1	Notices	A-63
10.2	Certain Definitions	A-64
10.3	Terms Defined Elsewhere	A-71
10.4	Interpretation	A-73
10.5	No Survival	A-74
10.6	Miscellaneous	A-74

A-ii

10.7	Remedies	A-75
10.8	Assignment	A-76
10.9	Severability	A-76
10.10	Choice of Law/Consent to Jurisdiction	A-76
10.11	Gender Neutral	A-77
10.12	Disclosure Schedules	A-77
10.13	No Agreement Until Executed	A-77
10.14	Waiver of Jury Trial	A-77

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”), dated as of March 14, 2021, is made by and among Eagle Parent Holdings L.P., a Delaware limited partnership (“Parent”), Eagle Merger Sub 1 Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“MergerCo 1”), Eagle Merger Sub 2 Corporation, a Delaware corporation and a wholly owned subsidiary of MergerCo 1 (“MergerCo 2”), Extended Stay America, Inc., a Delaware corporation (the “Company”), and ESH Hospitality, Inc., a Delaware corporation (“Hospitality” and together with the Company, the “Paired Entities”).

RECITALS

WHEREAS, the parties wish to effect a business combination through (i) the merger of MergerCo 1 with and into the Company, with the Company being the surviving corporation (the “Company Merger”), and (ii) the merger of MergerCo 2 with and into Hospitality, with Hospitality being the surviving corporation (the “Hospitality Merger,” and together with the Company Merger, the “Mergers”), in each case on the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”);

WHEREAS, the respective Boards of Directors of the Company (the “Company Board”) and Hospitality (the “Hospitality Board”) have each approved this Agreement, the Mergers and the other transactions contemplated by this Agreement and determined that this Agreement, the Mergers and the other transactions contemplated by this Agreement are advisable and in the best interest of their respective stockholders;

WHEREAS, the general partner of Parent, and the respective Boards of Directors of MergerCo 1 and MergerCo 2, have each approved this Agreement, the Mergers and the other transactions contemplated by this Agreement and determined that this Agreement, the Mergers and the other transactions contemplated by this Agreement are advisable and in the best interest of their respective stockholders or partners, and each of Parent, as the sole stockholder of MergerCo 1, and MergerCo 1, as the sole stockholder of MergerCo 2, has executed and delivered a written consent adopting this Agreement, in each case which consent will automatically be effective immediately after the execution and delivery of this Agreement by the parties hereto; and

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and material inducement to the willingness of the Paired Entities to enter into this Agreement, each of Blackstone Real Estate Partners IX L.P. (the “Blackstone Sponsor”) and Starwood Distressed Opportunity Fund XII Global, L.P. (the “Starwood Sponsor” and, together with the Blackstone Sponsor, the “Guarantors”) is executing and delivering to the Paired Entities a limited guarantee, dated as of the date hereof (each, a “Limited Guarantee”), pursuant to which each such Guarantor is guaranteeing, in favor of the Paired Entities, certain of the obligations of Parent arising under or in connection with this Agreement and the transactions contemplated hereby, including in the aggregate the payment of the Parent Termination Fee, on the terms and subject to the conditions set forth in each such Limited Guarantee.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound, Parent, MergerCo 1, MergerCo 2 and the Paired Entities hereby agree as follows:

ARTICLE I

THE MERGERS

1.1 The Mergers.

(a) Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, the Company and MergerCo 1 shall consummate the Company Merger pursuant to which (i) MergerCo 1 shall be merged with and into the Company and the separate corporate existence of MergerCo 1 shall thereupon cease and (ii) the Company shall continue as the surviving corporation in the Company Merger (the “Company Surviving Corporation”) and shall continue to be governed by the laws of the State of Delaware. The Company Merger shall have the effects specified in the DGCL.

(b) Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Hospitality and MergerCo 2 shall consummate the Hospitality Merger pursuant to which (i) MergerCo 2 shall be merged with and into Hospitality and the separate corporate existence of MergerCo 2 shall thereupon cease and (ii) Hospitality shall continue as the surviving corporation in the Hospitality Merger (the “Hospitality Surviving Corporation,” and together with the Company Surviving Corporation, the “Surviving Corporations”) and shall continue to be governed by the laws of the State of Delaware. The Hospitality Merger shall have the effects specified in the DGCL.

1.2 Effective Time.

(a) At the Closing, the Company shall cause a certificate of merger relating to the Company Merger (the “Company Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware (“DSOS”) in accordance with the DGCL. The Company Merger shall become effective upon the time of filing of the Company Certificate of Merger with the DSOS, or at such later time or date as the parties hereto shall have agreed upon and specified in the Company Certificate of Merger in accordance with the DGCL as the effective time of the Company Merger.

(b) At the Closing, Hospitality shall cause a certificate of merger relating to the Hospitality Merger (the “Hospitality Certificate of Merger” and, together with the Company Certificate of Merger, the “Certificate of Mergers”) to be executed and filed with the DSOS in accordance with the DGCL. The Hospitality Merger shall become effective upon the time of the filing of the Hospitality Certificate of Merger with the DSOS, or at such later time or date as the parties hereto shall have agreed upon and specified in the Hospitality Certificate of Merger in accordance with the DGCL as the effective time of the Hospitality Merger.

(c) It is the intention of the parties hereto that the Mergers shall become effective at the same time, and that the Certificates of Merger shall be filed with the DSOS at the same time or provide for the same effective time. The date and time when the Mergers become effective is referred to herein as the “Effective Time.”

1.3 Closing. The closing of the Mergers (the “Closing”) shall take place remotely by electronic exchange of signatures at 9:00 a.m. (New York City time) on the third (3rd) Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver by the applicable party of the last of the conditions set forth in Article VIII (other than those conditions that by their terms or nature are to be satisfied at the Closing but subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the applicable party of such conditions), or at such other place, time or date as Parent and the Paired Entities shall agree in writing; provided, that, if the Foreign Regulatory Approval Date shall not have occurred at the time of the satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions that by their terms or nature are to be satisfied as of Closing), Parent may on one or more occasions elect to delay the Closing to a date that is no later than the earlier of (x) the third (3rd) Business Day after the Foreign Regulatory Approval Date and (y) the seventh (7th) Business Day prior to the End Date (the “Designated Closing Date”), by giving written notice to the Company (an “Extension Notice”) at least two Business Days immediately preceding the date that, but for such delivery of such Extension Notice, would have been the Closing Date (and, for the avoidance of doubt, Parent shall be entitled to provide one or more additional Extension Notices to delay the Closing to a date following such Designated Closing Date that is on or prior to the earlier of (x) the third (3rd) Business Day after the Foreign Regulatory Approval Date and (y) the seventh (7th) Business Day prior to the End Date, in which event the date specified in such additional Extension Notice(s) shall be the Designated Closing Date); provided, further, that if, on the Designated Closing Date, the conditions set forth in Article VIII are not satisfied or waived (other than those conditions that by their terms or nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the applicable party of such conditions), then the Closing shall occur on the third Business Day following the satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions that by their terms or nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the applicable party of such conditions) or on such other date as may be mutually agreed to in writing by the parties hereto. The date on which the Closing is to occur pursuant to this Section 1.3 (after giving effect to any delay permitted pursuant to the foregoing sentence) is referred to as the “Closing Date.”

1.4 Certificate of Incorporation and Bylaws.

(a) At the Effective Time, by virtue of the Company Merger, the amended and restated certificate of incorporation of the Company (the “Company Certificate of Incorporation”) shall be amended and restated to read in its entirety as the certificate of incorporation of MergerCo 1 reads immediately prior to the Effective Time except that the name of the Company Surviving Corporation shall be the name of the Company, the provision in the certificate of incorporation of MergerCo 1 naming its incorporator shall be omitted and the number of authorized shares of capital stock shall be amended to be sufficient to reflect the number of issued and outstanding shares of the Company Surviving Corporation immediately following the Effective Time. Such certificate of incorporation, as so amended, shall be the amended and restated certificate of incorporation of the Company Surviving Corporation until thereafter amended in accordance with applicable Law, but subject to Section 7.6. The Company Board shall take all actions necessary so that, at the Effective Time, the bylaws of the Company (the “Company Bylaws”) shall be amended so as to read in their entirety as the bylaws of MergerCo 1 read immediately prior to the Effective Time (except that the name of the Company Surviving Corporation referred to therein shall be the name of the Company). Such bylaws, as so amended, shall be the bylaws of the Company Surviving Corporation until thereafter amended in accordance with applicable Law, but subject to Section 7.6.

(b) At the Effective Time, by virtue of the Hospitality Merger, the amended and restated certificate of incorporation of Hospitality (the “Hospitality Certificate of Incorporation”) shall be amended and restated to read in its entirety as the certificate of incorporation of MergerCo 2 reads immediately prior to the Effective Time except that the name of the Hospitality Surviving Corporation shall be the name of Hospitality, the provision in the certificate of incorporation of MergerCo 2 naming its incorporator shall be omitted and the number of authorized shares of capital stock shall be amended to be sufficient to reflect the number of issued and outstanding shares of the Hospitality Surviving Corporation immediately following the Effective Time. Such certificate of incorporation, as so amended, shall be the amended and restated certificate of incorporation of the Hospitality Surviving Corporation until thereafter amended in accordance with applicable Law, but subject to Section 7.6. The Hospitality Board shall take all actions necessary so that at the Effective Time, the bylaws of Hospitality (the “Hospitality Bylaws”) shall be amended so as to read in their entirety as the bylaws of MergerCo 2 read immediately prior to the Effective Time (except that the name of the Hospitality Surviving Corporation referred to therein shall be the name of Hospitality). Such bylaws, as so amended, shall be the bylaws of the Hospitality Surviving Corporation until thereafter amended in accordance with applicable Law, but subject to Section 7.6.

1.5 Directors and Officers.

(a) The directors of MergerCo 1 immediately prior to the Effective Time shall be the directors of the Company Surviving Corporation from and after the Effective Time, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Company Surviving Corporation from and after the Effective Time, each to hold office in accordance with the amended and restated certificate of incorporation and the amended and restated bylaws of the Company Surviving Corporation.

(b) The directors of MergerCo 2 immediately prior to the Effective Time shall be the directors of the Hospitality Surviving Corporation from and after the Effective Time, and the officers of Hospitality immediately prior to the Effective Time shall be the initial officers of the Hospitality Surviving Corporation from and after the Effective Time, each to hold office in accordance with the amended and restated certificate of incorporation and the amended and restated bylaws of the Hospitality Surviving Corporation.

ARTICLE II

EFFECT OF THE MERGERS ON THE CAPITAL STOCK

OF THE CONSTITUENT CORPORATIONS

2.1 Effect of the Company Merger on Company Capital Stock. At the Effective Time, by virtue of the Company Merger and without any action on the part of any holder thereof:

(a) Each share of common stock, par value $0.01 per share, of MergerCo 1 issued and outstanding immediately prior to the Effective Time shall automatically be converted into one (1) validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Company Surviving Corporation (“Company Surviving Corporation Common Stock”).

(b) Each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time that is held in treasury by the Company immediately prior to the Effective Time (such shares held in treasury, the “Company Excluded Shares”) shall automatically be canceled and shall cease to be outstanding, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

(c) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is held by Hospitality, any Paired Entities Subsidiary, Parent (or a permitted assign thereof pursuant to Section 10.8) or any Subsidiary of Parent (or a permitted assign thereof pursuant to Section 10.8) immediately prior to the Effective Time (such shares held by Hospitality, any Paired Entities Subsidiary, Parent (or a permitted assign thereof pursuant to Section 10.8) or any Subsidiary of Parent (or a permitted assign thereof pursuant to Section 10.8), collectively, the “Paired Entities/Parent-held Company Shares”) shall remain issued and outstanding as one share of Company Surviving Corporation Common Stock.

(d) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock that are Company Excluded Shares, Paired Entities/Parent-held Company Shares or Company Dissenting Shares) shall automatically be canceled and shall cease to be outstanding, and shall be converted into the right to receive (i) $11.69 per share, in cash, without any interest thereon plus (ii) the Company Additional Consideration, if any, without any interest thereon (such sum, the “Company Merger Consideration”). The Company Merger Consideration shall be subject to adjustment as contemplated by Section 3.2 and Section 7.16(b).

2.2 Effect of the Hospitality Merger on Hospitality Capital Stock. At the Effective Time, by virtue of the Hospitality Merger and without any action on the part of any holder thereof:

(a) Each share of common stock, par value $0.01 per share, of MergerCo 2 issued and outstanding immediately prior to the Effective Time shall automatically be canceled and shall cease to be outstanding, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

(b) Each share of class B common stock, par value $0.01 per share, of Hospitality (“Hospitality Class B Common Stock”) that is held in treasury by Hospitality immediately prior to the Effective Time (such shares of Hospitality Class B Common Stock held in treasury by Hospitality, the “Hospitality Excluded Shares” and, together with the Company Excluded Shares, the “Excluded Shares”) shall automatically be canceled and shall cease to be outstanding, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

(c) Each share of class A common stock, par value $0.01 per share, of Hospitality (“Hospitality Class A Common Stock”) and Hospitality Class B Common Stock that is held by the Company, any of the Paired Entities Subsidiaries, Parent (or a permitted assign thereof pursuant to Section 10.8) or any Subsidiary of Parent (or a permitted assign thereof pursuant to Section 10.8) immediately prior to the Effective Time (such shares of Hospitality Class A Common Stock and Hospitality Class B Common Stock held by the Company, any of the Paired Entities Subsidiaries, Parent (or a permitted assign thereof pursuant to Section 10.8) or any Subsidiary of Parent (or a permitted assign thereof pursuant to Section 10.8), collectively, the “Paired Entities/Parent-held Hospitality Shares” and, together with the Paired Entities/Parent-held Company Shares, the “Paired Entities/Parent-held Shares”) shall remain issued and outstanding as one share of common stock, par value $0.01 per share, of the Hospitality Surviving Corporation (“Hospitality Surviving Corporation Common Stock”).

(d) Each share of Hospitality Class B Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Hospitality Class B Common Stock that are Hospitality Excluded Shares, Paired Entities/Parent-held Hospitality Shares or Hospitality Dissenting Shares) shall automatically be canceled and shall cease to be outstanding, and shall be converted into the right to receive (i) $7.81 per share, in cash, without any interest thereon plus (ii) the Hospitality Additional Consideration, without any interest thereon (such sum, the “Hospitality Merger Consideration” and, together with the Company Merger Consideration, the “Merger Consideration”). The Hospitality Merger Consideration shall be subject to an adjustment as contemplated by Section 3.2 and Section 7.16(a).

(e) Each share of series A preferred stock, no par value per share, of Hospitality (“Hospitality Preferred Stock”) issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding.

2.3 Restricted Stock Units.

(a) Immediately prior to the Effective Time, each outstanding restricted stock unit (each, a “Stock Unit”) under any of the Equity Plans (whether vested or unvested), except for those Stock Units listed on Section 2.3(a) of the Paired Entities Disclosure Schedule, shall, automatically and without any action on the part of the holder thereof, be cancelled and converted into, and the holder thereof shall be entitled to the right to receive, without interest, an amount in cash equal to the sum of (1) the product obtained by multiplying (i) the total number of Paired Common Shares issuable in respect of such Stock Unit immediately prior to the Effective Time (assuming for this purpose that in respect of each such outstanding Stock Unit subject to performance vesting conditions, performance was achieved at the greater of (x) actual level of achievement as of the Closing Date for each performance period then in process measured against the applicable performance goal, pro-rated through the Closing Date, and (y) the “target” level of achievement) by (ii) the Merger Consideration and (2) the dividend equivalents payable pursuant to the applicable award agreement in respect of each Paired Common Share issuable in respect of such Stock Unit, which are accrued and unpaid as of immediately prior to the Effective Time (and which, for the avoidance of doubt, will include the Special Dividend declared pursuant to Section 7.16(b)). All payments in respect of the Stock Units shall be made through the payroll of the Company Surviving Corporation and/or the Hospitality Surviving Corporation as promptly as reasonably practicable (but no later than the first subsequent payroll date) after the Effective Time. Notwithstanding anything to the contrary in this Section 2.3, any payment in respect of a Stock Unit that, immediately prior to the Effective Time, was subject to Section 409A of the Code, shall be made at such time is required to comply with Section 409A of the Code.

(b) At or prior to the Effective Time, the Company, Hospitality, the Company Board, the Hospitality Board and the compensation committees of the Company Board and the Hospitality Board, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the provisions of Section 2.3(a) and to ensure that, following the transactions contemplated by this Agreement, no Stock Units shall exist (and no holder of any rights in respect thereof shall have any further rights other than as expressly contemplated by this Section 2.3).

ARTICLE III

PAYMENT FOR SHARES; DISSENTING SHARES

3.1 Payment for Company Common Stock; and Hospitality Class B Common Stock.

(a) Prior to the Closing, Parent shall (x) designate a bank or trust company (reasonably acceptable to the Paired Entities) to act as paying agent (the “Paying Agent”) for the holders of shares of Company Common Stock and Hospitality Class B Common Stock immediately prior to the Effective Time (excluding such shares that are Excluded Shares, Paired Entities/Parent-held Shares or Dissenting Shares) (the “Eligible Shares”) and to receive all funds necessary for the Paying Agent to make payments in respect of the Eligible Shares pursuant to Sections 2.1(d) and 2.2(d) (such cash being hereinafter referred to as the “Payment Fund”) and (y) enter into an agreement (a “Paying Agent Agreement”) (reflecting the terms set forth in this Agreement and otherwise in form and substance reasonably acceptable to the Paired Entities) with such bank or trust company to act as the Paying Agent. At the Closing, Parent shall deposit, or cause to be deposited, with the Paying Agent, in trust for the benefit of the holders of Eligible Shares, the Payment Fund. In the event the Payment Fund is insufficient to make payments, Parent shall promptly deposit, or cause to be deposited, additional cash with the Paying Agent in an amount which is equal to the deficiency in the amount required to make such payments. Except as expressly provided for in this Agreement, the Payment Fund shall not be used for any purpose other than to fund payments in respect of the Eligible Shares pursuant to Sections 2.1(d), and 2.2(d). The Paying Agent shall invest cash included in the Payment Fund if and as directed by Parent; provided that (i) no such investment shall relieve Parent or the Paying Agent from making the payments required by this Agreement, and following any losses Parent shall promptly provide additional funds to the Paying Agent for the benefit of the holders of Eligible Shares in the amount of such losses, and (ii) any investment shall be in obligations of or guaranteed as to principal and interest by the U.S. government in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Financial Services, LLC, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank that are then publicly available), or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding thirty (30) days. Any interest and other income resulting from such investments shall become a part of the Payment Fund, and any amounts (if any) in excess of the amounts payable in respect of the Eligible Shares pursuant to Sections 2.1(d) and 2.2(d) shall be promptly returned to Parent, the Company Surviving Corporation or Hospitality Surviving Corporation, as requested by Parent.

(b) Promptly after the Effective Time, and in any event no later than the third (3rd) Business Day thereafter, Parent shall cause the Paying Agent to provide to each holder of record of a certificate formerly representing any Eligible Shares (each, a “Certificate”) or a book-entry account formerly representing any of the Eligible Shares (each, a “Book-Entry Shares”) not held through The Depository Trust Company (“DTC”) notice advising such holders of the effectiveness of the Mergers, which notice shall include (I) appropriate transmittal materials (including a customary letter of transmittal) specifying that delivery shall be effected, and risk of loss and title to the Certificates or such Book-Entry Shares shall pass only upon delivery of the Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 3.1(i)) or the surrender of such Book-Entry Shares to the Paying Agent (which is deemed to have been effected upon the delivery of a customary “agent’s message” with respect to such Book-Entry Shares or such other evidence reasonably acceptable to Parent or the Paying Agent, if any, of such surrender), as applicable, and (II) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 3.1(i)) or the Book-Entry Shares to the Paying Agent in exchange for the Company Merger Consideration and/or Hospitality Merger Consideration that such holder is entitled to receive as a result of the Mergers pursuant to Sections 2.1(d) and 2.2(d). Such materials shall reflect the terms of this Agreement and shall otherwise be in form and substance reasonably acceptable to the Paired Entities.

(c) With respect to Book-Entry Shares held through DTC, Parent and the Paired Entities shall cooperate to establish procedures with the Paying Agent, DTC and such other necessary or desirable third-party intermediaries to ensure that the Paying Agent will transmit to DTC or its nominees as promptly as reasonably practicable after the Effective Time, upon surrender of Eligible Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures and such other procedures as agreed by Parent, the Paired Entities, the Paying Agent, DTC and such other necessary or desirable third-party intermediaries, Merger Consideration to which the beneficial owners thereof are entitled pursuant to the terms of this Agreement.

(d) Upon surrender to the Paying Agent of Eligible Shares that (A) are represented by Certificates, by physical surrender of such Certificate (or affidavits of loss in lieu of the Certificates, as provided in Section 3.1(i)) together with the letter of transmittal, duly completed and validly executed, and such other documents as may be reasonably required by the Paying Agent in accordance with the terms of the materials and instructions provided by the Paying Agent, (B) are Book-Entry Shares not held through DTC, by book-receipt of an “agent’s message” by the Paying Agent in connection with the surrender of Book-Entry Shares (or such other evidence, if any, of surrender with respect to such Book-Entry Shares), in each case pursuant to such materials and instructions as contemplated by Section 3.1(b), and (C) are Book-Entry Shares held through DTC, in accordance with DTC’s customary surrender procedures and such other procedures as agreed by the Company, Parent, the Paying Agent, DTC and such other necessary or desirable third party intermediaries pursuant to Section 3.1(c), the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor, and Parent shall cause the Paying Agent to pay and deliver as promptly as reasonably practicable to such holders, an amount in cash in immediately available funds equal to the aggregate amount of Company Merger Consideration and/or Hospitality Merger Consideration payable in respect of such Eligible Shares pursuant to Sections 2.1(d) and 2.2(d).

(e) For the avoidance of doubt, no interest will be paid or accrued for the benefit of any holder of Eligible Shares on any amount payable upon the surrender of any Eligible Shares as contemplated by the foregoing provisions of this Section 3.1, and any Certificates and Book-Entry Shares so surrendered shall be cancelled by the Paying Agent. Payment of the Merger Consideration upon surrender of an Eligible Share to which the holder of such Eligible Share is entitled pursuant to Sections 2.1(d) and 2.2(d), will be deemed to have been paid in full satisfaction of all rights pertaining to such Eligible Share.

(f) In the event of a transfer of ownership of any Eligible Shares that is not registered in the stock transfer books of the Company and/or Hospitality, as applicable, or if the consideration payable is to be paid in a name other than that in which the Certificate or Certificates surrendered or transferred in exchange therefor are registered in the stock transfer books or ledger of the Company and/or Hospitality, as applicable, a check for any cash to be exchanged upon due surrender of any such Certificate or Certificates may be issued to such a transferee if the Certificate or Certificates formerly representing such Eligible Shares is properly endorsed and otherwise in proper form for surrender and presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable transfer, documentary, sales, use, stamp or registration Taxes or other similar Taxes have been paid or are not applicable, in each case, in form and substance, reasonably satisfactory to Parent and the Paying Agent. Payment of the Company Merger Consideration and/or Hospitality Merger Consideration with respect to Book-Entry Shares shall only be made to the person in whose name such Book-Entry Shares are registered in the stock transfer books of the Company and/or Hospitality, as applicable.

(g) From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company or Hospitality, as applicable, of the Eligible Shares and the holders of any Certificates representing ownership of Eligible Shares immediately prior to the Effective Time shall cease to have rights with respect to such shares except for the right to receive the applicable Merger Consideration, as applicable as provided for herein. If, after the Effective Time, any Certificate or acceptable evidence of a Book-Entry Share formerly representing any Eligible Shares is presented to the Company Surviving Corporation, the Hospitality Surviving Corporation, Parent or the Paying Agent for transfer, it shall be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled pursuant to Sections 2.1(d) and 2.2(d).

(h) Any portion of the Payment Fund (including the proceeds of any investments thereof (if any)) that remains undistributed or unclaimed by the holders of Eligible Shares on the date that is one year following the Effective Time shall be delivered to the Company Surviving Corporation. Any holder of Eligible Shares who has not theretofore complied with the procedures, materials and instructions contemplated by this Section 3.1 shall thereafter look only to the Company Surviving Corporation as general creditors thereof for payment of the Company Merger Consideration and/or Hospitality Merger Consideration to which such holder of Eligible Shares is entitled pursuant to Sections 2.1(d) and 2.2(d). Notwithstanding anything to the contrary in the foregoing, none of the Surviving Corporations, Parent, the Paying Agent or any other person shall be liable to any former holder of Eligible Shares for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any Company Merger Consideration and/or Hospitality Merger Consideration remaining unclaimed by the holders of Certificates or Book-Entry Shares immediately prior to such time as such amounts would otherwise escheat to, or become property of, any Governmental Entity will, to the extent permitted by applicable Law, become the property of the Company Surviving Corporation or an affiliate thereof designated by the Company Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

(i) In the event any Certificate representing Eligible Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such person of a bond in customary amount and upon such terms as may be required by Parent or the Paying Agent as indemnity against any claim that may be made against it, the Surviving Corporations with respect to such Certificate, the Paying Agent (or, if subsequent to termination of the Payment Fund pursuant to Section 3.1(h), the Company Surviving Corporation) will issue a check in the amount to which the holder of such Certificate is entitled pursuant to Sections 2.1(d) and 2.2(d).

(j) Each of the Paired Entities, the Paying Agent, Parent, MergerCo 1, MergerCo 2 and the Surviving Corporations shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under all applicable Tax Law. To the extent that amounts are so withheld by the Paired Entities, the Paying Agent, MergerCo 1, MergerCo 2, Parent or the Surviving Corporations and such amounts are paid over to the appropriate Governmental Entity, such amounts withheld shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.

3.2 Adjustments to Merger Consideration. The Company Merger Consideration and/or the Hospitality Merger Consideration shall be adjusted to reflect fully the effect of any reclassification, stock split, stock dividend, reorganization, recapitalization or other like exchange with respect to the Company Common Stock or Hospitality Class B Common Stock after the date hereof and prior to the Effective Time; provided, however, that nothing set forth in this Section 3.2 shall be construed to supersede or in any way limit the prohibitions set forth in Section 6.1 hereof.

3.3 Appraisal Rights.

(a) Notwithstanding anything in this Agreement to the contrary, any shares of Company Common Stock held by a holder thereof that (i) has not voted in favor of the Company Merger or consented to the Company Merger in writing and (ii) has properly demanded the appraisal of such shares in accordance with, and has complied in all respects with, Section 262 of the DGCL (and shall have not properly revoked such demand) prior to the Effective Time (collectively, the “Company Dissenting Shares”) shall not be converted as described in Section 2.1(d), but will from and after the Effective Time constitute only the right to receive payment of the fair value of such shares of Company Common Stock in accordance with the provisions of Section 262 of the DGCL (the “Appraisal Rights Provisions”); provided, however, that all shares of Company Common Stock held by holders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under the Appraisal Rights Provisions shall thereupon be deemed to have been canceled and to have been converted, as of the Effective Time, into the right to receive, and shall thereupon be deemed to be Eligible Shares the holder of which is entitled to receive, the Company Merger Consideration, without interest, in the manner provided in Section 2.1. The Company shall promptly notify Parent in writing of any demands received by the Company for the exercise of appraisal rights with respect to shares of Company Common Stock, withdrawals of such demands and all other instruments served or actions taken pursuant to the DGCL and received by the Company with respect to Appraisal Rights Provisions, and Parent shall have the right to direct and control all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

(b) Notwithstanding anything in this Agreement to the contrary, any shares of Hospitality Class B Common Stock or Hospitality Preferred Stock held by a holder thereof that (i) has not voted in favor of the Hospitality Merger or consented to the Hospitality Merger in writing and (ii) has demanded the appraisal of such shares in accordance with, and has complied in all respects with, Section 262 of the DGCL (and shall not have properly revoked such demand) prior to the Effective Time (collectively, the “Hospitality Dissenting Shares” and, together with the Company Dissenting Shares, the “Dissenting Shares”) shall not be converted as described in Section 2.2(d), but will from and after the Effective Time constitute only the right to receive payment of the fair value of such shares or Hospitality Class B Common Stock in accordance with the Appraisal Rights Provisions; provided, however, that (x) all shares of Hospitality Class B Common Stock held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Hospitality Class B Common Stock under the Appraisal Rights Provisions shall thereupon be deemed to have been canceled and to have been converted, as of the Effective Time, into the right to receive, and shall thereupon be deemed to be Eligible Shares the holder of which is entitled to receive, the Hospitality Merger Consideration without interest, in the manner provided in Section 2.2. Hospitality shall promptly notify Parent in writing of any demands received by Hospitality for the exercise of appraisal rights with respect to shares of Hospitality Class B Common Stock, withdrawals of such demands and all other instruments served or actions taken pursuant to the DGCL and received by Hospitality with respect to the Appraisal Rights Provisions, and Parent shall have the right to direct and control all negotiations and proceedings with respect to such demands. Hospitality shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF

PARENT, MERGERCO 1 AND MERGERCO 2

Parent, MergerCo 1 and MergerCo 2, jointly and severally, represent and warrant to the Paired Entities as follows:

4.1 Organization. Each of Parent, MergerCo 1 and MergerCo 2 is a limited partnership or corporation, as applicable, duly incorporated or organized, validly existing and in good standing (to the extent such concepts are applicable) under the laws of the jurisdiction of its formation or incorporation, as applicable, has all requisite limited partnership or corporate, as applicable, power and authority to own, lease and operate its properties and to carry on its business as now conducted, and is duly qualified or licensed to do business as a foreign entity and, where applicable as a legal concept, is in good standing in each jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the nature of its business makes such qualification or licensing legally necessary, except where the failure to be so organized, existing, qualified or licensed or in good standing, individually or in the aggregate, would not have a Parent Material Adverse Effect.

4.2 Authority. Each of Parent, MergerCo 1 and MergerCo 2 has all requisite limited partnership or corporate, as applicable, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and perform its obligations hereunder. The execution, delivery and performance by Parent, MergerCo 1 and MergerCo 2 of this Agreement and the consummation by Parent,

MergerCo 1 and MergerCo 2 of the transactions contemplated hereby have been duly and validly authorized by all necessary limited partnership or corporate, as applicable, action on the part of Parent, MergerCo 1 and MergerCo 2, and no other action or proceeding on the part of Parent, MergerCo 1 and MergerCo 2 is necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. Parent, in its capacity as sole stockholder of MergerCo 1, will execute and deliver to MergerCo 1 a written consent adopting this Agreement immediately after the execution and delivery of this Agreement, and MergerCo 1, in its capacity as sole stockholder of MergerCo 2, will execute and deliver to MergerCo 2 a written consent adopting this Agreement immediately after the execution and delivery of this Agreement. This Agreement has been duly executed and delivered by each of Parent, MergerCo 1 and MergerCo 2 and, assuming the due authorization, execution and delivery of this Agreement by the Company and Hospitality, constitutes a legal, valid and binding obligation of each of Parent, MergerCo 1 and MergerCo 2, as the case may be, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity.

4.3 Consents and Approvals; No Conflicts.

(a) Except (1) for filings and approvals or expiration or termination of applicable waiting periods required under applicable Antitrust Laws, (2) for such filings and reports as may be required under, and other applicable requirements of, the Securities Act and the Exchange Act, and (3) for the filing, acceptance for record, of the Certificate of Mergers with the DSOS and other actions required under the DGCL, none of the execution, delivery or performance of this Agreement by Parent, MergerCo 1 or MergerCo 2, the consummation by Parent, MergerCo 1 or MergerCo 2 of the transactions contemplated hereby or compliance by Parent, MergerCo 1 or MergerCo 2 with any of the provisions hereof will (with or without notice or lapse of time, or both) require any filing with, notification to, or permit, authorization, consent or approval of, any international, national, federal, state, provincial or local state or federal government or governmental regulatory or administrative authority, agency, commission, court, tribunal, arbitral body, arbitrator or self-regulated entity (each, a “Governmental Entity”), except for such filings, notifications, permits, authorizations, consents and approvals the failure of which to be obtained or made, would not have a Parent Material Adverse Effect.

(b) None of the execution, delivery or performance of this Agreement by the Parent, MergerCo 1, MergerCo 2, the consummation by Parent, MergerCo 1, MergerCo 2 of the transactions contemplated hereby or compliance by Parent, MergerCo 1, MergerCo 2 with any of the provisions hereof will (with or without notice or lapse of time, or both) (i) conflict with or violate any provision of the certificate of formation, limited partnership agreement, certificate of incorporation or bylaws, as applicable, of Parent, MergerCo 1 or MergerCo 2, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or other rights or obligations) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a material benefit under, any of the terms, conditions or provisions of any Contract to which Parent, MergerCo 1, MergerCo 2 or any of their respective affiliates is a party or by which any of them or any of their respective properties or assets may be bound or subject, or (iii) conflict with or violate any Law applicable to Parent, MergerCo 1, MergerCo 2 or any of their respective affiliates or any of their properties or assets, except in the cases of clauses (ii) and (iii) for any such violations, breaches, defaults, conflicts or other occurrences which would not have a Parent Material Adverse Effect.

4.4 Formation and Ownership of Parent, MergerCo 1 and MergerCo 2; No Prior Activities.

(a) Parent was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only incidentally to its formation or in furtherance of the transactions contemplated hereby.

(b) MergerCo 1 was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only incidentally to its formation or in furtherance of the transactions contemplated by this Agreement. All of the issued and outstanding capital stock of MergerCo 1 is validly issued, fully paid and non-assessable and is owned, beneficially and of record, by Parent or, after the date of this Agreement, either Parent or its assignees permitted by Section 10.8, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, stockholder agreements, limitations on Parent’s voting rights, charges and other encumbrances of any nature whatsoever.

(c) MergerCo 2 was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only incidentally to its formation or in furtherance of the transactions contemplated by this Agreement. All of the issued and outstanding capital stock of MergerCo 2 is validly issued, fully paid and non-assessable and is owned, beneficially and of record, by MergerCo 1 or, after the date of this Agreement, either MergerCo 1 or its assignees permitted by Section 10.8, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, stockholder agreements, limitations on Parent’s voting rights, charges and other encumbrances of any nature whatsoever.

(d) Except for (i) Liabilities incurred in connection with their formation, incorporation or organization and (ii) this Agreement and any other agreements or arrangements contemplated by this Agreement (including the Financing) or in furtherance of the transactions contemplated hereby, none of Parent, MergerCo 1 or MergerCo 2 has (x) incurred, directly or indirectly, through any Subsidiary or affiliate, any obligations or liabilities or (y) engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

4.5 Required Financing.

(a) Parent has delivered to the Paired Entities a true, correct and complete copy, including all exhibits and schedules thereto, of the fully executed equity financing commitment letters, dated as of the date hereof (each, an “Equity Commitment Letter”), between Parent and each of the other parties thereto (each an “Equity Investor”) pursuant to which each Equity Investor has committed, subject only to the terms and conditions therein, to invest in Parent the amounts set forth in the applicable Equity Commitment Letter (the aggregate amounts committed by the Equity Investors to be invested in Parent pursuant to the Equity Commitment Letters, the “Equity Financing”) for the purpose of financing the transactions contemplated by this Agreement.

(b) Assuming the amount of funds to be provided pursuant to the Equity Financing is funded in accordance with the terms thereof, the accuracy of the representations and warranties set forth in this Agreement and the performance in all material respects by the Paired Entities of their respective obligations under this Agreement, at the Closing, Parent will have sufficient cash on hand to consummate the transactions contemplated by this Agreement and satisfy all of its obligations under this Agreement, including the payment of the Merger Consideration, any fees and expenses of or payable by Parent, MergerCo 1, MergerCo 2, the Company Surviving Corporation or the Hospitality Surviving Corporation, any payments in respect of equity and other compensation obligations required to be made in connection with the Mergers, and any repayment or refinancing of any outstanding Indebtedness of Parent, the Company and their respective Subsidiaries required in connection therewith. In no event shall the receipt or availability of any funds or financing (including, for the avoidance of doubt, the Debt Financing) by Parent, MergerCo 1, MergerCo 2, or any of their respective affiliates or any other financing or other transactions be a condition to any of Parent’s, MergerCo 1’s or MergerCo 2’s obligations under this Agreement.

(c) Each Equity Commitment Letter (i) is in full force and effect and represents the legal, valid, binding and enforceable obligations of the parties thereto, enforceable against them in accordance with and subject to its terms and conditions, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity and (ii) has not been (and will not be prior to the Closing or valid termination of this Agreement) withdrawn, terminated or rescinded or otherwise amended, supplemented or modified (or is contemplated to be amended, supplemented or modified) in any respect. No event has occurred which, with or without notice, lapse of time or both, could constitute a default or breach by Parent under any term, or a failure of any condition, of the Equity Commitment Letters or otherwise result in any portion of the Equity Financing contemplated thereby to be unavailable on the date on which the Closing should occur pursuant to Section 1.3. Assuming the accuracy of the representations and warranties set forth in this Agreement, the performance in all material respects by the Paired Entities of their obligations under this Agreement and the satisfaction of the conditions to Closing set forth in Section 8.1 and Section 8.2, Parent does not have any reason to believe that it or any Equity Investor would be unable to satisfy on a timely basis any term or condition of either Equity Commitment Letter required to be satisfied by Parent or the relevant Equity Investor, as applicable. Parent has fully paid any and all commitment or other fees which are due and payable on or prior to the date hereof pursuant to the terms of the Equity Commitment Letters. There are no conditions precedent or other contingencies related to the investing of the full amount of the Equity Financing, other than as expressly set forth in the Equity Commitment Letters.

(d) Notwithstanding anything in this Agreement to the contrary, each of Parent, MergerCo 1 and MergerCo 2 understands and acknowledges that under the terms of this Agreement, the obligations of Parent, MergerCo 1 and MergerCo 2 to consummate the transactions contemplated by this Agreement are not in any way contingent upon or otherwise subject to the consummation of any financing arrangements, Parent’s MergerCo 1’s or MergerCo 2’s obtaining of any financing or the availability, grant, provision or extension of any financing to Parent, MergerCo 1 and MergerCo 2.

(e) None of Parent, Parent, MergerCo 1 and MergerCo 2, or any of their respective affiliates has entered into any Contract prohibiting or seeking to prohibit any bank or other potential provider of financing from providing or seeking to provide financing to any person in connection with a transaction relating to the Paired Entities or any of the Paired Entities Subsidiaries (including in connection with the making of any Acquisition Proposal) in connection with the transactions contemplated hereby.

4.6 Limited Guarantee. Concurrently with the execution of this Agreement, Parent has delivered to the Company the duly executed Limited Guarantee. Each Limited Guarantee is in full force and effect and is a legal, valid and binding obligation of the relevant Guarantor, enforceable against such Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity, and no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of either Guarantor under its Limited Guarantee.

4.7 Solvency. None of Parent, MergerCo 1, MergerCo 2 or the Guarantor is entering into this Agreement or the transactions contemplated by this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of the Paired Entities or any of the Paired Entities Subsidiaries. Assuming (a) satisfaction or waiver of the conditions to Parent’s, MergerCo 1’s and MergerCo 2’s obligations to consummate the Mergers, (b) the financial projections or forecasts provided by the Company and Hospitality to Parent prior to the date hereof have been prepared in good faith on assumptions that were and continue to be reasonable and (c) the accuracy of the representations and warranties set forth in Article V, then from and after the Effective Time and after giving effect to the transactions contemplated by this Agreement, including the Special Dividend, the Debt Financing, and the Parent-Approved Transactions, each of Parent, the Company Surviving Corporation, the Hospitality Surviving Corporation and each of the Paired Entities Subsidiaries will be Solvent at, and immediately after, the Effective Time. For the purposes of this Agreement, the term “Solvent”, when used with respect to any person, means that, as of any date of determination, (i) the fair value of the assets of such person at a fair valuation will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such person, (ii) the “present fair saleable value” of the property of such person will be greater than the amount that will be required to pay the probable liability of such person on its debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) such person will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date and

(iv) such person will be able to pay its debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured.

4.8 No Brokers. No broker, investment banker, financial advisor or other person, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Mergers based upon arrangements made by or on behalf of Parent, MergerCo 1, MergerCo 2 or any of their respective affiliates for which the Paired Entities or the Paired Entities Subsidiaries would be liable if the transactions contemplated by this Agreement are not consummated.

4.9 Litigation. As of the date hereof, (a) there is no Legal Action pending or, to the knowledge of Parent, threatened in writing against Parent, MergerCo 1, MergerCo 2 or any of their respective affiliates and (b) none of Parent, MergerCo 1, MergerCo 2 or any of their respective affiliates is subject to any outstanding Order, that, in each case of clauses (a) and (b), individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.

4.10 Other Agreements and Understandings. As of the date hereof, none of Parent nor any of its affiliates has entered into, or is party or otherwise subject to, any binding agreement, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any agreement, arrangement or understanding (in each case, whether oral or written) with any current employee, officer or director of any of the Paired Entities or the Paired Entities Subsidiaries that relates in any way to the operation of any of the Paired Entities or the Paired Entities Subsidiaries after the Closing, the Mergers or the other transactions contemplated by this Agreement.

4.11 Information Provided. The information supplied or to be supplied in writing by or on behalf of Parent specifically for inclusion in the Joint Proxy Statement, at the time the preliminary Joint Proxy Statement is filed with the SEC, the date the Joint Proxy Statement is first mailed to the Paired Entities’ stockholders and at the time of the Special Meetings, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they shall be made, not misleading in any material respect.

4.12 Paired Entities’ Capital Stock. As of the date hereof, neither Parent nor any of Parent’s affiliates, during the preceding three (3) years, was an Interested Stockholder (as defined in the Company Certificate of Incorporation or the Hospitality Certificate of Incorporation, as applicable) of a Paired Entity.

4.13 Independent Investigation. Each of Parent, MergerCo 1 and MergerCo 2 acknowledges (a) that it has conducted to its satisfaction its own independent investigation and analysis of the business, operations, assets, liabilities, results of operations, condition (financial or otherwise) and prospects of the Paired Entities and the Paired Entities Subsidiaries, (b) that it and its Representatives have received access to certain books and records, facilities, equipment, contracts and other assets of the Paired Entities and the Paired Entities Subsidiaries that it and its Representatives have requested to review for such purpose, and (c) that it and its Representatives have had an opportunity to meet with the management of the Paired Entities and the Paired Entities Subsidiaries and to discuss the business, operations, assets, liabilities, results of operations, condition (financial or otherwise) and prospects of the Paired Entities and the Paired Entities Subsidiaries.

4.14 No Other Representations or Warranties. Parent, MergerCo 1 and MergerCo 2 hereby acknowledge and agree that, except for the representations and warranties made by the Paired Entities in Article V, none of Parent, MergerCo 1 or MergerCo 2 has been induced by or relied upon any representations, warranties or statements, whether express or implied, made by the Paired Entities or the Paired Entities Subsidiaries or any of their respective affiliates, stockholders or Representatives or any other person, whether or not any such representations, warranties or statements were made in writing or orally. Each of Parent, MergerCo 1 and MergerCo 2 hereby acknowledge and agree that, except for the representations and warranties made by the Paired Entities in Article V, none of the Paired Entities or the Paired Entities Subsidiaries or any of their respective affiliates, stockholders or Representatives, has made or is making any express or implied representation or warranty with respect to the Paired Entities or the Paired Entities Subsidiaries or their respective businesses or operations, including with respect to any information provided or made available to Parent, MergerCo 1, MergerCo 2 or any of their respective affiliates, stockholders or Representatives, or any other person acting on their behalf, or, except as otherwise expressly set forth in this Agreement, had or has any duty or obligation to provide any information to Parent, MergerCo 1 or MergerCo 2 or any of their respective affiliates, stockholders or Representatives, or any other person acting on their behalf, in connection with this Agreement, the transactions contemplated hereby or otherwise. In connection with the due diligence investigation of the Paired Entities and the Paired Entities Subsidiaries by Parent, MergerCo 1, MergerCo 2 and their respective affiliates, stockholders and Representatives, Parent, MergerCo 1, MergerCo 2 and their respective affiliates, stockholders and Representatives have received and may continue to receive after the date hereof from the Paired Entities, the Paired Entities Subsidiaries and their affiliates, stockholders and Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Paired Entities, the Paired Entities Subsidiaries and their businesses and operations. Without limiting the representations and warranties made by the Paired Entities in Article V, Parent, MergerCo 1 and MergerCo 2 hereby acknowledge and agree that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which Parent, MergerCo 1 and MergerCo 2 are familiar, and that Parent, MergerCo 1 and MergerCo 2 are taking responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans). Accordingly, Parent, MergerCo 1 and MergerCo 2 hereby acknowledge and agree that none of the Paired Entities or the Paired Entities Subsidiaries, or any of their respective affiliates, stockholders or Representatives, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking statements or business plans), in each case, other than the express representations and warranties set forth in Article V.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PAIRED ENTITIES

Except (i) as set forth in the disclosure schedule delivered at or prior to the execution hereof to Parent (the “Paired Entities Disclosure Schedule”), or (ii) any information set forth in the Paired Entities SEC Reports filed with or furnished to the SEC since January 1, 2019 and prior to the date of this Agreement (excluding, in each case, disclosures set forth under the headings “Risk Factors” or “Forward-Looking Statements” of such filings and any similar disclosures that are cautionary, predictive or forward-looking in nature), the Paired Entities, jointly and severally, represent and warrant to Parent, MergerCo 1 and MergerCo 2 as follows:

5.1 Organization.

(a) Each of the Paired Entities (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now conducted and (iii) is duly qualified or licensed to do business as a foreign corporation and, where applicable as a legal concept, is in good standing in each jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the nature of its business makes such qualification or licensing legally necessary, except where the failure to be so organized, existing, qualified or licensed or in good standing, individually or in the aggregate, would not have a Company Material Adverse Effect.

(b) Each of the Subsidiaries of either Paired Entity (other than Hospitality) (each a “Paired Entities Subsidiary”) (i) is a corporation, partnership, business trust or limited liability company duly incorporated or organized, validly existing and in good standing (to the extent such concepts are applicable) under the laws of its jurisdiction of incorporation or organization, (ii) has the requisite corporate or other power and authority to own, lease and operate its properties and carry on its business as now conducted, and (iii) is duly qualified or licensed to do business as a foreign entity and, where applicable as a legal concept, is in good standing in each jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the nature of its business makes such qualification or licensing legally necessary, except where the failure to be so organized, existing, qualified or licensed or in good standing, would not have a Company Material Adverse Effect.

(c) The Paired Entities have made available to Parent true and complete copies of the Company Certificate of Incorporation, the Hospitality Certificate of Incorporation, the Company Bylaws and the Hospitality Bylaws as in effect on the date of this Agreement (the “Organizational Documents”). Each of the Organizational Documents is in full force and effect and neither Paired Entity is in violation of any provision of its respective Organizational Documents.

5.2 Authority. Each of the Paired Entities has all requisite corporate power and authority to execute and deliver this Agreement and, subject only to the Requisite Company Vote and the Requisite Hospitality Vote, to consummate the transactions contemplated hereby and perform its obligations hereunder. The execution, delivery and performance by each of the Paired Entities of this Agreement and the consummation by each of the Paired Entities of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of each of the Paired Entities, and, subject only to the Requisite Company Vote, the Requisite Hospitality Vote and the filing of the Company Certificate of Merger and the Hospitality Certificate of Merger with the DSOS, no other action or proceeding on the part of any Paired Entity is necessary to authorize the execution, delivery and performance by each of the Paired Entities of this Agreement or the consummation the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Paired Entities and, assuming the due and valid authorization, execution and delivery hereof by Parent, MergerCo 1 and MergerCo 2, constitutes a valid and binding obligation of each of the Paired Entities, as the case may be, enforceable against each of the Paired Entities in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or other similar Laws relating to creditors’ rights and general principles of equity.

5.3 Capitalization.

(a) The authorized capital stock of the Company consists solely of 3,500,000,000 shares of Company Common Stock, 350,000,000 shares of Company Preferred Stock of which 25,000 shares are designated as Series A Preferred Stock, 3,500,000,000 shares of excess stock, par value $0.01 per share, of the Company (“Company Excess Common Stock”), into which the Company Common Stock is convertible under the Company Certificate of Incorporation, and 350,000,000 shares of excess stock, par value $0.01 per share, of the Company (“Company Excess Preferred Stock”) into which the Company Preferred Stock is convertible under the Company Certificate of Incorporation of which 25,000 shares are designated as Excess Series A Preferred Stock. As of the close of business on March 12, 2021 (the “Capitalization Date”), (i) 177,560,635 shares of Company Common Stock were issued and outstanding, each of which is paired with one share of Hospitality Class B Common Stock, (ii) no shares of Company Preferred Stock were issued and outstanding and (iii) no shares of Company Excess Common Stock or Company Excess Preferred Stock were issued and outstanding. All of the shares of Company Common Stock issued and outstanding are, and all shares of capital stock of the Company that are subject to issuance, upon issuance under the terms and subject to the conditions specific in the instruments under which they are issuable will be, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. From the Capitalization Date through the date of this Agreement, the Company has not issued any shares of Company Common Stock or other equity securities other than shares of Company Common Stock issued in connection with the vesting of any Stock Units outstanding as of the Capitalization Date as described in Section 5.3(d). Each Paired Common Share is comprised of one share of Company Common Stock and one share of Hospitality Class B Common Stock. There are no Unpaired Shares (as defined in the Organizational Documents).

(b) The authorized capital stock of Hospitality consists solely of 4,300,000,000 shares of Hospitality Class A Common Stock, 7,800,000,000 shares of Hospitality Class B Common Stock, 125 shares of Hospitality Preferred Stock, 350,000,000 shares of preferred stock, par value $0.01 per share, of Hospitality (“Hospitality Penny Preferred Stock”), 4,300,000,000 shares of excess class A stock, par value $0.01 per share, of Hospitality (“Hospitality Excess Class A Stock”) into which the Hospitality Class A Common Stock is convertible under the Hospitality Certificate of Incorporation, 7,800,000,000 shares of excess class B stock, par value $0.01 per share, of Hospitality (“Hospitality Excess Class B Stock”) into which the Hospitality Class B Common Stock is convertible under the Hospitality Certificate of Incorporation, and 350,000,000 shares of excess preferred stock, par value $0.01 per share, of Hospitality (“Hospitality Excess Preferred Stock”) into which the Hospitality Penny Preferred Stock is convertible under the Hospitality Certificate of Incorporation. As of the Capitalization Date, (i) 250,493,583 shares of Hospitality Class A Common Stock were issued and outstanding, all of which were owned by the Company, (ii) 177,560,635 shares of Hospitality Class B Common Stock were issued and outstanding, each of which is paired with one share of Company Common Stock, (iii) 125 shares of Hospitality Preferred Stock were issued and outstanding, (iv) no shares of Hospitality Penny Preferred Stock were issued and outstanding, and (v) no shares of Hospitality Excess Class A Stock, Hospitality Excess Class B Stock or Hospitality Excess Preferred Stock were issued and outstanding. All of the shares of Hospitality Class A Common Stock, Hospitality Class B Common Stock and shares of Hospitality Preferred Stock issued and outstanding are, and all shares of capital stock of Hospitality that are subject to issuance, upon issuance under the terms and subject to the conditions specific in the instruments under which they are issuable will be, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. From the Capitalization Date through the date of this Agreement, Hospitality has not issued any shares of Hospitality Class A Common Stock, Hospitality Class B Common Stock, Hospitality Preferred Stock, Hospitality Penny Preferred Stock or other equity securities, other than shares of Hospitality Class B Common Stock issued in connection with the vesting of any Stock Units outstanding as of the Capitalization Date as described in Section 5.3(d).

(c) As of the date hereof, 8,000,000 shares of Company Common Stock were authorized and reserved for issuance pursuant to the Amended and Restated Extended Stay America, Inc. Long-Term Incentive Plan (the “Company Equity Plan”), subject to adjustment on the terms set forth in the Company Equity Plan, and 8,000,000 shares of Hospitality Class B Common Stock were authorized and reserved for issuance pursuant to the Amended and Restated ESH Hospitality, Inc. Long-Term Incentive Plan (the “Hospitality Equity Plan” and, together with the Company Equity Plan, the “Equity Plans”), subject to adjustment on the terms set forth in the Hospitality Equity Plan. As of the Capitalization Date, (i) 1,142,293 Stock Units subject to time-vesting conditions and 914,852 Stock Units subject to performance-vesting conditions (assuming achievement at maximum levels) were granted and outstanding under the Equity Plans and (ii) 346,404 Stock Units were vested and outstanding under the Equity Plans. From the Capitalization Date through the date of this Agreement, none of the Paired Entities has granted any Stock Units.

(d) Section 5.3(d) of the Paired Entities Disclosure Schedule sets forth a full list of the outstanding Stock Units as of the Capitalization Date, including (i) the name of the holder of such Stock Unit, (ii) the number of Paired Common Shares subject to each Stock Unit grant, (iii) the date on which such Stock Unit was granted and (iv) the extent to which such Stock Unit is vested and/or non-forfeitable and the times and extent to which such Stock Unit (assuming target level performance to the extent applicable) is scheduled to become vested and/or non-forfeitable thereafter.

(e) As of the date hereof, except as provided in Section 5.3(a), Section 5.3(b), Section 5.3(c) or Section 5.3(d), except for any conversion of outstanding shares of capital stock pursuant to the terms of the Company Certificate of Incorporation, the Hospitality Certificate of Incorporation and the Pairing Agreement, except for changes since the Capitalization Date resulting from the settlement of Stock Units outstanding on such date, and except as set forth in Section 5.3(d) of the Paired Entities Disclosure Schedule, there are no (i) outstanding securities of the Paired Entities or any Paired Entities Subsidiary convertible into or exchangeable for one or more shares of the share capital of, or other equity or voting interests in, the Paired Entities, (ii) options, warrants or other rights or securities issued or granted by the Paired Entities or any Paired Entities

Subsidiary relating to or based on the value of the equity securities of the Paired Entities, (iii) Contracts that are binding on the Paired Entities or any Paired Entities Subsidiary that obligate the Paired Entities or any Paired Entities Subsidiary to issue, acquire, sell, redeem, exchange or convert any capital shares of, or other equity interests in, the Paired Entities, or (iv) outstanding restricted shares, restricted share units, share appreciation rights, performance shares, performance units, deferred share units, contingent value rights, “phantom” shares or similar rights issued or granted by the Paired Entities or any Paired Entities Subsidiary that are linked to the value of the shares of Company Common Stock or Hospitality Class B Common Stock.

(f) As of the date hereof, neither the Company nor Hospitality has a stockholder rights plan in place. The Company has not exempted any person from the “Ownership Limit” as such term is defined in the Company Certificate of Incorporation and Hospitality has not exempted any person from the “Ownership Limit” as such term is defined in the Hospitality Certificate of Incorporation, in each case, which exemption remains in effect. None of the Paired Entities Subsidiaries owns any shares of Company Common Stock or Hospitality Class B Common Stock.

(g) None of the Paired Entities or Paired Entities Subsidiaries has any outstanding bonds, debentures, notes, Indebtedness or other similar obligations the holders of which have the right to vote (or which are convertible into, exchangeable into or exercisable for securities having the right to vote) on any matter that the stockholders of the Company or Hospitality may vote.

(h) Except for the Pairing Agreement and for transfer restrictions in the Organizational Documents or the organizational documents of any Paired Entities Subsidiary, none of the Company, Hospitality or any Paired Entities Subsidiary is a party to any stockholder’s agreement, voting trust agreement or registration rights agreement relating to any equity interests of the Company or Hospitality or any Paired Entities Subsidiary or any other similar agreement relating to the transfer, disposition, repurchase, redemption, voting or dividends with respect to any capital shares or other voting securities or equity interests of the Company, Hospitality or any Paired Entities Subsidiary.

(i) As of the date of this Agreement, there is no outstanding Indebtedness for borrowed money of the Paired Entities and the Paired Entities Subsidiaries in excess of $10,000,000 in principal amount, other than Indebtedness in the principal amounts identified by instrument in Section 5.3(i) of the Paired Entities Disclosure Schedule.

5.4 Subsidiaries. Section 5.4 of the Paired Entities Disclosure Schedule sets forth as of the date of this Agreement the name and jurisdiction of incorporation or organization of each Paired Entities Subsidiary and the ownership interest (and percentage interest) of the Paired Entities or a Paired Entities Subsidiaries and any other person, as applicable, in each Paired Entities Subsidiary. All issued and outstanding shares or other equity interests of each Paired Entities Subsidiary have been duly authorized, validly issued and are fully paid, nonassessable (as applicable) and free of preemptive rights. All issued and outstanding shares or other equity interests of each Paired Entities Subsidiary are owned directly or indirectly by the Company, Hospitality or a Paired Entities Subsidiary, free and clear of all Encumbrances, other than transfer and other restrictions under applicable federal and state securities Laws and restrictions in the organizational documents of the Paired Entities Subsidiary. Other than the Paired Entities Subsidiaries, there is no other person in which the Paired Entities or the Paired Entities Subsidiaries has an equity interest. Except pursuant to the Organizational Documents or for equity securities and other instruments (including loans) in wholly owned Paired Entities Subsidiaries, neither the Paired Entities or any Paired Entities Subsidiaries has any obligation to acquire any equity interest in another person, or to make any investment (in each case, in the form of a loan, capital contribution or similar transaction) in, any other person (including any Paired Entities Subsidiaries). Except as set forth in Section 5.4 of the Paired Entities Disclosure Schedule or for securities or rights held by a Paired Entity or a wholly-owned Paired Entity Subsidiary, there are no (i) outstanding securities of the Paired Entities or any Paired Entities Subsidiary convertible into or exchangeable for one or more shares of the share capital of, or other equity or voting interests in, a Paired Entities Subsidiary, (ii) options, warrants or other rights or securities issued or granted by the Paired

Entities or any Paired Entities Subsidiary relating to or based on the value of the equity securities of a Paired Entities Subsidiary, (iii) Contracts that are binding on the Paired Entities or any Paired Entities Subsidiary that obligate the Paired Entities or any Paired Entities Subsidiary to issue, acquire, sell, redeem, exchange or convert any capital shares of, or other equity interests in, a Paired Entities Subsidiary, or (iv) outstanding restricted shares, restricted share units, share appreciation rights, performance shares, performance units, deferred share units, contingent value rights, “phantom” shares or similar rights issued or granted by the Paired Entities or any Paired Entities Subsidiary that are linked to the value of the equity interests in a Paired Entities Subsidiary.

5.5 Consents and Approvals; No Conflicts.

(a) Except (1) for filings and approvals or expiration or termination of applicable waiting periods required under applicable Antitrust Laws, (2) for such filings and reports as may be required under, and other applicable requirements of, the Securities Act and the Exchange Act, (3) for the filing, and acceptance for record, of the Certificate of Mergers with the DSOS and the other actions required under the DGCL, (4) for any filings and approvals required under the rules and regulations of the Nasdaq Global Select Market and (5) for any filings as may be required in respect of any transfer or gain Taxes, none of the execution, delivery or performance of this Agreement by the Paired Entities, the consummation by the Paired Entities of the transactions contemplated hereby or compliance by the Paired Entities with any of the provisions hereof will (with or without notice or lapse of time, or both) require any filing with, notification to, or permit, authorization, consent or approval of, any Governmental Entity, except for such filings, notifications, permits, authorizations, consents and approvals the failure of which to be obtained or made, would not have a Company Material Adverse Effect.

(b) None of the execution, delivery or performance of this Agreement by the Paired Entities, the consummation by the Paired Entities of the transactions contemplated hereby or compliance by the Paired Entities with any of the provisions hereof will (with or without notice or lapse of time, or both) (i) subject to obtaining the Requisite Company Vote and Requisite Hospitality Vote, conflict with or violate any provision of the Organizational Documents or any organizational document of any Paired Entities Subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of vesting, amendment, termination, cancellation, acceleration, notification or other rights or obligations) under, or give rise to a right of, or result in, vesting, amendment, termination, cancellation, modification or acceleration, purchase or sale under, of any obligation or the creation of an Encumbrance (other than Permitted Encumbrances) or to the loss of a material benefit under, any of the terms, conditions or provisions of any Contract to which the Company, Hospitality or any Paired Entities Subsidiary is a party or by which it or any of its properties or assets may be bound, or (iii) conflict with or violate any Law or Permit or publicly-facing privacy policy applicable to the Company, Hospitality or any Paired Entities Subsidiary or any of their properties or assets, except in the cases of clauses (ii) and (iii) for any such violations, breaches, defaults, or conflicts which would not have a Company Material Adverse Effect.

5.6 SEC Reports; Financial Statements; Undisclosed Liabilities.

(a) The Paired Entities have filed or otherwise furnished to the SEC all forms, reports, schedules, statements, registration statements, prospectuses, definitive proxy statements and other documents required to be filed with or furnished to the SEC by the Paired Entities since January 1, 2019, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”) (all such documents, together with all exhibits and schedules to the foregoing materials and all information incorporated therein by reference and any amendments or supplements thereto, including those filed or furnished subsequent to the date hereof, the “Paired Entities SEC Reports”). As of their respective filing or furnished dates (or, if amended or superseded by a filing or a document furnished, then on such filing or furnished date), the Paired Entities SEC Reports (i) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, including, in each case, the rules and regulations promulgated thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. None of the Paired Entities Subsidiaries is currently subject to the periodic reporting requirements of the Exchange Act. The Paired Entities have made available to Parent all comment letters and all material correspondence between the SEC, on the one hand, and the Company or Hospitality, on the other hand, since January 1, 2018. As of the date hereof, there are no material outstanding or unresolved comments received from the SEC with respect to any of the Paired Entities SEC Reports filed or furnished by the Paired Entities with the SEC and, as of the date hereof, to the knowledge of the Paired Entities, none of the Paired Entities SEC Reports is the subject of ongoing SEC review. Each of the Paired Entities are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules and regulations of the Nasdaq Global Select Market. Each of the audited consolidated financial statements and unaudited consolidated interim financial statements of each of the Paired Entities included in or incorporated by reference into the Paired Entities SEC Reports (including the related notes and schedules, the “Company Financial Statements”) fairly presents in all material respects the consolidated financial position of the applicable Paired Entity and its Subsidiaries as of its date and each of the consolidated statements of operations, changes in shareholders’ equity and other comprehensive income and cash flows of the Paired Entities and their Subsidiaries included in or incorporated by reference into the Paired Entities SEC Reports (including any related notes and schedules) fairly present in all material respects the consolidated results of operations, changes in shareholders’ equity and other comprehensive income or cash flows, as the case may be, of the applicable Paired Entity and its consolidated Subsidiaries for the periods set forth therein, and, in each case have been prepared in accordance with GAAP (as in effect on the United States on the date of such Company Financial Statement) (except, in the case of unaudited statements, as permitted by Form 10-Q, Form 8-K or any successor form under the Exchange Act) consistently applied during the periods involved (except as may be noted therein, or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the Exchange Act). The Paired Entities have designed and maintain a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) intended to provide reasonable assurances regarding the reliability of financial reporting for the Paired Entities and the Paired Entities Subsidiaries. The Paired Entities have established and maintain “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) intended to provide reasonable assurance that material information required to be disclosed by the Paired Entities in the reports that they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the applicable Paired Entity’s management as appropriate to allow timely decisions regarding required disclosure, have conducted the procedures in accordance with their terms and have otherwise operated in compliance with the requirements under Rules 13a-15 and 15d-15 of the Exchange Act.

(b) Except as and to the extent accrued, reflected, disclosed or reserved against on the consolidated balance sheet of the Paired Entities as of December 31, 2020 included in the Paired Entities SEC Reports filed prior to the date hereof, none of the Company, Hospitality or any Paired Entities Subsidiary has any Liability required to be accrued, reflected, disclosed or reserved on a consolidated balance sheet of a Paired Entity prepared in accordance with GAAP, except for (i) Liabilities arising out of or incurred in connection with the Mergers or the other transactions contemplated by this Agreement, (ii) Liabilities incurred in the ordinary course of business consistent with past practice and (iii) Liabilities that would not reasonably be expected to have a Company Material Adverse Effect.

5.7 Litigation. Except as would not have a Company Material Adverse Effect, there is no Legal Action pending or, to the knowledge of the Paired Entities, threatened in writing against the Company, Hospitality or any of the Paired Entities Subsidiaries or their properties or assets or any director, officer or employee of the Company, Hospitality or any of the Paired Entities Subsidiaries in his or her capacity as such or other person, in each case, for whom the Company, Hospitality or any of the Paired Entities Subsidiaries may be liable. Neither the Paired Entities nor any Paired Entities Subsidiary is subject to any outstanding Order unrelated to this Agreement that would reasonably be expected to have a Company Material Adverse Effect. As of immediately prior to the date of this Agreement, there is no Legal Action to which the Paired Entities or any Paired Entities Subsidiary is a party pending or, to the knowledge of the Paired Entities, threatened in writing seeking to prevent, hinder, modify, delay or challenge the Mergers or any of the other transactions contemplated by this Agreement.

5.8 Compliance with Laws; Permits.

(a) None of the Paired Entities nor any of the Paired Entities Subsidiaries is, nor since January 1, 2018 has been, in violation or default of any Laws or any publicly-facing privacy policies to which either of the Paired Entities or any Paired Entities Subsidiary or any of their respective businesses, properties or assets is subject, except where such violation or default, alone or together with all other violations, would not have or reasonably be expected to have a Company Material Adverse Effect. Except as would not reasonably be expected to have a Company Material Adverse Effect, no investigation, review or proceeding by any Governmental Entity with respect to the Paired Entities or any Paired Entities Subsidiary or their operations is pending or, to the knowledge of the Paired Entities, threatened in writing, and, to the knowledge of the Paired Entities, no Governmental Entity has indicated an intention to conduct the same.

(b) The Paired Entities and the Paired Entities Subsidiaries have obtained and are in possession of all licenses, permits, franchises, variances, consents, certificates, approvals, exemptions, clearances, permissions, qualifications, registrations and Orders of any Governmental Entity (“Permits”) necessary for the Paired Entities and the Paired Entities Subsidiaries to own, lease and operate their properties and assets and to conduct their business as such business is currently being conducted, except where the failure to obtain any such Permit, alone or together with all other such failures, would not have a Company Material Adverse Effect. All of such Permits are valid and in full force and effect, except where the failure to be in full force and effect would not have a Company Material Adverse Effect. The Paired Entities and the Paired Entities Subsidiaries are, and each of their respective business as being conducted is, in compliance in all respects with the terms and requirements of such Permits, except where the failure to be in compliance would not have a Company Material Adverse Effect. No suspension or cancellation of any Permit is pending or, to the knowledge of the Paired Entities, threatened in writing and no such suspension or cancellation will result from the transactions contemplated by this Agreement, in each case except as would not reasonably be expected to have a Company Material Adverse Effect. The Paired Entities and the Paired Entities Subsidiaries are, and each of their respective business as being conducted is, in compliance in all respects with the terms and requirements of such Permits, except where the failure to be in compliance would not have a Company Material Adverse Effect.

(c) Except as would not reasonably be expected to have a Company Material Adverse Effect, neither the Paired Entities nor any of the Paired Entities Subsidiaries, nor, to the knowledge of the Paired Entities, any director, officer or employee of the Paired Entities or any Paired Entities Subsidiaries, has (i) knowingly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) unlawfully offered or provided, directly or indirectly, anything of value to (or received anything of value from) any foreign or domestic government employee or official or any other person, or (iii) taken any action, directly or indirectly, that would constitute a violation in any material respect by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.

(d) The representations in this Section 5.8 do not apply to Tax matters, as to which the representations and warranties are as set forth in Section 5.10

5.9 Absence of Certain Changes. Since December 31, 2020, through the date of this Agreement, (i) there has not been any event, circumstance, change, development or effect that has had or would reasonably be expected to have a Company Material Adverse Effect, (ii) the Company, Hospitality and the Paired Entities Subsidiaries have conducted their businesses in all material respects in the ordinary course of business consistent with past practice and (iii) there has not been any declaration, setting aside for payment or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any shares of Company

Common Stock, Hospitality Class A Common Stock, Hospitality Class B Common Stock or Hospitality Preferred Stock except for (A) a special cash distribution of $0.35 per share of Hospitality Class A Common Stock and Hospitality Class B Common Stock declared on December 22, 2020 and paid on each share of Hospitality Class A Common Stock and Hospitality Class B Common Stock on January 20, 2021, (B) a cash dividend of $0.09 per Paired Common Share declared on February 25, 2021 and payable on each Paired Common Share on March 26, 2021 and (C) dividends declared and paid on the Hospitality Preferred Stock in accordance with the terms of the Hospitality Certificate of Incorporation.

5.10 Taxes.

(a) Except as set forth in Section 5.10(a) of the Paired Entities Disclosure Schedule, (i) each of the Company, Hospitality and the Paired Entities Subsidiaries has timely filed (or had timely filed on their behalf) all material Tax Returns required to be filed by any of them (after giving effect to any filing extension granted by a Governmental Entity) and all such Tax Returns are correct, complete, and accurate in all material respects; (ii) each of the Company, Hospitality and the Paired Entities Subsidiaries has timely paid (or had timely paid on its behalf), all material Taxes required to be paid by it (whether or not shown on a Tax Return), except to the extent that any such Taxes are being contested in good faith or for which adequate reserves or accruals have been provided in accordance with GAAP; (iii) to the knowledge of the Paired Entities no deficiencies for any material Taxes have been proposed, asserted or assessed in writing against the Company, Hospitality or any of the Paired Entities Subsidiaries that remain outstanding; (iv) there are no audits, examinations or other proceedings related to any material Taxes or material Tax matters of the Paired Entities or any Paired Entities Subsidiary in progress, and no Paired Entity or Paired Entities Subsidiary has received any written notice from any taxing authority that it intends to conduct such an audit, examination or other proceeding in respect of any material Taxes; (v) none of the Company, Hospitality or the Paired Entities Subsidiaries is contesting any liability for material Taxes before any Governmental Entity, (vi) the Paired Entities and the Paired Entities Subsidiaries have complied in all material respects with all applicable Laws, rules and regulations relating to the withholding of Taxes and have duly and timely withheld and paid over to the appropriate taxing authorities all material amounts required to be so withheld and paid on or prior to the due date thereof; (vii) each of the Paired Entities and the Paired Entities Subsidiaries has complied in all material respects with its obligations to file IRS Forms W-2 and 1099; (viii) to the knowledge of the Paired Entities no claim is pending by a taxing authority in a jurisdiction where the Paired Entities or the Paired Entities Subsidiaries do not file Tax Returns that such entity is or may be subject to a material amount of Tax by that jurisdiction; (ix) there are no material Tax liens on any assets of the Company, Hospitality or any of the Paired Entities Subsidiaries (other than any liens for Taxes not yet due and payable for which adequate reserves have been made in accordance with GAAP or for Taxes being contested in good faith); (x) neither the Company, Hospitality nor any Paired Entities Subsidiary has waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to an assessment or deficiency for a material amount of Tax (other than pursuant to extensions of time to file Tax Returns in the ordinary course); and (xi) neither the Company, Hospitality, nor any Paired Entities Subsidiaries has any outstanding request for any Tax ruling from any Governmental Entity or is the subject of a “closing agreement” within the meaning of Section 7121 of the Code (or any comparable agreement under applicable state, local or foreign Tax Law) that would have effect following the Closing Date.

(b) For all taxable years commencing with its taxable year ended December 31, 2010, Hospitality (including its predecessor, ESH Hospitality, LLC) has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) within the meaning of Sections 856-860 of the Code and has operated since December 31, 2010 (the year with respect to which Hospitality (or its predecessor) first made the election to be treated as a real estate investment trust for U.S. federal income tax purposes) to the date hereof and intends to continue to operate until the Effective Time, in such a manner as to permit it to continue to qualify as a REIT through such time. Hospitality has not taken or omitted to take any action which would reasonably be expected to result in Hospitality’s failure to qualify as a REIT, and no challenge to Hospitality’s status or qualification as a REIT is pending or, to the knowledge of the Paired Entities, threatened in writing. Section 5.10(b) of the Paired Entities Disclosure Schedule sets forth each of the Paired Entities Subsidiaries and its classification for U.S. federal income tax purposes as of the date hereof. Each Subsidiary of Hospitality that is listed in Section 5.10(b) of the Paired Entities Disclosure Schedule as a partnership, joint venture, or limited liability company has, since the date of its formation and the date on which Hospitality acquired a direct or indirect interest in such entity, been treated for U.S. federal income tax purposes as a partnership or disregarded entity, as the case may be, and not as a corporation or an association taxable as a corporation. Each Subsidiary of Hospitality that is listed in Section 5.10(b) of the Paired Entities Disclosure Schedule as a corporation has, since the date of its formation or the date on which Hospitality acquired an interest in such entity, been treated for U.S. federal income tax purposes as a REIT, “qualified REIT subsidiary” pursuant to Section 856(i) of the Code (a “QRS”) or a “taxable REIT subsidiary” pursuant to Section 856(l) of the Code (a “TRS”) as set forth on such schedule. Each entity that is listed in Section 5.10(b) of the Paired Entities Disclosure Schedule as a REIT has been, since the date of its formation, treated as a REIT for U.S. federal income tax purposes. Neither Hospitality nor any Subsidiary of Hospitality holds any asset the disposition of which would be subject to rules similar to Section 1374 of the Code (or otherwise result in any “built-in gains” Tax under Section 337(d) of the Code and the applicable Treasury Regulations thereunder). Since November 12, 2013, the value (as determined under Section 269B of the Code) of all shares of Hospitality Class B Common Stock has represented less than 50% of the value of all of the outstanding shares of stock of Hospitality.

(c) Since January 1, 2016, neither Hospitality nor any its Subsidiaries has incurred any liability for Taxes under Sections 857(b), 857(f), 860(c) or 4981 of the Code or Section 337(d) of the Code (and the applicable Treasury Regulations thereunder). Since January 1, 2016, neither Hospitality nor any of its Subsidiaries (other than a TRS or any subsidiary of a TRS) has engaged at any time in any “prohibited transaction” within the meaning of Section 857(b)(6) of the Code. Since January 1, 2016, neither Hospitality nor any of its Subsidiaries has engaged in any transaction that would give rise to “redetermined rents, redetermined deductions and excess interest” described in Section 857(b)(7) of the Code. To the knowledge of the Paired Entities, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentences will be imposed on the Paired Entities or any Paired Entities Subsidiary.

(d) There are no Tax Protection Agreements currently in force.

(e) The Paired Entities have made available to Parent correct and complete copies of (i) all U.S. federal and other material Tax Returns of the Paired Entities and the Paired Entities Subsidiaries relating to the taxable periods ending since the Paired Entities’ and the Paired Entities Subsidiaries’ respective taxable years ending on December 31, 2016 and (ii) any audit report issued within the last four (4) years relating to any material Taxes due from or with respect to the Paired Entities or any Paired Entities Subsidiaries.

(f) Neither the Paired Entities nor any of the Paired Entities Subsidiaries: (i) has agreed to make any material adjustment pursuant to Section 481(a) of the Code, (ii) has any knowledge that the IRS has proposed, in writing, such an adjustment or a change in accounting method with respect to the Paired Entities or any Paired Entities Subsidiary or (iii) has any application pending with the IRS or any other Governmental Entity requesting permission for any change in accounting method.

(g) Neither the Paired Entities nor any Paired Entities Subsidiary is a party to any Tax indemnity, allocation or sharing agreement or similar agreement or arrangement, other than (i) any agreement or arrangement solely among any of the Paired Entities and/or any Paired Entities Subsidiaries and (ii) provisions in commercial contracts not primarily relating to Taxes.

(h) Neither the Paired Entities nor any Paired Entities Subsidiary has participated in or has any liability or obligation with respect to any “listed” transaction within the meaning of Treas. Reg. § 1.6011-4(b)(2).

(i) In the past two (2) years, neither the Paired Entities nor any Paired Entities Subsidiary has been a “distributing corporation” or a “controlled corporation” in a distribution in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.

(j) Since January 1, 2016, neither the Paired Entities nor any Paired Entities Subsidiary: (i) is or has ever been a member of an affiliated group of corporations filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any person (other than the Paired Entities or any Paired Entities Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of any state, local, or foreign Law), or as a transferee or successor.

(k) Except as set forth in Section 5.10(k) of the Paired Entities Disclosure Schedule, neither the Paired Entities nor any Paired Entities Subsidiary has (i) made any election to defer any payroll Taxes under the CARES Act, (ii) claimed any Tax credit pursuant to Section 7001 or 7003 of the Families First Coronavirus Response Act of 2020 or (iii) taken out any loan, received any loan assistance or received any other financial assistance, or requested any of the foregoing, in each case under the CARES Act, including pursuant to the Paycheck Protection Program or the Economic Injury Disaster Loan Program.

5.11 Material Contracts.

(a) Section 5.11(a) of the Paired Entities Disclosure Schedule contains a complete list of the following Contracts (or the accurate description of principal terms in the case of oral Contracts), including all amendments, supplements and side letters thereto that modify each such Contract in any material respect to which the Company, Hospitality or any Paired Entities Subsidiary is a party or by which the Company, Hospitality or any Paired Entities Subsidiary or any of their respective properties or assets are bound or affected as of the date hereof (each required to be disclosed, a “Material Contract”):

(i) (A) the Corporate Offices Lease, (B) any lease, sublease or occupancy agreement (other than solely among one or more Paired Entities and/or Paired Entities Subsidiaries) of real or personal property providing for the payment by the any of the Paired Entities and/or Paired Entities Subsidiaries of annual rent of $2,000,000 or more or relates to real property comprising more than 25,000 square feet of space (together with the Corporate Offices Lease, collectively, “Material Company Leases”), (C) any Ground Lease, (D) any Operating Lease and (E) any Franchise Agreement Document;

(ii) any partnership, limited liability company agreement, joint venture or other similar Contract (other than solely among one or more Paired Entities and/or Paired Entities Subsidiaries) with a third party;

(iii) any Contract (other than solely among one or more Paired Entities and/or Paired Entities Subsidiaries) under which Indebtedness of any of the Paired Entities and/or Paired Entities Subsidiaries is (A) outstanding with an outstanding principal amount in excess of $5,000,000, individually, whether secured or unsecured, or (B) secured by Paired Entities Property (such Contracts described in clauses (A) and (B), the “Existing Loan Documents”);

(iv) any Contract, including any amendment thereto, required to be filed as an exhibit to the Paired Entities’ Annual Report on Form 10-K pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act on or after January 1, 2019;

(v) any Contract (other than solely among one or more Paired Entities and/or Paired Entities Subsidiaries) providing for the sale, assignment, ground lease or exchange of, or option to sell, assign, ground lease or exchange, any Paired Entities Property or any portion thereof, or for the purchase, assignment, ground lease or exchange of, or option to purchase, assign, ground lease or exchange, any real estate (the “Active Sale Agreements”);

(vi) any Contract (other than solely among one or more Paired Entities and/or Paired Entities Subsidiaries) for the acquisition or disposition (by merger, consolidation, acquisition of equity interests or assets or any other business combination) of any property or assets or instruments (other than Contracts referenced in clause (v) of this Section 5.11(a)) for aggregate consideration under such Contract of $3,000,000 or more;

(vii) other than Contracts for ordinary repair and maintenance, any Contract (other than solely among one or more Paired Entities and/or Paired Entities Subsidiaries) relating to the development or construction of, or additions or expansions to, the Paired Entities Properties, under which the Company, Hospitality or any of the Paired Entities Subsidiaries has, or expects to incur, an obligation under such Contract of (A) individually, $500,000 or more, or (B) collectively with all obligations under any other Contracts for the applicable project with respect to which such Contract has been entered, $1,000,000 or more;

(viii) any Contract (other than solely among one or more Paired Entities and/or Paired Entities Subsidiaries) pursuant to which the Company, Hospitality or any of the Paired Entities Subsidiaries manages any material real property (other than property owned by the Company, Hospitality and/or any Paired Entities Subsidiaries) which by its terms provides to the Company, Hospitality and the Paired Entities Subsidiaries annual receipts under such Contract of $50,000 or more;

(ix) any Contract that contains covenants of a Paired Entity or any Paired Entities Subsidiary purporting to limit either the type of business in which the Paired Entity or any Paired Entities Subsidiary or any of their affiliates may engage or the geographic area in which any of them may so engage, other than exclusive lease provisions, non-compete provisions and other similar leasing restrictions entered into by the Paired Entity or any Paired Entities Subsidiary in the ordinary course of business consistent with past practice, contained in the Material Company Leases or contained in other recorded documents by which real property was conveyed by the Paired Entity or any Paired Entities Subsidiary to any user;

(x) any Contract that (x) requires the Paired Entities or any Paired Entities Subsidiary to make any investment (in each case, in the form of a loan, capital contribution or similar transaction) in any Paired Entities Subsidiary or other person in excess of $2,000,000 or (y) evidences a loan (whether secured or unsecured) made to any other person in excess of $2,000,000;

(xi) any Contract which relates to the settlement (or proposed settlement) of any pending or threatened suit or proceeding, other than any settlement that provides solely for the payment of less than $1,000,000 in cash (net of any amount covered by insurance or indemnification that is reasonably expected to be received by the Paired Entities or any Paired Entities Subsidiary);

(xii) any Contract that relates to material Owned Intellectual Property or Licensed Intellectual Property or material IT Assets, other than (i) inbound “off-the-shelf” software licenses with annual fees less than $2,000,000 or (ii) non-exclusive licenses in the ordinary course of business;

(xiii) any Contract with any executive officer, or director of any Paired Entity or any of the Paired Entities Subsidiaries, any stockholder of the Paired Entities beneficially owning 5% or more of outstanding shares of Company Common Stock or Hospitality Class B Common Stock or, to the knowledge of the Paired Entities, any member of the “immediate family” (as such term is defined in Item 404 of Regulation S-K promulgated under the Securities Act) of any of the foregoing (other than compensatory arrangements and indemnity agreements); and

(xiv) any Contract not otherwise described above and calls for or guarantees (A) aggregate payments by the Paired Entities and the Paired Entities Subsidiaries of more than $5,000,000 over the remaining term of such Contract or (B) annual aggregate payments by the Paired Entity and the Paired Entities Subsidiaries of more than $2,500,000.

(b) Except as would not have a Company Material Adverse Effect, (i) none of the Company, Hospitality or any Paired Entities Subsidiary is and, to the knowledge of the Paired Entities, no other party is in breach or violation of, or default under, any Material Contract, (ii) none of the Company, Hospitality or any of the Paired Entities Subsidiaries has received any written claim of default under any such agreement that remains uncured, and (iii) to the knowledge of the Paired Entities, no event has occurred which would result in a breach or violation of, or a default under, any Material Contract (in each case, with or without notice or lapse of time or both). Except as would not have a Company Material Adverse Effect, each Material Contract is valid and binding on the applicable Paired Entity or Paired Entities Subsidiary party thereto, and to the knowledge of the Paired Entities, each other party thereto, and enforceable in accordance with its terms and is in full force and effect (subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity).

5.12 Real and Personal Property.

(a) Owned Property. Section 5.12(a) of the Paired Entities Disclosure Schedule lists each parcel of real property owned as of the date hereof by the Company, Hospitality or any Paired Entities Subsidiary (collectively, the “Owned Real Property” and together with the Ground Leased Real Properties (defined below), the “Paired Entities Properties” and each individually, a “Paired Entities Property”). The Company, Hospitality or the applicable Paired Entities Subsidiary set forth in Section 5.12(a) of the Paired Entities Disclosure Schedule owns good and valid fee simple title to the Owned Real Property, free and clear of liens, mortgages or deeds of trust, pledges, options, rights of first refusal or offer, conditional or installment sales contracts, claims against title, charges which are liens, security interests or other encumbrances on title (“Encumbrances”), other than (i) statutory Encumbrances for taxes and assessments not yet due and payable or for taxes that are being contested in good faith by appropriate proceedings and for which reserves have been established on the Company Financial Statements in accordance with GAAP (to the extent required by GAAP), (ii) mechanics’, materialmen’s, workmen’s, repairmen’s, warehousemen’s, carriers’ and similar Encumbrances arising in the ordinary course of business of the Paired Entities or any of the Paired Entities Subsidiaries for amounts not yet due and payable or the amount or validity of which are being contested in good faith and for which appropriate reserves have been established on the Company Financial Statements in accordance with GAAP (to the extent required by GAAP), (iii) Encumbrances for which title insurance coverage pursuant to a title policy held by the Company, Hospitality or the applicable Paired Entities Subsidiary has been obtained, (iv) Encumbrances as would be ascertained by a current and accurate survey and inspection of the applicable property (other than such matters that, individually or in the aggregate, materially adversely impair the current use, operation or value of the subject real property), (v) Encumbrances securing Indebtedness reflected on the most recent consolidated balance sheet of the Paired Entities included in the Paired Entities SEC Reports filed with the SEC prior to the date of this Agreement or incurred by the Paired Entities or any of their Subsidiaries in the ordinary course of business since the date of such consolidated balance sheet, (vi) Encumbrances imposed or promulgated by Laws or by any Governmental Entities with respect to real property and improvements, including zoning regulations, (vii) Encumbrances under applicable securities laws, (viii) Encumbrances granted to public utilities, municipalities or other Governmental Entities that would not reasonably be expected to materially interfere with the current use or value of the subject real property, (ix) the terms of any Ground Leases, and all right and title of the fee lessor under any Ground Leased Real Property and any Encumbrances thereon permitted pursuant to the terms of the applicable Ground Lease, and (x) all other non-monetary Encumbrances and other imperfections of title that are typical for the applicable property type and locality and that would not reasonably be expected to materially impair the existing use (or if such real property is vacant, the intended use), operation or value of the property or asset affected by the applicable Encumbrance (collectively, “Permitted Encumbrances”).

(b) Ground Leases. Section 5.12(b) of the Paired Entities Disclosure Schedule lists as of the date hereof (i) the common street address of real property in which a Paired Entity or a Paired Entities Subsidiary holds as lessee or sublessee a ground lease or ground sublease interest in any real property (as the context may require, individually or collectively, the “Ground Leased Real Property”) , (ii) each ground lease (or ground sublease) pursuant to which any Paired Entity or any Paired Entities Subsidiary is a lessee (or sublessee), including each amendment or guaranty or any other agreement related thereto (individually, a “Ground Lease” and collectively, “Ground Leases”) and (iii) the applicable Paired Entity or Paired Entities Subsidiaries holding such leasehold interest. Except as would not have or reasonably be expected to have a Company Material Adverse Effect, a

Paired Entity or a Paired Entities Subsidiary holds a valid leasehold or subleasehold interest in the Ground Leased Real Property free and clear of all Encumbrances except for Permitted Encumbrances. True and complete copies of the Ground Leases have been made available to Parent.

(c) Third Party Leases. Section 5.12(c) of the Paired Entities Disclosure Schedule lists each commercial operating lease, sublease, ground lease, license, room block contract or occupancy agreement with a third party as tenant/lessee thereunder in place with respect to the Paired Entities Property under which the Company, Hospitality or any Paired Entities Subsidiary is landlord/lessor, including each material amendment or other agreement relating thereto other than ordinary-course bookings and related Contracts (“Operating Leases”).

(d) Other Company Leases. Section 5.12(d) of the Paired Entities Disclosure Schedule lists (i) each parcel of real property leased or subleased by the Company, Hospitality or any Paired Entities Subsidiary from a party other than a Paired Entity and/or a Paired Entities Subsidiary (which shall not include the Ground Leased Real Property, and any property leased pursuant to billboard leases, cell tower leases and parking lot leases) (collectively, the “Leased Properties”) and (ii) each lease or sublease of such real property pursuant to which any Paired Entity or any Paired Entities Subsidiary holds as a lessee or sublessee a leasehold or sublease interest in a Leased Property, including each amendment, guaranty or other agreement relating thereto (collectively, the “Lease Documents”). Except as would not have or reasonably be expected to have a Company Material Adverse Effect, (i) each of the Lease Documents is valid, binding and in full force and effect as against the Company, Hospitality or the Paired Entities Subsidiaries and, to the knowledge of the Paired Entities, as against the other party thereto subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity, and (ii) a Paired Entity or a Paired Entities Subsidiary holds a valid leasehold or subleasehold interest as a lessee or sublessee in the Leased Properties free and clear of all Encumbrances except for Permitted Encumbrances. True and complete copies of the Lease Documents have been made available to Parent.

(e) Property Agreements. None of the Company, Hospitality or any Paired Entities Subsidiary is a party to any management, or other similar agreements providing for the management of operations conducted at any Paired Entities Property by any person other than the Company, Hospitality or any Paired Entities Subsidiary (a “Third Party”).

(f) Personalty/Non-Real Estate Assets. Except as would not have a Company Material Adverse Effect, the Company, Hospitality and the Paired Entities Subsidiaries have good and valid title to, or a valid and enforceable leasehold interest in, all material personal property and other material non-real estate assets used by them at the Paired Entities Properties to conduct the business of the Paired Entities, free and clear of all Encumbrances, except for Permitted Encumbrances.

(g) Company Space Leases. Section 5.12(g) of the Paired Entities Disclosure Schedule lists as of the date hereof each lease, sublease ground lease, license or other occupancy agreement (other than ordinary-course bookings and related contracts of any Paired Entities Property) to which any Paired Entity or Paired Entities Subsidiary is party as landlord with respect to each of the applicable Paired Entities Properties (such leases, together with all amendments, modifications, supplements, renewals, extensions, guarantees and other agreements related thereto, but excluding the Operating Leases, the “Company Space Leases”).

(h) Participation Agreements. Except for those contracts or agreements set forth in Section 5.12(h) of the Paired Entities Disclosure Schedule and the Material Contracts, neither any of the Paired Entities nor any Paired Entities Subsidiary has entered into any contract or agreement (collectively, the “Participation Agreements”) with any person other than a Paired Entity or a wholly owned Paired Entities Subsidiary (the “Participation Party”) which provides for a right of such Participation Party to a participation, investment, joinder, partnership interest, or have any other interest in (whether characterized as a contingent fee, profits interest, equity interest or otherwise) or have the right to any of the foregoing in any proposed or anticipated investment opportunity, joint venture, partnership or any other current or future transaction or property in which a Paired Entity or any Paired Entities Subsidiary has or will have a material interest, including those transactions or properties identified, sourced, produced or developed by such Participation Party (a “Participation Interest”). Section 5.12(h) of the Paired Entities Disclosure Schedule sets forth all of the Paired Entities Properties which are held by a Paired Entity or a Paired Entities Subsidiary in respect of which any Participation Party currently has a Participation Interest, and setting forth the Participation Agreements, as the case may be, pertaining thereto.

(i) Management Agreements. Except as set forth in Section 5.12(i) of the Paired Entities Disclosure Schedule, neither any of the Paired Entities nor any Paired Entities Subsidiary is a party to any material agreement pursuant to which a Paired Entity or any of the Paired Entities Subsidiaries manages any real properties for any Third Party.

(j) Transfer Rights. As of the date hereof, other than the Active Sale Agreements, (i) neither any of the Paired Entities nor any Paired Entities Subsidiary has exercised any Transfer Right with respect to any real property or person in an amount in excess of $3,000,000, individually or in the aggregate, which transaction has not yet been consummated and (ii) no Third Party has exercised in writing any Transfer Right with respect to any Paired Entities Subsidiary or Paired Entities Property, which transaction has not yet been consummated.

(k) Condemnation/Rezoning. Except as would not reasonably be expected to have a Company Material Adverse Effect, to the knowledge of the Paired Entities, as of the date hereof, none of the Paired Entities or any of the Paired Entities Subsidiaries has received any written notice to the effect that any condemnation or rezoning proceedings are pending or threatened with respect to any of the Paired Entities Properties.

(l) Prior Sale Agreements. Section 5.12(l) of the Paired Entities Disclosure Schedule lists each real property or leasehold interest in any ground lease (or sublease) conveyed, transferred, assigned or otherwise disposed of by any Paired Entity or any Paired Entities Subsidiary (if a Paired Entities Subsidiary at the time of such conveyance, transfer, assignment or disposition) since January 1, 2018, except for easements or similar interests. Other than as set forth in Section 5.12(l) of the Paired Entities Disclosure Schedule, to the knowledge of the Paired Entities, as of the date hereof, none of the Paired Entities or any of the Paired Entities Subsidiaries has received any written notice of any outstanding claims under any Prior Sale Agreements which would reasonably be expected to result in liability to any Paired Entity or any Paired Entities Subsidiary in an amount, in the aggregate, in excess of $1,000,000. To the knowledge of the Paired Entities, none of the Paired Entities or any of the Paired Entities Subsidiaries has received any written notice of any outstanding violation of any Law, including zoning regulation or ordinance, building or similar law, code, ordinance, order or regulation, for any Paired Entities Property, in each case which has had, or would reasonably be expected to have, a Company Material Adverse Effect.

(m) Except as would not reasonably be expected to have a Company Material Adverse Effect, all Franchise Disclosure Documents used by any Paired Entity or any of the Paired Entities Subsidiaries since January 1, 2019 to offer or sell franchises for any franchise agreements that are in effect as of the date of this Agreement: (i) have contained all information required by the Franchise Laws at the time such disclosure was made and (ii) have otherwise been prepared and delivered to prospective franchisees in compliance with the Franchise Laws. Section 5.12(m) of the Paired Entities Disclosure Schedule sets forth a correct and complete list of all states in the United States that have franchise registration requirements in which (i) the Paired Entity or any of the Paired Entities Subsidiaries are currently registered to sell franchises and (ii) the Paired Entity or any of the Paired Entities Subsidiaries are currently exempt from the registration provisions of such state’s Franchise Law.

(n) Budgets. The operating budget set forth in Section 5.12(n) of the Paired Entities Disclosure Schedule (the “Operating Budget”) discloses, as of the date hereof, the budgeted operating expenses of the Paired Entities and the Paired Entities Subsidiaries through December 31, 2021, excluding Capital Expenditures not directly related to corporate activities. The capital expenditure budget in Section 5.12(n) of the Paired Entities

Disclosure Schedule (the “Capital Expenditure Budget”) discloses, as of the date hereof, the budgeted amount of all expenditures and fundings (capital or otherwise) in connection with renovations, construction projects, restorations, developments and redevelopments, and projects that are in pre-development, on any Paired Entities Property (collectively, the “Capital Expenditures”), budgeted to be funded on an annual basis through December 31, 2021 by or on behalf of any Paired Entity or any Paired Entities Subsidiary, in each case with respect to each project or line item, in excess of $500,000 or in an aggregate amount per Paired Entities Property in excess of $1,000,000.

5.13 Intellectual Property. Except as would not have a Company Material Adverse Effect: (i) the Company, Hospitality or the Paired Entities Subsidiaries own or are licensed to use, or otherwise have the right to use, all items of Intellectual Property used in the business of the Company, Hospitality and the Paired Entities Subsidiaries as currently conducted; (ii), the Company, Hospitality or the Paired Entities Subsidiaries own the entire right, title and interest in and to each item of Intellectual Property purported to be owned by the Company, Hospitality or any of the Paired Entities Subsidiaries (the “Owned Intellectual Property”) free and clear of all Encumbrances other than Permitted Encumbrances and none of the Owned Intellectual Property has been adjudged invalid or unenforceable in whole or in part and, the Owned Intellectual Property is valid and enforceable; (iii) the Company, Hospitality or the Paired Entities Subsidiaries own the entire right, title and interest in and to each of the Paired Entities Marks, free and clear of all Encumbrances other than Permitted Encumbrances, and none of Paired Entities Marks has been adjudged invalid or unenforceable in whole or in part and, the Paired Entities Marks are valid and enforceable; (iv) to the knowledge of the Paired Entities, each license of Intellectual Property licensed by or to the Company, Hospitality or any of the Paired Entities Subsidiaries (the “Licensed Intellectual Property”) is valid and enforceable, is binding on all parties to such license, is in full force and effect and no party to any license of the Licensed Intellectual Property is in breach thereof or default thereunder; (v) the conduct of the business of the Company, Hospitality and the Paired Entities Subsidiaries, as currently conducted, does not infringe upon or misappropriate the Intellectual Property rights of any third party; (vi) there are no claims pending or, to the knowledge of the Paired Entities, threatened, that the Company, Hospitality or any Paired Entities Subsidiary is infringing, misappropriating or otherwise in violation of any Intellectual Property right of any third party, and, to the knowledge of the Paired Entities, no third party during the twelve (12) months preceding the date hereof has infringed, misappropriated or otherwise been in violation of any Intellectual Property rights of the Company, Hospitality or any Paired Entities Subsidiary; (vii) neither the Paired Entities nor any of the Paired Entities Subsidiaries has received, in the twelve (12) months preceding the date hereof, any written charge, complaint, claim, demand or notice challenging the validity of or right to use any of the Owned Intellectual Property or Licensed Intellectual Property; (viii) the Company, Hospitality and the Paired Entities Subsidiaries have taken reasonable actions to protect, preserve and maintain the confidentiality and value of any material trade secrets, know how or other confidential information contained in the Owned Intellectual Property or the Licensed Intellectual Property and (ix) the Paired Entities and the Paired Entities Subsidiaries have taken all commercially reasonable steps to maintain and protect the integrity, continuous operation and security of the software, websites, applications, systems, networks, databases and other information technology equipment used in connection with their businesses (and all data, including personal data, processed thereby) (“IT Assets”), and there have been no breaches, violations, outages, unauthorized uses of or unauthorized access to same, other than occurrences that were resolved without material cost, liability or the legal duty to notify any person.

5.14 Environmental Matters. Except as would not have a Company Material Adverse Effect: (a) the Paired Entities and the Paired Entities Subsidiaries are and have been in compliance with all applicable Environmental Laws, (b) the Company, Hospitality and each Paired Entities Subsidiary has obtained all Permits required by applicable Environmental Laws (collectively referred to as “Environmental Permits”), is in compliance with the terms and conditions of such Environmental Permits and each such Environmental Permit is valid, in effect, and the renewal of such Environmental Permit has been timely re-applied for, (c) there is no Legal Action pending or, to the knowledge of the Paired Entities, threatened against the Company, Hospitality, any Paired Entities Subsidiary, any Paired Entities Property or any properties formerly owned, leased or operated by the Paired Entities or any Paired Entities Subsidiary or any former Subsidiaries of the Paired Entities under any Environmental Law, (d) at all times during the Paired Entities’ or Paired Entities Subsidiary’s ownership or operation of any Paired Entities Property, such Paired Entities Property has been (and with respect to former Subsidiaries of the Company or Hospitality, and properties formerly owned, leased or operated by the Paired Entities or any Paired Entities Subsidiary or any former Subsidiaries of the Company or Hospitality, to the knowledge of the Paired Entities, was during the period owned, leased or operated by any of them) in compliance with all applicable Environmental Laws (including possessing and complying with any required Environmental Permits), (e) none of the Company, Hospitality or any Paired Entities Subsidiary has disposed of any Hazardous Materials at, on, or under any Paired Entities Property in a quantity or concentration that requires reporting or requires a response action under any Environmental Law, nor has any of the Company, Hospitality or any Paired Entities Subsidiary received any written notice, demand or claim alleging liability on the part of the Paired Entities or any Paired Entities Subsidiary as a result of a Release of Hazardous Materials; (f) Hazardous Material are not present in, at, on or under any of the Paired Entities Properties, either as a result of the operations of the Paired Entities or any Paired Entities Subsidiary or otherwise, and to the knowledge of the Paired Entities, are not present in, at, on or under any other real property for which the Paired Entities or any Paired Entities Subsidiary could reasonably be expected to be liable, in a quantity or condition that, in either case, would reasonably be expected to result in a liability under Environmental Laws on the part of the Paired Entities or any Paired Entities Subsidiary, (g) there are, to the knowledge of the Paired Entities, no wetlands (as that term is defined under Section 404 of the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1344, and all implementing regulations) at any Paired Entities Property, nor is any Paired Entities Property subject to any current or, to the knowledge of the Paired Entities, threatened environmental deed restriction, use restriction, institutional or engineering control or order or agreement with any Governmental Entity or any other restriction of record and (h) neither the Paired Entities nor any Paired Entities Subsidiary has received any written notice, demand, letter or claim, in any case, alleging that the Paired Entities or any Paired Entities Subsidiary is in violation of, or liable under, any Environmental Law and, to the knowledge of the Paired Entities, no such notice, demand or claim has been threatened.

5.15 Employee Benefit Plans.

(a) Section 5.15(a) of the Paired Entities Disclosure Schedule sets forth a list as of the date hereof of every material Employee Program. For purposes of this Agreement, the term “Employee Program” means each employee benefit plan, within the meaning of ERISA Section 3(3) (whether or not subject to ERISA) and any bonus, stock option, stock purchase, restricted stock, equity or equity-based or cash incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plan, program or arrangement, and any employment, retention, change-in-control, consulting, termination, severance agreement or arrangement to which the Paired Entities or any ERISA Affiliate is a party, with respect to which any of the Paired Entities or any ERISA Affiliate has any obligation, or which are maintained, contributed to or sponsored, by the Paired Entities or any ERISA Affiliate. Each Employee Program which is intended to qualify under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS regarding its qualification thereunder, and to the knowledge of the Paired Entities, there is no fact which would adversely affect the qualified status of any such Employee Program or the exemption of any trust established in connection therewith.

(b) With respect to each material Employee Program, the Paired Entities have provided, or made available, to Parent (if applicable to such Employee Program): (i) all documents embodying or governing such Employee Program, and any funding medium for such Employee Program (including, without limitation, trust agreements); (ii) to the extent applicable, the most recent IRS determination or opinion letter with respect to such Employee Program under Code Section 401(a); (iii) the most recently filed IRS Form 5500; (iv) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; (v) any insurance policy related to such Employee Program; and (vi) the most recent actuarial report and financial statements.

(c) Each Employee Program has been administered in accordance with its terms and the requirements of applicable Law, including, without limitation, ERISA and the Code, except as would not, individually or in the aggregate, have a Company Material Adverse Effect. None of the Paired Entities or any ERISA Affiliate has now or at any time during the six years preceding the date hereof contributed to (or had any obligation to contribute to), sponsored, or maintained (i) a pension plan (within the meaning of Section 3(2) of ERISA) subject to Section 412 of the Code or Title IV of ERISA; (ii) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA); or (iii) a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which any of the Paired Entities could reasonably be expected to incur Liability under Section 4063 or 4064 of ERISA. None of the Employee Programs provide for continuing post-employment health, life insurance coverage, or other welfare benefits for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), or similar state Law, or except with respect to a contractual obligation to reimburse any premiums such person may pay in order to obtain health coverage under COBRA.

(d) No Employee Program exists that would result in (i) the payment (or increase in the amount payable) to any present or former employee, director or consultant of any of the Paired Entities or any ERISA Affiliate (each, a “Service Provider”) or (ii) the acceleration of time of payment, funding, or vesting of any compensation or benefits with respect to any Service Provider, in each case, as a result of the execution and delivery of this Agreement or consummation of the transactions contemplated by this Agreement (whether alone or in connection with any subsequent event). No current or former employee of any of the Paired Entities or any ERISA Affiliate has any rights under any Contract or Employee Program that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code. None of the Paired Entities or any ERISA Affiliate has any obligation to gross-up, indemnify or otherwise reimburse any Service Provider for any Taxes incurred by such Service Provider, including any Taxes incurred under Section 409A or 4999 of the Code, or any interest or penalty related thereto.

(e) With respect to any Employee Program, (i) no actions, claims, proceedings or other similar actions (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Paired Entities, threatened, that would reasonably be expected to have a Company Material Adverse Effect, (ii) no facts or circumstances exist that could reasonably be expected to give rise to any such actions, and (iii) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the IRS or other Governmental Entity is pending, in progress or, to the knowledge of the Paired Entities, threatened.

(f) For purposes of this Section 5.15 an entity is an “ERISA Affiliate” of the Paired Entities if it would have ever been considered a single employer with the Company or Hospitality under ERISA Section 4001(b) or part of the same “controlled group” as the Company or Hospitality for purposes of ERISA Section 302(d)(3).

5.16 Labor Matters.

(a) None of the Company, Hospitality or any Paired Entities Subsidiary is a party to, or bound by, any collective bargaining agreement, Contract, understanding or similar labor agreement with a labor union or labor union organization. There are no pending or, to the knowledge of the Paired Entities, threatened unfair labor practice charges, grievances or complaints filed, except which would not be material to the Paired Entities and the Paired Entities Subsidiaries, taken as a whole. To the knowledge of the Paired Entities, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened in writing involving employees of the Company, Hospitality or any of the Paired Entities Subsidiaries, nor, to the knowledge of the Paired Entities, have there been any such organizing activities within the past three years. No labor organization or group of employees of the Paired Entities or any Paired Entities Subsidiaries has made a written demand to the Paired Entity or any Paired Entities Subsidiary for recognition or certification and there are no representation or certification proceedings or petitions seeking a representation proceeding presently filed, or to the knowledge of the Paired Entities, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. There are no labor strikes, material slowdowns, material work stoppages, lockouts or other material labor controversies in effect, nor have the Paired Entities or the Paired Entities Subsidiaries been materially affected in the past by any actual or threatened work stoppage, strike or other labor disturbance, nor, to the knowledge of the Paired Entities, are any such controversies threatened. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Paired Entities and the Paired Entities Subsidiaries are in compliance in all material respects with all applicable Laws relating to the employment of labor, including all applicable Laws relating to wages, hours, collective bargaining, employment discrimination, civil rights, safety and health, worker compensation, pay equity and payment of withholding and/or social security taxes, including but not limited to any obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988 (“WARN”) and similar state and local Laws. None of the Paired Entities or Paired Entities Subsidiaries has incurred any Liability under, and there has been no “mass layoff” or “plant closing” as defined by, WARN or any similar state or local Law within the last six months. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there are no complaints, charges or claims against the Paired Entities or any Paired Entities Subsidiary filed or, to the knowledge of the Paired Entities, threatened in writing to be brought or filed, with or by any Governmental Entity based on, arising out of, in connection with, or otherwise relating to the application for employment, provision of services, employment or termination of employment of any individual by the Paired Entities or any Paired Entities Subsidiary.

(b) In the prior three (3) years, none of the Company, Hospitality or any Paired Entities Subsidiary is or has been party to a settlement agreement with a Service Provider resolving allegations of sexual harassment. There are no, and in the prior three (3) years, there have not been any, Legal Actions pending or, to the knowledge of the Paired Entities, threatened, nor any other complaint, charge or claim made, by or against any Service Provider of the Company, Hospitality or any Paired Entities Subsidiary, in each case, involving allegations of sexual harassment, except which would not be material to the Paired Entities and the Paired Entities Subsidiaries, taken as a whole.

5.17 No Brokers. No broker, investment banker, financial advisor or other person, other than Goldman Sachs & Co. LLC, the fees and expenses of which will be paid by the Paired Entities, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Mergers based upon arrangements made by or on behalf of the Paired Entities or any of their Subsidiaries. The fee that will be payable to Goldman Sachs & Co. LLC in connection with the Mergers is set forth in Section 5.17 of the Paired Entities Disclosure Schedule. The Company has furnished to Parent true and complete copies of all Contracts between the Company or Hospitality, on the one hand, and Goldman Sachs & Co. LLC, on the other hand, relating to the transactions contemplated by this Agreement, which agreements disclose all fees payable thereunder.

5.18 Opinion of Financial Advisor. The Company Board and the Hospitality Board have received the oral opinion (to be confirmed in writing) of Goldman Sachs & Co. LLC to the effect that, as of the date of the written opinion and subject to certain assumptions, limitations, qualifications, and other matters set forth in such written opinion, the Merger Consideration is fair from a financial point of view to the holders (other than Parent and its affiliates) of Paired Common Shares.

5.19 Board Approval; Vote Required; Takeover Statutes.

(a) By resolutions duly adopted (unanimously, in the case of the Company Board) and, except as permitted under Section 7.5, which have not been subsequently rescinded, withdrawn or modified in a manner adverse to Parent, each of the Company Board and the Hospitality Board has, at a meeting duly called and held, duly (i) determined that this Agreement, the respective Mergers and the other transactions contemplated hereby are advisable, fair to and in the best interest of the Company and Hospitality, respectively, and the stockholders of the Company and Hospitality, (ii) approved this Agreement, the respective Mergers and the other transactions contemplated by this Agreement and declared their advisability and (iii) recommended that the stockholders of the Company and Hospitality adopt this Agreement and directed that this Agreement be submitted for consideration by the Company’s and Hospitality’s stockholders at the Special Meetings (with respect to the actions of the Company Board referred to in clauses (i), (ii) and (iii) above, the “Company Board

Recommendation”, and with respect to the actions of the Hospitality Board referred to in clauses (i), (ii) and (iii) above, the “Hospitality Board Recommendation”, and together with the Company Board Recommendation, the “Board Recommendations”), (iv) taken all requisite action so that the execution and delivery of this Agreement by the parties hereto, or the consummation of the Mergers and the other transactions contemplated hereby will not result in Parent, MergerCo 1 or MergerCo 2 being subject to the “Ownership Limit” for purposes of Article V of the Company Certificate of Incorporation or the Hospitality Certificate of Incorporation or otherwise subject any of them to the restrictions contained therein, and (v) taken all requisite action so that the Pairing (as defined in Article VI of each of the Company Certificate of Incorporation and the Hospitality Certificate of Incorporation) shall terminate as of the Effective Time. Assuming the accuracy of the representations contained in Article IV, the approval of this Agreement, the Mergers and the other transactions contemplated by this Agreement by the Company Board and the Hospitality Board constitutes approval of this Agreement, the Mergers and the other transactions contemplated hereby for purposes of Article XI of each of the Company Certificate of Incorporation and the Hospitality Certificate of Incorporation, and represents the only action necessary to ensure that the restrictions (i) on “business combinations” set forth in Article XI of each of the Company Certificate of Incorporation and the Hospitality Certificate of Incorporation and (ii) “business combinations” under Section 203 of the DGCL and any other takeover Laws and regulations do not and will not apply to the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, and that no other “fair price”, “moratorium”, “control share acquisition”, “business combination” or other Law or regulation is applicable to the Company, Hospitality or the Paired Entities Subsidiaries.

(b) The affirmative vote of (i) the holders of a majority of all the issued and outstanding shares of Company Common Stock entitled to vote at the Company’s Special Meeting (the “Requisite Company Vote”) and (ii) the holders of a majority of all the issued and outstanding shares of Hospitality Class B Common Stock and Hospitality Class A Common Stock entitled to vote at Hospitality’s Special Meeting, voting together as a single class, (the “Requisite Hospitality Vote” and, together with the Requisite Company Vote, the “Requisite Vote”) are the only votes of the holders of any class or series of capital stock of the Paired Entities or Paired Entities Subsidiaries necessary to adopt or approve this Agreement, the Mergers and the other transactions contemplated by this Agreement.

5.20 Insurance. Section 5.20 of the Paired Entities Disclosure Schedule sets forth a correct and complete list of the material insurance policies held by, or for the benefit of the Paired Entities or any of the Paired Entities Subsidiaries as of the date of this Agreement, including the insurer under such policies and the type of and amount of coverage thereunder. The Paired Entities maintain insurance coverage in such amounts and covering such risks as are in all material respects in accordance with normal industry practice for companies of similar size engaged in businesses similar to that of the Paired Entities (taking into account the cost and availability of such insurance). Except as would not have a Company Material Adverse Effect, since December 31, 2019 there has been no claim by the Paired Entities or any Paired Entities Subsidiary under any such policies which has been denied or disputed by the insurer. Except as would not have a Company Material Adverse Effect, all insurance policies maintained by or on behalf of the Paired Entities or the Paired Entities Subsidiaries are in full force and effect, all premiums due and payable thereon have been paid, and since December 31, 2019, no written notice of cancellation or termination or written notice of failure to renew any such insurance policy or refusal of coverage thereunder or any other notice that such policies are no longer in full force and effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder, has in any case, been received by the Paired Entities or Paired Entities Subsidiaries with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. With respect to each such insurance policy, except as would not have a Company Material Adverse Effect: (a) none of the Company, Hospitality or any of the Paired Entities Subsidiaries is in breach or default, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under the policy; and (b) to the knowledge of the Paired Entities, as of the date hereof, no insurer on any such policy has been declared insolvent or placed in receivership, conservatorship or liquidation.

5.21 Information Provided. The Joint Proxy Statement, will not, at the time the preliminary Joint Proxy Statement is filed with the SEC, the definitive Joint Proxy Statement is first mailed to the Company’s stockholders or Hospitality’s stockholders, at the time of either Special Meeting or at the time of any amendment or supplement thereof, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement, insofar as it relates to the Paired Entities or any Paired Entities Subsidiaries or other information supplied by the Paired Entities for inclusion or incorporation by reference therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by the Paired Entities with respect to statements made or incorporated by reference therein based on information supplied in writing by Parent, MergerCo 1, MergerCo 2 or any of their Representatives specifically for inclusion (or incorporation by reference) in the Joint Proxy Statement.

5.22 Investment Company Act. No Paired Entity nor any Paired Entities Subsidiary is required to be registered as an investment company under the Investment Company Act of 1940, as amended.

5.23 No Other Representations or Warranties. Each of the Paired Entities hereby acknowledges and agrees that, except for the representations and warranties made by Parent, MergerCo 1 and MergerCo 2 in Article IV, such Paired Entity has not been induced by or relied upon any representations, warranties or statements, whether express or implied, made by Parent, MergerCo 1 and MergerCo 2 or any of Parent Parties or any other person, whether or not any such representations, warranties or statements were made in writing or orally.

ARTICLE VI

CONDUCT OF BUSINESS PENDING THE MERGERS

6.1 Conduct of Business by the Paired Entities. Except as (A) may be required by Law, (B) any COVID-19 Response after written notice to and, to the extent practicable under the circumstances, consultation with, Parent, (C) set forth in Section 6.1 of the Paired Entities Disclosure Schedule, (D) consented to in writing in advance by Parent (which consent shall not be unreasonably withheld, conditioned or delayed) or (E) otherwise specifically contemplated or required under this Agreement (or as permitted under the exceptions set forth in Sections 6.1(a) through (t) below), during the period from the date of this Agreement to the earlier of the Effective Time and the termination of this Agreement, (x) each of the Paired Entities shall use commercially reasonable efforts to, and shall cause each of the Paired Entities Subsidiaries to use commercially reasonable efforts to, (i) carry on their respective businesses in the ordinary course of business consistent with the Operating Budget and the Capital Expenditure Budget and past practice, (ii) maintain and preserve intact the material components of their present business organizations, (iii) retain the services of their present officers and key employees, (iv) preserve their goodwill and relationships with tenants, customers, suppliers and others having business dealings with them and (v) to preserve their assets and properties in good repair and condition (normal wear and tear expected); provided that, without limiting the foregoing (y) none of the Company or Hospitality shall, and the Company and Hospitality shall cause the Paired Entities Subsidiaries not to (except to the extent any of clauses (A), (C), (D) or (E) of this paragraph apply thereto), do any of the following:

(a) (i) split, combine, reclassify, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any shares of capital stock of the Paired Entities or the Paired Entities Subsidiaries, (ii) except as permitted by Sections 7.16(a) and 7.16(b) and except for the payment of the dividends declared by the Paired Entities on February 25, 2021, declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of any shares of capital stock of the Company, Hospitality or any Paired Entities Subsidiary, except for (A) dividends or distributions, declared, set aside or paid by Hospitality solely to the Company or by any wholly owned Paired Entities Subsidiary to the Company, Hospitality or any other wholly owned Paired Entities Subsidiary and (B) dividends permitted pursuant to Section 7.16, (iii) enter into any Contract with respect to the voting or registration of any share of capital stock or equity interest of the Company, Hospitality or any Paired Entities Subsidiary; or (iv) adopt a “poison pill” or similar stockholder rights plan;

(b) issue, sell, pledge, dispose of, grant, license or otherwise subject to any Encumbrance (other than Permitted Encumbrances) any shares of capital stock of any Paired Entity or any Paired Entities Subsidiary or any options, warrants, convertible securities, stock appreciation rights or other rights of any kind to acquire any shares of such capital stock of the Paired Entities of any Paired Entities Subsidiary (other than (i) issuance, sales or dispositions of shares of capital stock of any Paired Entities Subsidiary to a Paired Entity or any Paired Entities Subsidiary that is wholly owned by a Paired Entity, (ii) the issuance of Paired Common Shares upon the settlement of any Stock Units outstanding as of the date of this Agreement and granted after the date hereof in accordance with the terms hereof, (iii) the 2021 grant of Stock Units under the Equity Plans to members of the Paired Entities’ boards of directors, in the ordinary course of business consistent in form and amount with previous regular annual grants, and (iv) for conversions into Excess Stock (as defined in and in accordance with the terms of the Company Certificate of Incorporation and the Hospitality Certificate of Incorporation));

(c) (i) sell, transfer, lease, assign, license abandon, dispose of, pledge or otherwise subject to any Encumbrance (other than Permitted Encumbrances) any properties or assets of the Paired Entities and the Paired Entities Subsidiaries, except (A) the disposition of used or excess furniture, fixtures or equipment in the ordinary course of business, (B) for non-exclusive licenses or non-material transactions in the ordinary course of business or (C) pursuant to an Active Sale Agreement or (ii) in connection with the incurrence of any Indebtedness permitted to be incurred by either of the Paired Entities pursuant to Section 6.1(e), sell, transfer, ground lease, dispose of, pledge or encumber (other than Permitted Encumbrances) any real property (including Paired Entities Property), except, in the case of each of clauses (i) and (ii), for the execution of easements, covenants, rights of way, restrictions and other similar instruments in the ordinary course of business that would not, individually or in the aggregate, reasonably be expected to materially impair the existing use, operation or value of the property or asset affected by the applicable instrument;

(d) acquire (by merger, consolidation, acquisition of equity interests or assets, any other business combination) any interest in any person (or equity interests thereof) or any assets, real property, personal property, equipment, business or other rights, other than (i) acquisitions of personal property (and not real property) in the ordinary course of business consistent with past practice with a purchase price not exceeding $7,500,000 individually or in the aggregate, and (ii) acquisitions of assets or real property pursuant to Contracts listed in Section 6.1(d) of the Paired Entities Disclosure Schedule;

(e) other than as set forth in Section 6.1(e) of the Paired Entities Disclosure Schedule, (i) incur, assume, refinance or guarantee any Indebtedness or issue any debt securities, or guarantee, assume, endorse or otherwise become responsible for any Indebtedness of another person, except, in each case, for (A) Indebtedness under the revolving credit facilities of the Paired Entities and the Paired Entities Subsidiaries in effect as of the date hereof (the “Existing Revolving Facilities”), (B) the credit agreements between Hospitality and the Company in effect as of the date hereof (“Intercompany Credit Agreements”) (C) in connection with transactions permitted pursuant to Section 6.1(d), (D) in an amount not to exceed $7,500,000 in the aggregate and is not secured, directly or indirectly, by Paired Entities Property and is not pursuant to the provisions of the CARES Act (provided that in the case of clauses (C) and (D) such Indebtedness shall be prepayable at any time without penalty or premium, other than customary breakage fees); (ii) prepay, refinance or amend the terms of any Indebtedness, except for (A) repayments under the Company’s or Hospitality’s existing credit facilities in the ordinary course of business consistent with past practice (specifically excluding the loans secured, directly by any Paired Entities Property) or under the Existing Revolving Facilities or the Intercompany Credit Agreements, and (B) mandatory payments under the terms of any Indebtedness in accordance with its terms or (iii) make loans, advances or capital contributions to or investments in any person (other than as may be permitted pursuant to this Section 6.1);

(f) change any of the accounting principles or procedures used by it (except as required by GAAP) or make any materially adverse change to any publicly-facing privacy policy or the security of any material IT assets used in their businesses except as required by applicable Law;

(g) (i) establish, adopt, enter into, terminate or materially amend any Employee Program or establish, adopt or enter into any plan, agreement, program, policy, trust, fund or other arrangement that would be an Employee Program if it were in existence as of the date of this Agreement for the benefit of any current or former director, officer or employee (other than offer letters in the ordinary course of business in respect of the individuals hired to fill the positions set forth in Section 6.1(g)(i) of the Paired Entities Disclosure Schedule); (ii) increase the compensation or benefits payable or to become payable or the benefits provided to its current or former directors, officers or employees, except for increases in base compensation for all employees (both salaried and hourly) in respect of regular salary and wage increases in an amount that does not exceed 3% of employees’ salaries and wages in the aggregate; (iii) grant any retention, severance or termination pay or any award under any cash-based bonus or incentive plan to, or enter into any employment, bonus, change of control or severance agreement with, any current or former director, officer or other employee of the Paired Entities or of any Paired Entities Subsidiary; (iv) loan or advance any money or other property to any current or former director, officer or employee of the Paired Entities or the Paired Entities Subsidiaries; (v) grant any equity or equity based awards (except as permitted by Section 6.1(b)); (vi) hire any new employee or terminate the employment of any employee (other than for “cause”), in each case, other than with respect to employees with total annual compensation (prospective, in the case of hires) of not more than $150,000; or (vii) take any action to fund, accelerate, or in any way secure the payment of compensation or benefits under any employee plan, agreement or arrangement or Employee Program;

(h) (i) amend or otherwise change, in any material respect, any provision of the Organizational Documents, (ii) amend the organizational or governance documents of any wholly owned Paired Entities Subsidiary, other than in the ordinary course of business consistent with past practice or (iii) (A) terminate, waive compliance with the terms of or breaches under, or assign the Pairing Agreement, (B) effect any exchange pursuant to Article IV of the Pairing Agreement, (C) modify the proportion in which the shares of Company Common Stock and Hospitality Class B Common Stock are paired, (D) waive any provision of Article VI of the Company Certificate of Incorporation or the Hospitality Certificate of Incorporation or (E) convert any shares of Hospitality Class A Common Stock into Hospitality Class B Common Stock;

(i) adopt a plan of complete or partial liquidation, merger, consolidation, conversion, restructuring, recapitalization or resolutions providing for or authorizing such a plan (other than such plans with respect to inactive Paired Entities Subsidiaries that are not material to any of the Paired Entities or the other Paired Entities Subsidiaries);

(j) settle or compromise any pending or threatened Legal Action (whether or not commenced prior to the date of this Agreement) other (i) than settlements or compromises providing solely for payment of amount (not covered by insurance) not in excess of $2,000,000 individually or $5,000,000 in the aggregate or (ii) Legal Actions arising from the ordinary course of operations of the Paired Entities involving collection matters or personal injury which are fully covered by adequate insurance (subject to customary deductibles); provided, that in no event shall a Paired Entity or Paired Entities Subsidiary settle or compromise any Transaction Litigation except in accordance with the provisions of Section 7.15(b) (for the avoidance of doubt, this Section 6.1(l) shall not apply to any Legal Action with respect to Taxes);

(k) except as set forth on Section 6.1(k)(i) of the Paired Entities Disclosure Schedule, enter into, amend or modify in any material respect, or terminate (other than as may be required under the terms thereof), or waive compliance with the material terms of or material breaches under, or assign, renew or extend (other than as may be required under the terms thereof) or exercise any option to renew or extend any Material Contract or any Contract that would be a Material Contract if it were in existence as of the date of this Agreement; provided, however, that if Parent fails to respond to the Company’s or the Hospitality’s written request for approval of any such action (which response may include a request for reasonable additional information) within 48 hours of receipt of any such request made to each of the persons set forth on Section 6.1(k)(ii) of the Paired Entities Disclosure Schedule in the manner set forth in Section 10.1, Parent shall be deemed to have given its written consent to such action; provided, further, that (x) the immediately preceding proviso does not apply to Ground

Leases, Existing Loan Documents, Franchise Agreement Documents or Contracts for acquisitions, dispositions or development projects, and (y) the Company and Hospitality agree it shall not be unreasonable for Parent to withhold consent with respect to any Contract that relates to a new development project that is contemplated to include capital expenditures in the aggregate for such project in excess of $5,000,000;

(l) except as set forth in Section 6.1(l) of the Paired Entities Disclosure Schedule, enter into any Contract for, or otherwise authorize or make any commitment with respect to, any capital expenditure on, related to or adjacent to any Paired Entities Property, other than (A) as provided for in the Capital Expenditure Budget made available to Parent prior to the date of this Agreement in an aggregate amount up to 110% of the respective amounts specified for each such expenditure in the Capital Expenditure Budget and in an aggregate amount up to 105% of the Capital Expenditure Budget taken as a whole, (B) maintenance and repair expenditures at existing Paired Entities Properties in the ordinary course of business, (C) capital expenditures that, when added to all other capital expenditures made on behalf of the Paired Entities and the Paired Entities Subsidiaries after the date of this Agreement but not provided for in the Capital Expenditure Budget and not made in accordance with in accordance with clause (B) above do not exceed $7,500,000 in the aggregate, and (D) capital expenditures related to any Emergency or Force Majeure in any amount that the Company determines is necessary in its reasonable judgment to maintain its ability to operate its businesses in the ordinary course;

(m) file any material Tax Return that is materially inconsistent with a previously filed Tax Return of the same type for a prior taxable period (taking into account any amendments), change any material method of Tax accounting, make, change or rescind any material Tax election (including entity classification elections) (it being understood and agreed, for the avoidance of doubt, that nothing in this Agreement shall preclude Hospitality from designating dividends paid by it as “capital gain dividends” within the meaning of Section 857 of the Code), amend in any material manner any material Tax Return, or settle or compromise any material Tax Liability audit, claim or assessment, enter into any closing agreement related to a material amount of Taxes, waive or extend the statute of limitations in respect of any material Taxes (other than in the ordinary course of business), or knowingly surrender any right to claim any material Tax refund, in each case, except after prior consultation with Parent, to the extent that any such action is required by Law or necessary to preserve the status of Hospitality as a REIT (or to preserve the status of any Paired Entities Subsidiary as a REIT, partnership, disregarded entity, TRS or QRS for U.S. federal tax purposes) under the Code or any comparable provision of state or local Law;

(n) enter into a new line of business (it being understood that activities contemplated by the Operating Budget and the Capital Expenditure Budget shall not constitute a new line of business);

(o) except as set forth in Section 6.1(o) of the Paired Entities Disclosure Schedule, (i) initiate or consent to any material zoning reclassification of any Paired Entities Property or any material change to any approved site plan (in each case, that is material to such Paired Entities Property or plan, as applicable), special use permit or other land use entitlement affecting any material Paired Entities Properties in any material respect or (ii) amend, modify or terminate, or authorize any person to amend, modify, terminate or allow to lapse, any material Permit;

(p) fail to use commercially reasonable efforts to maintain in full force and effect the existing insurance policies or to replace such insurance policies with comparable insurance policies covering the Company, Hospitality or any Paired Entities Subsidiary and their respective properties, assets and businesses (including Paired Entities Properties);

(q) enter into any Tax Protection Agreement;

(r) other than pursuant to any Contract set forth in Section 6.1(r) of the Paired Entities Disclosure Schedule and for expenditures or commitments in the ordinary course of business consistent with past practice make any expenditure or commitment (including expenditures or commitments from the Paired Entities’ national advertising fund) in connection with the operation of any frequent stayer program or any media advertising or adopt, renew, terminate, change or increase the liability of any Paired Entity or any Paired Entities Subsidiary under, any operating standards, loyalty programs or amenity packages relating to their brands;

(s) apply for or receive any relief under the CARES Act; or

(t) enter into an agreement or otherwise make a commitment to take any of the foregoing actions.

6.2 Certain Tax Matters.

(a) FIRPTA Certificate. On the Closing Date, prior to the Company Merger, the Company shall deliver to MergerCo 1 a duly executed IRS Form W-9.

(b) During the period from the date of this Agreement until the Closing Date:

(i) The Paired Entities shall take all reasonable actions as are reasonably necessary to ensure that Hospitality and any other Paired Entities Subsidiary that is a REIT (i) will qualify as a REIT for its current taxable year and, if the Closing Date occurs in 2022, its 2022 taxable year, and (ii) will not become liable for U.S. federal income Tax under Section 857(b) or 4981 of the Code. From the date of this Agreement through the Closing Date, the Paired Entities shall cooperate and consult in good faith with Parent with respect to maintenance of Hospitality’s (and any Paired Entities Subsidiary that is a REIT) REIT status for the 2021 taxable year and, if applicable, 2022 taxable year;

(ii) Each of Parent, MergerCo 1, MergerCo 2, the Paired Entities and the Paired Entities Subsidiaries will, upon written request of any other party hereto, use commercially reasonable efforts to obtain any certificate or other document from any Governmental Entity or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated in this Agreement).

6.3 Conduct of Business by Parent, MergerCo 1 and MergerCo 2 Pending the Mergers. Each of Parent, MergerCo 1 and MergerCo 2 agrees that, between the date of this Agreement and the Effective Time, except as consented to in writing in advance by the Paired Entities, it shall not, and shall not permit any of its controlled affiliates to, directly or indirectly, knowingly (x) enter into, or become party or otherwise subject to, any agreement, arrangement or understanding (in each case, whether oral or written) with any employee, officer or director of any of the Paired Entities or the Paired Entities Subsidiaries that relates in any way to the operation of the Paired Entities or the Paired Entities Subsidiaries after the Closing, the Mergers or the other transactions contemplated by this Agreement, or (y) other than with Starwood Capital Group Holdings, L.P. and its affiliates, enter into, or become party or otherwise subject to, any agreement, arrangement or understanding (in each case, whether oral or written) with any beneficial owner of more than 5% of the outstanding Paired Common Shares that relates to the Paired Entities or the Paired Entities Subsidiaries (including their operation after the Closing), the Mergers or the other transactions contemplated by this Agreement.

6.4 Control of Operations. Without in any way limiting any party’s rights or obligations under this Agreement, (a) nothing contained in this Agreement shall give Parent, MergerCo 1 or MergerCo 2, directly or indirectly, the right to control or direct the operations of any of the Paired Entities or any of the Paired Entities Subsidiaries prior to the Effective Time and (b) prior to the Effective Time, each of the Paired Entities shall exercise, subject to the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ operations.

ARTICLE VII

ADDITIONAL AGREEMENTS

7.1 Stockholders Meetings.

(a) As promptly as reasonably practicable after the date of this Agreement, the Company and Hospitality shall prepare a preliminary joint proxy statement relating to this Agreement and the Mergers to be sent to the stockholders of the Company and Hospitality (the “Joint Proxy Statement”). The Company and Hospitality shall provide Parent with a reasonable opportunity to review and comment on such preliminary Joint Proxy Statement (and shall consider in good faith any comments provided by Parent) and, after providing Parent with a reasonable opportunity to review and comment, file the preliminary Joint Proxy Statement with the SEC. Parent, the Company and Hospitality shall use their reasonable best efforts to obtain and furnish the information required to be included by the SEC in the Joint Proxy Statement, and after consultation with Parent, the Company and Hospitality shall respond promptly to any comments made by the SEC with respect to the preliminary Joint Proxy Statement and cause the Joint Proxy Statement to be mailed to the holders of the Paired Common Shares as promptly as reasonably practicable following (x) clearance from the SEC or (y) receiving notification that the SEC is not reviewing the preliminary Joint Proxy Statement. Hospitality shall use its reasonable best efforts to mail to the holders of the Hospitality Preferred Stock the notice relating to the Hospitality Merger contemplated by Section 262(d)(1) of the DGCL. In addition, within 10 calendar days after the date of this Agreement (and thereafter as reasonably determined by the Paired Entities in consultation with Parent), the Paired Entities shall conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act related to setting a record date for the Special Meetings that is 20 Business Days after the date of such “broker search”.

(b) The Company and Hospitality shall include in the Joint Proxy Statement each Board Recommendation unless the applicable Board Recommendation has been withdrawn, modified or amended in accordance with Section 7.5(b).

(c) Each of the Company and Hospitality shall, as promptly as reasonably practicable after the date hereof, in accordance with applicable Law and the Organizational Documents, establish a record date for, and as promptly as reasonably practicable after the Joint Proxy Statement is cleared by the SEC, in accordance with applicable Law, duly call, give notice of, convene and hold a special meeting of its stockholders (as the same may be postponed or adjourned and reconvened, with respect to each Paired Entity, its “Special Meeting” and, together, the “Special Meetings”, with the Special Meeting of Hospitality to be held immediately following the Special Meeting of the Company) for the purpose of obtaining the Requisite Company Vote (in the case of the Company) and the Requisite Hospitality Vote (in the case of Hospitality); provided, however, that each of the Company and Hospitality, acting through its respective board of directors, shall be permitted to adjourn, delay or postpone the Special Meetings in accordance with applicable Law after consultation with Parent (i) to the extent necessary to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the applicable board of directors has determined in good faith after consultation with outside counsel is reasonably likely to be necessary or appropriate under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the applicable company’s stockholders prior to the applicable Special Meeting, (ii) if there are insufficient shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Special Meetings or (iii) to allow reasonable additional time to solicit additional proxies in favor of the adoption of this Agreement to the extent the applicable board of directors or any committee thereof reasonably believes necessary in order to obtain the Requisite Company Vote; provided that in the case of clauses (ii) and (iii), without the written consent of Parent, in no event shall the Special Meetings (as so adjourned, delayed or postponed) be held on a date that is more than thirty (30) days after the date for which the Special Meetings were originally scheduled. The Paired Entities will use their reasonable best efforts to solicit the Requisite Vote (including by soliciting proxies in favor of the adoption of this Agreement from the Paired Entities’ stockholders), except to the extent that a Paired Entity has made a Change of Recommendation. The Paired Entities shall each keep Parent reasonably informed with respect to proxy solicitation results as reasonably requested by Parent.

(d) Unless this Agreement shall have been terminated in accordance with its terms, (i) the Company shall mail the Joint Proxy Statement (and any amendment or supplement thereto that may be required by Law) to the holders of the Paired Common Shares, (ii) the Company shall hold its Special Meeting regardless of whether the Company Board has withdrawn, modified or amended the Company Board Recommendation, (iii) provided the stockholders of the Company shall have adopted this Agreement and the Company Merger by the Requisite Company Vote at the Company Special Meeting, Hospitality shall hold its Special Meeting regardless of whether the Hospitality Board has withdrawn, modified or amended the Hospitality Board Recommendation and (iv) the Paired Entities shall not submit to the vote of their respective stockholders any Acquisition Proposal.

(e) Unless this Agreement has been terminated in accordance with its terms, at any meeting of the stockholders of Hospitality (whether annual or special and whether or not an adjourned or postponed meeting) including the Special Meeting of Hospitality, however called, when such a meeting is held, and on any action or approval of Hospitality’s stockholders by written consent, the Company shall (i) appear at such meeting or otherwise cause the Hospitality Class A Common Stock to be counted as present thereat for the purpose of establishing a quorum, (ii) vote (or cause to be voted) in person or by proxy in the case of the Special Meeting of Hospitality, or provide a consent with respect to, all of its shares of Hospitality Class A Common Stock in favor of the adoption of this Agreement and the Hospitality Merger; provided that, prior to the meeting at which such vote is taken, the stockholders of the Company shall have adopted this Agreement and the Company Merger by the Requisite Company Vote and (iii) vote (or cause to be voted) all of its shares of Hospitality Class A Common Stock against (A) any Acquisition Proposal or other proposal made in opposition to, in competition with, or inconsistent with this Agreement, the Mergers or the transactions contemplated hereby, (B) any proposal for any recapitalization, reorganization, liquidation, merger, sale of assets, or other business combination between Hospitality and any other person (other than the Hospitality Merger) and (C) any other action that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Mergers or any of the transactions contemplated hereby or result in a breach of any covenant, representation or warranty or other obligation or agreement of Hospitality under this Agreement and (iv) shall not Transfer the shares of Hospitality Class A Common Stock held by it.

(f) The Company and Hospitality shall as promptly as practicable (i) notify Parent upon the receipt of any oral or written request made by the SEC for amendment or supplement of the preliminary Joint Proxy Statement or definitive Joint Proxy Statement or comments thereon and responses thereto, or for additional information, and (ii) provide Parent with copies of all written correspondence between any Paired Entity and its Representatives, on the one hand, and the SEC and its staff, on the other hand, and a reasonable opportunity to review in advance and comment upon the responses thereto, and the Paired Entities shall consider in good faith any comments on such response reasonably proposed by Parent.

(g) Parent, MergerCo 1 and MergerCo 2 shall provide to the Company and Hospitality any information for inclusion in the Joint Proxy Statement which may be required under applicable Law and which is reasonably requested by any Paired Entity.

(h) If at any time prior to either Special Meeting, any information relating to the Paired Entities, Parent or any of their respective affiliates, officers or directors, should be discovered by the Company, Hospitality or Parent which should be set forth in an amendment or supplement to the Joint Proxy Statement, so that the Joint Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, be disseminated to the stockholders of the Company and Hospitality and, if required in connection therewith, the Paired Entities will resolicit proxies in favor of the adoption of this Agreement; provided however, that no amended or supplemental Joint Proxy Statement will be filed with the SEC or mailed by a Paired Entity without affording Parent a reasonable opportunity for consultation and review, and the Paired Entities shall consider in good faith any comments on such materials reasonably proposed by Parent. All documents that the Paired Entities are responsible for filing with the SEC in connection with the Mergers will comply as to form and substance in all material respects with the Exchange Act, provided that the Paired Entities shall not be responsible hereunder for information provided by Parent in writing specifically for inclusion in any such filing.

7.2 Antitrust Filings. As soon as practicable, and in any event within ten (10) Business Days following the date of this Agreement, the Company, Hospitality, Parent, MergerCo 1 and MergerCo 2 each shall make or cause to be made all necessary filings (it being understood that in any jurisdiction where the submission of a draft prior to formal filing or notification is appropriate or advisable, only the draft initial submission or notification shall be required to be submitted within ten (10) Business Days), and thereafter make any other required submissions, with respect to this Agreement and the Mergers required under the Exchange Act or any other federal, state or foreign Law, including filings (or draft filings or initial submissions, as applicable or advisable) required under any applicable Antitrust Law in the jurisdictions listed on Schedule 7.2 (collectively, the “Antitrust Filings”). The Paired Entities, Parent, MergerCo 1 and MergerCo 2 shall cooperate and consult with each other in connection with the making of all such Antitrust Filings, including by providing copies of all relevant documents to the non-filing party and its advisors prior to the filing. Except as otherwise required by Law, neither Parent nor any of the Paired Entities shall file any such document if the other party has reasonably objected to the filing of such document. The Paired Entities, Parent, MergerCo 1 and MergerCo 2 shall consult and cooperate with each other in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals submitted by or on behalf of any party hereto in connection with proceedings, reviews or inquiries arising out of, relating to or resulting from such Antitrust Filings or in connection with any Antitrust Law and consider in good faith any reasonable comments such other party may have in such submissions, and not participate independently in any meeting, or engage in any substantive conversation, with any Governmental Entity in respect of any such Antitrust Filings or any investigations or other inquiries relating to any applicable Antitrust Law without giving such other party prior notice of the meeting or conversation and, unless prohibited by such Governmental Entity, the opportunity to attend or participate. Neither Parent nor any of the Paired Entities shall consent, and each shall cause its respective affiliates not to consent, to any voluntary extension of any statutory deadline or waiting period or to any timing agreement or other voluntary delay of the consummation of the transactions contemplated by this Agreement at the behest of any Governmental Entity without the consent of the other party, which consent shall not be unreasonably withheld or delayed. Each of the Company, Hospitality, Parent, MergerCo 1 and MergerCo 2 shall promptly notify the other of the receipt of any communication with a Governmental Entity regarding the transactions contemplated hereby, or of any comments on, or any request for amendments or supplements to, any of the Antitrust Filings by any Governmental Entity or official, and each of the Company, Hospitality, Parent, MergerCo 1 and MergerCo 2 shall supply the other with copies of all correspondence between it and each of its affiliates and Representatives, on the one hand, or any other governmental official, on the other hand, with respect to any of the Antitrust Filings or any applicable Antitrust Law. The Company, Hospitality, Parent, MergerCo 1 and MergerCo 2 each shall promptly obtain and furnish the other (a) the information which may be reasonably required in order to make such Antitrust Filings and (b) any additional information which may be requested by a Governmental Entity and which the parties reasonably deem appropriate. Parent shall be solely responsible for and pay all filings fees payable to any Governmental Entity pursuant to applicable Antitrust Law in connection with the transactions contemplated by this Agreement. Any information or materials provided to the other parties pursuant to this Section 7.2 may be provided on an “outside counsel only” basis, if appropriate, and that information or materials may also be redacted (i) to remove references concerning the valuation of the Paired Entities and the Paired Entities Subsidiaries or other competitively sensitive materials, (ii) as necessary to comply with contractual arrangements and obligations and (iii) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns.

7.3 Efforts.

(a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Mergers and to cooperate with each other in connection with the foregoing, including using reasonable best efforts to take such actions as are necessary to obtain any necessary consents, approvals, orders, exemptions and authorizations by or from any public or private third party, including, without limitation, any that are required to be obtained under any federal, state or local Law or any Contract to which the Company, Hospitality or any Paired Entities Subsidiary is a party or by which any of their respective properties or assets are bound, to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the Mergers, to effect all necessary registrations and Antitrust Filings, including, but not limited to, filings under Antitrust Law, if any, and to make submissions of information requested by a Governmental Entity, and to use its reasonable best efforts to cause to be lifted or rescinded any Order or other order adversely affecting the ability of the parties to consummate the Mergers; provided that Parent, MergerCo 1 and MergerCo 2 shall not be required or obligated (and nothing contained in this Section 7.3 or this Agreement shall require or obligate Parent, MergerCo 1 or MergerCo 2) to effect or agree to effect any sale, divestiture or disposition or any other action that limits its freedom of action with respect to, or its ability to retain, any businesses, services or assets of the Paired Entities (or their respective Subsidiaries), or, effective as of the Effective Time, the Company Surviving Corporation or the Hospitality Surviving Corporation (or their respective Subsidiaries), or any interests therein.

(b) Notwithstanding anything contained in this Agreement to the contrary, nothing in this Section 7.3 or any other provision of this Agreement shall require Parent or any of its Subsidiaries to take or agree to take any action with respect to Parent or its affiliates (including the Blackstone Sponsor, Starwood Capital Group Holdings, L.P. and any investment funds or investment vehicles affiliated with, or managed or advised by, the Blackstone Sponsor, Starwood Capital Group Holdings, L.P. or any portfolio company (as such term is commonly understood in the private equity industry) or investment of the Blackstone Sponsor or Starwood Capital Group Holdings, L.P. or of any such investment fund or investment vehicle), other than the Paired Entities or other Paired Entities Subsidiaries or the Company Surviving Corporation or the Hospitality Surviving Corporation (or their respective Subsidiaries). In no event shall the Company, Hospitality or any Paired Entities Subsidiaries propose, negotiate, effect or agree to any action contemplated by this Section 7.3 without the prior written consent of Parent.

(c) The Paired Entities shall notify Parent, promptly of (i) any communication from any person alleging that the consent of such person (or another person) is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from the Paired Entities, the Paired Entities Subsidiaries or their Representatives), (ii) any communication from any Governmental Entity in connection with the transactions contemplated by this Agreement (and the response thereto from the Paired Entities, the Paired Entities Subsidiaries or their Representatives), (iii) any material Legal Actions threatened or commenced against or otherwise affecting any of the Paired Entities or the Paired Entities Subsidiaries that are related to the transactions contemplated by this Agreement or (iv) any event, change, occurrence, circumstance or development between the date of this Agreement and the Effective Time which causes or is reasonably likely to cause the conditions set forth in Sections 8.2(a) and 8.2(b) of this Agreement not to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement and shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

(d) Parent shall notify the Company promptly of (i) any communication from any person alleging that the consent of such person (or another person) is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from Parent or its Representatives), (ii) any communication from any Governmental Entity in connection with the transactions contemplated by this Agreement (and the response thereto from Parent or its Representatives), or (iii) any event, change, occurrence, circumstance or development between the date of this Agreement and the Effective Time which causes or is reasonably likely to cause the conditions set forth in Sections 8.3(a) and 8.3(b) of this Agreement not to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement and shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

(e) Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any consents in connection with the transactions contemplated by this Agreement from any person (i) without the prior written consent of Parent, none of the Paired Entities or any Paired Entities Subsidiary shall pay or commit to pay to such person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation and (ii) none of Parent or any of its affiliates shall be required to pay or commit to pay to such person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligations. In the event that any party fails to obtain any such consent, the parties shall use their commercially reasonable efforts to minimize any adverse effect upon a Paired Entity, Parent and their respective affiliates and businesses resulting, or which would reasonably be expected to result, after the Effective Time, from the failure to obtain such consent.

(f) The delivery of any notice pursuant to Section 7.3(c) or Section 7.3(d) shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

7.4 Expenses. Except as set forth in Section 7.2 and Section 9.2, whether or not the Mergers are consummated, all fees, costs and expenses incurred by, or on behalf of, any party or its affiliates, in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees, costs and expenses of Representatives (“Expenses”) shall be paid by the party incurring such fees, costs or expenses.

7.5 Acquisition Proposals.

(a) No Solicitation or Negotiation. The Paired Entities agree that, except as expressly permitted by this Section 7.5(a), the Paired Entities and the Paired Entities Subsidiaries shall not, and the Paired Entities shall cause their officers and directors not to, and shall instruct and use their commercially reasonable efforts to cause their and the Paired Entities Subsidiaries’ other Representatives not to, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, directly or indirectly through any other person:

(i) initiate, solicit, knowingly encourage or knowingly facilitate any inquiries, discussions or requests regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal (an “Inquiry”);

(ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or that could reasonably be expected to lead to, an Acquisition Proposal, or provide any non-public information or data concerning the Paired Entities or the Paired Entities Subsidiaries to any person in connection with the foregoing, in each case, except to notify such person of the existence of the provisions of this Section 7.5;

(iii) otherwise knowingly facilitate in any way any effort or attempt to make an Acquisition Proposal or Inquiry;

(iv) approve or recommend any Acquisition Proposal;

(v) enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar definitive agreement providing for or relating to an Acquisition Proposal or requiring a Paired Entity to abandon, terminate or fail to consummate the transactions contemplated by this Agreement (any of the foregoing referred in this clause (v), an “Alternative Acquisition Agreement”); or

(vi) resolve or agree to do any of the foregoing.

Notwithstanding anything to the contrary in the foregoing provisions of this Section 7.5(a) but subject to the Paired Entities’ compliance with this Section 7.5, at any time prior to the time, but not after, the Requisite Vote is obtained, the Paired Entities, the Paired Entities Subsidiaries and their Representatives may (A) provide information (to any such person, its Representatives, affiliates and its prospective financing sources) in response to a request therefor by a person who has made an unsolicited bona fide written Acquisition Proposal (not resulting from a breach of this Section 7.5) after the date of this Agreement if the Paired Entities receive from the person so requesting such information a confidentiality agreement on terms not less restrictive to such person than those contained in the Confidentiality Agreement; it being understood that such confidentiality agreement need not include explicit or implicit standstill provisions that would restrict the making, amendment or modification of a confidential Acquisition Proposal (an “Acceptable Confidentiality Agreement”); provided, however, that any such non-public information has previously been made available to Parent or will be made available to Parent prior to, or substantially concurrently with (and in any event within 48 hours of), the time such information is made available to such person, its Representatives, affiliates and its prospective financing sources or (B) engage or otherwise participate in any discussions or negotiations with any person or group of persons who has made such an Acquisition Proposal; if and only to the extent that, (I) prior to taking any action described in clause (A) or (B) directly above, the Company Board and the Hospitality Board determine in good faith, after consultation with their financial advisor and outside legal counsel, that failure to take such action, in light of the Acquisition Proposal and the terms of this Agreement, would be inconsistent with the directors’ fiduciary duties under applicable Law and (II) in each such case referred to in clause (A) or (B) directly above, the Company Board and the Hospitality Board have determined in good faith based on the information then available and after consultation with their financial advisor and outside legal counsel that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal. Each of the Paired Entities agrees that any breach of this Section 7.5 by any of the Paired Entities Subsidiaries or any Representatives of the Paired Entities or the Paired Entities Subsidiaries shall be deemed to be a breach of this Agreement by the Paired Entities.

(b) No Change in Recommendation or Alternative Acquisition Agreement. Except as permitted in this Section 7.5(b), neither the Company Board, the Hospitality Board nor any of their committees shall:

(i) (A) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent, the Company Board Recommendation or the Hospitality Board Recommendation, (B) authorize, approve, adopt or recommend or otherwise declare advisable (or publicly propose or resolve to authorize, approve, adopt or recommend or otherwise declare advisable) any Acquisition Proposal or (C) fail to include the Company Board Recommendation and the Hospitality Board Recommendation in the Joint Proxy Statement (either of the foregoing, a “Change of Recommendation”); or

(ii) except as expressly permitted by, and after compliance with this Section 7.5, authorize, approve, adopt or recommend or otherwise declare advisable (or publicly propose or resolve to authorize, approve, adopt or recommend or otherwise declare advisable), or cause or permit any Paired Entity or any Paired Entities Subsidiary to enter into, any Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement entered into in compliance with Section 7.5(a)).

Notwithstanding anything to the contrary set forth in this Agreement, the Company Board or the Hospitality Board may, prior to but not after the time the Requisite Vote is obtained, (A) make a Change of Recommendation if an Intervening Event has occurred and if, after consulting with its financial advisor and outside legal counsel, the Company Board or the Hospitality Board determines in good faith that the failure to take such action would be reasonably likely to be inconsistent with such directors’ fiduciary duties under applicable Law or (B) if the Paired Entities have not breached this Section 7.5(c) and have not breached the other subsections of this Section 7.5 in any material respect, make a Change of Recommendation and/or terminate this Agreement pursuant to Section 9.1(c)(i) if the Paired Entities receive an Acquisition Proposal (not resulting from a breach of this Section 7.5) that the Company Board and the Hospitality Board have determined in good faith, after consulting with their financial advisor and outside legal counsel, (x) constitutes a Superior Proposal after having complied with, and giving effect to all of the adjustments which may be offered by Parent pursuant to, this Section 7.5(b) and such Acquisition Proposal is not withdrawn and (y) the failure to take such action would be reasonably likely to be inconsistent with such directors’ fiduciary duties under applicable Law; provided that neither the Company Board nor the Hospitality Board may take any such action unless prior to making such Change of Recommendation or authorizing such termination to enter into a definitive written agreement providing for the implementation of such Superior Proposal pursuant to Section 9.1(c)(i), (I) the Paired Entities provide prior written notice (“Notice Period Commencement Notice”) to Parent at least four (4) Business Days in advance (the “Notice Period”) of their intention to take such action, which notice shall include, in the case of a Superior Proposal, the name of the person or group making the Superior Proposal and substantial final draft of the definitive agreement reflecting such Superior Proposal and, in the case of an Intervening Event, a reasonably detailed description of such Intervening Event, (II) if requested by Parent, during the Notice Period the Paired Entities shall, and shall direct their Representatives to, negotiate with Parent in good faith should Parent propose to make amendments or other revisions to the terms and conditions of this Agreement such that, in the case of a Superior Proposal, such Acquisition Proposal no longer constitutes a Superior Proposal and, in the case of an Intervening Event, the failure to take such action is no longer reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law as determined in the good faith judgment of the Company Board or the Hospitality Board after consulting with their financial advisor and outside legal counsel and (III) the Company Board and the Hospitality Board has taken into account any amendments or other revisions to the terms and conditions of this Agreement agreed to by Parent in writing prior to the end of the Notice Period and (1) the Company Board and the Hospitality Board determined in good faith that, after consulting with its financial advisor and outside legal counsel, in the case of an Intervening Event, a failure to make such Change of Recommendation continues to be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law and (2) the Company Board and the Hospitality Board determined in good faith that, after consulting with their financial advisor and outside legal counsel, in the case of an Acquisition Proposal, the Acquisition Proposal giving rise to such Change of Recommendation continues to constitute a Superior Proposal and the failure to make such Change of Recommendation continues to be inconsistent with the directors’ fiduciary duties under applicable Law; it being understood that any change to the financial terms or any other material amendments or other material revisions to any Acquisition Proposal will be deemed to be a new Acquisition Proposal, including for purposes of the Notice Period; provided, however, that, subsequent to the initial Notice Period, the Notice Period shall be reduced to two (2) Business Days following receipt by Parent of any such new Notice Period Commencement Notice.

(c) Certain Permitted Disclosure. Nothing contained in this Section 7.5 shall prohibit the Company, the Company Board or the Hospitality Board from (i) taking and disclosing a position contemplated by Rule 14d-9, Rule 14e-2(a)(2) or (3) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (or any similar communications to the stockholders of the Company and Hospitality) or (ii) making any disclosure that constitutes a “stop, look and listen” communication pursuant to Section 14d-9(f) promulgated under the Exchange Act (or any similar communications to the stockholders of the Company and Hospitality), which actions shall not constitute or be deemed to constitute a Change of Recommendation; provided, that the Company and Hospitality publicly and expressly reaffirms the Company Board Recommendation and the Hospitality Board Recommendation in such disclosure; and provided, further, that neither the Company, Hospitality, the Company Board nor the Hospitality Board shall be permitted to recommend that the stockholders of the Company or Hospitality tender any securities in connection with any tender offer or exchange offer that is an Acquisition Proposal or otherwise effect an Change of Recommendation with respect thereto, except as permitted by Section 7.5(b).

(d) Existing Discussions. The Paired Entities agree that, from and after the date of this Agreement, they will cease, and cause to be terminated, any existing activities, solicitations, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Each of the Paired Entities agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence of this Section 7.5(d) of the obligations undertaken in this Section 7.5. Each of the Paired Entities also agrees that it will, within three (3) Business Days after the date of this Agreement, (i) request each person that has executed a confidentiality agreement in connection with any Acquisition Proposal or its consideration of any Acquisition Proposal to return or destroy all confidential information furnished to such person by or on behalf of the Paired

Entities or any of the Paired Entities Subsidiaries and (ii) terminate any data room or other diligence access of such person.

(e) Notice. From and after the date of this Agreement, the Paired Entities agree that they will promptly (and, in any event, within forty-eight (48) hours) notify Parent if any Acquisition Proposal or any proposal, offer or other Inquiry with respect to, or that may be reasonably expected to lead to, an Acquisition Proposal is received by, any non-public information in connection therewith is requested from, or any such discussions or negotiations related thereto are sought to be initiated or continued with, either of them by any person indicating, in connection with such notice, the name of such person or group of persons making the Acquisition Proposal or the proposal, offer or other Inquiry and providing copies of any written requests, proposals or offers or other Inquiry, including proposed agreements, and the material terms and conditions of any proposals or offers (or, if not made in writing, a reasonably detailed written description thereof). The Paired Entities (i) shall notify Parent promptly (and in any event within 48 hours) if either of them enters into discussions or negotiations concerning any Acquisition Proposal or provides nonpublic information to any person, in each case subject to Section 7.5(a), (ii) shall keep Parent reasonably informed of any material developments, material discussions or material negotiations regarding any Acquisition Proposal, including any amendments thereto, and (iii) shall keep Parent reasonably informed on a reasonably current basis of the status of any such discussions or negotiations. Neither a Paired Entity nor any Paired Entities Subsidiary shall, after the date of this Agreement, enter into any confidentiality or similar agreement that would prohibit it from providing such information to Parent.

(f) Standstills. Notwithstanding anything to the contrary contained in this Agreement, the Paired Entities may grant a limited waiver of any explicit or implicit standstill provision to which either is a party solely to allow the applicable counterparty to make a non-public Acquisition Proposal to the Company Board or the Hospitality Board to the extent that the Company Board or the Hospitality Board determines in good faith, after consultation with their financial advisor and outside legal counsel, that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law.

(g) Waiver of Takeover Restrictions. The Paired Entities, the Company Board and the Hospitality Board shall not take any actions to exempt any person from or render inapplicable (x) the restrictions on “Business Combinations” in Article XI of the Company Certificate of Incorporation or the Hospitality Certificate of Incorporation or the “Ownership Limit” in either the Company Certificate of Incorporation or the Hospitality Certificate of Incorporation (in the case of “Business Combination” and “Ownership Limit”, as such term is defined in the Company Certificate of Incorporation and the Hospitality Certificate of Incorporation, respectively) or (y) any other “fair price,” “business combination” or “control share acquisition” statute or other similar statute or regulation, in each case, unless such actions are taken concurrently with the termination of this Agreement in accordance with Section 9.1(c)(i).

7.6 Officers’ and Directors’ Indemnification and Insurance.

(a) From and after the Effective Time until the sixth anniversary thereof, each of the Company Surviving Corporation and the Hospitality Surviving Corporation shall, and Parent shall cause each of the Company Surviving Corporation and the Hospitality Surviving Corporation to, indemnify, defend and hold harmless each present (as of the Effective Time) and former director and officer of any Paired Entity or any Paired Entities Subsidiary (in each case, when acting in such capacity or in any other capacity serving as a director, officer, trustee, fiduciary, employee or agent of another entity or enterprise at the request of any Paired Entity or any Paired Entities Subsidiary, together with such persons’ respective heirs, executors and administrators, the “Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees, expenses and disbursements), judgments, fines, losses, claims, damages, inquiries, penalties, liabilities and amounts paid in settlement incurred in connection with any actual or threatened Legal Action arising out of or pertaining to matters (including actions or omissions) existing or occurring at or prior to the Effective Time, including the approval of this Agreement and the Mergers and the other transactions contemplated hereby or arising out of or pertaining to the Mergers and the other transactions contemplated hereby, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company or Hospitality would have been permitted by (i) applicable Law (including to the fullest extent authorized or permitted by any amendments to or replacements of applicable Law adopted after the date of this Agreement) and (ii) its certificate of incorporation or bylaws in effect on the date hereof, whether asserted or claimed prior to, at or after the Effective Time, and the Company Surviving Corporation and the Hospitality Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable Law and the certificate of incorporation or bylaws of the Company and Hospitality in effect on the date hereof; provided, that (x) neither the Company Surviving Corporation and the Hospitality Surviving Corporation shall be liable for any settlement effected without their prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) and (y) except for legal counsel engaged for one or more Indemnified Parties on the date hereof, none of the Company Surviving Corporation or the Hospitality Surviving Corporation shall be obligated under this Section 7.6(a) to pay the fees and expenses of more than one legal counsel (selected by a plurality of the applicable Indemnified Parties) for all Indemnified Parties in any jurisdiction with respect to any single legal action except to the extent that, on the advice of any such Indemnified Party’s counsel, two or more of such Indemnified Parties shall have conflicting interests in the outcome of such action; provided, further that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification under the DGCL or the certificate of incorporation or bylaws the Company and Hospitality in effect on the date hereof. The Company Surviving Corporation and the Hospitality Surviving Corporation shall reasonably cooperate with any Indemnified Parties in the defense of any matter covered by this Section 7.6.

(b) Parent, the Company Surviving Corporation and the Hospitality Surviving Corporation shall not amend, repeal or otherwise modify any provision in the certificate of incorporation or bylaws of the Company Surviving Corporation and the Hospitality Surviving Corporation in any manner that would affect adversely the rights thereunder (or under the organizational documents of any of the Paired Entities Subsidiaries) of any Indemnified Party to indemnification, exculpation and expense advancement except to the extent required by applicable Law. The Company Surviving Corporation and the Hospitality Surviving Corporation shall, and Parent shall cause the Company Surviving Corporation and the Hospitality Surviving Corporation to, fulfill and honor the indemnification, expense advancement or exculpation agreements between any Paired Entity or any of the Paired Entities Subsidiaries and any of their respective directors, officers or employees set forth in Schedule 7.6(b) of the Paired Entities Disclosure Schedule in existence on the date of this Agreement.

(c) Subject to the next sentence, the Company Surviving Corporation and the Hospitality Surviving Corporation shall either (i) maintain, and Parent shall cause the Company Surviving Corporation and the Hospitality Surviving Corporation to maintain, at no expense to the beneficiaries, in effect for six (6) years from the Effective Time the current directors’ and officers’ liability insurance policies maintained by the Company and Hospitality (accurate and complete copies of which have been previously provided to Parent) with respect to matters existing or occurring at or prior to the Effective Time (including the Mergers) (provided that the Company Surviving Corporation and the Hospitality Surviving Corporation may substitute therefor policies of at least the same coverage and amounts with reputable and financially sound carriers containing terms no less advantageous to such former directors or officers so long as such substitution does not result in gaps or lapses of coverage with respect to matters occurring on or prior to the Effective Time), or (ii) purchase an extended reporting period endorsement under the Paired Entities’ existing directors’ and officers’ liability insurance coverage for the Paired Entities’ directors and officers which shall provide such directors and officers with coverage for six (6) years following the Effective Time no less favorable to such directors and officers than the existing coverage under, and have other terms not materially less favorable to the insured persons, than the directors’ and officers’ liability insurance coverage presently maintained by the Paired Entities; provided that the premium payable for such insurance shall not exceed 300% of the last annual premium paid by the Paired Entities or the Paired Entities Subsidiaries for such insurance prior to the date of this Agreement (such 300% amount being the “Maximum Premium”). If the Company’s, Hospitality’s, the Company Surviving Corporation’s or the Hospitality Surviving Corporation’s existing insurance expires, is terminated or canceled during such six-year period or exceeds the Maximum Premium, the Company Surviving Corporation and the Hospitality

Surviving Corporation shall obtain, and the Parent shall cause the Company Surviving Corporation and the Hospitality Surviving Corporation to obtain, as much directors’ and officers’ liability insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on the most advantageous policies as can be reasonably obtained for the Maximum Premium. Notwithstanding anything to the contrary in this Agreement, the Company and Hospitality may, prior to the Effective Time, purchase “tail” policies covering the persons covered by their existing officers’ and directors’ liability insurance policies with respect to acts and omissions occurring prior to or as of the Effective Time, providing coverage for a period of six years following the Effective Time on terms no less favorable in the aggregate to such persons than provided by such insurance as of the date hereof; provided that (x) the purchase of any such tail policy shall be in lieu of Parent’s obligations under the foregoing provisions in this Section 7.6(c) and (y) the Company and Hospitality shall reasonably cooperate and consult with the Parent prior to the purchase of any such tail policy; provided, further, that if Parent can procure a “tail” policy on substantially comparable terms, but at a lower price, as compared to any such policy that may be procured by the Paired Entities, then Parent may obtain such policy effective as of the Effective Time, in which case the Paired Entities shall not obtain any such policy. If any tail policy has been purchased by the Company or Hospitality (or Parent pursuant to the second proviso in the preceding sentence) prior to the Effective Time, the Parent shall cause such it to be maintained in full force and effect for its full term and cause all obligations thereunder to be honored by the Company Surviving Corporation and the Hospitality Surviving Corporation.

(d) If Parent, the Company Surviving Corporation or the Hospitality Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made prior to the consummation of such transactions so that the successors and assigns of Parent, the Company Surviving Corporation or the Hospitality Surviving Corporation shall assume all of the obligations set forth in this Section 7.6.

(e) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to any of the Paired Entities or any of the Paired Entities Subsidiaries for any of their respective directors, officers or other employees including the Indemnified Parties; it being understood and agreed that the indemnification provided for in this Section 7.6 is not prior to or in substitution of any such claims under such policies.

(f) This Section 7.6 shall survive the consummation of the Mergers and is intended for the irrevocable benefit of, and to grant third-party rights to, the Indemnified Parties and shall be binding on all successors and assigns of Parent, the Company Surviving Corporation and the Hospitality Surviving Corporation. The obligations of Parent, the Company Surviving Corporation and the Hospitality Surviving Corporation under this Section 7.6 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party unless the affected Indemnified Party shall have consented in writing to such termination or modification. It is expressly agreed that each Indemnified Party shall be a third-party beneficiary of this Section 7.6, and entitled to enforce the covenants contained in this Section 7.6. If any Indemnified Party makes any claim for indemnification or advancement of expenses under this Section 7.6 that is denied by the Company Surviving Corporation or the Hospitality Surviving Corporation, and a court of competent jurisdiction determines that the Indemnified Party is entitled to such indemnification or advancement, then Parent shall cause the Company Surviving Corporation and the Hospitality Surviving Corporation to pay such Indemnified Party’s reasonable costs and expenses, including reasonable legal fees and expenses, incurred in connection with pursuing such claim against the Company Surviving Corporation and/or the Hospitality Surviving Corporation.

(g) The rights of the Indemnified Parties under this Section 7.6 shall be in addition to, and not in substitution for, any rights such Indemnified Parties may have under the certificate of incorporation or bylaws or other organizational documents of Paired Entities or any of the Paired Entities Subsidiaries or the Company Surviving Corporation or the Hospitality Surviving Corporation, or under any applicable Contracts or Laws and

Parent shall cause the Company Surviving Corporation and the Hospitality Surviving Corporation to honor and perform under all indemnification agreements with any Indemnified Party entered into by any Paired Entity or any Paired Entities Subsidiary prior to the date of this Agreement.

7.7 Access to Information; Confidentiality.

(a) Subject to applicable Law, during the period from the date of this Agreement to the earlier of the Effective Time and the termination of this Agreement, upon reasonable advance notice, the Paired Entities shall, and shall cause each of the Paired Entities Subsidiaries to, (i) afford to Parent and its Representatives reasonable access at reasonable times during normal business hours, to (1) their properties, books, records and Contracts, and (2) the officers and other personnel of the Paired Entities and the Paired Entities Subsidiaries and (ii) permit such inspections as Parent may reasonably require and promptly furnish Parent with such financial and operating data and other information with respect to the business, properties and personnel of the Paired Entities and each Paired Entities Subsidiary as Parent may reasonably request; provided that such access shall be conducted under the supervision of appropriate personnel of the Paired Entities and in a manner so as not to unreasonably interfere with the normal operation of the business of any of the Paired Entities or the Paired Entities Subsidiaries and in accordance with guidelines reasonably necessary in response to or related to COVID-19; provided further that Parent shall not discuss any proposed employment arrangements or equity investments in the Parent or any of the Surviving Corporations or any of their Subsidiaries with the executive officers of the Company or Hospitality without the prior written consent of the Company and Hospitality; and provided further that the foregoing shall not require the Paired Entities (i) to permit any inspection, or to disclose any information, that in the reasonable judgment of the Paired Entities would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality, (ii) to disclose any information of the Paired Entities or the Paired Entities Subsidiaries that would result in a loss or waiver of attorney-client privilege, attorney work-product protections or other legal privilege, it being agreed that, in each case of clauses (i) and (ii), the Paired Entities and Parent shall use their respective commercially reasonable efforts to cause such information to be provided in a manner that would not reasonably be expected to violate such restriction or waive the applicable privilege or protection; provided, further, that neither Parent nor its Representatives shall have the right to take any samples or perform any invasive testing of any environmental media (including soil, groundwater, surface water, air or sediment) or any building material. No investigation under this Section 7.7(a) or otherwise shall affect the representations, warranties, covenants or agreement of the Paired Entities or the conditions to the obligations of the parties under this Agreement and shall not limit or otherwise affect the rights or remedies available hereunder.

(b) All such information shall be governed by the terms of, and Parent, MergerCo 1 and MergerCo 2 and their respective affiliates and Representatives shall hold in confidence all such information on the terms contained in, (i) that certain confidentiality agreement by and among Blackstone Real Estate Services L.L.C. and the Paired Entities dated February 10, 2021 and (ii) that certain confidentiality agreement by and among Starwood Capital Group Global, LLC and the Paired Entities dated March 10, 2021 (each of clause (i) and (ii), a “Confidentiality Agreement”), which remains in full force and effect in accordance with its terms; provided that Parent and its Representatives may disclose Confidential Information (as defined in the applicable Confidentiality Agreement) subject to the confidentiality restrictions applicable to “Representatives” (as defined in the applicable Confidentiality Agreement) set forth in the applicable Confidentiality Agreement to Parent’s potential Financing Sources as permitted by Section 7.11.

(c) During any visit to the business or property sites of any of the Paired Entities or the Paired Entities Subsidiaries, each of Parent, MergerCo 1 and MergerCo 2 shall, and shall cause their respective Representatives accessing such properties to, comply with all applicable Laws and all of the reasonable safety and security procedures of the Paired Entities and the Paired Entities Subsidiaries that are provided to such Representatives.

(d) Nothing in this Section 7.7 shall require any of the Paired Entities or the Paired Entities Subsidiaries to permit the inspection of, or to disclose, any Acquisition Proposals (except as required by Section 7.5) or any information regarding or related to the deliberations of the Company Board or the Hospitality

Board with respect to the transactions contemplated by this Agreement, the entry into the Agreement or any presentation or other materials prepared by or for, or provided to, the Company Board or the Hospitality Board in connection therewith, including portions of the minutes of the meetings of the Company Board or Hospitality Board (including any presentation or other materials prepared by or for the Company Board or the Hospitality Board) where the Company Board or Hospitality Board discussed the transactions contemplated hereby or any similar transaction involving the sale of the Paired Entities to, or combination with, any other person.

7.8 Public Announcements. The initial press release regarding the Mergers and the other transactions contemplated hereby shall be a joint press release and thereafter the Paired Entities and Parent each shall consult with each other prior to it, or any of its affiliates, issuing any press releases or otherwise making public announcements, statements or comments with respect to the Mergers and the other transactions contemplated by this Agreement, except (other than with respect to the initial press release) to the extent materially consistent with previous announcements, statements or comments or as may be required by applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service or by the request of any Governmental Entity, in which case the party making the disclosure shall give the other party reasonable opportunity to review and comment upon such disclosure or communication to the extent reasonably practicable and legally permitted (and the parties shall cooperate as to the timing and contents of any such press release or public statement). Notwithstanding the foregoing, (A) the Paired Entities may, without such consultation or consent, make such disclosures and communications in response to inquiries from the press or analysts, or via presentations, publicly available conference calls and other forums to employees, customers, suppliers and investors to the extent such communications are consistent in substance with previous public communications that have been reviewed and previously approved by both the Paired Entities and Parent, and (B) the Paired Entities need not consult with, or obtain the approval of, Parent in connection with (x) any press release, public announcement, statement, comment or filing to be issued or made with respect to any action taken in connection with any Change of Recommendation made in accordance with this Agreement.

7.9 Employee Benefit Arrangements.

(a) Parent hereby agrees that, through at least the first anniversary of the Closing Date, it shall, and it shall cause the Company Surviving Corporation and the Hospitality Surviving Corporation to, (i) provide each employee of the Company Surviving Corporation, the Hospitality Surviving Corporation and the Paired Entities Subsidiaries who remain employed after the Effective Time (the “Paired Entity Employees”) with at least the same level of base salary and target annual cash incentive compensation opportunity that was provided to each such Paired Entity Employee immediately prior to the Effective Time, and (ii) to the extent permitted by applicable Law, provide the Paired Entity Employees with employee benefits (other than equity-based compensation, severance, and long-term incentive compensation) that are substantially comparable in the aggregate to those provided to such Paired Entity Employees immediately prior to the Effective Time; provided, that, (x) if the Paired Entities or Paired Entities Subsidiaries institute temporary reductions to base salary or wage rate or target annual cash incentive opportunity before the Effective Time in response to the COVID-19 pandemic, Parent can maintain such reductions for such period as Parent determines in good faith is appropriate in light of the COVID-19 pandemic, and (y) Parent may institute temporary reductions to base salary or wage rate or target annual cash incentive opportunity following the Effective Time in response to the COVID-19 pandemic and may maintain such reductions for such period as Parent determines in good faith is appropriate in light of the COVID-19 pandemic. The foregoing shall not require that any Paired Entity Employee remain employed for any period after Closing nor that any compensation or benefits be provided after a Paired Entity Employee ceases to be employed (other than vested rights and benefits in effect at the time of such cessation of employment).

(b) On and after the Effective Time, each Paired Entity Employee shall receive credit for all purposes (including, for purposes of eligibility to participate, vesting, benefit accrual and eligibility to receive benefits, but excluding benefit accruals under any defined benefit pension plan) under any employee benefit plan, program or arrangement established or maintained by Parent, the Company Surviving Corporation, the Hospitality Surviving

Corporation or any of their respective affiliates under which each Paired Entity Employee may be eligible to participate on or after the Effective Time to the same extent recognized by the Paired Entities or any ERISA Affiliate, as applicable, under corresponding Employee Programs immediately prior to the Effective Time. Such plan, program or arrangement shall credit each such Paired Entity Employee for service accrued or deemed accrued on or prior to the Effective Time with the Paired Entities or any ERISA Affiliate, as applicable; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit.

(c) Without limiting any of the foregoing, Parent agrees that it shall, or shall cause the Company Surviving Corporation and the Hospitality Surviving Corporation to, provide severance benefits to each Paired Entity Employee who is terminated during the one-year period immediately following the Effective Time in an amount that is at least equal to the severance benefits that would have been paid to such Paired Entity Employee pursuant to the terms of the applicable severance plan or arrangement as set forth on Section 7.9(c) of the Paired Entities Disclosure Schedule.

(d) Parent agrees that it shall, or shall cause the Company Surviving Corporation and the Hospitality Surviving Corporation to, (i) credit each Paired Entity Employee with an amount of paid vacation and sick leave days following the Effective Time equal to the amount of vacation time and sick leave days each such Paired Entity Employee has accrued but has not yet used or cashed out under the Paired Entities’ vacation and sick leave plan, and (ii) allow each of the Paired Entity Employees to use such accrued vacation and sick leave days at such times as each would have been allowed under the Paired Entities’ vacation and sick leave policies as in effect immediately prior to the Effective Time.

(e) With respect to the welfare benefit plans, programs and arrangements maintained, sponsored or contributed to by Parent or the Company Surviving Corporation and the Hospitality Surviving Corporation (“Purchaser Welfare Benefit Plans”) in which a Paired Entity Employee may be eligible to participate on or after the Effective Time, Parent shall (i) waive, or cause its insurance carrier to waive, all limitations as to preexisting and at-work conditions, if any, with respect to participation and coverage requirements applicable to each Paired Entity Employee under any Purchaser Welfare Benefit Plan to the same extent waived under a corresponding Employee Program, and (ii) provide credit to each Paired Entity Employee for any co-payments, deductibles and out-of-pocket expenses paid by such Paired Entity Employee under the Employee Programs during the relevant plan year, up to and including the Effective Time.

(f) Parent shall, or shall cause the Company Surviving Corporation or the Hospitality Surviving Corporation to, at or immediately following the Closing Date, make a payment under the Extended Stay America, Inc. Annual Incentive Plan (the “AIP”) in respect of the 2021 “Performance Period” (as defined in the AIP) (the “2021 AIP Bonuses”) to each Paired Entity Employee who holds a position below Vice President and who is actively participating in the AIP as of immediately prior to the Effective Time (each, a “Below VP AIP Participant”), in an amount equal to the prorated portion of the 2021 AIP Bonuses based on the portion of the year ending on the Closing Date and with (i) achievement of objective performance goals determined at the greater of (X) actual level of achievement as of the Closing Date measured against the applicable performance goal, prorated through the Closing Date and (Y) the target level of achievement, and (ii) achievement of subjective performance goals determined at the target level.

(g) With respect to each Paired Entity Employee (other than a Below VP AIP Participant) who as of immediately prior to the Effective Time either (x) participates in the AIP and holds a position of Vice President or above or (y) participates in an annual cash bonus plan other than the AIP (an “Other Bonus Plan”), Parent shall, or shall cause the Company Surviving Corporation or the Hospitality Surviving Corporation to, administer the AIP or Other Bonus Plan in accordance with the terms of such plans in effect on the date of this Agreement, and each such Paired Entity Employee shall be eligible to receive a payment under such plans in accordance with the provisions of the applicable plan or arrangement.

(h) Following the date of the Agreement and through the period prior to the Effective Time, Parent and the Paired Entities will discuss in good faith the appropriate treatment of the retention programs that will apply to the Paired Entity Employees following the Effective Time.

(i) Parent and the Paired Entities acknowledge and agree that, except as otherwise provided in Section 7.6 hereof, all provisions contained herein with respect to employees are included for the sole benefit of Parent and the Paired Entities and shall not create any right (i) in any other person (or any beneficiary thereof), including any employees, former employees, any participant in any Employee Program or any other stock purchase, stock option, severance, employment, consulting, change-of-control, collective bargaining, bonus, incentive, deferred compensation and other benefit plan, whether or not subject to ERISA (including any related funding mechanism now in effect or required in the future), whether formal or informal, oral or written, legally binding or not under which (A) any past or present director, officer, employee or consultant of any of the Paired Entities or the Paired Entities Subsidiaries has any present or future right to benefits or (B) either of the Paired Entities or the Paired Entities Subsidiaries has any present or future Liabilities or (ii) to continued employment with the Company Surviving Corporation or the Hospitality Surviving Corporation. No provision of this Section 7.9, express or implied, (X) constitutes an amendment of, or an undertaking to amend, any Employee Program or any employee benefit plan, program or arrangement maintained by Parent or any of its affiliates or (Y) is intended to prevent Parent or any of its affiliates from amending or terminating any Employee Program in accordance with its terms or terminating the employment of any Paired Entity Employee.

7.10 Intentionally Omitted.

7.11 Debt Financing Cooperation.

(a) Prior to the Effective Time, upon the request of the Company, Parent shall keep the Company reasonably informed in reasonable detail of the status of its efforts to arrange any Debt Financing (as defined below). Without the prior written consent of the Paired Entities, the Debt Financing may not exceed $5,000,000,000.

(b) Prior to the Closing, the Paired Entities shall, and shall cause Paired Entities Subsidiaries to, use their respective commercially reasonable efforts, and shall use commercially reasonable efforts to cause their and the Paired Entities Subsidiaries’ Representatives, to provide to Parent and its potential financing sources for the Debt Financing (the “Financing Sources”) such customary cooperation reasonably requested in writing by Parent in connection with Parent arranging financing with respect to the Paired Entities, the Paired Entities Subsidiaries or the Paired Entities Properties effective as of or after (and conditioned on the occurrence of) the Effective Time (collectively, the “Debt Financing”); provided, that the Paired Entities and Paired Entities Subsidiaries shall in no event be required to provide such assistance that shall unreasonably interfere with its business operations and other than in accordance with guidelines reasonably necessary in response to or related to COVID-19. Such assistance shall include using commercially reasonable efforts to do the following, each of which shall be at Parent’s written request with reasonable prior notice:

(i) participation by senior management of the Paired Entities and the Paired Entities Subsidiaries in a reasonable number of meetings, due diligence sessions, cooperation with the Financing Sources’ “road shows”, lender presentations and sessions with rating agencies and prospective lenders and purchasers of, the Debt Financing, in each case that are reasonably necessary and customary for a financing similar to the Debt Financing;

(ii) delivery to Parent and its Financing Sources such financial, statistical and other pertinent information and projections relating to the Paired Entities and the Paired Entities Subsidiaries as may be reasonably requested by Parent and as is customarily delivered in connection with a financing of the applicable type;

(iii) executing and delivering authorization letters authorizing the distribution of information to the Financing Sources and other prospective lenders or investors;

(iv) furnishing Parent and the Financing Sources promptly with all reasonable documentation and other information relating to the Paired Entities and any of the Paired Entities Subsidiaries which any lender providing or arranging Debt Financing has determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and which is requested at least ten (10) Business Days prior to the Closing Date;

(v) as may be reasonably requested by Parent to facilitate the Debt Financing, following the obtainment of the Requisite Company Vote and Requisite Hospitality Vote, form new direct and indirect Paired Entities Subsidiaries pursuant to documentation reasonably satisfactory to Parent and the Company;

(vi) as may be reasonably requested by Parent to facilitate the Debt Financing, no earlier than immediately prior to the Effective Time on the Closing Date and provided such actions would not adversely affect the Tax status of the Company or the Paired Entities Subsidiaries or cause the Company or Hospitality to be subject to additional Taxes that are not indemnified by Parent under Section 7.11(d), transfer or otherwise restructure its ownership of existing Paired Entities Subsidiaries, properties or other assets, in each case, pursuant to documentation reasonably acceptable to Parent and the Company;

(vii) providing reasonably timely and customary access to diligence materials reasonably available to the Company, appropriate personnel and properties during normal business hours and on reasonable advance notice to allow Financing Sources and their representatives to complete all reasonable and customary due diligence;

(viii) providing reasonable and customary assistance with respect to the granting of mortgages and security interests in collateral for the Debt Financing and attempting to obtain any consents associated therewith (effective no earlier than the Effective Time);

(ix) to the extent reasonably requested by a Financing Source, attempting to obtain estoppels and certificates from tenants, lenders, managers, franchisors, ground lessors and counterparties to reciprocal easement agreements and PILOT agreements in form and substance reasonably satisfactory to such Financing Source;

(x) cooperating in connection with the repayment or defeasance of any existing indebtedness of any Paired Entity or any Paired Entities Subsidiaries as of the Effective Time and the release of related Encumbrances, including delivering such payoff, defeasance or similar notices under any existing loans of any Paired Entity or any Paired Entities Subsidiaries as are reasonably requested by Parent (provided that the Paired Entities and the Paired Entities Subsidiaries shall not be required to deliver any notices that are not conditioned on the occurrence of the Effective Time);

(xi) to the extent reasonably requested by a Financing Source, to the extent reasonably requested by Parent, obtaining accountants’ comfort letters and consents to the use of accountants’ audit reports relating to the Paired Entities and the Paired Entities Subsidiaries;

(xii) permitting Parent and its Representatives to conduct appraisal and environmental and engineering inspections of each real estate property owned and, subject to obtaining required third party consents with respect thereto (which the Paired Entities shall use reasonable efforts to obtain), leased by the Paired Entities or any of the Paired Entities Subsidiaries; provided that (A) neither Parent, any Financing Source, their respective Representatives, nor any other person shall have the right to take and analyze any samples of any environmental media (including soil, groundwater, surface water, air or sediment) or any building material or to perform any invasive testing procedure on any such property, (B) Parent shall schedule and coordinate all inspections with the Company in accordance with Section 7.7 and (C) the Company shall be entitled to have representatives present at all times during any such inspection;

(xiii) assisting Parent and its Financing Sources with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents necessary, proper or advisable in connection with the Debt Financing;

(xiv) reasonably cooperating with the marketing efforts of Parent and its Financing Sources for any Debt Financing to be raised by Parent to complete the Mergers and the other transactions contemplated by this Agreement; and

(xv) facilitating, effective no earlier than the Effective Time, the execution and delivery of definitive financing, pledge, security and guarantee documents relating to the Debt Financing, including customary indemnities and bring down certificates issued in connection with a securitization of the Debt Financing.

provided, however, that notwithstanding anything in this Agreement to the contrary, neither the Paired Entities nor any of the Paired Entities Subsidiaries shall (A) be required to make any representation, warranty or certification, as to which, after the Paired Entities’ use of commercially reasonable efforts to cause such representation, warranty or certification to be true, the Paired Entities have in their good faith determined that such representation, warranty or certification is not true, (B) be required to pay any commitment, documentation, due diligence or other similar fee, or be required to incur any liability to the Financing Sources in connection with the Debt Financing prior to the Effective Time (except those fees and expenses that the Paired Entities are reimbursed for by Parent, (C) except with respect to delivery of the documentation specified in Sections 7.11(b)(iii), (iv), (v), (vi), (x) and (xv), be required to take any action that would require any director, officer or employee of either of the Paired Entities or any of the Paired Entities Subsidiaries to execute any document, agreement, certificate or instrument, (D) be required to issue any offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents required in relation to the Debt Financing, (E) be required to have its pre-Closing board of directors (or other governing body) adopt resolutions approving the agreements, documents and instruments pursuant to which the Debt Financing is obtained except as contemplated by this Agreement, including pursuant to Sections 7.11(b)(v) and (vi), (F) be required to permit any inspection, or to disclose any information, that in the reasonable judgment of the Paired Entities would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality, (G) be required to disclose any privileged or protected (including attorney-client privilege, attorney work-product protections and confidentiality protections) information of any of the Paired Entities or the Paired Entities Subsidiaries, it being agreed that, in each case of clauses (F) and (G), the Paired Entities shall use their respective commercially reasonable efforts to cause such information to be provided in a manner that would not reasonably be expected to violate such restriction or waive the applicable privilege or protection; and (H) be required to permit any person to take any samples or perform any invasive testing of any environmental media (including soil, groundwater, surface water, air or sediment) or any building material.

(c) Intentionally Omitted.

(d) Parent shall indemnify and hold harmless the Paired Entities and the Paired Entities Subsidiaries, and each of their respective Representatives from and against any and all liabilities suffered or incurred in connection with the arrangement of the Debt Financing or any assistance or activities provided in connection therewith at the request of Parent pursuant to Section 7.11(b); provided, however, that the foregoing shall not apply with respect (i) to the Paired Entities or the Paired Entities Subsidiaries’ or their respective Representatives’ willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction or (ii) any information provided in writing by any Paired Entity or the Paired Entities Subsidiaries specifically in connection with their obligations pursuant to Section 7.11(b). Parent shall promptly upon request by any Paired Entity reimburse the Paired Entities or the Paired Entities Subsidiaries for all out-of-pocket costs (including reasonable legal fees and disbursements) incurred by the Paired Entities or the Paired Entities Subsidiaries in connection with the cooperation by Paired Entities, the Paired Entities Subsidiaries or their respective Representatives or employees pursuant to this Section 7.11 or in connection with its compliance with its obligations under this Section 7.11.

(e) Notwithstanding anything in this Agreement to the contrary, Parent expressly acknowledges and agrees that (i) neither the availability nor terms of the Debt Financing or any other debt financing are conditions to the obligations of Parent, MergerCo 1 and MergerCo 2 to consummate the Mergers, and Parent, MergerCo 1 and MergerCo 2 reaffirm their respective obligations to consummate the Mergers and the other transactions contemplated by this Agreement subject only to the express conditions set forth in Article VIII, irrespective and independent of the availability or terms of the Debt Financing or any other debt financing and (ii) the provisions contained in this Section 7.11 represent the sole obligation of the Paired Entities, their Subsidiaries, their affiliates and their respective Representatives with respect to cooperation in connection with the arrangement of the Debt Financing or any other financing to be obtained by Parent, MergerCo 1 and MergerCo 2, with respect to the transactions contemplated by this Agreement and no other provision of this Agreement (including the Exhibits and Schedules hereto) shall be deemed to expand or modify such obligations.

(f) All confidential information regarding the Paired Entities or the Paired Entities Subsidiaries obtained by Parent, MergerCo 1, MergerCo 2, their respective affiliates or any of their respective Representatives pursuant to Section 7.11(b) shall be kept confidential in accordance with the Confidentiality Agreement. Notwithstanding anything to the contrary in the Confidentiality Agreement, the Paired Entities agree that Parent and its Representatives may initiate contact with and pursue potential Financing Sources in connection with the transactions contemplated by this Agreement, in each case subject to the confidentiality and use restrictions applicable to “Representatives” (as defined in the Confidentiality Agreement) set forth in the Confidentiality Agreement. For the avoidance of doubt, without the prior written consent of the Company, Parent and its affiliates and its and their Representatives to the extent acting on behalf of Parent will not enter into with any such potential Financing Sources any exclusivity, lock-up or other agreement, arrangement or understanding, whether written or oral, that may reasonably be expected to limit, restrict, restrain or otherwise impair in any manner, directly or indirectly, the ability of such potential Financing Sources to provide financing or other assistance to any other person in respect of an Acquisition Proposal (provided that the foregoing shall not prohibit the establishment of customary “tree” arrangements).

7.12 Transfer Taxes. The Paired Entities and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any sales, transfer, stamp, stock transfer, value added, use, real property transfer or gains and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement. Each of the Company Surviving Corporation and the Hospitality Surviving Corporation agrees to assume liability for and pay any sales, transfer, stamp, stock transfer, value added, use, real property transfer or gains and any similar Taxes, as well as any transfer, recording, registration and other similar fees that may be imposed upon, payable or incurred in connection with this Agreement and the Mergers.

7.13 Resignations. The Paired Entities shall use their reasonable best efforts to obtain and deliver to Parent at the Closing evidence reasonably satisfactory to Parent of the resignation effective as of the Effective Time, of all directors of the Company and Hospitality or any Paired Entities Subsidiary.

7.14 State Takeover Statutes. If any “fair price,” “business combination” or “control share acquisition” statute or other similar statute or regulation is or may become applicable to this Agreement, the Mergers or the other transactions contemplated by this Agreement, each of Parent and the Paired Entities shall (a) take all action reasonably necessary to ensure that such transactions may be consummated as promptly as practicable upon the terms and subject to the conditions set forth in this Agreement and (b) otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

7.15 Section 16 Matters; Transaction Litigation; Deregistration and Delisting

(a) Prior to the Effective Time, the Paired Entities shall take all reasonable steps as may be required to cause any dispositions of Company and Hospitality equity securities (including derivative securities) held by each individual who is a director or officer of the Company or Hospitality and who would otherwise be subject to

Rule 16b-3 promulgated under the Exchange Act to be exempt under such rule to the extent permitted by applicable law.

(b) In the event that any securityholder litigation related to this Agreement, the Mergers or the other transactions contemplated by this Agreement is brought against either of the Paired Entities, or any members of the Company Board or Hospitality Board after the date hereof and prior to the Effective Time (“Transaction Litigation”), the Paired Entities shall promptly notify Parent of any such Transaction Litigation and shall keep Parent reasonably informed with respect to the status thereof. The Paired Entities shall reasonably consult with and give Parent and its Representatives the opportunity to participate in the defense, negotiation and settlement (at Parent’s sole expense and subject to a customary joint defense agreement) of any Transaction Litigation, shall consider in good faith Parent’s advice with respect to such Transaction Litigation and shall not compromise, settle or agree to compromise or settle any Transaction Litigation without Parent’s prior written consent, such consent not to be unreasonably withheld, delayed or conditioned.

(c) Prior to the Effective Time, each of Parent and the Paired Entities, and following the Effective Time, each of Parent, the Company Surviving Corporation and the Hospitality Surviving Corporation, shall cooperate and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable under applicable Law and rules and policies of Nasdaq to enable the delisting of the Paired Common Shares from Nasdaq and the deregistration of the Paired Common Shares under the Exchange Act promptly after the Effective Time.

7.16 Dividends.

(a) Hospitality and any Paired Entities Subsidiary that is a REIT may make distributions to its shareholders, in each case, reasonably necessary for Hospitality or any such Paired Entities Subsidiary to (i) maintain its status as a REIT under the Code, or (ii) avoid the payment of income or excise tax under Sections 857 or 4981 of the Code (or any other entity-level Tax). If Hospitality declares a dividend to its stockholders pursuant to this Section 7.16(a), the Hospitality Merger Consideration shall be decreased by an amount equal to the per share amount of such dividend on the Hospitality Class B Common Stock.

(b) Upon the written request of Parent made at least ten (10) Business Days prior to the Closing Date, the Company Board shall, subject to applicable Law, declare a special cash dividend to holders of Company Common Stock (the “Special Dividend”) in an aggregate amount specified by Parent that represents the estimated amount of current and accumulated earnings and profits of the Company (as reasonably determined by the Company in consultation with Parent pursuant to Treas. Reg. Section 1.312-6) calculated through the portion of the taxable year that includes the Closing Date ending at the Effective Time (the “Accumulated E&P”), or such lesser amount in Parent’s discretion, provided that, unless agreed by the Company, the Special Dividend shall not exceed the lesser of (i) $1.75 per share of Company Common Stock and (ii) an aggregate amount of cash then available to the Company, after taking into account any amount that can be drawn under the Existing Revolving Facilities and New Debt Facility (as defined below), for payment of such dividend. The Special Dividend shall be payable immediately prior to the Effective Time to the holders of record of Company Common Stock as of immediately prior to the open of business on the Closing Date. The Company shall provide to the transfer agent of the Company Common Stock all of the cash necessary to pay the Special Dividend to be paid pursuant to this Section 7.16(b), which cash shall not form part of the Payment Fund. If the Company declares a Special Dividend to its stockholders pursuant to this Section 7.16(b), the Company Merger Consideration shall be decreased by an amount equal to the per share amount of such Special Dividend. From time to time upon the request of Parent, the Company shall inform Parent of the Company’s estimated amount of Accumulated E&P. Prior to the Closing, at Parent’s request, the Paired Entities shall cooperate with Parent to enter into a debt facility at the Company (the “New Debt Facility”) and borrow thereunder in an amount sufficient so that, together with the amount of cash then available to the Company including amounts that can be drawn under the Existing Revolving Facilities, the cash available to pay the Special Dividend will at least equal the lesser of (i) the Accumulated E&P and (ii) the aggregate amount of the Special Dividend in an amount equal to $1.75 per share of Company Common Stock; provided that neither Hospitality nor any of its Subsidiaries shall be required to (x) be a co-borrower or guarantor of the New Debt Facility, (y) pledge any assets to support the New Debt Facility, or (z) otherwise provide credit support for the New Debt Facility.

7.17 Other Transactions; Parent-Approved Transactions. The Paired Entities shall use commercially reasonable efforts to provide such cooperation and assistance as Parent may reasonably request to (a) convert or cause the conversion of one or more wholly owned Paired Entities Subsidiaries that are organized as corporations into limited liability companies and one or more Paired Entities Subsidiaries that are organized as limited partnerships into limited liability companies as reasonably requested by Parent, (b) sell or cause to be sold stock, partnership interests, limited liability company interests or other equity interests owned, directly or indirectly, by a Paired Entity in one or more wholly owned Paired Entities Subsidiaries at a price and on such other terms as designated by Parent provided that such price reflects reasonably fair value for the stock or interest sold, (c) exercise any right of a Paired Entity or Paired Entities Subsidiary to terminate or cause to be terminated any Contract to which the Company, Hospitality or a wholly owned Paired Entities Subsidiary is a party and (d) sell or cause to be sold any of the assets of the Company, Hospitality or one or more wholly owned Paired Entities Subsidiaries at a price and on such other terms as designated by Parent provided that such price reflects reasonably fair value for the stock or interest sold (any action or transaction described in clause (a) through (d), a “Parent-Approved Transaction”); provided, that (i) neither the Company, Hospitality nor any of the Paired Entities Subsidiaries shall be required to take any action in contravention of (A) any organizational document of the Paired Entities or any of the Paired Entities Subsidiaries, (B) any Material Contract, or (C) applicable Law, (ii) any such conversions, exercises of any rights of termination or other terminations, sales or transactions, including the consummation of any Parent-Approved Transaction or other obligations of the Paired Entities or the Paired Entities Subsidiaries to incur any liabilities with respect thereto, shall be contingent upon all of the conditions set forth in Article VIII having been satisfied (or, with respect to Section 8.2, waived) and receipt by the Company and Hospitality of a written notice from Parent to such effect and that Parent, MergerCo 1 and MergerCo 2 are prepared to proceed immediately with the Closing and any other evidence reasonably requested by the Company and Hospitality that the Closing will occur (it being understood that in any event the transactions described in clauses (a), (b), (c) and (d) will be deemed to have occurred prior to the Closing), (iii) such actions (or the inability to complete such actions) shall not affect or modify in any respect the obligations of Parent, MergerCo 1 or MergerCo 2 under this Agreement, including the amount of or timing of payment of the Merger Consideration, (iv) neither the Paired Entities nor any of the Paired Entities Subsidiaries shall be required to take any such action that could adversely affect the classification of Hospitality, or any Paired Entities Subsidiary that is classified as a REIT, as a REIT or could subject Hospitality or such Paired Entities Subsidiary to any “prohibited transactions” Taxes or other material Taxes under Code Sections 857(b), 860(c) or 4981 (or other material entity-level Taxes), and (v) neither a Paired Entity nor any Paired Entities Subsidiary shall be required to take any such action that could result in any U.S. federal, state or local income Tax being imposed on any holder of shares of Hospitality Class A Common Stock or Hospitality Class B Common Stock other than a Paired Entity or any Paired Entities Subsidiaries (except with respect to dividends described in Section 7.16). Such actions or transactions shall be undertaken in the manner (including in the order) specified by Parent and, subject to the limits set forth above and except as agreed by Parent and the Paired Entities, such actions or transactions shall be implemented immediately prior to or concurrent with the Closing. Without limiting the foregoing, none of the representations, warranties or covenants of the Paired Entities or any of the Paired Entities Subsidiaries shall be deemed to apply to, or be deemed to be breached or violated by, the transactions or cooperation contemplated by this Section 7.17. The Paired Entities shall not be deemed to have made a Change of Recommendation or entered into or agreed to enter an Alternative Acquisition Agreement as a result of providing any cooperation or taking any actions to the extent requested by Parent in connection with a Parent-Approved Transaction. The consummation of any Parent-Approved Transaction shall not constitute consummation of an Acquisition Proposal for purposes of Section 9.2(b)(i) or Section 9.2(b)(iii), nor shall any Acquisition Proposal made in respect of a Parent-Approved Transaction constitute an Acquisition Proposal for purposes of Section 9.2(b)(i) or Section 9.2(b)(iii). Parent shall, promptly upon request by the Company or Hospitality, reimburse the Company or Hospitality, as applicable, for all reasonable out-of-pocket costs incurred by the Company, Hospitality or the Paired Entities Subsidiaries in performing their obligations under this

Section 7.17, and Parent shall indemnify the Paired Entities and the Paired Entities Subsidiaries for any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by the Paired Entities or any of the Paired Entities Subsidiaries arising therefrom (and in the event the Mergers and the other transactions contemplated by this Agreement are not consummated, Parent shall promptly reimburse the Company or Hospitality, as applicable, for any reasonable out-of-pocket costs incurred by the Paired Entities or the Paired Entities Subsidiaries not previously reimbursed).

7.18 Senior Notes. At the written request of Parent, the Company and Hospitality shall reasonably cooperate with Parent, including by adopting resolutions and providing officers’ certificates and/or company instructions, in effecting, the giving of notices of optional redemption of all of the outstanding securities issued pursuant to (i) the 2019 Indenture and/or (ii) the 2015 Indenture (collectively, the “Senior Notes”), which in the case of the securities issued pursuant to the 2019 Indenture may be given prior to the Closing Date so long as such notice of redemption is conditioned on the Closing, and the satisfaction and discharge of the 2019 Indenture and/or the 2015 Indenture or the covenant defeasance of the applicable Senior Notes issued under the foregoing in each case in accordance with and to the extent permitted by the terms and conditions of the applicable indenture; provided, that neither the Company nor Hospitality shall be required to give notice of optional redemption of the Senior Notes under the 2015 Indenture unless all of the conditions set forth in Article VIII shall have been satisfied (or, with respect to Section 8.2, waived) and the Company and Hospitality shall have received a written notice from Parent to such effect and that Parent, MergerCo 1 and MergerCo 2 are prepared to proceed immediately with the Closing and any other evidence reasonably requested by the Company and Hospitality that the Closing will occur.

ARTICLE VIII

CONDITIONS TO THE MERGERS

8.1 Conditions to the Obligations of Each Party to Effect the Mergers. The respective obligations of each party to effect the Mergers are subject to the satisfaction (or written waiver, if permissible under applicable Law, by the Parent, the Company and Hospitality), as of the Closing, of each of the following conditions:

(a) Stockholder Adoption. The Requisite Vote shall have been obtained.

(b) No Orders or Law. No Governmental Entity of competent jurisdiction shall have enacted, issued or entered any Order (whether temporary, preliminary or permanent) or any Law which remains in effect and that restrains, enjoins or otherwise prohibits the consummation of the Mergers.

8.2 Additional Conditions to Obligations of Parent, MergerCo 1 and MergerCo 2. The obligations of Parent, MergerCo 1 and MergerCo 2 to effect the Mergers are further subject to the satisfaction (or written waiver, if permissible under applicable Law), by the Parent (on behalf of the Parent, MergerCo 1 and MergerCo 2), as of the Closing, of each of the following conditions:

(a) Representations and Warranties. (i) the representations and warranties set forth in Sections 5.3(a), 5.3(b), 5.3(c), 5.3(e) and 5.3(i), shall be true and correct in all material respects, in each case, as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date or time, in which case such representations and warranties need only be so true and correct as of such specific date or time), (ii) the representation and warranty set forth in Section 5.9(i) shall be true and correct in all respects as of the date hereof and as of the Closing Date, as though made on and as of the Closing Date and (iii) all other representations and warranties of the Paired Entities set forth in this Agreement shall be true and correct in all respects (without regard to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the date hereof and as of the Closing Date, as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date or time, in which case such representations and warranties need only be so true and correct as of such specific date or time), except where the failure or failures of all such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Company Material Adverse Effect. Parent shall have received a certificate signed on behalf of each of the Paired Entities by an executive officer of such Paired Entity, dated the Closing Date, to the foregoing effect.

(b) Performance and Obligations of the Paired Entities. The Paired Entities shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by the Paired Entities at or prior to the Closing, and Parent shall have received a certificate signed on behalf of each of the Paired Entities by an executive officer of such Paired Entity, dated the Closing Date, to the foregoing effect.

(c) No Company Material Adverse Effect. Since the date of this Agreement, there has not been any event, circumstance, change, development or effect that has had, or would reasonably be expected to have, a Company Material Adverse Effect.

(d) REIT Opinion. Hospitality shall have received an opinion of Fried, Frank, Harris, Shriver & Jacobson LLP (“Fried Frank”) or such other law firm reasonably acceptable to Parent, dated as of the Closing Date in the form of Exhibit A attached hereto (the “REIT Opinion”), to the effect that, commencing with its taxable year ended December 31, 2010, Hospitality has been organized in conformity with the requirements for qualification as a REIT under the Code, and its current and proposed method of operation should enable it to meet the requirements for qualification and taxation as a REIT under the Code until immediately prior to the Closing (assuming that Hospitality’s taxable year ended immediately prior to the Closing). The REIT Opinion shall be based upon the representations, documents (including certificates provided to Fried Frank) and information relied on by Fried Frank in connection with prior REIT opinions delivered by Fried Frank to Hospitality (and an assumption that all such representations, documents and information were and remain true and correct in all respects), the representations and information included (and any documents referenced) in an officers’ certificate in the form of Exhibit B attached hereto, dated as of the Closing Date, signed by officers of the Paired Entities, and such other customary exceptions, assumptions and qualifications as shall be reasonably necessary or appropriate to enable Fried Frank to render such opinion.

8.3 Additional Conditions to Obligations of the Paired Entities. The obligation of the Paired Entities to effect the Mergers is further subject to the satisfaction (or written waiver, if permissible under applicable Law, by the Paired Entities), as of the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent, MergerCo 1 and MergerCo 2 set forth in this Agreement shall be true and correct in all respects (without regard to any materiality or Parent Material Adverse Effect qualifications set forth therein) as of date hereof and as of the Closing Date, as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date or time, in which case such representations and warranties need only be so true and correct as of such specific date or time), except where the failure or failures of all such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Parent Material Adverse Effect. The Paired Entities shall have received a certificate signed on behalf of Parent, MergerCo 1 and MergerCo 2 by an executive officer of each such entity, dated the Closing Date, to the foregoing effect.

(b) Performance of Obligations of Parent, MergerCo 1 and MergerCo 2. Each of Parent, MergerCo 1 and MergerCo 2 shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing, and the Paired Entities shall have received a certificate signed on behalf of Parent, MergerCo 1 and MergerCo 2 by an executive officer of each such entity, dated as of the Closing Date, to the foregoing effect.

8.4 Frustration of Closing Conditions. None of Parent, MergerCo 1 or MergerCo 2 may rely on the failure of any conditions set forth in Sections 8.1 or 8.2 to be satisfied if the primary cause of such failure was the failure of Parent, MergerCo 1 or MergerCo 2 to perform any of their obligations under this Agreement. Neither the Company nor Hospitality may rely on the failure of any conditions set forth in Sections 8.1 or 8.3 to be satisfied if the primary cause of such failure was the failure of the Company of Hospitality to perform any of their obligations under this Agreement.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

9.1 Termination. This Agreement may be terminated, and the Mergers and the other transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after stockholder adoption thereof:

(a) by the mutual written consent of Parent, the Company and Hospitality;

(b) by either of the Company or Hospitality, on the one hand, or Parent, on the other hand, by written notice to the other:

(i) if the Requisite Company Vote shall not have been obtained at a duly held Special Meeting of the Company or any adjournment or postponement thereof upon a vote taken on the adoption of this Agreement by the stockholders of the Company;

(ii) if any Governmental Entity of competent jurisdiction shall have enacted, issued or entered after the date hereof any Order or Law that permanently restrains, enjoins or otherwise prohibits the consummation of the Mergers, and such Order or Law shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 9.1(b)(ii) shall not be available to (x) the Company or Hospitality, if a Paired Entity’s failure to comply with any provision of this Agreement has been the primary cause of, or resulted in, such Order or Law or (y) Parent, if Parent’s, MergerCo 1’s or MergerCo 2’s failure to comply with any provision of this Agreement has been the primary cause of, or resulted in, such Order or Law; or

(iii) if the consummation of the Mergers shall not have occurred on or before September 14, 2021 (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b)(iii) shall not be available to (x) the Company or Hospitality, if a Paired Entity’s failure to comply with any provision of this Agreement has been the primary cause of, or resulted in, the failure of the Mergers to occur on or before such date or (y) Parent, if Parent’s, MergerCo 1’s or MergerCo 2’s failure to comply with any provision of this Agreement has been the primary cause of, or resulted in, the failure of the Mergers to occur on or before such date.

(c) by the Company or Hospitality, by written notice to Parent,

(i) at any time prior to the time the Requisite Vote is obtained, (A) if after complying with Section 7.5(b) in connection with a Superior Proposal, both the Company Board and the Hospitality Board have authorized the Paired Entities to enter into a definitive written agreement providing for the implementation of a Superior Proposal that did not result from a breach of Section 7.5, (B) the Company and Hospitality enter into a definitive written agreement providing for such Superior Proposal concurrently with or immediately after the termination of this Agreement in accordance with its terms and (C) the Paired Entities, prior to or concurrently with, such termination, pay to Parent (or its designee) the Termination Fee in accordance with Section 9.2(b)(i);

(ii) if neither the Company nor Hospitality is in breach in any material respect of its representations, warranties, covenants or other agreements contained in this Agreement and Parent, MergerCo 1 or MergerCo 2 shall have breached in any respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach would be reasonably likely to result in a condition set forth in Sections 8.3(a) or 8.3(b) being incapable of being satisfied by the End Date; or

(iii) if (A) all of the conditions set forth in Sections 8.1 and 8.2 have been satisfied or waived by Parent (other than those conditions to Closing that by their terms or their nature are to be satisfied at the Closing but provided such conditions to be satisfied at the Closing would be satisfied as of the date of the notice referenced in clause (B) of this Section 9.1(c)(iii) if the Closing were to occur on the date of such notice), (B) on or after the date the Closing should have occurred pursuant to Section 1.3, each of the Company and Hospitality shall have irrevocably confirmed to Parent in writing that all of the conditions set forth in Section 8.1 and 8.2 have been satisfied or waived by Parent (other than those conditions to Closing that by their terms or their nature are to be satisfied at the Closing, but provided such conditions to be satisfied at the Closing would be capable of being satisfied as of the date of the notice referenced in clause (B) of this Section 9.1(c)(iii) if the Closing were to occur on the date of such notice) and they are both prepared to consummate the Closing, and (C) Parent fails to consummate the Closing within three Business Days after delivery of the notice referenced in clause (B) of this Section 9.1(c)(iii), and the Company and Hospitality were prepared to consummate the Closing during such three Business Day period.

(d) by Parent, MergerCo 1 or MergerCo 2, by written notice to the Company and Hospitality:

(i) if none of Parent, MergerCo 1 or MergerCo 2 is in breach in any material respect of its representations, warranties, covenants or other agreements contained in this Agreement and the Paired Entities shall have breached in any respect any of the Paired Entities’ representations, warranties, covenants or other agreements contained in this Agreement, which breach would be reasonably likely to result in a condition set forth in Sections 8.2(a) or 8.2(b) being incapable of being satisfied by the End Date; or

(ii) if (A) either the Company Board or the Hospitality Board shall have effected, or resolved to effect, a Change of Recommendation, (B) the Company or Hospitality shall have failed to publicly recommend against any tender offer or exchange offer subject to Regulation 14D under the Exchange Act that constitutes an Acquisition Proposal (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by the Company’s or Hospitality’s, as applicable, stockholders) within ten (10) Business Days after the commencement of such tender offer or exchange offer, (C) the Company Board or the Hospitality Board, as applicable, shall have failed to publicly reaffirm the Company Board Recommendation or the Hospitality Board Recommendation, as applicable, within ten (10) Business Days after the date of an Acquisition Proposal shall have been publicly announced (or if the Special Meetings are scheduled to be held within ten (10) Business Days after the date of an Acquisition Proposal is publicly announced, promptly and in any event prior to the date on which the Special Meetings are scheduled to be held) or (D) the Company or Hospitality enters into an Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement entered into in compliance with Section 7.5).

9.2 Effect of Termination.

(a) In the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become null and void and have no effect, and there shall be no liability or obligation on the part of Parent, MergerCo 1, MergerCo 2, the Company or Hospitality or their respective affiliates or the directors, officers, employees, partners, managers, stockholders or Representatives of any of the foregoing relating to, based on or arising under or out of this Agreement, the transactions contemplated hereby or the subject matter hereof (including the negotiation and performance of this Agreement), and all rights and obligations hereunder of any party hereto shall cease, except for the indemnification and reimbursement obligations of Parent contained in Section 7.11(d), the Limited Guarantee referred to in Section 4.6 and the agreements contained in Section 7.7(b), the last sentence of Section 7.17, this Section 9.2 and Article X and the agreements and obligations under the

Confidentiality Agreement; provided, however, that subject to Section 10.7, nothing contained in this Section 9.2(a) shall relieve any party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or other agreements contained in this Agreement.

(b) The Paired Entities shall pay, or cause to be paid, to Parent or its designee by wire transfer of immediately available funds an amount equal to $105,000,000 (the “Termination Fee”):

(i) if this Agreement is terminated by either the Company or Hospitality pursuant to Section 9.1(c)(i), in which case payment shall be made before or concurrently with such termination and shall be a condition to the effectiveness of such termination; provided, however, that in the event that the Paired Entities shall have delivered to Parent, prior to the Cut-Off Time, a Notice Period Commencement Notice in accordance with Section 7.5(b) of their intention to terminate this Agreement pursuant to Section 9.1(c)(i) to enter into a definitive written agreement with respect to a Superior Proposal from an Excluded Party and this Agreement is terminated by the Company or Hospitality pursuant to Section 9.1(c)(i) to enter into a definitive written agreement providing for such or any amended Superior Proposal with such Excluded Party (but only if such person or group is an Excluded Party at the time of such termination), the “Termination Fee” will be an amount equal to $61,250,000;

(ii) if this Agreement is terminated by Parent pursuant to Section 9.1(d)(ii), in which case payment shall be made within two (2) Business Days of such termination; or

(iii) if (A) an Acquisition Proposal shall have been received by a Paired Entity or any of its Representatives or any person shall have publicly made or proposed or publicly announced an intention (whether or not conditional) to make an Acquisition Proposal (and in the case of a termination pursuant to Section 9.1(b)(i), such Acquisition Proposal or publicly proposed or announced intention shall have been made prior to the taking of a vote on the adoption of this Agreement by the stockholders of the Company), (B) this Agreement is terminated by any party pursuant to Sections 9.1(b)(i) or (iii), or by Parent, MergerCo 1 or MergerCo 2 pursuant to Section 9.1(d)(i) and (C) within 12 months following the date of such termination, the Company or Hospitality consummates an Acquisition Proposal or enters into a definitive written agreement for any Acquisition Proposal, in which case payment shall be made within two (2) Business Days of the earlier of the date on which either the Company or Hospitality consummates, or enters into a definitive written agreement for, any Acquisition Proposal. For purposes of this clause (iii), references in the definition of the term “Acquisition Proposal” to the figure “15%” shall be deemed to be replaced by the figure “50%”.

(c) The Parent shall pay, or cause to be paid, by wire transfer of immediately available funds an amount equal to $300,000,000 (the “Parent Termination Fee”), which shall be payable to the Company, if this Agreement is terminated by (i) the Paired Entities pursuant to Section 9.1(c)(ii) or Section 9.1(c)(iii) (or this Agreement is terminated pursuant to Section 9.1(b)(iii) in circumstances in which the Paired Entities could have terminated this Agreement pursuant to Section 9.1(c)(ii) or Section 9.1(c)(iii)), (ii) Parent or the Paired Entities pursuant to Section 9.1(b)(ii) by reason of any Order or Law solely in respect of any Antitrust Law and, at the time of such termination pursuant to Section 9.1(b)(ii), all of the conditions set forth in Sections 8.1 and 8.2 have been satisfied or waived by Parent (other than (x) Section 8.1(b) (but solely in the case that the applicable Order or Law is in respect of any Antitrust Law), (y) if the termination pursuant to Section 9.1(b)(ii) occurs prior to the taking of a vote of the stockholders of the Company on the adoption of this Agreement at the Company Special Meeting, Section 8.1(a), and (z) those conditions to Closing that by their terms or their nature are to be satisfied at the Closing but provided such conditions to be satisfied at the Closing would be capable of being satisfied as of the date of termination if the Closing were to occur on the date of such notice), or (iii) Parent or the Paired Entities pursuant to Section 9.1(b)(iii) in the event that at the time of such termination pursuant to Section 9.1(b)(iii) all of the conditions set forth in Sections 8.1 and 8.2 have been satisfied or waived by Parent (other than those conditions to Closing that by their terms or their nature are to be satisfied at the Closing but provided such conditions to be satisfied at the Closing would be capable of being satisfied as of the date of termination if the Closing were to occur on the date of such notice), except that the condition to Closing set forth in Section 8.1(b) shall not have been satisfied by reason of any Order or Law solely in respect of any Antitrust Law. In any such case, payment of the Parent Termination Fee shall be made within two (2) Business Days of termination.

(d) All payments under this Section 9.2 shall be made by wire transfer of immediately available funds to an account designated in writing by the intended recipient. Each of the parties hereto acknowledges that the agreements contained in this Section 9.2 are an integral part of the Mergers and the other transactions contemplated by this Agreement, that the parties hereto would not enter into this Agreement absent such agreement and that each of the Company Termination Fee and the Parent Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the receiving party in the circumstances in which the Company Termination Fee or Parent Termination Fee, as applicable, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation or consummation of the Mergers, which amount would otherwise be impossible to calculate the precision. For the avoidance of doubt, (i) in no event shall the Paired Entities be required to pay the Termination Fee on more than one occasion and (ii) in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion. In the event that either the Paired Entities shall fail to pay the Termination Fee when due, the Paired Entities shall reimburse Parent, MergerCo 1 or MergerCo 2 for all reasonable costs and expenses actually incurred or accrued by them (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 9.2 in the event that Parent prevails in such litigation, and in the event that either Parent, MergerCo 1 or MergerCo 2 shall fail to pay the Parent Termination Fee when due, Parent, MergerCo 1 and MergerCo 2 shall reimburse the Paired Entities for all reasonable costs and expenses actually incurred or accrued by them (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 9.2 in the event that the Paired Entities prevail in such litigation.

9.3 Amendment. This Agreement may be amended by the parties hereto by an instrument in writing signed on behalf of each of the parties hereto (and in the case of the Paired Entities, the MergerCo 1 and MergerCo 2, by action taken or authorized by their respective boards of directors) at any time before or after any adoption hereof by the stockholders of the Company and Hospitality; provided, however, that after any such stockholder adoption, no amendment shall be made which by Law requires further adoption by such stockholders without such amendment being subject to such adoption.

9.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any breaches or inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate and writing delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the party against which such waiver or extension is to be enforced. The failure or delay of a party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

ARTICLE X

GENERAL PROVISIONS

10.1 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be delivered by hand, by facsimile, by prepaid overnight carrier or by electronic mail to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

(a) if to Parent, MergerCo 1 or MergerCo 2:

Eagle Parent Holdings L.P.

c/o Blackstone Real Estate Advisors L.P.

345 Park Avenue

New York, NY 10154

Attention: Head, U.S. Asset Management; General Counsel

     Tyler Henritze

Email:      realestatenotices@blackstone.com

     henritze@blackstone.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Ave.

New York, NY 10017

Attention: Brian M. Stadler

     Sasan Mehrara

     Matthew B. Rogers

Email:      bstadler@stblaw.com

     smehrara@stblaw.com

     mrogers@stblaw.com

and

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Michael P. Brueck, P.C.

     Joshua N. Korff, P.C.

     Scott A. Berger, P.C.

Email:      michael.brueck@kirkland.com

     joshua.korff@kirkland.com

     scott.berger@kirkland.com

(b) if to the Company or Hospitality:

Extended Stay America, Inc.

ESH Hospitality, Inc.

11525 N. Community House Road, Suite 100

Charlotte, NC 28277

Attention: General Counsel

Email:      cdekle@extendedstay.com

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Attention: Philip Richter

     Warren S. de Wied

Email:      philip.richter@friedfrank.com

     warren.de.wied@friedfrank.com

Each such communication shall be deemed to have been duly given or made (a) if delivered by hand, when such delivery is made at the address specified in this Section 10.1, (b) if delivered by overnight courier service, the next Business Day after such communication is sent to the address specified in this Section 10.1, (c) if delivered by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 10.1 and appropriate confirmation is received or (d) if delivered by electronic mail, on the date of sending (or if sent after 5:00 p.m. (New York City time) on the next day) if no automated notice of delivery failure is received by the sender.

10.2 Certain Definitions. For purposes of this Agreement, the term:

“2015 Indenture” means the Indenture, dated as of May 15, 2015, among Hospitality, the Subsidiary Guarantors named therein and Deutsche Bank Trust Company Americas, as supplemented, pursuant to which the 5.25% Senior Notes due 2025 of Hospitality are outstanding.

“2019 Indenture” means the Indenture, dated as of September 18, 2019, among Hospitality, the Subsidiary Guarantors named therein and Deutsche Bank Trust Company Americas, as supplemented, pursuant to which the 4.625% Senior Notes due 2027 of Hospitality are outstanding.

“Acquisition Proposal” means any bona fide written proposal or offer from any person (other than Parent, MergerCo 1 or MergerCo 2 or any of their respective affiliates) for any (a) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction pursuant to which any person would acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) of 15% or more of the voting power of the capital stock of the Company or 15% or more of the consolidated assets of the Paired Entities and their Subsidiaries, (b) sale, lease or other disposition of any assets of the Paired Entities and their Subsidiaries representing 15% or more of the consolidated assets of the Paired Entities and their Subsidiaries, (c) issuance, sale or other disposition of securities representing 15% or more of the voting power of the capital stock of the Company, or (d) any other transaction having a similar effect to the ones described in clauses (a) through (d) above, and in each case, including any series of related transactions.

“Additional Consideration” means an amount equal to (a) $0.001 multiplied by (b) the number of calendar days elapsed from and including the earlier of the 135th day after the date of this Agreement and the date of the delivery of an Extension Notice and until (but not including) the Closing Date.

“affiliate” means, with respect to any person, any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first-mentioned person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by Contract or otherwise.

“Antitrust Law” means the HSR Act, the Federal Trade Commission Act, as amended, the Sherman Act, as amended, the Clayton Act, as amended, and any applicable foreign antitrust Laws and all other applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Business Day” means any day other than a day on which the SEC shall be closed.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136) and any administrative or other guidance published with respect thereto by any Governmental Entity, or any other Law or executive order or executive memo (including the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, dated August 8, 2020) intended to address the consequences of COVID-19, including the Health and Economic Recovery Omnibus Emergency Solutions Act and the Health, Economic Assistance, Liability, and Schools Act and any other U.S., non-U.S., state or local stimulus fund or relief programs or Laws enacted by a Governmental Entity in connection with or in response to COVID-19.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Additional Consideration” means 59.9% of the Additional Consideration, if any, rounded to the nearest one-tenth of a cent.

“Company Material Adverse Effect” means any effect, event, development or change that, individually or in the aggregate with all other effects, events, developments or changes, is, or would reasonably be expected to be, materially adverse to (i) the business, results of operations or financial condition, assets of the Company and its Subsidiaries, taken as a whole or (ii) the ability of the Company or Hospitality to consummate the Mergers before the End Date; provided, however, that in the case of clause (i), no effect, event, development or change resulting from, arising out of, attributable to or relating to any of the following shall be deemed to be or constitute a “Company Material Adverse Effect,” and no effect, event, development or change (by itself or when aggregated or taken together with any and all other such effects, events, developments or changes) to the extent resulting from, arising out of, attributable to, or related to any of the following shall be taken into account when determining whether a “Company Material Adverse Effect” has occurred or would reasonably be likely to occur: (a) general economic conditions (or changes in such conditions) in the United States or any region thereof or any other country or region in the world, or conditions in the global economy generally; (b) conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets in the United States or any region thereof or any other country or region in the world, including (i) changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries and (ii) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any region thereof or any other country or region in the world; (c) conditions (or changes in such conditions) in any of the industries in which the Company and or its Subsidiaries conduct business; (d) political conditions (or changes in such conditions) in the United States or any region thereof or any other country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any region thereof or any other country or region in the world; (e) any Force Majeure event; (f) the announcement of this Agreement or the pendency or consummation of the transactions contemplated hereby, including (i) the identity of Parent and its affiliates and (ii) the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners or employees (provided that this clause (f) shall not apply to any representation or warranty in Section 5.5 and, solely to the extent related thereto, the condition set forth in Section 8.2(a)); (g) the taking of any action expressly required by this Agreement or with the consent of Parent in writing; (h) changes in law or other legal or regulatory conditions (or the interpretation thereof), or changes in GAAP or other accounting standards (or the interpretation thereof), in each case, after the date hereof; (i) changes in the stock price of the Paired Common Shares or the trading volume of the Paired Common Shares, or any failure by the Company or Hospitality to meet any public estimates or expectations of the revenue, earnings or other financial performance or results of operations of the Company or Hospitality for any period, or any failure by any Paired Entity or Paired Entities Subsidiary to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition); or (j) any litigation by the stockholders of the Paired Entities related to this Agreement, the Mergers or other transactions contemplated hereby; except to the extent such effects, events, developments or changes to the extent resulting from, arising out of, attributable to or related to the matters described in the foregoing clauses (a) through (e) and (h) disproportionately adversely affect the Company and its Subsidiaries, taken as a whole, as compared to other companies that conduct business in the United States and in the industries in which the Company and its Subsidiaries conduct business (in which case, such adverse effects (if any) shall be taken into account when determining whether a “Company Material Adverse Effect” has occurred or would reasonably be likely to occur solely to the extent they are disproportionate).

“Company Preferred Stock” means shares of preferred stock, par value $0.01 per share, of the Company.

“Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, commitments, leases or other instruments or obligations, other than any Employee Program.

“Corporate Offices Lease” means that certain Lease, dated as of May 11, 2011, by and between Everett Building, LLC, and HVM, L.L.C., as amended by that certain First Lease Amendment, dated as of September 9, 2014, by and between Everett Building LLC, and ESA Management, LLC, as further amended by that certain Second Lease Amendment, dated as of March 9, 2018, by and between NW Everett Building LP, and ESA Management, LLC, as further amended by that certain Third Lease Amendment, dated as of February 19, 2021, by and between NW Everett Building LP, and ESA Management, LLC.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Laws, guidelines or recommendations promulgated by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including the CARES Act and Families First Act.

“COVID-19 Response” means any action reasonably taken, or reasonably omitted to be taken, by the Company in connection with or resulting from COVID-19 or any COVID-19 Measure.

“Cut-Off Time” means 11:59 p.m. (New York City time) on April 28, 2021; provided that, if the foregoing time would be during (x) a Notice Period with respect to the Company’s or Hospitality’s intention to terminate this Agreement pursuant to Section 9.1(c)(i) to enter into a definitive agreement with respect to a Qualified Proposal that the Company Board and Hospitality Board have determined (in accordance with Section 7.5(b)) constitutes a Superior Proposal or (y) an Excluded Party Notice Period, then the Cut-Off Time shall be extended, solely with respect to the Excluded Party making such Qualified Proposal in respect of such the Excluded Party Notice Period, such that the date of the Cut-Off Time is the last day of such Notice Period or the last Excluded Party Notice Period, as applicable (which, for the avoidance of doubt, could result in the Cut-Off Time being extended on multiple occasions in connection with multiple Notice Periods and Excluded Party Notice Periods).

“Emergency” means an emergency situation which presents a direct risk of human injury or loss of life or of material damage or destruction of property or tangible assets.

“Environmental Laws” means any Law governing matters arising out of or relating to health and safety (as it relates to exposure to Hazardous Materials), or pollution or protection of the environment.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Party” means any person or group of persons (including, with respect thereto, their Representatives, their affiliates and their prospective financing sources, but excluding Parent and its Subsidiaries) from whom the Paired Entities or any of their Representatives have received, after the execution of this Agreement and prior to the First Period Expiration Time, a bona fide written Acquisition Proposal that the Company Board and the Hospitality Board after consultation with their financial advisors and outside legal counsel, determine in good faith, prior to or within one (1) Business Days after the First Period Expiration Time, constitutes or would reasonably be expected to lead to a Superior Proposal and provides written notice to Parent promptly (and in any event within 48 hours) of such determination (such Acquisition Proposal, a “Qualified Proposal”); provided, that the Company and Hospitality commence, at or prior to the Cut-Off Time, a Notice Period with respect to their intention to terminate this Agreement pursuant to Section 9.1(c)(i) to enter into a definitive agreement providing for the implementation of such Qualified Proposal that the Company Board and Hospitality Board, have determined (in accordance with Section 7.5(b)) constitutes a Superior Proposal; provided, further, that any person (or group) shall cease to be an Excluded Party if (i) the Qualified Proposal submitted by such person (or group) is withdrawn, terminated or expires (it being understood that any amendment, modification or replacement of such Qualified Proposal shall not, in and of itself, be deemed a withdrawal of such Qualified Proposal), (ii) the last Excluded Party Notice Period with respect to such person (or group) expires, (iii) in the case of a group, the persons in such group as of the time such group submitted their Qualified Proposal that most recently rendered such group an Excluded Party cease to constitute in the aggregate at least 75% of the equity financing (measured by voting power or value) of such group or (iv) the Cut-Off Time occurs.

“Excluded Party Notice Period” means, with respect to an Excluded Party, a period of three (3) Business Days commencing upon the expiration of the first Notice Period with respect to the Company’s or Hospitality’s intention to terminate this Agreement pursuant to Section 9.1(c)(i) to enter into a definitive agreement with respect to a Qualified Proposal which was submitted by such Excluded Party that the Company Board and the Hospitality Board have determined (in accordance with Section 7.5(b)) constitutes a Superior Proposal, it being agreed that if a new Notice Period is commenced, at or before the expiration of such three (3) Business Day period, with respect to the Company’s or Hospitality’s, as applicable, intention to terminate this Agreement pursuant to Section 9.1(c)(i) to enter into a definitive agreement providing for the implementation of such Superior Proposal, as materially revised, then a new Excluded Party Notice Period of two (2) Business Days shall commence upon the expiration of such new Notice Period (and another new Excluded Party Notice Period of two (2) Business Days shall commence upon the expiration of any further such new Notice Period that commences at or before the expiration of the prior Excluded Party Notice Period), it being understood that if any Excluded Party Notice Period expires without such new Notice Period having been commenced at or before such expiration, there shall be no further Excluded Party Notice Periods with respect to such Excluded Party.

“Financing” means the Equity Financing and the Debt Financing.

“First Period Expiration Time” means April 14, 2021.

“Force Majeure” means any force majeure event, including any earthquake, hurricane, tsunami, tornado, flood, mudslide, tropical storm, fire, epidemic, pandemic or other similar outbreak or any other natural or human made disaster or weather condition or national, international or regional calamity, including any event, fact, condition, or circumstance resulting from COVID-19 or the worsening thereof.

“Foreign Regulatory Approval Date” means the first date upon which all waiting periods (and any extensions thereof) under the Antitrust Laws in the jurisdictions listed on Schedule 7.2 of the Paired Entities Disclosure Schedule that are required to be terminated or expired prior to the Closing shall have been terminated or expired, and all approvals required under Antitrust Laws in the jurisdictions listed on Schedule 7.2 of the

Paired Entities Disclosure Schedule required to be obtained prior to the Closing shall have been obtained or deemed to have been obtained.

“Franchise Agreement Document” means a franchise agreement pursuant to which the Company, Hospitality or any Paired Entities Subsidiary, as franchisor, grants any rights to any party other than the Company, Hospitality or any Paired Entities Subsidiary, to operate any hotel or other lodging facility.

“Franchise Disclosure Document” means a franchise disclosure document prepared in accordance with the applicable Franchise Laws.

“Franchise Laws” means the Federal Trade Commission trade regulation rule entitled “Disclosure Requirements and Prohibitions Concerning Franchising,” 16 C.F.R. 436.1 et. seq., and any other state Law regulating the offer and/or sale of franchises, business opportunities, sell-assisted marketing plans, or similar relationships.

“GAAP” means generally accepted accounting principles as applied in the United States.

“Hazardous Materials” means any material defined as a “hazardous substance” or “hazardous waste” under any Environmental Law.

“Hospitality Additional Consideration” means 40.1% of the Additional Consideration, if any, rounded to the nearest one-tenth of a cent.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” means (a) indebtedness for borrowed money, secured or unsecured, (b) lease obligations required to be capitalized in accordance with GAAP, (c) obligations under interest rate cap, swap, collar or similar transactions or currency hedging transactions (valued at the termination value thereof), and (d) guarantees of any of the foregoing of any other person.

“Intellectual Property” means all U.S., state and foreign intellectual property including all (a) patents, patent applications and technology, (b) Trademarks, service marks, trade dress, logos, trade names, corporate names, domain names and other source identifiers, and registrations and applications for registration thereof, including the Paired Entities Marks, (c) software, reservation systems, copyrightable works, copyrights, and registrations and applications for registration thereof and (d) trade secrets under applicable Law, including confidential and proprietary information, customer information and know-how.

“Intervening Event” means a material event, fact, development, change in circumstance or occurrence with respect to any of the Paired Entities and the Paired Entities Subsidiaries that (a) is neither known, nor reasonably foreseeable, by the Company Board or Hospitality Board, as applicable, as of or prior to the execution and delivery of this Agreement and (b) first occurs, arises or becomes known to the Company Board or Hospitality Board, as applicable, after the execution and delivery of this Agreement and on or prior to the date of the Requisite Vote; provided, however that none of the following will constitute, or be considered in determining whether there has been, an Intervening Event: (i) the receipt, existence of or terms of an Inquiry or Acquisition Proposal or any matter relating thereto or consequence thereof and (ii) changes in the market price or trading volume of the Paired Common Shares or the fact that the Paired Entities meet or exceed internal or published projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period (provided, however, that the underlying causes of such change or fact shall not be excluded by this clause (ii)).

“IRS” means the United States Internal Revenue Service.

“knowledge of the Paired Entities” or any or any similar phrase means the actual (and not the constructive or imputed) knowledge, after reasonable inquiry, of those individuals identified in Section 10.2(b) of the Paired Entities Disclosure Schedule.

“Laws” means any domestic or foreign laws, statutes, ordinances, rules, regulations, codes or executive orders enacted, issued, adopted, promulgated or applied by any Governmental Entity.

“Legal Actions” means any action, claims, demands, suit, proceeding, hearing, or investigation of, in each case, in or before any Governmental Entity.

“Liability” means any liabilities or obligations of any kind, whether accrued, contingent, absolute, inchoate or otherwise.

“Orders” means any orders, judgments, injunctions, awards, decrees or writs handed down, adopted or imposed by any Governmental Entity.

“Paired Common Shares” means paired shares, each of which consists of one share of Company Common Stock and one share of Hospitality Class B Common Stock.

“Paired Entities Marks” has the meaning set forth in Section 10.2(a) of the Paired Entities Disclosure Schedule.

“Pairing Agreement” means the Pairing Agreement, dated as of November 12, 2013, by and between the Company and Hospitality.

“Parent Material Adverse Effect” means any effect, event, development or change that, individually or in the aggregate with all other effects, events, developments or changes, would reasonably be expected to be materially adverse to the ability of Parent, MergerCo 1 or MergerCo 2 to consummate the Mergers before the End Date.

“Parent Parties” means, collectively, Parent, MergerCo 1, MergerCo 2, the Guarantor or any of their respective former, current or future directors, officers, employees, agents, general or limited partners, managers, members, stockholders, affiliates, successors or assignees or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, affiliate, successor or assignee of any of the foregoing.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 signed into law October 26, 2011, as amended or modified from time to time.

“person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

“Prior Sale Agreement” means any purchase or sale Contract relating to any real property or leasehold interest in any Ground Lease conveyed, transferred, assigned or otherwise disposed of by any Paired Entity or any Paired Entities Subsidiaries since January 1, 2018, except for easements or similar interests.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, dis-charging, injecting, escaping, leaching, dumping or disposing into the environment.

“Representatives” means, (a) when used with respect to Parent, the directors, officers, employees, consultants, accountants, legal counsel, investment bankers, financing sources, agents and other representatives of Parent or any of its affiliates and (b) when used with respect to any Paired Entity or any other person, the directors, officers, employees, consultants, accountants, legal counsel, investment bankers, agents and other representatives of any Paired Entity or any of the Paired Entities Subsidiaries or any such other person.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means, with respect to any person, any corporation 50% of whose outstanding voting securities, or any partnership, joint venture or other entity 50% of whose total equity interest, is directly or indirectly owned by such person. For the avoidance of doubt, Hospitality is a Subsidiary of the Company.

“Superior Proposal” means a bona fide written Acquisition Proposal (provided that, for purposes of this definition, references in the definition of “Acquisition Proposal” to “15% or more” shall be deemed references to 50% or more) that the Company Board and the Hospitality Board determine in their good faith judgment, after receiving the advice of their financial advisor outside legal counsel, and after taking into account all the terms and conditions of the Acquisition Proposal, (A) would result, if consummated, in a transaction that is more favorable to the holders of Paired Common Shares (solely in their capacity as such) from a financial point of view than those contemplated by this Agreement (including any revisions to this Agreement that are proposed in writing by Parent in response thereto and any other information provided by Parent) and (B) is reasonably likely to be consummated, after taking into account (x) the financial, legal, regulatory and any other aspects of such proposal, (y) the likelihood and timing of consummation (as compared to the transactions contemplated by this Agreement) and (z) any revisions to this Agreement that are proposed in writing by Parent in response thereto and any other information provided by Parent.

“Tax Protection Agreements” means any Contract to which any Paired Entity or Paired Entities Subsidiary a party pursuant to which: (a) any liability to holders of equity of a Subsidiary that is classified as a partnership for U.S. federal income tax purposes (the “Partnership Interests”) relating to Taxes may arise and give rise to an indemnity obligation by a Paired Entity or Paired Entities Subsidiary, whether or not as a result of the consummation of the transactions contemplated by this Agreement; (b) in connection with the deferral of income Taxes of a holder of Partnership Interests, any Paired Entity or Paired Entities Subsidiary has agreed to (i) maintain a minimum level of debt or continue a particular debt or allow a partner to guarantee any debt, (ii) retain or not dispose of assets for a period of time that has not since expired, (iii) make or refrain from making Tax elections, (iv) operate (or refrain from operating) in a particular manner, (v) only dispose of assets in a particular manner, (vi) use (or refrain from using) a specified method of taking into account book tax disparities under Section 704(c) of the Code with respect to one or more properties and/or (vii) use (or refrain from using) a particular method of allocating one or more liabilities of such party or any of its direct or indirect subsidiaries under Section 752 of the Code; and/or (c) holders of equity of such Subsidiary have guaranteed, indemnified or assumed debt of such Subsidiary (or its Subsidiary).

“Tax Returns” means all reports, returns, declarations, statements or other information supplied or required to be supplied to a taxing authority in connection with Taxes including any information return, claim for refund, amended return and declaration of estimated Tax and including any schedule or attachment hereto.

“Taxes” means any and all federal, state, local or foreign taxes and similar charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, license, capital stock, employment, payroll, employment, social security (or similar), worker’s compensation, unemployment compensation or net worth taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, gains, alternative or add-on minimum taxes, duties, customs, or other similar charges, together with any interest or penalty, or other addition to tax imposed by any Governmental Entity.

“Third Party” means any person other than Parent, MergerCo 1, MergerCo 2 and their respective affiliates.

“Trademarks” means U.S., state and non-U.S. trademarks, service marks, trade names, corporate names, designs, logos, slogans, social media identifiers, domain names and general intangibles of like nature, including all goodwill associated therewith, and any registrations and applications to register the foregoing.

“Transfer” means (i) any direct or indirect offer, sale, assignment, encumbrance, gift pledge, hypothecation, disposition, loan or other transfer (whether by merger, consolidation, division, conversion, business combination, operation of Law or otherwise), either voluntary or involuntary, or entry into any option or other Contract, arrangement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer (whether by merger, consolidation, division, conversion, business combination, operation of Law or otherwise), of any shares of Hospitality Class A Common Stock or any interest therein (in each case other than this Agreement), (ii) the deposit of shares of Hospitality Class A Common Stock into a voting trust, the entry into a voting agreement or arrangement (other than this Agreement) with respect to such shares or the grant of any proxy or power of attorney (other than this Agreement) with respect to such shares, (iii) entry into any hedge, swap or other transaction or Contract which is designed to (or is reasonably expected to lead to or result in) a transfer of the economic consequences of ownership of any shares of Hospitality Class A Common Stock, whether any such transaction is to be settled by delivery of such shares, in cash or otherwise or (iv) entry into any Contract or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i), (ii), (iii) or (iv) above.

“Transfer Right” means, with respect to the Company, Hospitality or any Paired Entities Subsidiary, a buy/sell, put option, call option, option to purchase, a marketing right, a forced sale, tag or drag right or a right of first offer, right of first refusal or right that is similar to any of the foregoing, pursuant to the terms of which the Company, Hospitality or any Paired Entities Subsidiary, on the one hand, or another person, on the other hand, could be required to purchase or sell the applicable equity interests of any person or any real property.

10.3 Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

“2021 AIP Bonuses”	Section 7.9(f)
“Agreement”	Preamble
“AIP”	Section 7.9(f)
“Alternative Acquisition Agreement”	Section 7.5(b)(i)
“Antitrust Filings”	Section 7.2
“Appraisal Rights Provisions”	Section 3.3(a)
“Below VP AIP Participant”	Section 7.9(f)
“Blackstone Sponsor”	Recitals
“Board Recommendations”	Section 5.19(a)
“Book-Entry Share”	Section 3.1(b)
“Capitalization Date”	Section 5.3(a)
“Certificate”	Section 3.1(b)
“Certificate of Mergers”	Section 1.2(b)
“Change of Recommendation”	Section 7.5(b)(i)
“Closing”	Section 1.3
“Closing Date”	Section 1.3
“COBRA”	Section 5.15(c)
“Company”	Preamble
“Company Board”	Recitals
“Company Board Recommendation”	Section 5.19(a)
“Company Bylaws”	Section 1.4(a)
“Company Certificate of Incorporation”	Section 1.4(a)
“Company Certificate of Merger”	Section 1.2(a)

“Company Common Stock”	Section 2.1(b)
“Company Dissenting Shares”	Section 3.3(a)
“Company Equity Plans”	Section 5.3(c)
“Company Excess Common Stock”	Section 5.3(a)
“Company Excess Preferred Stock”	Section 5.3(a)
“Company Excluded Shares”	Section 2.1(b)
“Company Merger”	Recitals
“Company Merger Consideration”	Section 2.1(d)
“Company Surviving Corporation”	Section 1.1(a)
“Company Surviving Corporation Common Stock”	Section 2.1(a)
“Confidentiality Agreement”	Section 7.7(b)
“Debt Financing”	Section 7.1(b)
“Delaware Courts”	Section 10.10
“DGCL”	Recitals
“Dissenting Shares”	Section 3.3(b)
“DSOS”	Section 1.2(a)
“DTC”	Section 3.1(b)
“Effective Time”	Section 1.2(c)
“Eligible Shares”	Section 3.1(a)
“Employee Programs”	Section 5.15(a)
“Encumbrances”	Section 5.12(a)
“End Date”	Section 9.1(b)(iii)
“Environmental Permits”	Section 5.14
“Equity Financing”	Section 4.5
“Equity Plans”	Section 5.3(c)
“ERISA Affiliate”	Section 5.15(f)
“Excluded Shares”	Section 2.2(b)
“Expenses”	Section 7.4
“Extension Notice”	Section 1.3
“Fried Frank”	Section 8.2(d)
“Governmental Entity”	Section 4.3
“Guarantor”	Recitals
“Hospitality Board”	Recitals
“Hospitality Board Recommendation”	Section 5.19(a)
“Hospitality Bylaws”	Section 1.4(b)
“Hospitality Certificate of Incorporation”	Section 1.4(b)
“Hospitality Certificate of Merger”	Section 1.2(b)
“Hospitality Class A Common Stock”	Section 2.2(b)
“Hospitality Class B Common Stock”	Section 2.2(b)
“Hospitality Dissenting Shares”	Section 3.3(b)
“Hospitality Equity Plan”	Section 5.3(c)
“Hospitality Excess Class A Stock”	Section 5.3(b)
“Hospitality Excess Class B Stock”	Section 5.3(b)
“Hospitality Excess Preferred Stock”	Section 5.3(b)
“Hospitality Excluded Shares”	Section 2.2(b)
“Hospitality Merger”	Recitals
“Hospitality Merger Consideration”	Section 2.2(d)
“Hospitality Penny Preferred Stock”	Section 5.3(b)
“Hospitality Preferred Stock”	Section 2.2(e)
“Hospitality Surviving Corporation”	Section 1.1(b)
“Hospitality Surviving Corporation Common Stock”	Section 2.2(c)
“Indebtedness”	Section 10.2

“Indemnified Parties”	Section 7.6(a)
“Joint Proxy Statement”	Section 7.1(a)
“Lease Documents”	Section 5.12(b)
“Leased Properties”	Section 5.12(b)
“Licensed Intellectual Property”	Section 5.13
“Limited Guarantee”	Recitals
“Material Contract”	Section 5.11(a)
“Maximum Premium”	Section 7.6(c)
“Merger Consideration”	Section 2.2(d)
“MergerCo 1”	Preamble
“MergerCo 2”	Preamble
“Mergers”	Recitals
“Notice Period”	Section 7.5(b)(ii)
“Organizational Documents”	Section 5.1(c)
“Other Bonus Plan”	Section 7.9(g)
“Owned Intellectual Property”	Section 5.13
“Owned Real Property”	Section 5.12(a)
“Paired Entities”	Preamble
“Paired Entities Disclosure Schedule”	Article V
“Paired Entities Properties”	Section 5.12(a)
“Paired Entities SEC Reports”	Section 5.6(a)
“Paired Entities Subsidiaries”	Section 5.1(b)
“Paired Entity Employees”	Section 7.9(a)
“Parent”	Preamble
“Parent Termination Fee”	Section 9.2(c)
“Paying Agent”	Section 3.1(a)
“Paying Agent Agreement”	Section 3.1(a)
“Payment Fund”	Section 3.1(a)
“Permits”	Section 5.8(b)
“Permitted Encumbrances”	Section 5.12(a)
“Purchaser Welfare Benefit Plans”	Section 7.9(e)
“REIT”	Section 5.10(b)
“REIT Opinion”	Section 8.2(d)
“Requisite Company Vote”	Section 5.19(b)
“Requisite Hospitality Vote”	Section 5.19(b)
“Requisite Vote”	Section 5.19(b)
“Starwood Sponsor”	Recitals
“Service Provider” “Special Meeting”	Section 5.15(d) Section 7.1(c)
“Stock Unit”	Section 2.3(a)
“Termination Fee”	Section 9.2(b)
“Transaction Litigation”	Section 7.15(b)
“WARN”	Section 5.16(a)

10.4 Interpretation. The words “hereto,” “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. All references in this Agreement to Articles, Sections and Exhibits shall refer to Articles and Sections of, and Exhibits to, this Agreement unless the context shall require otherwise. The words “include,” “includes” and “including” shall not be limiting and shall be deemed to be followed by the phrase “without limitation.” The word “day” means calendar day, and any reference to a number of days shall refer to calendar days (unless Business Days are specified). When calculating the period of time before which, within which or following which any act is to be done or step is to be taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any reference in this Agreement to “$” means U.S. dollars. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”. The word “or” is not exclusive and the words “will” and “will not” are expressions of command and not merely expressions of future intent or expectation, in each case, unless the context otherwise requires. References to the “ordinary course” or the “ordinary course of business” for any person shall refer to an action taken by a person that is consistent in all material respects in nature, scope, and magnitude with the past practices of such person and is taken in the ordinary course of the normal operations of such person (including, for the avoidance of doubt, any COVID-19 Response by the Paired Entities prior to the date of this Agreement). Except as otherwise specifically provided herein, all references in this Agreement to any statute include the rules and regulations promulgated thereunder, in each case as amended, re-enacted, consolidated or replaced from time to time and in the case of any such amendment, re-enactment, consolidation or replacement, reference herein to a particular provision shall be read as referring to such amended, re-enacted, consolidated or replaced provision and also include, unless the context otherwise requires, all applicable guidelines, bulletins or policies made in connection therewith. Except as otherwise specifically provided herein, all references in this Agreement to any agreement (including this Agreement), Contract, document or instrument mean such agreement, Contract, document or instrument as amended, supplemented, qualified, modified, varied, restated or replaced from time to time in accordance with the terms thereof and, unless otherwise specified therein, include all schedules, annexes, addendums, exhibits and any other documents attached thereto, in each case as of the date hereof and only to the extent made available as of the date hereof. To the extent this Agreement refers to information or documents having been made available (or delivered or provided) to Parent, the Paired Entities shall be deemed to have satisfied such obligation if the Paired Entities or its Representatives prior to the date hereof made such information or document available (or delivered or provided such information or document) in any virtual data rooms established by or on behalf of the Paired Entities in connection with the Mergers and the other transactions contemplated by this Agreement or otherwise to Parent or any of its Representatives.

10.5 No Survival. Except for any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time (which shall survive the Effective Time), none of the representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Effective Time, and thereafter there shall be no Liability on the part of either Parent, MergerCo 1, MergerCo 2, the Company or Hospitality or any of their respective officers, directors or stockholders in respect thereof. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 9.4 without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

10.6 Miscellaneous. This Agreement (including the Paired Entities Disclosure Schedule and Exhibits) (a) constitutes, together with the Confidentiality Agreement and the Limited Guarantee, the entire agreement and supersedes all of the prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (b) shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns in accordance with and subject to the terms of this Agreement, and is not intended to confer upon any other person any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, except that Section 7.6 is intended to be for the benefit of those persons described therein and the covenants contained therein may be enforced by such persons and (c) may be executed in two or more counterparts which together shall constitute a single agreement.

10.7 Remedies.

(a) The parties hereto agree that if any of the provisions of this Agreement are not performed by a Paired Entity in accordance with their specific terms or are otherwise breached, irreparable damage would occur, no adequate remedy at Law would exist and damages would be difficult to determine, and accordingly, prior to termination of this Agreement, (i) Parent, MergerCo 1 and/or MergerCo 2 shall be entitled to injunction or injunctions to prevent breaches of this Agreement by a Paired Entity and to specific performance of the terms hereof, in addition to any other remedy to which Parent, MergerCo 1 or MergerCo 2 are entitled at Law or in equity, (ii) the Paired Entities waive any requirement for the securing or posting of any bond or other security in connection with the obtaining of any specific performance or injunctive relief and (iii) the Paired Entities shall not allege, and each of the Paired Entities hereby waive, that there is an adequate remedy at Law or that a remedy of specific performance or an injunction is unenforceable, invalid, contrary to Law or inequitable for any reason. The parties hereto explicitly agree that the Paired Entities shall not be entitled to an injunction, specific performance or other equitable relief to prevent and/or remedy a breach of this Agreement by Parent, MergerCo 1 or MergerCo 2 (or to enforce specifically the terms and provisions hereof); provided, however, that the Paired Entities shall be entitled to seek specific performance to prevent any breach by Parent of Section 7.7(b). In no event shall the Paired Entities have the right to seek or obtain money damages or expense reimbursement (whether based in contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Laws or otherwise and whether by or through attempted piercing of the corporate, limited liability company or partnership veil, by or through a claim by or on behalf of a party or another person or otherwise) from Parent, MergerCo 1 or MergerCo 2 other than, and the Paired Entities’ sole and exclusive remedy relating to a breach of this Agreement by Parent, MergerCo 1 or MergerCo 2 or otherwise shall be, the right of the Paired Entities to seek payment of the Parent Termination Fee solely to the extent payable pursuant to Section 9.2(c), and the indemnification and reimbursement obligations of Parent contained in Section 7.11(d), the last sentence of Section 7.17 and the last sentence of Section 9.2(d).

(b) The parties further agree (i) the seeking of remedies pursuant to Section 10.7(a) shall not in any respect constitute a waiver by any of Parent, MergerCo 1 or MergerCo 2 seeking such remedies of its respective right to seek any other form of relief that may be available to it under this Agreement, including under Section 9.2, in the event that this Agreement has been terminated or in the event that the remedies provided for in Section 10.7(a) are not available or otherwise not granted and (ii) nothing set forth in this Agreement shall require Parent, MergerCo 1 or MergerCo 2 to institute any Legal Action for (or limit any of Parent’s, MergerCo 1’s or MergerCo 2’s right to institute any proceeding for) specific performance under this Section 10.7 prior or as a condition to exercising any termination right under Article IX (and pursuing damages after such termination), nor shall the commencement of any Legal Action by any of Parent, MergerCo 1 or MergerCo 2 seeking remedies pursuant to Section 10.7(a) or anything set forth in this Section 10.7 restrict or limit Parent’s right to terminate this Agreement in accordance with the terms of Article IX or pursue any other remedies under this Agreement that may be available then or thereafter.

(c) Notwithstanding anything to the contrary in this Agreement, the maximum aggregate liability of Parent, MergerCo 1 and MergerCo 2 together for any losses, damages, costs or expenses of the Company, Hospitality or their affiliates relating to the failure of the transactions contemplated by this Agreement to be consummated, or a breach of this Agreement by Parent, MergerCo 1 or MergerCo 2 or otherwise in connection with this Agreement or the transactions contemplated hereunder, shall be limited to an amount equal to (i) the Parent Termination Fee, amounts payable by the Parent pursuant to Section 7.11(d), the last sentence of Section 7.17 and the last sentence of Section 9.2 (the “Liability Limitation”), and in no event shall the Company, Hospitality or any of their affiliates seek any amount in excess of the Liability Limitation in connection with this Agreement or the transactions contemplated hereby or in respect of any other document or theory of law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or in equity, in contract, tort or otherwise. Each of the Company and Hospitality agrees that it has no right of recovery against, and no personal liability shall attach to, any of the Parent Parties (other than Parent, MergerCo 1 or MergerCo 2 to the extent provided in this Agreement and Blackstone Real Estate Services L.L.C. and Starwood Capital Group Global, LLC to the extent provided in their respective Confidentiality Agreement), through Parent, MergerCo 1 or MergerCo 2 or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by or through a claim by or on behalf of Parent, MergerCo 1 or MergerCo 2 against any Parent Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any applicable Law, whether in contract, tort or otherwise, except for its rights to recover from the Guarantors (but not any other Parent Party) under and to the extent provided in the Limited Guarantee and subject to the Liability Limitation and the other limitations described therein. Recourse against the Guarantors under the Limited Guarantee shall be the sole and exclusive remedy of the Company, Hospitality and their affiliates against the Guarantors and any other Parent Party (other than Parent, MergerCo 1 or MergerCo 2 to the extent provided in this Agreement and Blackstone Real Estate Services L.L.C. and Starwood Capital Group Global, LLC to the extent provided in their respective Confidentiality Agreement) in connection with this Agreement or the transactions contemplated hereby or in respect of any other document or theory of law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or in equity, in contract, in tort or otherwise. Without limiting the rights of the Company or Hospitality against Parent, MergerCo 1 or MergerCo 2 hereunder and Blackstone Real Estate Services L.L.C. or Starwood Capital Group Global, LLC under their respective Confidentiality Agreement, in no event shall the Company, Hospitality or their affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover damages from, any Parent Party (other than the Guarantors to the extent provided in the Limited Guarantee and subject to the Liability Limitation and the other limitations described therein).

10.8 Assignment. Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable or delegable (as the case may be), in whole or in part, by operation of Law or otherwise, without the prior written consent of each of the other parties hereto, and any attempted or purported assignment or delegation in violation of this Section 10.8 shall be null and void, except that Parent, MergerCo 1 and MergerCo 2 may, without the prior written consent of the Paired Entities, assign all or any of their rights and obligations hereunder to any of their affiliates; provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform its obligations.

10.9 Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of any other provision hereof. If any provision of this Agreement, or the application thereof to any person or circumstance is held illegal, invalid or unenforceable, (a) a suitable and equitable provision, to be negotiated in good faith by the parties hereto, shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision, and (b) the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

10.10 Choice of Law/Consent to Jurisdiction. All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of the Company, Hospitality, Parent, MergerCo 1 and MergerCo 2 hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the Court of Chancery in the State of Delaware and the federal courts of the United States of America located in the State of Delaware (the “Delaware Courts”) for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum. The parties to this Agreement agree that mailing of process or other papers in connection with any such litigation in the manner provided in Section 10.1 or in such other manner as may be permitted by applicable Laws, shall be valid and sufficient service thereof.

10.11 Gender Neutral. Wherever used herein, a pronoun in the masculine gender shall be considered as including the feminine gender unless the context clearly indicates otherwise.

10.12 Disclosure Schedules. The Paired Entities Disclosure Schedule shall be arranged in Sections corresponding to the numbered sections contained in this Agreement, and the disclosure in any Section shall qualify (a) the corresponding Section or subsection of this Agreement and (b) the other sections or subsections of this Agreement, to the extent that it is reasonably apparent from on the face of such disclosure that it also qualifies or applies to such other sections. The information set forth in the Paired Entities Disclosure Schedule is disclosed solely for the purposes of this Agreement, and the inclusion of any information in the Paired Entities Disclosure Schedule shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in or would result in a Company Material Adverse Effect or is outside the ordinary course of business. No information set forth therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever, including any violation of Law or breach of any agreement or other instrument or obligation.

10.13 No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding among the parties hereto unless and until (a) the Company Board and the Hospitality Board have approved, for purposes of any applicable provision of the Company Certificate of Incorporation and the Hospitality Certificate of Incorporation, the terms of this Agreement, and (b) this Agreement is executed by the parties hereto.

10.14 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any Legal Action arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party to this Agreement certifies and acknowledges that (a) no Representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a Legal Action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10.14.

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IN WITNESS WHEREOF, Parent, MergerCo 1, MergerCo 2, the Company and Hospitality have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

EAGLE PARENT HOLDINGS L.P.

By:	Eagle Parent GP LLC, its general partner

By:	/s/ Scott Trebilco
Name: Scott Trebilco
Title: Managing Director and Vice President

By:	/s/ Akshay Goyal
Name: Akshay Goyal
Title: Senior Vice President

EAGLE MERGER SUB 1 CORPORATION

By:	/s/ Scott Trebilco
Name: Scott Trebilco
Title: Managing Director and Vice President

By:	/s/ Akshay Goyal
Name: Akshay Goyal
Title: Senior Vice President

EAGLE MERGER SUB 2 CORPORATION

By:	/s/ Scott Trebilco
Name: Scott Trebilco
Title: Managing Director and Vice President

By:	/s/ Akshay Goyal
Name: Akshay Goyal
Title: Senior Vice President

EXTENDED STAY AMERICA, INC.

By:	/s/ Christopher Dekle
Name: Christopher Dekle
Title: General Counsel

ESH HOSPITALITY, INC.

By:	/s/ Christopher Dekle
Name: Christopher Dekle
Title: General Counsel

Exhibit B

Goldman Sachs & Co., LLC | 200 West Street | New York, New York 10282

Tel: 212-902-1000

PERSONAL AND CONFIDENTIAL

March 14, 2021

Board of Directors

Extended Stay America, Inc.

ESH Hospitality, Inc.

11525 N. Community House Rd.

Suite 100

Charlotte, NC 28277

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than Eagle Parent Holdings L.P. (“Holdings”) (or a permitted assign thereof pursuant to the Agreement (defined below)) and its affiliates (or a permitted assign thereof pursuant to the Agreement)) (collectively, “Excluded Holders”), of the outstanding shares of (a) common stock, par value $0.01 per share (the “Company Shares”), of Extended Stay America, Inc. (the “Company”) and (b) class B common stock, par value $0.01 per share (the “Hospitality Shares”, and together with the Company Shares, the “Paired Shares” and, each Company Share paired with a Hospitality Share, a “Paired Share”), of ESH Hospitality, Inc. (“Hospitality”, and together with the Company, the “Paired Entities”) of the Aggregate Consideration (as defined below) to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of March 14, 2021 (the “Agreement”), by and among Holdings, Eagle Merger Sub 1 Corporation, a wholly owned subsidiary of Holdings, Eagle Merger Sub 2 Corporation, a wholly owned subsidiary of Eagle Merger Sub 1 Corporation, the Company and Hospitality. “Aggregate Consideration” shall be defined as the aggregate of (i) $11.69 in cash per Company Share, plus (ii) an additional amount in cash per Company Share, if any, equal to a portion of the Additional Consideration (as defined in the Agreement), plus (iii) $7.81 in cash per Hospitality Share, plus (iv) an additional amount in cash per Hospitality Share, if any, equal to the remaining portion of the Additional Consideration not allocated to the holders of the Company Shares.

Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Paired Entities, Holdings, any of their respective affiliates and third parties, including The Blackstone Group Inc. (“Blackstone”) and Starwood Capital Group (“Starwood”), each of which are affiliates of Holdings and their respective affiliates and portfolio companies, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Paired Entities in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Paired Entities have agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Paired Entities and/or their affiliates from

Board of Directors

Extended Stay America, Inc.

ESH Hospitality, Inc.

March 14, 2021

time to time. We also have provided certain financial advisory and/or underwriting services to Blackstone and its affiliates and portfolio companies from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as left lead bookrunner with respect to a term loan repricing and add on (aggregate principal amount $1,200,000,000) by BME Group Holding BV, a portfolio company of funds associated with Blackstone, in March 2021; as financial advisor to Change Healthcare Inc., a portfolio company of funds associated with Blackstone, with respect to its pending sale to UnitedHealth Group announced in January 2021; as financial advisor to a consortium of Blackstone Infrastructure Partners, an affiliate of Blackstone, and B&J Holdings Limited with respect to the consortium’s recommended offer to acquire Applegreen plc announced in December 2020; as financial advisor to BioMed Realty Trust Inc., a portfolio company of funds associated with Blackstone, with respect to its recapitalization into a new fund affiliated with Blackstone in November 2020; as financial advisor to Rothesay Life plc, a portfolio company of funds associated with Blackstone, with respect to the sale of Blackstone’s equity interest in October 2020; as financial advisor to Blackstone Group LP, an affiliate of Blackstone, with respect to its investment in Cryoport, Inc. in October 2020; as a joint bookrunner with respect to a follow-on public offering of the equity of TradeWeb LLC, a portfolio company of funds associated with Blackstone in April 2020; as a bookrunner with respect to the term loan B facility (aggregate principal amount $1,800,000,000) and the 4.75% secured notes due 2027 (aggregate principal amount $375,000,000) issued by the Michaels Companies, Inc., a portfolio company of funds associated with Blackstone, in September 2020; as lead arranger with respect to the floating rate securitization (aggregate principal amount $630,000,000) entered into by Blackstone Real Estate Advisors, an affiliate of Blackstone, in August 2020; as left lead bookrunner with respect to a public offering of 4.25% Notes due 2026 (aggregate principal amount $750,000,000) by Blue Yonder Group, Inc., a portfolio company of funds associated with Blackstone, in July 2020; and as lead arranger for London Stock Exchange Group plc, a portfolio company of funds associated with Blackstone, with respect to its bridge financing completed in November 2019. We also have provided certain financial advisory and/or underwriting services to Starwood and its affiliates and portfolio companies from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as financial advisor to SOF-11 Klimt CAI S.à r.l., Luxembourg, a portfolio company of funds associated with Starwood, with respect to its take private of CA Immobilien Anlagen AG announced in January 2021; as a bookrunner with respect to the term loan B facility (aggregate principal amount $250,000,000) entered into by Starwood Property Mortgage LLC, an affiliate of Starwood, in September 2020; as a bookrunner with respect to the 5.50% unsecured notes due 2023 (aggregate principal amount $300,000,000) issued by Starwood Property Trust, Inc., an affiliate of Starwood, in October 2020; and as a bookrunner with respect to the term loan B facility (aggregate principal amount $400,000,000) entered into by Starwood Property Trust, Inc., an affiliate of Starwood, in July 2019. We may also in the future provide financial advisory and/or underwriting services to the Paired Entities, Holdings, Blackstone, Starwood and their respective affiliates and, as applicable, portfolio companies for which our Investment Banking Division may receive compensation. Affiliates of Goldman Sachs & Co. LLC also may have co-invested with Blackstone and/or Starwood and their respective affiliates from time to time and may have invested in limited partnership units of affiliates of Blackstone and/or Starwood from time to time and may do so in the future.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Paired Entities for the five years ended December 31, 2020; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Paired Entities; certain other communications from the Paired Entities to their respective stockholders; certain publicly available research analyst reports for the Paired Entities; certain internal financial analyses and forecasts for the Paired Entities prepared by their management, as approved for our use by the Paired Entities (the “Forecasts”); and an estimate of the Additional Consideration provided to us by management of the Paired Entities (the “Additional

Board of Directors

Extended Stay America, Inc.

ESH Hospitality, Inc.

March 14, 2021

Consideration Estimate”), which estimate has been approved for our use by the Paired Entities. We have also held discussions with members of the senior management of the Paired Entities regarding their assessment of the past and current business operations, financial condition and future prospects of their respective companies; reviewed the reported price and trading activity for the Paired Shares; compared certain financial and stock market information for the Paired Entities with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the REIT industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts and the Additional Consideration Estimate have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Paired Entities. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Paired Entities or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Paired Entities to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Paired Entities; nor does it address any legal, regulatory, tax or accounting matters. We were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, the Paired Entities or any other alternative transaction. This opinion addresses only the fairness from a financial point of view to the holders (other than Excluded Holders) of Paired Shares, as of the date hereof, of the Aggregate Consideration to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, any allocation of the Aggregate Consideration, including among the holders of Paired Shares, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Paired Entities; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Paired Entities, or class of such persons, in connection with the Transaction, whether relative to the Aggregate Consideration to be paid to the holders (other than Excluded Holders) of Paired Shares pursuant to the Agreement, or otherwise. We are not expressing any opinion as to the potential effects of volatility in the credit, financial and stock markets on Holdings, the Paired Entities or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Paired Entities or Holdings or the ability of the Paired Entities or Holdings to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Boards

Board of Directors

Extended Stay America, Inc.

ESH Hospitality, Inc.

March 14, 2021

of Directors of the Paired Entities in connection with their consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Paired Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Aggregate Consideration to be paid to the holders (other than Excluded Holders) of Paired Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/ Goldman Sachs & Co. LLC
(GOLDMAN SACHS & CO. LLC)

Exhibit C

Section 262 of the Delaware General Corporation Law

§ 262 Appraisal rights

(a)

Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)

Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)

Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to §251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)

Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.	Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.

Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.	Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.

Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)

In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)	[Repealed]

(c)

Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d)	Appraisal rights shall be perfected as follows:

(1)

If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)

If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)

Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)(d) of this title) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)

Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)

At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)

After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)

The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)

The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)

From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)

The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

EXTENDED STAY AMERICA, INC. 11525 N. COMMUNITY HOUSE RD., SUITE 100 CHARLOTTE, NC 28277

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/STAY2021SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you authorize your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D53392-S21045 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EXTENDED STAY AMERICA, INC. (“Company”)

The Company board recommends you vote “FOR” the following proposals:		For	Against	Abstain

1.	To adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement.	☐	☐	☐

		For	Against	Abstain

2.	To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the mergers.	☐	☐	☐

		For	Against	Abstain

3.	To approve, any adjournment of the meeting for the purpose of soliciting additional proxies.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Company Special Meeting:

The Joint Proxy Statement is available free of charge on the Investor Relations section of our website

(www.aboutstay.com) or at www.proxyvote.com.

— — — —  — —  — —  — —  — —  — —  — —  — —  — —  — —  — —  — —  — —  — —  — —  — —  — —  — —  — —  — —  ——  —

D53393-S21045

EXTENDED STAY AMERICA, INC.

This proxy is being solicited by the Board of Directors

for the Special Meeting of the Stockholders to be held on June 8, 2021

The stockholder(s) of Extended Stay America, Inc. (the “Company”) referenced on the reverse side hereof hereby appoint(s) Bruce N. Haase and Christopher N. Dekle, jointly and severally with full power of substitution, as proxies to represent and vote all of the shares of the Company’s common stock the stockholder(s) referenced on the reverse side hereof is entitled to vote at the Special Meeting of the Stockholders of the Company to be held online via a live audio webcast at www.virtualshareholdermeeting.com/STAY2021SM on June 8, 2021 at 8:30 a.m., Eastern Time, and at any and all adjournments or postponements thereof, on all matters coming before said meeting.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted on “FOR” the proposals listed on the reverse side. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Continued and to be signed on reverse side

ESH HOSPITALITY, INC. 11525 N. COMMUNITY HOUSE RD., SUITE 100 CHARLOTTE, NC 28277

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/STAY2021SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you authorize your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D53394-S21045 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ESH HOSPITALITY, INC. (“Hospitality”)

The Hospitality board recommends you vote “FOR” the following proposals:		For	Against	Abstain

1.	Proposal to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement.	☐	☐	☐

		For	Against	Abstain

2.	Proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Hospitality’s named executive officers that is based on or otherwise relates to the mergers.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Hospitality Special Meeting:

The Joint Proxy Statement is available free of charge on the Investor Relations section of our website

(www.aboutstay.com) or at www.proxyvote.com.

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D53395-S21045

ESH HOSPITALITY, INC.

This proxy is being solicited by the Board of Directors

for the Special Meeting of the Stockholders to be held on June 8, 2021

The stockholder(s) of ESH Hospitality, Inc. (“Hospitality”) referenced on the reverse side hereof hereby appoint(s) Bruce N. Haase and Christopher N. Dekle, jointly and severally with full power of substitution, as proxies to represent and vote all of the shares of Hospitality common stock the stockholder(s) referenced on the reverse side hereof is entitled to vote at the Special Meeting of the Stockholders of Hospitality to be held online via a live audio webcast at www.virtualshareholdermeeting.com/STAY2021SM on June 8, 2021 at 9:30 a.m., Eastern Time, and at any and all adjournments thereof, on all matters coming before said meeting.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted on as “FOR” the proposals listed on the reverse side. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Continued and to be signed on reverse side